UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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EVERYWARE GLOBAL, INC.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EveryWare Global, Inc.

519 North Pierce Avenue

Lancaster, OH 43130

September 17, 2014

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To our Stockholders:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”) of EveryWare Global, Inc. (the “Company”) will be held at 1:30 p.m., Eastern Time, on, Tuesday, October 7, 2014, at our corporate headquarters, 519 North Pierce Avenue, Lancaster, Ohio 43130. Registration will begin at 1:00 p.m., Eastern Time. At the Special Meeting, our stockholders will be asked to approve, in accordance with NASDAQ Marketplace Rule 5635(d), the issuance of up to an aggregate of 7,396,674 shares of our common stock, par value $0.0001 per share (the “Common Stock”), upon the exercise of warrants that were issued to certain of the Company’s lenders and to funds affiliated with Monomoy Capital Partners in private placement transactions, as more fully described in the accompanying proxy statement.

The record date for the Special Meeting is September 9, 2014. Only stockholders of record at the close of business on the record date may vote at the meeting or at any adjournment thereof. A list of stockholders eligible to vote at the meeting will be available for review for any purpose relating to the meeting during our regular business hours at our headquarters in Lancaster, Ohio for the ten days prior to the meeting. Attendance at the Special Meeting is limited to stockholders of record as of the close of business on September 9, 2014, or their duly appointed proxies, and to guests of management. You may vote in person at the meeting or you may vote in advance of the meeting via the internet, by telephone or by using the proxy card enclosed with the proxy statement. If you intend to use the proxy card, please mark, date, and sign it, and then return it promptly in the postage-paid envelope that comes with the card. If you intend to vote over the telephone or via the internet, please follow the instructions at www.proxyvote.com. You will need the control number from your proxy card in order to log onto the website. If your shares are held at a broker, bank, or other institution, you should follow the directions provided by your broker regarding instructions to vote your shares. If you intend to vote in person at the meeting and your shares are held at a broker, bank, or other institution, you must obtain a “legal proxy” from your broker, bank, or other institution in advance of the meeting in order to vote your shares at the meeting. You may revoke your proxy at any time before it is voted by submitting a new proxy card with a later date or by submitting a subsequent vote via the internet or by telephone. If you are a stockholder of record, you also may attend the Special Meeting and revoke your proxy in person.

If your shares are registered in your name, you will need to present personal photo identification. If your shares are not registered in your name (if, for instance, your shares are held in “street name” for you by your broker, bank, or other institution), you must present (1) personal photo identification, and (2) proof of stock ownership. We will accept as proof of stock ownership either a copy of your account statement or a letter from your broker, bank, or other institution reflecting the number of shares of Common Stock you owned as of September 9, 2014.

By Order of the Board of Directors,

Sam A. Solomon

Chief Executive Officer

PROXY STATEMENT

Page
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING	1

PROPOSAL TO APPROVE THE ISSUANCE OF UP TO 7,396,674 SHARES OF COMMON STOCK UPON THE EXERCISE OF WARRANTS IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(D)	5

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	10

CHANGE OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	13

FINANCIAL INFORMATION	14

CHANGE OF CONTROL	15

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING AND NOMINATIONS OF DIRECTORS	16

OTHER MATTERS	17

ANNEX A
WAIVER AND AMENDMENT NUMBER ONE TO TERM LOAN AGREEMENT	A-1

ANNEX B
WARRANT AGREEMENT	B-1

ANNEX C
SECURITIES PURCHASE AGREEMENT	C-1

ANNEX D
FORM OF SPONSOR WARRANT	D-1

ANNEX E
CERTAIN FINANCIAL INFORMATION	E-1

EVERYWARE GLOBAL, INC.

519 North Pierce Avenue

Lancaster, Ohio 43130

PROXY STATEMENT

This proxy statement is being furnished in connection with the solicitation by the Board of Directors (the “Board”) of EveryWare Global, Inc. (the “Company” or “EveryWare Global”) of proxies to be voted at the Special Meeting of Stockholders (“Special Meeting”) of the Company to be held on October 7, 2014, and at any and all postponements or adjournments thereof. We began mailing this proxy statement to persons who were holders of record on the Record Date on or around September 19, 2014.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q.	Why did I receive this proxy statement?

A.	This proxy statement is being sent to you because our Board is soliciting your proxy to vote at the Special Meeting. This proxy statement includes information required to be disclosed to you in connection with our solicitation of proxies in connection with the Special Meeting. Stockholders of record as of the close of business on September 9, 2014 (the record date) are entitled to vote. This proxy statement and the related proxy card are first being sent on or about September 19, 2014 to those persons who are entitled to vote at the Special Meeting.

Q.	What is a “proxy?”

A.	A proxy is a person or entity authorized to act for another person. In this instance, the Board has appointed Sam A. Solomon and Erika Schoenberger as proxies to vote the shares represented by proxy forms submitted to the Company prior to the Special Meeting. Giving your proxy means that you authorize these individuals to vote your shares on your behalf at the Special Meeting as you specifically instruct on your proxy card with respect to each proposal or, if a matter that is not mentioned on the proxy card comes up for a vote at the Special Meeting, in accordance with their judgment.

Q.	What is a proxy statement?

A.	The document you are reading is a proxy statement. It is intended to provide our stockholders with information necessary to vote in an informed manner on matters to be presented at the Special Meeting. It is sent in conjunction with a solicitation of your proxy.

Q.	Why is the Company soliciting my proxy?

A.	The Board is soliciting your proxy to vote at the Special Meeting because you are a “stockholder of record,” which means that you were shown on the Company’s records as the owner of Common Stock of the Company or you were the beneficial owner of shares held in street name at the close of business on September 9, 2014, the record date. All stockholders of record are entitled to vote at the meeting.

Q.	Why did I receive more than one proxy statement?

A.	You may receive more than one proxy statement if you hold EveryWare Global Common Stock in different ways (e.g., joint tenancy, in trust, or in a custodial account) or in multiple accounts.

Q.	What is the difference between a “stockholder of record” and a beneficial owner of shares held in “street name?”

A.	Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Co., you are considered the stockholder of record with respect to those shares.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a bank, broker, or other institution, then you are the “beneficial owner” of shares held in “street name.” The entity holding your account is considered the shareholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to instruct that entity on how to vote the shares held in your account.

Q.	How do I obtain voting instructions if my stock is held in “street name?”

A.	If your stock is held in “street name,” you will receive a notice, typically entitled “Voting Instruction Form” or something similar, either electronically or by mail from the bank, broker, or other institution holding your stock. This notice contains instructions regarding how to access the proxy materials and how to vote.

Q.	If I hold my stock in street name and fail to provide specific voting instructions to the bank, broker, or other institution holding it on my behalf, will my stock still get voted?

A.	No. If you hold your shares in street name and want a vote to be cast on your behalf for the proposal described in this proxy statement, you must submit your specific voting instructions to the entity holding the stock on your behalf in response to the notice you receive from it.

Q.	What are “broker non-votes” and how are they counted for voting purposes?

A.	“Broker non-votes” occur when a broker (or a bank or other institution holding someone’s shares) returns a proxy, but does not vote the shares represented by that proxy on a particular proposal, usually because the beneficial owners of those shares have not provided direction to the holder on how to vote them and the holder does not have discretionary voting power with respect to the proposal. Broker non-votes do not count for voting purposes, but are considered “present” at the meeting and are counted to determine whether there is a quorum present at the meeting.

Q.	What documentation must I provide to be admitted to the Special Meeting?

A.	If your shares are registered in your name, you will need to present personal photo identification. If your shares are not registered in your name (if, for instance, your shares are held in street name for you by your broker, bank, or other institution), you must present (1) personal photo identification and (2) proof of stock ownership. We will accept as proof of stock ownership either a copy of your account statement or a letter from your broker, bank, or other institution, as long as such statement or letter reflects the number of shares of common stock you owned as of September 9, 2014.

Q.	What documentation must I provide to vote in person at the Special Meeting?

A.	Upon admission, if you are a stockholder of record, you may vote all shares registered in your name in person at the Special Meeting. If you are not a stockholder of record as to any of your shares (i.e., instead of being registered in your name, all or a portion of your shares are registered in a street name and held by your broker, bank, or other institution for your benefit), you must obtain and bring with you to the meeting a “legal proxy” from the broker, bank, or other institution in whose name any of your shares are held in order to vote those shares in-person at the meeting. You should contact the bank, broker, or other institution that holds those shares for specific information on how to obtain a legal proxy in order to vote them at the meeting.

Q.	Is there any way for me to vote other than in person or by proxy at the Special Meeting?

A.	Yes. If you are a stockholder of record, you may vote over the telephone or via the internet at www.proxyvote.com. That website provides instructions for voting by these methods. If you hold your shares in street name, you must follow the instructions contained in the notice provided to you by the broker, bank or other institution holding your shares on your behalf. If you are a stockholder of record and elect to receive a paper copy of proxy materials from the Company, you may vote by completing the proxy card and returning it by regular mail.

Q.	Do I vote only once regardless of how many shares I own? If not, how many votes do I get to cast?

A.	You are entitled to one vote for each share of Common Stock that you held as of the close of business on September 9, 2014, the record date.

Q.	What is a quorum and why is it important?

A.	In the context of the Special Meeting, a quorum is the presence at the meeting, either in person or by proxy, of stockholders holding the minimum number of shares of Common Stock necessary to make the proceedings of that meeting valid under the Company’s By-laws and applicable law.

More specifically, the presence of stockholders at the meeting, in person or represented by proxy, holding a majority of our issued and outstanding shares of Common Stock constitutes a quorum. As of September 9, 2014, there were 22,120,023 issued and outstanding shares of our Common Stock, which is the only class of stock outstanding. The number of shares of our Common Stock necessary to constitute a quorum in the context of the Special Meeting is 11,060,012.

Q.	How many votes are needed for the proposal to pass?

A.	The proposal must receive a FOR vote from the holders of a majority of the shares of Common Stock casting votes in person or by proxy. Abstentions will be counted toward the vote total for the proposal and will have the same vote as an AGAINST vote for this proposal. Holders of shares of Common Stock issued upon exercise of the Warrants would not be entitled to cast votes with respect to the proposal; however, as of the Record Date, none of the Warrants have been exercised.

Pursuant to the terms of the Purchase Agreement, Monomoy Capital Partners, L.P. and certain affiliated funds (“Monomoy”) have agreed to vote the shares of Common Stock that they collectively beneficially hold, which currently account for 59.4% of our outstanding Common Stock, in favor of the proposal. In addition, Clinton Magnolia Master Fund, Ltd. and Clinton Spotlight Master Fund L.P. (“Spotlight”) have each granted Monomoy a limited proxy to vote all of the shares of Common Stock that they collectively beneficially hold, which currently account for 15.9% of our outstanding Common Stock, in favor of the proposal. As a result, there are sufficient votes to approve the proposal.

Q.	What does it mean to ABSTAIN from voting and what impact does that have?

A.	If you indicate on your proxy card that you wish to ABSTAIN from voting with respect to the proposal, your shares will not be voted with respect to that proposal. Your shares, however, will be considered “present” and “entitled to vote” at the meeting and will be counted to determine whether there is a quorum present at the Special Meeting. Beyond being counted for purposes of establishing a quorum, voting to ABSTAIN will have the same effect as an AGAINST vote for the proposal.

Q.	Do I have dissenters’ rights of appraisal?

A.	The Delaware General Corporate Law does not provide dissenters’ rights of appraisal to the holders of shares of our Common Stock in connection with the proposal.

Q.	Who will count the votes?

A.	The votes will be counted by an inspector of election appointed by the Board. The Board has appointed Broadridge Financial Services as the inspector of election, and a representative from Broadridge Financial Services will perform that function for the meeting.

Q.	What happens if I return my proxy card but do not mark how I want my votes to be cast?

A.	If you timely return a signed and dated proxy card, but do not mark how your shares are to be voted, those shares will be voted by the proxies as recommended by the Board.

Q.	How does the Board recommend that I vote?

A.	The Board recommends that you vote your shares FOR the proposal.

Q.	Is the proposal considered “routine” or considered “non-routine”?

A.	The approval of the proposal is considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore we expect there to be broker non-votes on the proposal.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, OCTOBER 7, 2014

This proxy statement is available at www.proxyvote.com.

PROPOSAL TO APPROVE THE ISSUANCE OF UP TO 7,396,674 SHARES OF COMMON STOCK

UPON THE EXERCISE OF WARRANTS IN ACCORDANCE WITH

NASDAQ MARKETPLACE RULE 5635(d)

Background and Reasons for the Issuance of the Warrants

As of March 31, 2014, we were not in compliance with certain financial covenants set forth in the Term Loan, dated May 21, 2013 (the “Term Loan Agreement”), among us, certain of our subsidiaries and Deutsche Bank AG New York Branch, as administrative agent (“Administrative Agent”) for the several lenders (the “Lenders”). Specifically, our indirect wholly-owned subsidiaries, Anchor Hocking, LLC and Oneida Ltd. failed to comply with the consolidated leverage ratio and interest coverage ratio covenants. Our failure to comply with these covenants constituted events of default under the Term Loan Agreement.

Due to liquidity constraints, we announced in May 2014 that we would shut down production for an indefinite period of time at our two U.S. manufacturing facilities to preserve cash and reduce inventory. As a result of the shut down, which began on approximately May 15, 2014, we furloughed approximately 1,200 employees.

Because we anticipated that we would not be in compliance for the remainder of 2014, we began discussions with our Lenders in May 2014 regarding a waiver, forbearance or amendment under the Term Loan, and explored other potential sources of debt and equity financing. The Board formed a special committee on May 7, 2014 comprised of independent directors, Joseph De Perio, Ronald McCray and William Krueger (the “Special Committee”), each of whom are unaffiliated with Monomoy Capital Partners. The Board delegated to the Special Committee the authority to review and evaluate any and all strategic alternatives, including a review of the Company’s capital structure and financial strategies, investments and dispositions, other debt or equity investments, and other strategic alternatives for the Company to enhance its liquidity position and maximize value for all of the Company’s stockholders (collectively, the “Alternatives”), and the authority to solicit and negotiate any proposal with respect to any Alternatives on behalf of the Board and the Company and determine whether any such Alternative was advisable and fair to, and in the best interests of, the Company and its stockholders; The Special Committee retained Jefferies LLC and Schulte, Roth and Zabel LLP to assist it in reviewing these alternatives.

On May 30, 2014, we entered into a Forbearance Agreement (the “Forbearance Agreement”) with the Administrative Agent under the Term Loan Agreement, and the requisite Lenders, relating to the Term Loan Agreement. Pursuant to the Forbearance Agreement, the Administrative Agent and the Lenders agreed to forbear, during a specified forbearance period, from exercising rights and remedies (including enforcement and collection actions) with respect to or arising out of the events of default that occurred as a result of the Borrowers’ failure to comply with (i) the maximum consolidated leverage ratio covenant and (ii) the minimum interest coverage ratio covenant, in each case for the fiscal quarter ended March 31, 2014. The forbearance period (the “Forbearance Period”) under the Forbearance Agreement was originally set to expire on June 30, 2014. Subsequent amendments to the Forbearance Agreement extended such agreement multiple times through July 29, 2014. Throughout this time, the Special Committee continued to explore the Company’s options with respect to additional sources of liquidity, including exploring an equity investment from funds affiliated with Monomoy Capital Partners (the “Monomoy Funds”), and to negotiate with the Lenders regarding an amendment to the Term Loan Agreement. The Special Committee, together with its advisors, (i) solicited proposals for second lien asset based revolver facilities (ii) solicited proposals for equity investments into the Company and (iii) responded to all inbound interest regarding the Company’s assets and capital structure proposals. No other proposals were made from third parties other than Monomoy Capital Partners with respect to an equity investment in the Company.

On July 30, 2014, the Special Committee of the Board approved, and the Board approved and recommended, the Company’s entry into Waiver and Amendment Number One to Term Loan Agreement (the “Term Loan Amendment”), and the issuance of warrants to purchase an aggregate of 2,958,670 shares of our

Common Stock to the Lenders (the “Lender Warrants”). The Special Committee of the Board also approved and recommended, and the Board approved, the Company’s entry into a Securities Purchase Agreement with the Monomoy Funds (the “Purchase Agreement”) to provide for an equity investment in the form of $20.0 million of Series A Senior Redeemable Preferred Stock (the “Preferred Stock’) to provide the Company with additional liquidity and for the issuance to the Monomoy Funds of warrants to purchase an aggregate of 4,438,004 shares of our Common Stock (the “Sponsor Warrants,” and, together with the Lender Warrants, the “Warrants”). The entry into the Term Loan Amendment and the Purchase Agreement and the issuance of the Warrants are collectively referred to as the “Transactions.”

The Special Committee determined that the Transactions were advisable and in the best interests of the Company and its stockholders. The Special Committee recommended that the Board approve each of the Transaction documents and the Transactions, and further recommended that the Board recommend that the stockholders of the Company approve the issuance of the shares issuable upon exercise of the Warrants.

In making its determination to recommend that the Board approve the issuance of the Warrants, the Special Committee considered the following: (i) the events of default existing under the Term Loan Agreement, which would have permitted the Lenders to accelerate the indebtedness outstanding thereunder, and that the issuance of the Lender Warrants were a condition to the Lenders agreeing to enter into the Term Loan Amendment; (ii) the Company’s need to raise additional capital for ongoing cash needs in order to remain a going concern; (iii) the fact that the Special Committee and its financial advisors explored other financing options and are not aware of an ability for us to obtain the financing needed for our ongoing cash needs on comparable or better terms to the Transactions; (iv) the fact that the issuance of the Sponsor Warrants were a condition to the willingness of the Monomoy Funds to provide the $20.0 million equity investment; and (v) the opinion from an independent valuation firm that the Transactions are fair from a financial point of view to the holders of the Common Stock other than Monomoy. The Special Committee also considered the fact that our stockholders’ ownership (other than that of the Monomoy Funds) and the value of our Common Stock will be diluted upon exercise of the Warrants and that the Warrants have a nominal exercise price. The Board considered each of the foregoing factors in making its determination to approve the issuance of the Warrants, as well as the fact the issuance was approved by a Special Committee comprised of directors unaffiliated with the Monomoy Funds and that the Special Committee was advised by independent legal and financial advisors. In view of the variety of factors considered in connection with the evaluation of the issuance of the Warrants and the complexity of these matters, the Special Committee and the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign any relative weight to the various factors considered. In addition, in considering the various factors, individual members of the Board may have assigned different weights to different factors.

The terms of the Transaction documents are described in detail below.

Nasdaq Stockholder Approval Requirement

Our Common Stock is listed on The Nasdaq Global Market (“Nasdaq”) and trades under the symbol “EVRY.” The rules governing companies with securities listed on Nasdaq require stockholder approval in connection with any transaction other than a public offering involving the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the greater of book or market value of the stock on the date the Company enters into a binding agreement for the issuance of such securities. This requirement is set forth in Nasdaq Marketplace Rule 5635(d). Based on 22,120,023 shares of common stock outstanding on the date of issuance, the issuance of the Warrants to purchase up to 7,396,674 shares of common stock for $0.01 involves the potential issuance of securities exercisable for more than 20% of our Common Stock at a discount to the market value of our Common Stock on the date of execution of the binding agreement to issue such securities.

Because the issuance of the Warrants involves the potential issuance by us of securities exercisable into shares of Common Stock that would represent more than 20% of our currently outstanding Common Stock at a price below the greater of book or market value of the Common Stock at the time we entered into a binding agreement to issue such securities, stockholder approval is required for the issuance of the shares of Common Stock upon exercise of the Warrants in excess of 19.9% of our Common Stock outstanding prior to the issuance of the Warrants. Stockholders are being asked to approved the issuance of the Common Stock upon exercise of the Warrants solely or purposes of satisfying the Nasdaq requirements.

Description of the Transaction Documents

Term Loan Amendment and Lender Warrants

The Term Loan Amendment waived the events of default that occurred as a result of failure to comply with the consolidated leverage ratio covenants for the fiscal quarters ended March 31, 2014 and June 30, 2014 and amended the Loan Agreement such that we and our subsidiaries are no longer required to comply with the consolidated leverage ratio and consolidated interest ratio covenants until the fiscal quarter ending September 30, 2015. To induce the Administrative Agent and the Lenders to enter into the Term Loan Amendment, we agreed to pay an amendment fee of 0.5% of the Term Loan then outstanding and issued to the Lenders warrants to purchase an aggregate of 2,958,670 shares of our Common Stock (the “Lender Warrants”). The Lender Warrants are governed by a Warrant Agreement entered into between us and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”). The Lender Warrants have a term of seven years and expire on July 30, 2021. The Lender Warrants contain customary adjustments to account for any stock splits, reorganizations, recapitalizations, mergers, combinations, asset sales and stock dividends and similar events. If we make a distribution to the holders of our Common Stock of any asset, including cash, or any security, including subscription rights, other than a distribution in connection with a liquidation, distribution or winding up of the Company and other than a stock dividend payable in Common Stock, then we will distribute to the holder of each Lender Warrant the portion of the distribution that a holder of the number of shares of Common Stock issuable upon exercise of the Lender Warrant would have received. We are required to file a registration statement to register the resale of the shares of common stock issuable upon exercise of the Lender Warrants. All of the Lender Warrants are currently exercisable.

Securities Purchase Agreement and the Sponsor Warrants

One of the conditions precedent to the Lenders entering into the Term Loan Amendment was an investment by the Monomoy Funds as contemplated by the Purchase Agreement. Pursuant to the Purchase Agreement, Monomoy agreed to invest $20.0 million in return for Preferred Stock and the Sponsor Warrants. The Purchase Agreement includes certain customary representations and warranties and mutual indemnification and releases. Pursuant to the Certificate of Designation (the “Certificate of Designation”) authorizing the Preferred Stock, the Preferred Stock ranks senior to all other capital securities of the Company. The Monomoy Funds received a fee of $1.2 million for investing in the Preferred Stock, which was paid in additional shares of the Preferred Stock. As a result, the initial liquidation value of the Preferred Stock is $21.2 million. The Preferred Stock will accrue a 15% cumulative annual dividend on the Liquidation Preference, payable quarterly in kind and compounded quarterly. The dividends will be added to the Liquidation Preference each quarter. Upon the repayment of our current term loan, the 15% dividend accruing thereafter will be paid in cash. We may redeem the Preferred Stock for cash, upon 60 days’ prior notice, at a price equal to 105% of Liquidation Preference (including all accrued and unpaid dividends). Upon a liquidation event, including certain changes of control, the holders of the Preferred Stock will be entitled to a payment in cash equal to then liquidation value of the Preferred Stock. The Preferred Stock is not entitled to any voting rights, except that without the prior consent of the holders of a majority of the shares of Preferred Stock outstanding, we will not (i) authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of preferred stock, (ii) authorize, create or issue, or increase the number of authorized or issued shares of, any other capital stock of any class or series, except for Common Stock, (ii) declare or pay dividends or make any distributions in respect of any class or series of stock or purchase or redeem any junior securities, (iv) amend, alter or repeal any provisions of our certificate of incorporation (including the Certificate of Designations) or bylaws, or the charter or bylaws of any of our subsidiaries, (v) enter into any transaction that would result in a change of control, (vi) amalgamate, consolidate, convert or merge with any other person, or enter into or form any partnership or joint venture or acquire any securities in any other person or (vii) authorize or adopt any equity incentive plan, increase the number of options or securities available for grant or issuance under an equity incentive plan, grant any allocation of options or securities under any equity incentive plan, amend or supplement any equity incentive plan or authorize or issue any incentive compensation in the form of securities outside of an equity incentive plan.

Pursuant to the Purchase Agreement, the Monomoy Funds also received the Sponsor Warrants, which have terms that are substantially the same as the Lender Warrants. Prior to obtaining stockholder approval required by Nasdaq Listing Rule 5635, the number of shares of Common Stock for which Sponsor Warrants are currently exercisable is limited to the number of shares of Common Stock that, when taken together with all shares of Common Stock issued or issuable upon exercise of the Lender Warrants, would be equal to 19.9% of the Common Stock as of July 30, 2014.

THESE SUMMARIES OF THE TERMS OF THE TERM LOAN AMENDMENT, THE WARRANT AGREEMENT, THE PURCHASE AGREEMENT AND THE SPONSOR WARRANTS ARE INTENDED TO PROVIDE YOU WITH BASIC INFORMATION CONCERNING THE TRANSACTION; HOWEVER, IT IS NOT INTENDED AS A SUBSTITUTE FOR REVIEWING THE TERM LOAN AMENDMENT, THE WARRANT AGREEMENT, THE PURCHASE AGREEMENT AND THE FORM OF SPONSOR WARRANT, WHICH WE HAVE INCLUDED AS ANNEXES A, B, C AND D, RESPECTIVELY, TO THIS PROXY STATEMENT. WE HAVE ALSO ATTACHED CERTAIN FINANCIAL INFORMATION OF THE COMPANY AS ANNEX E TO THIS PROXY STATEMENT. YOU SHOULD READ THESE SUMMARIES TOGETHER WITH THESE DOCUMENTS.

Information Regarding Voting Arrangements

Pursuant to the terms of the Purchase Agreement, Monomoy has agreed to vote the shares of Common Stock that it beneficially holds, which currently account for 59.4% of our outstanding Common Stock, in favor of the proposal. In addition, Clinton Magnolia Master Fund, Ltd. and Clinton Spotlight Master Fund L.P. have each granted Monomoy a limited proxy to vote all of the shares of Common Stock that they collectively hold, which currently account for 15.9% of our outstanding Common Stock, in favor of the proposal. As a result, there are sufficient votes to approve the proposal.

Use of Proceeds

We used approximately $5.1 million of the proceeds of the Monomoy investment to pay fees and expenses in connection with the Transactions. We used the remaining $14.9 million of the proceeds to repay borrowings on our asset backed revolving credit facility (the “ABL Facility”) and intend to fund future working capital needs, including past due vendor payments through borrowings on our ABL Facility.

Effect on Outstanding Common Stock

The value of the outstanding Common Stock may be reduced as a result of the potential issuance of additional shares of Common Stock at a price less than the market or book value of the outstanding shares of Common Stock if the Warrants are exercised. Furthermore, the issuance of additional shares of Common Stock would have a dilutive effect on a stockholder’s percentage voting power in the Company.

If Monomoy exercises all of the Sponsor Warrants, Monomoy would receive 4,438,004 shares of Common Stock. Monomoy currently holds a majority of our outstanding Common Stock, and its beneficial interest in our Common Stock will be increased upon the exercise of the Sponsor Warrants. See “Stock Ownership of Certain Beneficial Owners and Management.”

Board Recommendation; Vote Required

The Board recommends a vote FOR approval of the issuance of up to 7,396,674 shares of our Common Stock upon exercise of the Warrants.

The persons named on the enclosed proxy (the “proxy holders”) will vote in favor of proposal unless you have withheld authority for them to do so on your proxy card. Approval of this proposal requires the affirmative vote of the holders of a majority of the shares cast on the proposal. A broker who holds shares in street name will not be entitled to vote on this proposal without written instructions from the beneficial owner. Broker non-votes will have no effect with respect to this proposal.

Interests of Certain Persons in the Transaction

When you consider the Board’s recommendation to vote in favor of the proposal, you should be aware that our directors and existing stockholders may have interests in the transaction that may be different from, or in addition to, the interests of our other stockholders. In particular, two of our directors, Daniel Collin and Stephen Presser, are affiliated with Monomoy, our controlling stockholder. The beneficial ownership of Monomoy prior to the transaction and resulting from the transaction is outlined below in the section titled “Stock Ownership of Certain Beneficial Owners and Management.” Prior to the transaction, Monomoy beneficially owned 59.4% of our common stock, and, giving effect to the exercise of all of the Sponsor Warrants, Monomoy will beneficially own 66.2% of our common stock after the transaction.

The transaction was separately approved by the Special Committee of the Board, and neither Mr. Collin or Mr. Presser was a member of, nor participated in, any meetings of the Special Committee.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information about the beneficial ownership of our common stock as of September 19, 2014, by:

•	each person who is known by us to beneficially own more than 5% of the outstanding shares of Common Stock;

•	by each of our directors;

•	by each of our named executive officers; and

•	by all of our directors and executive officers as a group.

Percentages of Common Stock owned are based on 22,120,023 shares outstanding as of September 19, 2014.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the Securities and Exchange Commission. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common Stock subject to options or warrants that are currently exercisable or exercisable within 60 days of September 19, 2014 are deemed to be outstanding and beneficially owned by the person holding the options. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Unless otherwise indicated, the address of each of the individuals named below is c/o EveryWare Global, Inc., 519 North Pierce Avenue, Lancaster, Ohio 43130.

	Shares Beneficially Owned Prior to the Issuance of the Warrants		Shares Beneficially Owned After the Issuance of the Warrants
Name and Address	Number	Percentage	Number		Percentage
Five Percent Stockholders:
Monomoy Funds (1)	13,147,594	59.4 percent	17,585,598	(2)	66.2 percent	(2)
Clinton Group, Inc. (3)	5,879,925	24.0 percent	5,879,925		24.0 percent
AQR Capital Management, LLC (4)	2,100,000	9.1 percent	2,100,000		9.1 percent
NorthPointe Capital, LLC (5)	1,191,943	5.4 percent	1,191,943		5.4 percent

Named Executive Officers and Directors:
Sam A. Solomon (6)	17,496	*	17,496		*
John Sheppard (7)	40,171	*	40,171		*
Bernard Peters (8)	27,479	*	27,479		*
Jacqueline Gagnon-Volles	—	*	—		*
Thomas J. Baldwin (9)	19,856	*	19,856		*
Daniel Collin (10)	13,147,594	59.4 percent	17,585,598		66.2 percent
Joseph A. De Perio	15,897	*	15,897		*
William Krueger (11)	10,445	*	10,445		*
Ronald McCray	4,695	*	4,695		*
Stephen Presser (10)	13,147,594	59.4 percent	17,585,598		66.2 percent
Ron Wainshal (12)	22,782	*	22,782		*
All Current Directors and Executive Officers as a Group (16 persons)	13,499,001	61.0 percent	17,937,016		67.5 percent

*	Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)

Includes (i) 8,096,581 shares (including 737,447 shares that would vest if the market price of our common stock exceeds $15.00 per share for any 20 trading days within any 30 day trading day period within five years following the closing of the Business Combination (“Earnout Shares”)) held by Monomoy Capital Partners, L.P. (“MCP”), (ii) 251,706 shares (including 22,926 Earnout Shares) held by MCP Supplemental Fund, L.P. (“MCP Supplemental Fund”), (iii) 41,917 shares (including 3,818 Earnout Shares) held by Monomoy Executive Co- Investment Fund, L.P. (“Co-Investment Fund”), (iv) 4,595,816 shares (including 418,592 Earnout Shares) held by Monomoy Capital Partners II, L.P. (“MCP II”) and (v) 145,560 shares (including 13,258 Earnout Shares) by MCP Supplemental Fund II, L.P. (“MCP Supplemental Fund II”). Monomoy General Partner, L.P. (“Monomoy GP”), the general partner of MCP, MCP Supplemental Fund and Co-Investment Fund, may be deemed to share beneficial ownership of the shares held directly by such entities. Monomoy General Partner II, L.P. (“Monomoy GP II”), the general partner of MCP II and MCP Supplemental Fund II, may be deemed to share beneficial ownership of the shares held directly by such entities. Monomoy Ultimate GP, LLC (“Ultimate GP”), the general partner of Monomoy GP and Monomoy GP II, may be deemed to share beneficial ownership of the shares held directly by each of MCP, MCP Supplemental Fund, Co-Investment Fund, MCP II and MCP Supplemental Fund II. Also includes 12,319 shares awarded to Daniel Collin and 3,695 shares awarded to Stephen Presser as director compensation, which are held for the benefit of Monomoy Capital Management, L.P. (“MCM”). Mr. Collin and Mr. Presser do not have a right to any of the proceeds of the shares because MCM is entitled to receive all director compensation payable by us in respect of Mr. Collin’s and Mr. Presser’s Board positions. As such, MCM may be deemed to be the beneficial owner of those shares. Ultimate GP is the general partner of MCM and may be deemed to share beneficial ownership of the shares held by Messrs. Collin and Presser for the benefit of MCM. Stephen Presser, Daniel Collin and Justin Hillenbrand are the sole members of the limited partner committee of each of Monomoy GP and Monomoy GP II that have the power, acting as a committee, to vote or dispose of the shares held directly by MCP, MCP Supplemental Fund, Co-Investment Fund, MCP II, MCP Supplemental Fund II and MCM, and may be deemed to share beneficial ownership of the shares held directly by such entities. Each of Messrs. Presser, Collin and Hillenbrand are the members of the Ultimate GP. Each of Monomoy GP, Monomoy GP II, Ultimate GP, Mr. Presser, Mr. Collin and Mr. Hillenbrand disclaim beneficial ownership of the shares held directly by MCP, MCP Supplemental Fund, Co-Investment Fund, MCP II, MCP Supplemental Fund II and MCM except to the extent of their pecuniary interest therein. The address for MCP, MCP Supplemental Fund, Co-Investment Fund, MCP II, MCP Supplemental Fund II, MCM, Monomoy GP, Monomoy GP II, Ultimate GP, Mr. Presser, Mr. Collin and Mr. Hillenbrand is 142 West 57th Street, 17th Floor, New York, NY 10019.
(2)	Includes warrants to purchase (i) 2,736,355 shares of common stock by MCP, (ii) 85,067 shares of common stock by MCP Supplemental Fund, (iii) 14,167 shares of common stock by Co-Investment Fund, (iv) 1,553,221 shares of common stock by MCP II and (v) 49,194 shares of common stock by MCP Supplemental Fund II.
(3)

Includes 5,129,925 shares held by the Sponsor and 750,000 shares held by Spotlight. The shares held by the Sponsor include (i) 1,863,000 founder shares held by the Sponsor which were purchased from an affiliate of our Sponsor on July 26, 2012, which includes 282,255 founder shares subject to complete or partial forfeiture if the trading price of the common stock following consummation of the Business Combination, does not exceed $15.00 per share for any 20 trading days within any 30 trading day period within five years following of the closing of the Business Combination, (ii) 3,866,667 sponsor warrants to purchase 1,933,333.5 shares of common stock owned by the Sponsor which were originally purchased at our IPO, (iii) 557,184 public warrants to purchase 278,592 shares of common stock purchased in the open market, (iv) 1,050,000 common shares purchased in a private placement in conjunction with the Business Combination and (v) 5,000 shares of common stock purchased in the open market. The shares held by Spotlight include (i) 300,000 sponsor warrants to purchase 150,000 shares of common stock purchased by our Sponsor and subsequently transferred to Spotlight immediately prior to the closing of the Business Combination and (ii) 600,000 common shares purchased in a private placement in conjunction with the Business Combination. Spotlight is an affiliate of the Sponsor. The principal business address of Clinton Magnolia Master Fund, Ltd. and Spotlight is c/o Fortis Fund Services (Cayman) Limited, P.O. Box 2003 GT, Grand Pavilion Commercial Centre, 802 West Bay Road, Grand Cayman, Cayman Islands. Investment and voting decisions for the Sponsor and Spotlight are determined by The Clinton Group, Inc. as its investment manager. George E. Hall is the Chief Investment Officer and President of Clinton Group, Inc. As

the Chief Investment Officer and President of Clinton Group, Inc., Mr. Hall has the sole voting and dispositive power with respect to the shares of our common stock held by the Sponsor and Spotlight. Mr. Hall disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The principal business address of Clinton Group, Inc. and Mr. Hall is 601 Lexington Avenue, 51st Fl., New York, NY 10022.
(4)	Based on information contained in Schedule 13G (Amendment No. 1) dated December 31, 2013, and filed on February 13, 2014, AQR Capital Management, LLC has shared voting and dispositive power with regard to 1,050,000 shares of the common stock of the Company and warrants convertible into an additional 1,050,000 shares. The principal business address of AQR Capital Management, LLC is Two Greenwich Plaza, 3rd Floor, Greenwich, CT 06830.
(5)	Based on information contained in Schedule 13G dated December 31, 2013, and filed on February 11, 2014, NorthPointe Capital, LLC has sole voting power with regard to 854,606 shares of the Company’s common stock and sole dispositive power with regard to 1,191,943 shares. The principal business address of NorthPointe Capital, LLC is 101 W. Big Beaver, Suite 745, Troy, MI 48084.
(6)	Includes options to purchase 11,664 shares that are currently exercisable and 5,832 shares that vest within 60 days of September 19, 2014. Does not include options to purchase 52,524 shares that do not vest within 60 days of September 19, 2014.
(7)	Includes 651 Earnout Shares and options to purchase 32,000 shares that are currently exercisable.
(8)	Includes options to purchase 24,379 shares that are currently exercisable. Does not include options to purchase 97,520 shares that do not vest within 60 days of September 19, 2014.
(9)	Includes 5,000 shares of common stock issuable upon the exercise of warrants that are currently exercisable.
(10)	These shares represent shares beneficially owned by the Monomoy Funds. See footnotes 1 and 2.
(11)	Includes 538 Earnout Shares.
(12)	Includes 500 shares held as custodian for Jared Wainshal and 500 shares held as custodian for Sarah Wainshal.

CHANGE OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On May 21, 2013, in connection with the closing of the Business Combination, we engaged BDO USA, LLP, Former EveryWare’s independent accountant prior to the Business Combination, as our independent registered public accounting firm to audit the combined company’s financial statements. The Board approved the change of accountants to BDO USA, LLP. Accordingly, as of May 21, 2013, Rothstein Kass, the independent accountant for our predecessor, ROI Acquisition Corp. (“ROI”), prior to the Business Combination, was informed that it would be dismissed as our independent accountant following the filing of our Quarterly Report on Form 10-Q for the quarter ending June 30, 2013.

During the two fiscal years ended December 31, 2011 and 2012, and the subsequent interim period through May 21, 2013, there were no: (1) disagreements with Rothstein Kass on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure, which disagreements if not resolved to its satisfaction would have caused it to make reference to the subject matter of the disagreement in connection with its report, or (2) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The audit report of Rothstein Kass on the consolidated balance sheets, statements of income, stockholders equity, and cash flows of ROI for the years ended December 31, 2012 and 2011, did not contain any adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

We furnished a copy of the disclosures above under this heading to Rothstein Kass and requested that Rothstein Kass furnish us with a letter addressed to the SEC stating whether or not it agreed with the above statements. A copy of such letter from Rothstein Kass was attached as Exhibit 16.2 our Current Report on Form 8-K filed on May 28, 2013.

During the last two fiscal years and subsequent interim periods preceding its engagement, BDO USA, LLP was not consulted on any matter relating to the application of accounting principles with respect to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

FINANCIAL INFORMATION

Representatives of BDO USA, LLP are expected to be present at the Special Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. Certain financial information is attached hereto as Annex E and is a part of, and should be considered together with, the other information set forth in this proxy statement.

Index	Page
Unaudited Consolidated Financial Statements	E-1

•	Consolidated Statements of Operations for the periods ended June 30, 2014 and 2013

•	Consolidated Statements of Comprehensive Loss for the periods ended June 30, 2014 and 2013

•	Consolidated Balance Sheets as of June 30, 2014 and December 31, 2013

•	Consolidated Statements of Cash Flows for the periods ended June 30, 2014 and 2013

•	Notes to Consolidated Financial Statements

Audited Consolidated Financial Statements	E-30

•	Report of BDO USA, LLP, and Independent Registered Public Accounting Firm

•	Consolidated Statements of Operations for the years ended December 31, 2013 and 2012

•	Consolidated Statements of Comprehensive Loss for the years ended December 31, 2013 and 2012

•	Consolidated Balance Sheets as of December 31, 2013 and 2012

•	Consolidated Statements of Stockholders’ Equity (Deficit) for the years ended December 31, 2013 and 2012

•	Consolidated Statements of Cash Flows for the years ended December 31, 2013 and 2012

•	Notes to Consolidated Financial Statements

Management’s Discussion and Analysis of Financial Condition and Results of Operations	E-69

Unaudited Pro Forma Condensed Consolidated Financial Information	E-99

CHANGE OF CONTROL

On May 21, 2013, we completed a business combination (the “Business Combination”) between ROI and EveryWare LLC (f/k/a EveryWare Global, Inc.) (“Former EveryWare”) pursuant to the Business Combination Agreement and Plan of Merger, dated as of January 31, 2013, by and among ROI, ROI Merger Sub Corp. (“Merger Sub Corp.”), ROI Merger Sub LLC (“Merger Sub LLC”), and Former EveryWare providing for the merger of Merger Sub Corp. with and into Former EveryWare, with Former EveryWare surviving the merger as a wholly-owned subsidiary of the Company, immediately followed by the merger of Former EveryWare with and into Merger Sub LLC, with Merger Sub LLC surviving the merger as a wholly-owned subsidiary of the Company. In connection with the Business Combination, the Company changed its name from ROI Acquisition Corp. to EveryWare Global, Inc., and Merger Sub LLC, which survived the merger with Former EveryWare, changed its name to EveryWare, LLC. In connection with the closing, we redeemed a total of 4,679,627 shares of common stock pursuant to the terms of our pre-merger charter, resulting in a total payment to redeeming stockholders of $46.7 million. In the Business Combination, we paid the following consideration to the former equity holders of Former EveryWare: (i) $90.0 million in aggregate cash consideration, (ii) 12,190,000 shares of common stock and (iii) 3,500,000 additional shares of common stock that are subject to forfeiture in the event that the trading price of our common stock does not exceed certain price targets subsequent to the closing (the “Earnout Shares”). Immediately prior to the closing, Clinton Magnolia Master Fund, Ltd., the sponsor of ROI (the “Sponsor”), and its affiliate, Clinton Spotlight Master Fund, L.P., purchased 1,050,000 and 600,000 shares, respectively, of the Company’s common stock at a purchase price of $10.00. In connection with the Business Combination, our subsidiary Universal Tabletop, Inc. refinanced the $150.0 million term loan facility obligations of Anchor Hocking, LLC and Oneida Ltd. into a new $250.0 million term loan facility and entered into a second amendment to the existing asset-based revolving credit facility, which provides for borrowings of up to $50.0 million, subject to borrowing base limitations. Upon completion of the Business Combination, Monomoy owned approximately 68.1% of the voting power of our common stock. On July 15, 2013, 1,000,000 of the Earnout Shares vested as a result of the trading price of our common stock exceeding $11.00 per share for the required period. On August 5, 2013, 1,250,000 of the Earnout Shares vested, and 267,380 shares held by the Sponsor that were subject to the same forfeiture conditions as the Earnout Shares vested, due to the trading price of our common stock exceeding $12.50 per share for the required period.

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

AND NOMINATIONS OF DIRECTORS

Our By-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board. Notice of a stockholder proposal or director nomination for the 2015 Annual Meeting must be received no later than February 13, 2015, and no earlier than January 14, 2015, and must contain certain information and conform to certain requirements specified in the By-laws. If the Chairman determines at the Annual Meeting that a stockholder proposal or director nomination was not made in accordance with the By-laws, the Company may disregard the proposal or nomination.

If a stockholder intends to present a proposal at the 2015 Annual Meeting of Stockholders and seeks to have the proposal included in our proxy materials in reliance on Rule 14a-8 under the Exchange Act, the proposal must be submitted in writing and received by the Secretary of the Company no later than December 15, 2014. The proposal must also satisfy the other requirements of the rules of the SEC relating to stockholder proposals.

In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the 2015 Annual Meeting, but the proposal complies with the advance notice procedure prescribed by the By-laws, then our proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Board to vote on the proposal.

Any proposals, as well as any related questions, should be directed to: Secretary, EveryWare Global, Inc., 519 North Pierce Avenue, Lancaster, Ohio 43130.

OTHER MATTERS

The Company does not plan to engage a third party to assist it in the solicitation of proxies. Solicitation of proxies may be made by our officers and employees, via personal contacts, telephone, or email. The cost of soliciting proxies will be borne by the Company.

The Board does not know of any matters to be presented at the meeting other than those set forth in the accompanying Notice of Meeting. However, if any other matters properly come before the meeting, it is intended that the holders of proxies will vote on the matter in their discretion.

By Order of the Board of Directors,

Erika Schoenberger

Assistant Secretary

Lancaster, Ohio

September 17, 2014

Annex A

EXECUTION VERSION

WAIVER AND AMENDMENT NUMBER ONE TO TERM LOAN AGREEMENT

This WAIVER AND AMENDMENT NUMBER ONE TO TERM LOAN AGREEMENT (this “Amendment”), dated as of July 30, 2014, is entered into by and among ANCHOR HOCKING, LLC, a Delaware limited liability company (“Anchor”), ONEIDA LTD., a Delaware corporation (“Oneida” and together with Anchor, each individually a “Borrower” and collectively, “Borrowers”), UNIVERSAL TABLETOP, INC., a Delaware corporation (“Holdings”), the Lenders party to the Term Loan Agreement (defined below) listed on the signature pages hereto and constituting the Required Lenders, each other Subsidiary of Holdings party hereto (collectively, the “Guarantors”), DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (“Administrative Agent”), and EVERYWARE GLOBAL, INC., a Delaware corporation (“Parent”), and in light of the following:

W I T N E S S E T H:

WHEREAS, Holdings, Borrowers, Lenders, Guarantors and Administrative Agent are parties to that certain Term Loan Agreement dated as of May 21, 2013 (as amended, restated, supplemented, or otherwise modified from time to time, the “Term Loan Agreement”);

WHEREAS, Holdings and Borrower have requested that Lenders (a) waive Events of Default (the “Specified Defaults”) that have occurred and are continuing under Section 8.01(b) of the Term Loan Agreement (subject to the Cure Right in Section 8.03 of the Term Loan Agreement) as a result of the Borrowers’ failure to comply with (i) the Maximum Consolidated Leverage Ratio under Section 7.11(a) of the Term Loan Agreement and (ii) the Minimum Interest Coverage Ratio under Section 7.11(b) of the Term Loan Agreement, in each case for the Fiscal Quarters ended March 31, 2014 and June 30, 2014, and (b) make certain amendments to the Term Loan Agreement;

WHEREAS, pursuant to Section 10.1 of the Term Loan Agreement, certain waivers and amendments of the Term Loan Documents may be made by the Required Lenders (as defined therein); and

WHEREAS, upon the terms and conditions set forth herein, the Required Lenders are willing to (a) waive the Specified Defaults and (b) make certain amendments to the Term Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms. All initially capitalized terms used herein (including the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Term Loan Agreement.

2. Waivers. Subject to the satisfaction of the conditions precedent set forth in each of Sections 4 and 5 below, Required Lenders hereby waive (a) the Specified Defaults and (b) the obligation of the Borrowers to pay interest at the Default Rate in connection with the Specified Defaults pursuant to Section 2.06(b) of the Term Loan Agreement.

3. Amendments to Term Loan Agreement. Subject to the satisfaction of the conditions precedent set forth in Sections 4 and 5 below:

(a) Section 1.01 of the Term Loan Agreement is hereby amended by including the following additional definitions in alphabetical order:

“Amendment Date” means July 30, 2014.

“Amendment Number One” means Waiver and Amendment Number One to this Agreement, dated as of the Amendment Date, among Borrowers, Holdings, Guarantors, the Lenders party thereto, Parent and Administrative Agent.

“Common Stock” means the common stock of Parent, par value $0.0001 per share.

“Consolidated Adjusted EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period, plus the following, without duplication, and except with respect to clauses (o) and (q) below, to the extent deducted in calculating such Consolidated Net Income: (a) depreciation expense, (b) amortization expense, (c) the annual provision attributed to a management long-term incentive plan, and other FASB ASC 718 compensation expense, if applicable, (d) [RESERVED], (e) provision for LIFO and deferred variance adjustments for inventory valuations, provided that the aggregate amount of all items added back pursuant to this clause (e) shall not exceed $3,500,000 for any Measurement Period, (f) consolidated Federal, state and local income tax expenses, (g) Consolidated Interest Charges, (h) extraordinary losses, (i) any non-cash non-recurring charge or non-cash restructuring charges (to include, but not be limited to, write-downs to goodwill and other intangible assets as covered by FASB ASC 350, 360 and 840, barter credits, inventory and accounts receivable (including trade receivables and duty drawback receivables)) and also including, without duplication, any other non-cash restructuring costs as allowed under GAAP (including, but not limited to FASB ASC 420 Accounting for Costs Associated with Exit or Disposal Activities), (j) cash restructuring charges, fees and expenses, as well as any professional fees, provided that (A) the aggregate amount of all items added back pursuant to clause (j) shall not exceed $2,500,000 for any Measurement Periods ending on or before June 30, 2015, (B) the aggregate amount of all items added back pursuant to clause (j) shall not exceed $5,000,000 for any Measurement Period ending after June 30, 2015, and (C) the limitations set forth in the forgoing clause (A) shall not apply to any cash restructuring charges, fees and expenses or professional fees related to the New Money Investment (including, without limitation, all registration-related expenses, expenses associated with shareholder meetings and all fees and expenses of advisors engaged as of immediately prior to the Amendment Date by Parent, Holdings or the Borrowers related to such restructuring), (k) [RESERVED], (1) foreign currency translation gains or losses as shown on the consolidated statement of income of Holdings and its Subsidiaries, (m) [RESERVED], (n) any fees, indemnities and expenses paid to the Sponsor or its Affiliates pursuant to the Management Agreement (or accrued thereunder) for periods prior to the Closing Date, and any fees, indemnities and expenses paid to the members of the board of directors (or similar governing body, including members of committees or subcommittees thereof) of Holdings and any of direct and indirect parent entities thereof for periods beginning on or after the Closing Date, (o) business interruption insurance proceeds, (p) any fees, costs or expenses incurred in connection with Permitted Acquisitions or potential Permitted Acquisitions (whether consummated or not) and any fees, costs or expenses incurred in connection with Dispositions or potential Dispositions (whether consummated or not) permitted under this Agreement, and (q) the amount of “run rate” cost savings, operating expense reductions and cost synergies projected by Holdings in good faith to result from actions in connection with a Permitted Acquisition completed after the Amendment Date that are taken or committed to be taken no later than twelve (12) months after the end of such period (calculated on a pro forma basis as though such cost savings, operating expense reductions and cost synergies had been realized on the first day of such period for which Consolidated Adjusted EBITDA is being determined and as if such cost savings, operating expense reductions and cost synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that such cost savings and synergies are reasonably identifiable and factually supportable (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken or committed to be taken, net of the amount of actual benefits realized during such period from such actions); provided that the aggregate amount of cost savings, operating expense reductions and cost synergies added back pursuant to this clause (q), and clause (C) in the paragraph directly below, for any period shall not exceed 7.0% of Consolidated Adjusted

EBITDA for such period calculated on a Pro Forma Basis after giving effect to all adjustments thereto, and minus, without duplication, (i) any amount included in Consolidated Adjusted EBITDA for such Measurement Period in respect of cancellation of debt income arising as a result of the repurchase of Term Loans pursuant to Section 10.06(b)(vii), (ii) non-cash gains included in Consolidated Net Income for such Measurement Period, (iii) any cash payments made in such Measurement Period in respect of non-cash charges taken in any prior Measurement Period, (iv) to the extent not deducted in the calculation of net income, actual fees, costs and expenses associated with the proceeds of business interruption insurance to the extent such amounts are the basis of such recovery and (v) extraordinary gains.

Solely for the purpose of the computations of the Consolidated Adjusted Leverage Ratio, the Consolidated Adjusted First Lien Leverage Ratio and the Consolidated Adjusted Interest Coverage Ratio, if there has occurred at any time after the Closing Date a Permitted Acquisition or Disposition of assets during the relevant period, Consolidated Adjusted EBITDA shall be calculated on a Pro Forma Basis (as defined below) pursuant to this definition; provided that, notwithstanding the foregoing, when calculating Consolidated Adjusted Leverage Ratio for purposes of determining compliance with Section 7.11(a) and for purposes of determining Consolidated Adjusted Interest Coverage Ratio for purposes of determining compliance with Section 7.11(b), any acquisition or Disposition that has occurred subsequent to the end of the applicable measurement period shall not be given pro forma effect. For purposes of this definition, “Pro Forma Basis” means, with respect to the preparation of pro forma financial statements for the purpose of the adjustment to Consolidated Adjusted EBITDA (1) relating to any such Permitted Acquisition, on the basis that (A) any Indebtedness incurred or assumed in connection with such acquisition was incurred or assumed on the first day of the applicable period, (B) if such Indebtedness bears a floating interest rate, such interest shall be paid over the pro forma period either at the rate in effect on the date of such acquisition or the applicable rate experienced over the period (to the extent known), and (C) all income and expense associated with the assets or entity acquired in connection with such Permitted Acquisition for the most recently ended four Fiscal Quarter period for which such income and expense amounts are available shall be treated as being earned or incurred by Holdings and its Subsidiaries on a pro forma basis for the portion of the applicable period occurring prior to the date such acquisition or consolidation has occurred without giving effect to any cost savings, operating expense reductions and cost synergies, except such cost savings, operating expense reductions and cost synergies that are reasonably identifiable and factually supportable, projected by a Responsible Officer of Holdings in good faith to be realized during such period (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken by Holdings or any of its Subsidiaries in connection with such Permitted Acquisition and net of the amount of actual benefits realized during such period from such actions that are otherwise included in the calculation of Consolidated Adjusted EBITDA; provided that the aggregate amount of cost savings, operating expense reductions and cost synergies added back pursuant to this clause (C), and clause (q) in the paragraph directly above, for any period shall not exceed 7.0% of Consolidated Adjusted EBITDA for such period calculated on a Pro Forma Basis after giving effect to all adjustments thereto and (2) relating to any Disposition of assets, a pro forma adjustment of Consolidated Adjusted EBITDA, to include, as of the first day of any applicable period, such Dispositions, including, without limitation, adjustments reflecting any non-recurring costs and any extraordinary expenses of any such permitted asset dispositions consummated during such period calculated on a basis consistent with GAAP and SEC Regulation S-X of the Securities Exchange Act of 1934, as amended.

“Consolidated Adjusted First Lien Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated First Lien Funded Indebtedness (net of unrestricted cash and Cash Equivalents of Holdings and its Subsidiaries in an amount not to exceed $20,000,000) as of such date to (b) Consolidated Adjusted EBITDA for the most recently completed Measurement Period.

“Consolidated Adjusted Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Adjusted EBITDA for the most recently completed Measurement Period to (b) Consolidated Cash Interest Charges for such Measurement Period.

“Consolidated Adjusted Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness (net of unrestricted cash and Cash Equivalents of Holdings and its Subsidiaries in an amount not to exceed $20,000,000) as of such date to (b) Consolidated Adjusted EBITDA for the most recently completed Measurement Period.

“Convertible Securities” means (i) any rights, options or warrants to acquire Common Stock or any other capital stock of Parent or any Subsidiary of Parent (including the Warrants and the warrants issued to Sponsor in connection with the New Money Investment), and (ii) any notes, debentures, shares of preferred stock or other securities or rights that are convertible or exercisable into, or exchangeable for, Common Stock or any capital stock of Parent or any Subsidiary of Parent.

“New Money Investment” means the consummation of the transactions contemplated by the Securities Purchase Agreement dated as of July 30, 2014 by and among Parent and the Investors (as defined therein).

“Private Side Lender” means a Lender that is not a Public Lender.

“Warrants” means the warrants issued to the Lenders pursuant to the Warrant Agreement.

“Warrant Agreement” means the Warrant Agreement dated July 30, 2014 by and between Parent and Continental Stock Transfer & Trust Company, as Warrant Agent, providing for the issuance by the Company of up to 2,958,670 shares of Common Stock of Parent to the Lenders.

(b) Section 1.01 of the Term Loan Agreement is hereby amended by amending and restating the definition of “Measurement Period” in its entirety as follows:

“Measurement Period” means, at any date of determination, the most recently completed four Fiscal Quarters of Holdings; provided that solely for purpose of determining Consolidated Adjusted EBITDA for the purposes of Section 7.11(c) as of the last day of the Fiscal Quarter ending (i) March 31, 2015, the Measurement Period shall be the two Fiscal Quarters of Holdings then ended and (ii) June 30, 2015, the Measurement Period shall be the three Fiscal Quarters of Holdings then ended.

(c) Section 1.01 of the Term Loan Agreement is hereby amended by amending each of the definitions of “Immaterial Subsidiary” and “Permitted Acquisition” by replacing each instance of the term “Consolidated EBITDA” therein with the term “Consolidated Adjusted EBITDA”.

(d) Section 2.03(d) of the Term Loan Agreement is hereby amended by amending and restating such Section in its entirety as follows:

(d) Call Premium. Each prepayment of Initial Term Loans occurring on or prior to March 31, 2016 pursuant to this Section 2.03 for any reason (which shall be deemed for these purposes to include any assignments of non-consenting Lenders pursuant to Section 10.13, but shall exclude any assignments pursuant to Section 3.06(b) or 10.06(b)(vii)), other than a prepayment required by Sections 2.03(b)(i), (ii) and (iv), shall be accompanied by a premium payable by Borrowers equal to (i) if such prepayment or payment is made on or prior to March 31, 2015, 2% of the principal amount of the Initial Term Loans so prepaid, and (ii) if such prepayment or payment is made after March 31, 2015 but on or prior to March 31, 2016, 1% of the principal amount of the Initial Term Loans so prepaid.

(e) Section 2.06(a) of the Term Loan Agreement is hereby amended by amending and restating such Section in its entirety as follows:

(a) Subject to the provisions of Section 2.06(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the

Eurodollar Rate for such Interest Period plus 8.25% and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus 7.25%; provided that, notwithstanding any other provision of the Term Loan Agreement, (x) a portion of such interest accrued at a rate per annum of 1.75% shall be paid by increasing the outstanding principal amount of the Term Loans outstanding on a quarterly basis (unless the context otherwise requires, for all purposes hereof, references to “principal amount” of the Term Loans includes any interest so capitalized and added to the principal amount of the Loans from and after the end of the quarterly period on which such interest has been so added) by the amount of such interest that has accrued since July 30, 2014 or the last day of the most recent calendar quarter and (y) a portion of such interest accrued at a rate per annum of 0.25% shall be paid in cash on a monthly basis (notwithstanding the payment of other cash interest on the applicable Interest Payment Date).

(f) Section 2.06(c) of the Term Loan Agreement is hereby amended by amending and restating such Section in its entirety as follows:

(c) Except for the portion of accrued interest paid in accordance with the proviso in Section 2.06(a), interest on the Term Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(g) Section 2.06 of the Term Loan Agreement is hereby amended by adding a new subsection (d) as follows:

(d) Notwithstanding anything to the contrary contained herein, if (1) the Term Loans remain outstanding after the fifth anniversary of the date hereof and (2) the aggregate amount of the accrued but unpaid interest on the Term Loans (including any amounts treated as interest for federal income tax purposes, such as original issue discount) as of any Testing Date occurring after such fifth anniversary exceeds an amount equal to the Maximum Accrual, then all such accrued but unpaid interest on the Term Loans (including any amounts treated as interest for federal income tax purposes, such as original issue discount) as of such time in excess of an amount equal to the Maximum Accrual shall be paid in cash by the Borrowers to the holders thereof on such Testing Date, it being the intent of the parties hereto that the deductibility of interest under the Term Loans shall not be limited or deferred by reason of Sections 163(e)(5) and 163(i) of the Code. For these purposes, the “Maximum Accrual” is an amount equal to the product of such Term Loans’ issue price (as defined in Code Sections 1273(b) and 1274(a)) and their yield to maturity, and a “Testing Date” is any Interest Payment Date and the date on which any “accrual period” (within the meaning of Section 1272(a)(5) of the Code) closes. Any accrued interest on a Term Loan which for any reason has not theretofore been paid shall be paid in full on the date on which the final principal payment on such Term Loan is made.

(h) Section 6.01(c) of the Term Loan Agreement is hereby amended by amending and restating such Section in its entirety as follows:

(c) promptly after provision thereof to the Board of Directors (or any executive committee thereof) of Parent, Holdings or any Borrower, monthly operating financial reports, including all such operating financial information provided and flash reports by segment (which shall include gross sales, operating margins and similar information for such period), provided that the Administrative Agent shall only distribute the materials delivered pursuant to this paragraph (c) to the Private Side Lenders; and

(i) Section 6.14 of the Term Loan Agreement is hereby amended by amending and restating such Section in its entirety as follows:

Section 6.14 Lenders’ Meetings.

(a) Participate in quarterly telephonic conference calls with the Administrative Agent and the Lenders following each delivery of financial statements under Section 6.01(a) and (b) hereof, which, at the option of Borrowers, may be (a) the same telephonic conference call held for the holders of publicly traded equity securities of a Borrower or any of its direct or indirect parent companies or (b) at such other time as may be agreed to by Borrowers and the Administrative Agent.

(b) Participate in a monthly call with the Private Side Lenders, which call shall be led by the Chief Executive Officer and management team of Holdings and each Borrower, and shall be joined by Alvarez & Marsal (while such advisor continues to be engaged by Parent, Holdings or the Borrowers), regarding operations, liquidity, payables and similar information with respect to Holdings and each Borrower.

(j) Section 7.06(b) of the Term Loan Agreement is hereby amended by amending and restating such Section in its entirety as follows:

(b) Subsidiaries of Holdings may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Subsidiary;

(k) Section 7.06(c) of the Term Loan Agreement is hereby amended by amending and restating such Section in its entirety as follows:

(c) Subsidiaries of Holdings may purchase, redeem or otherwise acquire Equity Interests issued by them with the proceeds received from the substantially concurrent issue of new shares of their common stock or other common Equity Interests;

(l) Section 7.06(e) of the Term Loan Agreement is hereby amended by amending and restating such Section in its entirety as follows:

(e) [RESERVED]

(m) Section 7.11 of the Term Loan Agreement is hereby amended by amending and restating such Section in its entirety as follows:

Section 7.11. Financial Covenants.

(a) Consolidated Adjusted Leverage Ratio. Permit the Consolidated Adjusted Leverage Ratio as at the end of any Measurement Period ending as of the last day of any Fiscal Quarter set forth below to be greater than the ratio (the “Maximum Consolidated Leverage Ratio”) set forth below opposite such Fiscal Quarter:

Fiscal Quarter	Maximum Consolidated Leverage Ratio
September 30, 2015	11.20:1.00
December 31, 2015	8.60:1.00
March 31, 2016	8.00:1.00
June 30, 2016	7.40:1.00
September 30, 2016	7.00:1.00
December 31, 2016 and thereafter	6.30:1.00

(b) Consolidated Adjusted Interest Coverage Ratio. Permit the Consolidated Adjusted Interest Coverage Ratio as of the end of any Measurement Period ending as of the last day of any Fiscal Quarter set forth below to be less than the ratio (the “Minimum Interest Coverage Ratio”) set forth below opposite such Fiscal Quarter:

Fiscal Quarter	Minimum Interest Coverage Ratio
September 30, 2015	1.25:1.00
December 31, 2015	1.55:1.00
March 31, 2016	1.70:1.00
June 30, 2016	1.75:1.00
September 30, 2016	1.75:1.00
December 31, 2016 and thereafter	1.75:1.00

(c) Minimum Consolidated Adjusted EBITDA. Maintain as at the end of any Measurement Period ending as of the last day of any Fiscal Quarter set forth below Consolidated Adjusted EBITDA of not less than the amount set forth below; provided that for purposes of this Section 7.11(c), Consolidated Adjusted EBITDA for the period ending (x) March 31, 2015, Consolidated Adjusted EBITDA shall be calculated on the basis of the two Fiscal Quarters then ended and (y) June 30, 2015, Consolidated Adjusted EBITDA shall be calculated on the basis of the three Fiscal Quarters then ended:

Fiscal Quarter	Consolidated Adjusted EBITDA
March 31, 2015	$10,876,675
June 30, 2015	$15,737,374

(n) Section 8.01(c) of Term Loan Agreement is hereby amended by replacing the text “subsection (a) or (b) above” with “subsection (a), (b) or (l) of this Section 8.01)”.

(o) Section 8.01 of the Term Loan Agreement is hereby amended by including the following additional subsection (l):

(l) Issuance of Warrants. Parent fails to perform any of the covenants and agreements set forth in Section 6(b) or (c) of Amendment Number One, and any such failure continues unremedied for 15 days after written notice by the Administrative Agent (at the request, or with the written consent, of the Required Lenders) is delivered to Parent and the Borrowers; provided such remedy period may be extended by the Administrative Agent (in its discretion) or by the written consent of the Required Lenders; and provided further, that notwithstanding anything herein to the contrary, no Event of Default shall occur under this clause (l) unless and until, after the expiration of such remedy period (including any extensions thereof) and the Required Lenders designate such failure as an Event of Default in writing to Parent, the Borrowers and the Administrative Agent.

(p) Section 8.03(b) of the Term Loan Agreement is hereby amended by amending and restating such Section in its entirety as follows:

(b) Consolidated Adjusted EBITDA shall be increased by an amount equal to the Cure Contribution, solely for the purpose of determining compliance with such financial covenant in any Measurement Period during which the Cure Contribution was made, and not for any other purpose under this Agreement;

(q) Section 10.06(b)(iii)(A) of the Term Loan Agreement is hereby amended by amending and restating such Section in its entirety as follows:

(A) the consent of Borrower Agent (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 8.01(a) or 8.01(f) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a

Lender or an Approved Fund; provided that Borrower Agent shall consent to any such assignment within three Business Days (or shall be deemed to have consented as provided below) unless (and only unless) such assignment is to any direct competitor or customer, or any controlling or controlled Affiliate of any direct competitor or customer, of Holdings, any Borrower or any of their Subsidiaries; provided, further, that Borrower Agent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within such three Business Days after having received a written request therefor and Borrower Agent objects because such assignment is to a direct competitor or customer, or any controlling or controlled Affiliate of a direct competitor or customer, of Holdings, any Borrower or any of their Subsidiaries; and

4. Amendment Fee. Borrowers shall pay to Administrative Agent, for the ratable account of each Lender’s Term Loans, a fee (“Amendment Fee”) of 0.5% of the aggregate principal amount of Term Loans outstanding on the date hereof. The Amendment Fee shall be earned and shall be payable on (and subject to the occurrence of) the Amendment Effective Date, shall be nonrefundable for any reason whatsoever and shall be in addition to any other fees, costs and expenses payable pursuant to the Loan Documents.

5. Conditions Precedent to Amendment Effectiveness. The satisfaction (or waiver in writing by the Administrative Agent and the Required Lenders) of each of the following shall constitute conditions precedent to the effectiveness of the waiver set forth in Section 2 above and the amendments set forth in Section 3 above (the date and time upon which all such conditions precedent have been satisfied or waived being the “Amendment Effective Date”):

(a) Administrative Agent and legal counsel to the Required Lenders shall have received this Amendment, duly executed and delivered by the parties hereto, and the same shall be in full force and effect.

(b) Administrative Agent and legal counsel to the Required Lenders shall have received a copy of an amendment to the ABL Credit Agreement in the form of Exhibit A hereto (the “ABL Amendment”), duly executed and delivered by the parties thereto, and the same (including the amendments to the ABL Credit Agreement contained therein) shall be in full force and effect or shall be in full force and effect concurrently upon the effectiveness of this Amendment.

(c) Administrative Agent and legal counsel to the Required Lenders shall have received the consent of the ABL Agent to this Amendment.

(d) The New Money Investment shall have been consummated in accordance with the Securities Purchase Agreement in the form attached as Exhibit B hereto (the “Securities Purchase Agreement”).

(e) Borrowers shall have paid to Administrative Agent the Amendment Fee in immediately available funds.

(f) The Warrant Agreement shall have been executed by Parent and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent thereunder (the “Warrant Agent”), and become effective, an executed copy of which shall have been delivered to the Administrative Agent and legal counsel to the Required Lenders.

(g) An order instructing the Warrant Agent to irrevocably issue the Warrants to the Lenders in accordance with the terms of this Amendment, which shall be acknowledged by the Warrant Agent, and the Warrant Agreement shall have been delivered to the Warrant Agent and countersigned by the Warrant Agent.

(h) The Company shall have executed the Warrants to be issued to each Lender with respect to the number of Warrants set forth opposite each Lender’s name on the Schedule of Warrantholders (which Schedule has been delivered to the Company and the Warrant Agent by the Administrative Agent prior to the date hereof) (the “Warrant Schedule”), and the Warrant Agent shall have countersigned each such Warrant.

(i) Any and all other documents required to be delivered by Parent in order for Warrant Agent to validly issue the Warrants in accordance with the terms of this Amendment and the Warrant Agreement (including, but not limited to, any opinion of counsel) shall have been executed (if applicable) and delivered by Parent to Warrant Agent and an executed (if applicable) copy of each such document shall have been delivered to the Administrative Agent and legal counsel to the Required Lenders.

(j) Administrative Agent and legal counsel to the Required Lenders shall have received the financial projections of Holdings and the Borrowers through December 31, 2016, reasonably acceptable to the Required Lenders; provided that, for purposes of determining satisfaction or compliance with the conditions specified in this paragraph (j), each of Administrative Agent and each Lender that has delivered an executed counterpart to this Amendment shall be deemed to have accepted such financial projections which have been so received.

(k) Administrative Agent and legal counsel to the Required Lenders shall have received a certificate from an authorized officer of each of Parent, Holdings and each Borrower in such capacity (i) attesting that the copies of each of Parent’s, Holdings’ and Borrowers’ Organizational Documents, as previously delivered to the Administrative Agent in connection with the Term Loan Agreement, are in effect as of the Amendment Effective Date, and that there have been no amendments, restatements, supplements or other modifications to such Organizational Documents since the Closing Date, (ii) attesting to the resolutions of each of Parent’s, Holdings’ and Borrowers’ respective board of directors authorizing its execution, delivery, and performance of this Amendment, (iii) authorizing specific officers of Holdings or Borrowers, as applicable, to execute the same, and (iv) attesting to the incumbency and signatures of such specific officers of Holdings or Borrowers, as applicable.

(l) Administrative Agent and legal counsel to the Required Lenders shall have received a certificate of status with respect to each of Parent, Holdings, and each Borrower, dated within ten days of the Amendment Effective Date (or such earlier date as may be agreed to in writing by Administrative Agent), such certificate to be issued by the appropriate officer of the jurisdiction of organization of Parent, Holdings and each Borrower, as applicable, which certificates shall indicate that each of Parent, Holdings and each Borrower is in good standing in such jurisdiction.

(m) Administrative Agent and legal counsel to the Required Lenders shall have received a certificate of Parent attesting to the compliance with the terms of the Securities Purchase Agreement of each of the parties thereto.

(n) All invoiced fees and expenses of the Required Lenders and the Administrative Agent (including fees and expenses of legal counsel and financial advisors), in each case to the extent required to be paid by the Borrowers pursuant to the Loan Documents or otherwise, shall have been paid.

(o) The representations and warranties contained herein shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to the extent of any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, after giving effect to this Amendment, including the waiver set forth in Section 2 hereof and the consummation of the transactions contemplated herein, as though made on such date (except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to the extent of any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).

(p) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Parent, Holdings, any Borrower, the Administrative Agent or any Lender.

(q) No Default or Event of Default (except for the Specified Defaults) shall have occurred and be continuing or shall result from the consummation of the transactions contemplated herein to occur on the Effective Date, in the ABL Amendment or in the New Money Documents.

(r) All of the shares of Common Stock issuable upon exercise of all Warrants shall have been approved for listing on NASDAQ, subject only to official notice of issuance.

(s) The Borrowers shall have received as an equity contribution the net proceeds of the New Money Investment in an amount not less than $14,500,000.

6. Covenants.

(a) Each of Holdings and each Borrower hereby covenants and agrees that each Borrower shall, to the extent not previously delivered to the Administrative Agent, deliver to the Administrative Agent copies of each of the documents executed by Parent or any Loan Party to effect the New Money Investment (together with this Amendment and the ABL Amendment, collectively, the “New Money Documents”), in each case no later than the later to occur of the Amendment Effective Date and two Business Days after the due execution thereof by the parties thereto, and the same shall be in full force and effect; provided for the avoidance of doubt, delivery of such copies may be satisfied by sending copies (if .pdf or other file format) via electronic mail.

(b) Parent hereby covenants and agrees that it shall cause the Warrant Agent to (i) send (or otherwise cause to be sent) via first class mail or overnight carrier to each Lender party hereto a warrant certificate in the form attached as Exhibit A to the Warrant Agreement with respect to the number of Warrants set forth opposite each such Lender’s name on the Warrant Schedule within three Business Days after the Amendment Effective Date, and (ii) send (or otherwise cause to be sent) via first class mail or overnight carrier to each other Person identified as a Lender on the Warrant Schedule that is not a party to this Amendment (each such Lender, a “Non-party Lender”) a certification form in the form attached as Exhibit C hereto (the “Certification for Receipt of Warrants”), within five Business Days after the Amendment Date.

(c) Parent hereby covenants and agrees that, within three Business Days following the receipt by Kirkland & Ellis LLP of any Non-party Lender’s properly completed Certification for Receipt of Warrants in accordance with the terms thereof, Parent shall direct the Warrant Agent to deliver, and within 5 Business Days after such notice, Warrant Agent shall send (or Parent will otherwise cause to be sent) via first class mail or overnight carrier to such Non-party Lender a warrant certificate in the form attached as Exhibit A to the Warrant Agreement with respect to the number of Warrants set forth opposite such Lender’s name on the Warrant Schedule.

7. Representations and Warranties of Holdings and Borrowers. Holdings and each Borrower jointly represent and warrant to the Administrative Agent and the Lenders on the date hereof that:

(a) Each Loan Party and each Subsidiary thereof (i) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite corporate or other organizational power and authority and all requisite governmental licenses, authorizations, consents and approvals to (A) own or lease its assets and carry on its business and (B) execute, deliver and perform its obligations under this Amendment, the Loan Documents and the New Money Documents to which it is a party, and (iii) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (ii)(A) or (iii), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) The execution, delivery and performance by each Loan Party of this Amendment, each Loan Document and New Money Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Permitted Liens) under, or require any payment to be made under (A) any material contract to which such Person is a party or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law, except, with respect to clauses (ii) and (iii), for such violations, conflicts, breaches or contraventions that could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment or any other Loan Document or New Money Document or for the consummation of the transactions contemplated by this Amendment, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (with such priority as provided in the ABL Intercreditor Agreement) or (iv) other than pursuant to applicable Law in connection with the exercise of remedies with respect to the Collateral, the exercise by the Administrative Agent or any Lender of its rights under this Amendment, the Loan Documents and the New Money Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents.

(d) This Amendment has been, and each other New Money Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Amendment constitutes, and each other New Money Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (ii) that rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought by proceedings in equity or at law).

(e) Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties (including the Act), except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(f) The representations and warranties in this Amendment, the Term Loan Agreement, the Loan Documents and the other New Money Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to the extent of any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, after giving effect to this Amendment including the waiver set forth in Section 2 above and the consummation of the transactions contemplated herein, as though made on such date (except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(g) This Amendment and the other New Money Documents to which it is a party have been entered into without force or duress, of the free will of such Person, and the decision of such Person to enter into this Amendment and the other New Money Documents to which it is a party is a fully informed decision and such Person is aware of all legal and other ramifications of each such decision.

(h) Such Person has read and understands this Amendment and the other New Money Documents to which it is a party, has consulted with and been represented by independent legal counsel of its own choosing in negotiations for and the preparation of this Amendment and the other New Money Documents to which it is a party, has read this Amendment and the other New Money Documents to which it is a party in full and final form, and has been advised by its counsel of its rights and obligations hereunder and thereunder.

8. Representations and Warranties of Parent. Parent represents and warrants to the Administrative Agent and the Lenders on the date hereof that:

(a) Parent is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, has all requisite corporate power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under the Warrant Agreement and the Warrants.

(b) The execution, delivery and performance by Parent of the Warrant Agreement and the Warrants have been duly authorized by all necessary corporate action, and do not and will not (i) contravene the terms of any of Parent’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Permitted Liens) under, or require any payment to be made under (A) any material contract to which Parent is a party (except, with respect to this clause (ii)(A), for such violations, conflicts, breaches or contraventions that could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which Parent or its property is subject, or (iii) violate any Law.

(c) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Parent of the Warrant Agreement and the Warrants, assuming the Warrant Shares have been approved for listing on NASDAQ, subject only to official notice of issuance.

(d) The Warrant Agreement and the Warrants, when delivered hereunder, will have been duly executed and delivered by Parent.

(e) The Warrant Agreement and the Warrants when so delivered will constitute, a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (ii) that rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought by proceedings in equity or at law).

(f) The common stock of Parent issuable in accordance with the Warrant Agreement and the Warrants has been duly authorized and, when issued in accordance with the Warrant Agreement and the Warrants, will be validly issued, fully paid and non-assessable.

(g) Parent’s Organization Documents authorize a sufficient number of unissued shares of common stock to permit the exercise in full of all rights under the Warrant Agreement and the Warrants, and Parent has reserved a number of its authorized but unissued shares of common stock sufficient to permit the exercise in full of all rights under the Warrant Agreement and the Warrants.

(h) The authorized, issued and outstanding capital stock of Parent as of April 14, 2014 is as set forth in Parent’s Annual Report on Form 10-Q for the quarter ended March 31, 2014 and filed with the SEC on May 15, 2014. As of the date hereof, 22,120,023 shares of Common Stock are issued and outstanding. Other than in the categories, and in the aggregate amount of Common Shares issuable in respect of each such category, as set forth on Schedule 8(h) and, other than the Warrants and the warrants to be issued pursuant to the Securities Purchase Agreement, as of the date hereof, Parent does not have outstanding as of the date hereof any options, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible or exercisable into or exchangeable for, and Parent has not entered into any agreement giving any Person any right to subscribe for or acquire, any Common Stock or Convertible Securities, or securities, rights or obligations convertible or exercisable into or exchangeable for any Common Stock, Convertible Securities or other securities. The issuance and sale of any Securities will not obligate Parent to issue Common Stock or other securities to any Person (other than the Lenders and the Sponsor) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under any securities issued by Parent (or in any agreement providing rights to security holders). To the knowledge of Parent, except as disclosed in the SEC Reports filed prior to the date hereof and any Schedules 13D or 13G filed with the SEC pursuant to Rule 13d-1 of the Exchange Act, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon Parent, beneficial ownership in excess of 5% of the outstanding Common Stock, other than the Warrants and the warrants to be issued to the Sponsor pursuant to the Securities Purchase Agreement. As of the date hereof, the Common Stock to be issued upon exercise of the Warrants represents 10% of the total number of shares of Common Stock outstanding (assuming the exercise of all of the Warrants and all of the warrants to be issued pursuant to the Securities Purchase Agreement). “Convertible Securities” means (i) any rights, options or warrants to acquire Common Stock or any other capital stock of Parent or any Subsidiary of Parent (including the Warrants and the warrants issuable pursuant to the Securities Purchase Agreement), and (ii) any notes, debentures, shares of preferred stock or other securities or rights that are convertible or exercisable into, or exchangeable for, Common Stock or any capital stock of Parent or any Subsidiary of Parent.

(i) SEC Reports; Financial Statements.

(i) Other than Parent’s Current Report on Form 8-K dated as of February 28, 2104 and filed with the SEC on April 21, 2014, Parent has filed all reports required to be filed by it with the SEC under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since May 21, 2013, on a timely basis or has received a valid extension of such time of filing. Such reports filed by Parent with the SEC under the Exchange Act since May 21, 2013 and prior to the date hereof, including pursuant to Section 13(a) or 15(d) thereof, together with any materials filed or furnished by Parent under the Exchange Act, whether or not any such reports were required, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports.”

(ii) As of their respective dates (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing), the SEC Reports filed by Parent complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing) by Parent, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All material agreements to which Parent is a party or to which the property or assets of Parent are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified therein pursuant to the rules and regulations of the SEC.

(iii) The financial statements of Parent included in the SEC Reports comply in all material respects with the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing). Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present the consolidated financial position of Parent and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(j) None of Parent, any of its Affiliates or any Person acting on Parent’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale by Parent of the Securities as contemplated hereby, or (ii) cause the distribution of the Warrants pursuant to the Warrant Agreement to be integrated with prior offerings by Parent for purposes of any applicable law, regulation or stockholder approval provisions, including under the rules and regulations of any Trading Market. Assuming the accuracy of the representations and warranties of the

Lenders party hereto set forth in Section 9, no registration under the Securities Act is required for the distribution of the Warrants by Parent to the Lenders as contemplated by the Warrant Agreement. The sale and issuance of the Warrants does not contravene the rules and regulations of any Trading Market on which the Common Stock is listed or quoted, assuming the Warrant Shares have been approved for listing on NASDAQ, subject only to official notice of issuance. Parent is not required to be registered as, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. For purposes hereof, “Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, NASDAQ or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

(k) No vote of any class or series of capital stock of or any equity interests in or other securities of Parent is necessary to approve the issuance of the Warrants or the issuance of the Common Stock upon exercise of the Warrants

(l) Parent, on the date hereof immediately after giving effect to the transactions contemplated hereby to occur at or prior to the date hereof, will not be Insolvent (as defined below). For purposes of this Section 7(l), “Insolvent” means (i) the present fair saleable value of Parent’s assets is less than the amount required to pay Parent’s total Indebtedness, (ii) Parent is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, or (iii) Parent has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted immediately following the date hereof.

9. Representations and Covenants of Certain Lenders.

(a) The Lenders party hereto represent and warrant that the Lenders party hereto, on and as of the date hereof, collectively hold Loans having an aggregate principal amount greater than a majority of the outstanding Loans on the date hereof and, such Lenders collectively constitute the Required Lenders. By executing this Amendment, the Lenders party hereto hereby request that the Administrative Agent execute this Amendment and take all actions required hereunder, including with respect to the Warrants.

(b) The Lenders party hereto acknowledge and agree that each Lender that is not a party hereto that not does not provide the Certification for Receipt of Warrants within 60 calendar days from the date of this Amendment may be deemed to have declined to receive the Warrants allocated to it on the Warrant Schedule and such Warrants may be deemed cancelled (and no Warrant allocated to any Lender not party hereto shall be exercisable prior to receipt of such certificate).

(c) Each of the Lenders party hereto represents and warrants as follows:

(i) It is an “accredited investor” within the meaning of Rule 501(a)(1) under the Securities Act.

(ii) It either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Warrants, and has so evaluated the merits and risks of such investment.

(iii) It will not offer or sell the Warrants by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

(iv) It understands that the Warrants are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(v) It is understood that certificates evidencing the Warrants will bear any legend as required by the Blue Sky laws of any state and a restrictive legend in substantially the form set forth in the Warrant Agreement.

(vi) It is a resident of that jurisdiction specified below its address set forth on the Warrant Schedule.

(d) Each Lender party hereto acknowledges and agrees that Parent is relying upon the representations and warranties set forth in Section 9(c) above in issuing the Warrants and shall be entitled to rely upon such representations and warranties.

10. Payment of Costs and Fees. Borrowers shall pay to Administrative Agent and each Lender, promptly upon invoice, all costs and expenses (including the fees and expenses of professional advisors to the Administrative Agent and the Lenders) in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto and the transactions contemplated herein and therein. In addition thereto, each Borrower agrees to promptly reimburse Administrative Agent and each Lender on demand for its costs arising out of this Amendment and all documents or instruments relating hereto and the transactions contemplated herein and therein (which costs may include the fees and expenses of any attorneys retained by Administrative Agent or any Lender).

11. Release.

(a) By its execution hereof and in consideration of the mutual covenants contained herein and other accommodations granted to the Loan Parties hereunder, each Loan Party, on behalf of itself and each of its Subsidiaries, and its or their successors, assigns and agents, hereby expressly forever waives, releases and discharges any and all claims (including, without limitation, cross-claims, counterclaims, and rights of setoff and recoupment), causes of action (whether direct or derivative in nature), demands, suits, costs, expenses and damages (collectively, the “Claims”) any of them may, as a result of actions or inactions occurring on or prior to the date hereof, have or allege to have as of the date hereof (and all defenses that may arise out of any of the foregoing) of any nature, description, or kind whatsoever, based in whole or in part on facts, whether actual, contingent or otherwise, now known, unknown, or subsequently discovered, whether arising in law, at equity or otherwise, against the Administrative Agent or any Lender, their respective affiliates, agents, principals, managers, managing members, members, stockholders, “controlling persons” (within the meaning of the United States federal securities laws), directors, officers, employees, attorneys, consultants, advisors, agents, trusts, trustors, beneficiaries, heirs, executors and administrators of each of the foregoing (each a “Releasee” and collectively, the “Releasees”) arising out of, or relating to, this Amendment, the Term Loan Agreement, the other Loan Documents and any or all of the actions and transactions contemplated hereby or thereby, including any actual or alleged performance or non-performance of any Releasee hereunder or under the other Loan Documents. Each Loan Party hereby acknowledges that the agreements in this Section 11(a) are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Claims. In entering into this Amendment, each Loan Party expressly disclaims any reliance on any representations, acts, or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above does not depend in any way on any such representation, acts and/or omissions or the accuracy, completeness, or validity thereof.

(b) Each Lender party hereto and Administrative Agent, (i) on behalf of itself and each of its subsidiaries, and its successors, assigns and agents, and (ii) to the extent permitted or allowed by applicable Law and by the terms of the Term Loan Agreement, on behalf of all Lenders, their subsidiaries, successors, assigns and agents, hereby expressly forever waives, releases and discharges any and all claims (including, without limitation, cross-claims, counterclaims, and rights of setoff and recoupment), causes of action (whether direct or derivative in nature), demands, suits, costs, expenses and damages (collectively, the “Released Claims”) any of them may, as a result of actions or inactions occurring on or prior to the date hereof, have or allege to have as of the date of this Amendment (and all defenses that may arise out of any of the foregoing) of any nature, description, or kind whatsoever, based in whole or in part on facts, whether actual, contingent or otherwise, now known, unknown, or subsequently discovered, whether arising in law, at equity or otherwise, against Parent, Holdings, each Borrower, Monomoy Capital Partners, L.P., and Monomoy Capital Partners II, L.P., and their respective Affiliates, agents, principals, managers, managing members, members, stockholders, “controlling persons” (within the meaning of the United States federal securities laws), directors, officers, employees, attorneys, consultants, advisors, agents, trusts, trustors, beneficiaries, heirs, executors and administrators of each of the foregoing (collectively, the “Released Parties”) arising out of, relating to, or otherwise based on (i) this Amendment, (ii) such Released Party’s relationship, responsibilities, actions or omissions (whether as a stockholder, lender, agent for a lender, director, officer, employee or otherwise) with Parent, any Loan Party or any of their respective Subsidiaries, or (iii) such Released Party’s ownership and operation of the business of (or payments, distributions or dividends previously made to or received from) Parent, any Loan Party or any of their respective Subsidiaries. Each party hereby acknowledges that the agreements in this Section 11(b) are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Claims. In entering into this Amendment, each Lender party hereto and the Administrative Agent expressly disclaims any reliance on any representations, acts, or omissions by any of the Released Parties and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above does not depend in any way on any such representation, acts and/or omissions or the accuracy, completeness, or validity thereof. Notwithstanding the foregoing, the release set forth in this Section 11(b) does not provide a release for (i) any future breach of the obligations under the Term Loan Agreement and/or any other Loan Document, in each case as amended hereby, nor (ii) any breach or violation of the Term Loan Agreement or any other Loan Document that has occurred and is continuing after such documents are amended in accordance with this Amendment.

(c) The provisions of this Section 11 shall survive the termination of the Loan Documents and the payment in full in cash of all Obligations of the Loan Parties under or in respect of the Term Loan Agreement and other Loan Documents and all other amounts owing thereunder.

12. Choice of Law and Venue; Jury Trial Waiver. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING APPLICABLE LAW, WAIVER OF JURY TRIAL AND JURISDICTION SET FORTH IN SECTIONS 10.14 AND 10.15, RESPECTIVELY, OF THE TERM LOAN AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

13. Amendments. This Amendment cannot be altered, amended, changed or modified in any respect except in accordance with Section 10.01 of the Term Loan Agreement.

14. Counterparts; Integration. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment, the other New Money Documents, the Term Loan Agreement (as amended by this Amendment) and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

15. Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, Holdings and each Borrower shall, and shall cause each of their Subsidiaries to, execute and deliver all agreements, documents and instruments, in form and substance satisfactory to Administrative Agent, and take all actions as the Administrative Agent may reasonably request from time to time to (a) correct any material defect or error that may be discovered in any Loan Document or New Money Document or in the execution, acknowledgment, filing or recordation thereof, (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and reregister any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of this Amendment, the Loan Documents or the New Money Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents or Section 6.11 of the Term Loan Agreement, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or the New Money Documents or under any other instrument executed in connection with any Loan Document or New Money Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so, and (c) consummate fully the transactions contemplated under this Amendment and the other New Money Documents.

16. Effect on Loan Documents.

(a) The Term Loan Agreement, as amended hereby, and each of the other Loan Documents, as amended as of the date hereof, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a waiver of, consent to, or a modification or amendment of, any right, power, or remedy of Administrative Agent or any Lender under the Term Loan Agreement or any other Loan Document. Except for the waivers and amendments expressly set forth herein, the Term Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect. The waivers and amendments set forth herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse future non-compliance with the Loan Documents nor operate as a waiver of any Default or Event of Default, shall not operate as a consent to any further waiver, consent or amendment or other matter under the Loan Documents and shall not be construed as an indication that any future waiver or amendment of covenants or any other provision of the Term Loan Agreement will be agreed to, it being understood that the granting or denying of any waiver or amendment which may hereafter be requested by any Borrower remains in the sole and absolute discretion of the Lenders.

(b) Upon and after the effectiveness of this Amendment, each reference in the Term Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Term Loan Agreement, and each reference in the other Loan Documents to “the Term Loan Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Term Loan Agreement, shall mean and be a reference to the Term Loan Agreement as modified and amended hereby.

(c) This Amendment is a Loan Document.

(d) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in this Amendment, shall be construed to refer to this Amendment in its entirety and not to any particular provision hereof, (iv) all references in this Amendment to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Amendment or the other Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

17. Reaffirmation of Obligations. Holdings, each Borrower and each Guarantor hereby reaffirms its obligations under each Loan Document to which it is a party. Holdings, each Borrower and each Guarantor hereby further ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Guarantees and the Collateral Agreement or any other Loan Document, to the Administrative Agent, for the benefit of the Lenders, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof.

18. Ratification. Holdings, each Borrower and each Guarantor hereby restates, ratifies and reaffirms each and every term and condition set forth in the Term Loan Agreement and the Loan Documents effective as of the date hereof and as amended hereby.

19. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, then, to the fullest extent permitted by law, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

20. Termination. This Amendment shall automatically terminate if each of the conditions precedent set forth in Section 5 above is not satisfied (or properly waived) on or before August 5, 2014.

[Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

ANCHOR HOCKING, LLC,
as Borrower Agent and Borrower

By:	/s/ Sam Solomon
	Name:	Sam Solomon
	Title:	Chief Executive Officer and President

ONEIDA LTD.,
as Borrower

By:	/s/ Sam Solomon
	Name:	Sam Solomon
	Title:	Chief Executive Officer and President

UNIVERSAL TABLETOP, INC.,
as Holdings

By:	/s/ Sam Solomon
	Name:	Sam Solomon
	Title:	Chief Executive Officer and President

BUFFALO CHINA, INC. DELCO INTERNATIONAL, LTD. SAKURA, INC. THC SYSTEMS, INC. KENWOOD SILVER COMPANY, INC. ONEIDA SILVERSMITHS INC. ONEIDA INTERNATIONAL INC. ONEIDA FOOD SERVICE, INC., as Guarantors

By:	/s/ Sam Solomon
	Name:	Sam Solomon
	Title:	Chief Executive Officer and President

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Administrative Agent

By:	/s/ Kelvin Ji
	Name:	Kelvin Ji
	Title:	Director

By:	/s/ Benjamin Souh
	Name:	Benjamin Souh
	Title:	Vice President

ColumbusNova CLO IV Ltd. 2007-II

By:	Columbus Nova Credit Investments Management, LLC, its Collateral Manager

By:	/s/ Robert Ranocchia
	Name:	Robert Ranocchia
	Title:	Authorized Signatory

Primus CLO II, Ltd.

By:	CypressTree Investment Management, LLC, its Collateral Manager

	By:	/s/ Robert Ranocchia

Name:	Robert Ranocchia
Title:	Authorized Signatory

Bridgeport CLO Ltd.
Schiller Park CLO Ltd.
Bridgeport CLO II Ltd.

By:	Deerfield Capital Management LLC, its Collateral Manager

	By:	/s/ Robert Ranocchia
		Name:	Robert Ranocchia
		Title:	Authorized Signatory

CIFC Funding 2007-I, Ltd.
CIFC Funding 2007-II, Ltd.
CIFC Funding 2011-I, Ltd.
CIFC Funding 2012-I, Ltd.
CIFC Funding 2012-II, Ltd.
CIFC Funding 2012-III, Ltd.
CIFC Funding 2013-I, Ltd.
CIFC Funding 2013-II, Ltd.
CIFC Funding 2013-III, Ltd.

By:	CIFC Asset Management LLC, its Collateral Manager

By:	/s/ Robert Ranocchia
Name:	Robert Ranocchia
Title:	Authorized Signatory

Nationwide Mutual Fire Insurance Company,
as Lender

By:	/s/ Chetan K. Patel
	Name:	Chetan K. Patel
	Title:	Authorized Signatory

Nationwide Life Insurance Company,
as Lender

By:	/s/ Chetan K. Patel
	Name:	Chetan K. Patel
	Title:	Authorized Signatory

Nationwide Defined Benefit Master Trust,
as Lender

By:	/s/ Chetan K. Patel
	Name:	Chetan K. Patel
	Title:	Authorized Signatory

Oppenheimer Master Loan Fund, LLC,
as Lender

By:	/s/ LISA CHAFFEE
	Name:	LISA CHAFFEE
	Title:	VICE PRESIDENT

Brown Brothers Harriman & Co. acting as agent for OppenheimerFunds, Inc.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have the authority to sign this document on behalf of the Lender named below.

Oppenheimer Master Loan Fund, LLC,

/s/ LISA CHAFFEE
Name:	LISA CHAFFEE
Title:	VICE PRESIDENT

Brown Brothers Harriman & Co. acting as agent for OppenheimerFunds, Inc.

Dated: July 30, 2014

Oppenheimer Senior Floating Rate Fund,
as Lender

By:	/s/ LISA CHAFFEE
	Name:	LISA CHAFFEE
	Title:	VICE PRESIDENT

Brown Brothers Harriman & Co. acting as agent for OppenheimerFunds, Inc.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have the authority to sign this document on behalf of the Lender named below.

Oppenheimer Senior Floating Rate Fund,

/s/ LISA CHAFFEE
Name:	LISA CHAFFEE
Title:	VICE PRESIDENT

Brown Brothers Harriman & Co. acting as agent for OppenheimerFunds, Inc.

Dated: July 30, 2014

WESTERN ASSET MANAGEMENT COMPANY, as Investment Manager and agent on behalf of certain of its clients

By:	/s/ NAVEEN K. KHOSLA
Name:	NAVEEN K. KHOSLA
Title:	MANAGER, SECURITIES OPERATIONS

as Lender,

Voya Prime Rate Trust
By:	Voya Investment Management Co. LLC,
as its investment manager

Voya Senior Income Fund
By:	Voya Investment Management Co. LLC,
as its investment manager

Voya Floating Rate Fund
By:	Voya Investment Management Co. LLC,
as its investment manager

ISL Loan Trust
By:	Voya Investment Management Co. LLC,
as its investment advisor

ISL Loan Trust II
By:	Voya Investment Management Co. LLC,
as its investment advisor

ING (L) Flex – Senior Loans
By:	Voya Investment Management Co. LLC,
as its investment manager

Voya Investment Trust Co. Plan for Employee Benefit
Investment Funds – Voya Senior Loan Trust Fund
By:	Voya Investment Trust Co. as its trustee

IBM Personal Pension Plan Trust
By:	Voya Investment Management Co. LLC,
as its investment manager

ING Euro Loans Fund I, LLC
By:	Voya Alternative Asset Management LLC,
as its managing member

Voya CLO 2011-1, Ltd.
By:	Voya Alternative Asset Management LLC,
as its portfolio manager

Voya CLO 2012-1, Ltd.
By:	Voya Alternative Asset Management LLC,
as its portfolio manager

BayernInvest Alternative Loan-Fonds
By:	Voya Investment Management Co. LLC,
as its investment manager

Voya CLO 2012-2, Ltd.
By:	Voya Alternative Asset Management LLC,
as its investment manager

Voya CLO 2012-3, Ltd.
By:	Voya Alternative Asset Management LLC,
as its investment manager

Voya CLO 2012-4, Ltd.
By:	Voya Alternative Asset Management LLC,
as its investment manager

California Public Employees’ Retirement System
By:	Voya Investment Management Co. LLC,
as its investment manager

Voya CLO 2013-1, Ltd.
By:	Voya Alternative Asset Management LLC,
as its investment manager
New Mexico State Investment Council

By.	Voya Investment Management Co. LLC,
as its investment manager

Voya CLO 2013-2, Ltd.
By:	Voya Alternative Asset Management LLC,
as its investment manager

By:	/s/ Ralph E. Bucher
	Name:	Ralph E. Bucher
	Title:	Senior Vice President

EXHIBIT A

Execution

AMENDMENT NO. 6 TO SECOND AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 6 TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment No. 6”), dated as of July 30, 2014, by and among Oneida Ltd., a Delaware corporation (“Oneida”), Anchor Hocking, LLC, a Delaware limited liability company (“Anchor”, and together with Oneida, each a “Borrower”, and collectively, “Borrowers”), Universal Tabletop, Inc., a Delaware corporation (“Parent”), and each other Subsidiary of Parent party thereto (together with Parent, each a “Guarantor”, and collectively, “Guarantors”), the financial institutions from time to time party to the Loan Agreement (as hereinafter defined) as lenders (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Wells Fargo Bank, National Association, with an office located at 100 Park Avenue, 14th Floor, New York, New York 10017, as administrative agent for the Lenders (in its capacity as administrative agent, together with its successors and assigns, and any replacement, the “Administrative Agent”) and as collateral agent for the Lenders (in its capacity as collateral agent, together with its successors and assigns, and any replacement, the “Collateral Agent”, and together with Administrative Agent, collectively, “Agents”).

W I T N E S S E T H:

WHEREAS, Agents, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Administrative Agent on behalf of Lenders) have made and provided and may hereafter make and provide loans, advances and other financial accommodations to Borrowers as set forth in the Second Amended and Restated Loan and Security Agreement, dated as of May 21, 2013, by and among Agents, Lenders, Borrowers and Guarantors, as amended by Amendment No. 1 to the Second Amended and Restated Loan and Security Agreement, dated as of May 14, 2014, as amended by Amendment No. 2 to the Second Amended and Restated Loan and Security Agreement, dated as of May 30, 2014, Amendment No. 3 to the Second Amended and Restated Loan and Security Agreement, dated as of June 30, 2014, Amendment No. 4 to the Second Amended and Restated Loan and Security Agreement, dated as of July 15, 2014, and Amendment No. 5 to the Second Amended and Restated Loan and Security Agreement, dated as of July 22, 2014, (as the same may be further amended, modified, supplemented, extended, renewed, restated, refinanced restructured or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement and this Amendment No. 6, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, restructured, refinanced or replaced, being collectively referred to herein as the “Loan Documents”);

WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders agree to an increase in the Maximum Revolver Amount from $55,000,000 to $60,000,000 and make certain other amendments to the Loan Agreement;

WHEREAS, Borrowers and Guarantors have advised that, in connection with its request to increase the Maximum Revolver Amount and make certain other amendments to the Loan Agreement, Borrowers shall receive an equity contribution of certain net cash proceeds from the sale of approximately $20,000,000 of equity interests in EveryWare Global, Inc.;

WHEREAS, contemporaneously with this Amendment No. 6, Borrowers and Guarantors have advised that they are entering into a Waiver and Amendment Number One to Term Loan Agreement, pursuant to which the Term Loan Agent and Term Loan Lenders shall waive the existing events of default under the Term Loan Agreement set forth in the Term Loan Forbearance Agreement;

WHEREAS, in connection with each of the equity contribution and waiver described above, Agents and Lenders are willing to make the requested accommodations and amendments to the Loan Agreement, subject to the terms and conditions set forth herein; and

WHEREAS, by this Amendment No. 6, Borrowers, Guarantors, Agents and Lenders desire and intend to evidence such amendments;

NOW THEREFORE, in consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

1. Definitions.

(a) Additional Definitions. As used herein, the following terms shall have the following meanings given to them below, and the Loan Agreement and the other Loan Documents are hereby amended to include, in addition and not in limitation, the following:

(i) “2014 Equity Contribution” shall mean an equity contribution in the amount of $20,000,000 made by EveryWare Global, Inc. to Borrowers.

(ii) “2014 Equity Contribution Documents” shall mean the Securities Purchase Agreement dated on or about the date hereof among EveryWare Global, Inc. and the investors party thereto, together with each of the agreements, instruments and documents executed and/or delivered in connection therewith as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, restructured, refinanced or replaced.

(iii) “Amendment No. 6” means Amendment No. 6 to Second Amended and Restated Loan and Security Agreement, dated as of July 30, 2014, by and among Agents, Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, restructured, refinanced or replaced.

(iv) “Amendment No. 6 Effective Date” means the date on which all conditions precedent to Amendment No. 6 have been satisfied.

(v) “Term Loan Amendment No. 1” shall mean the Waiver and Amendment Number One to Term Loan Agreement, dated as of July 30, 2014, among Term Loan Agent, Term Loan Lenders, Borrowers and Guarantors.

(b) Amendments to Definitions.

(i) The definition of “EBITDA” is hereby deleted in its entirety and replaced with the following:

““EBITDA” means, at any date of determination, an amount equal to consolidated Net Income of Parent and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period, plus the following, without duplication, and except with respect to clauses (o) and (q) below, to the extent deducted in calculating such consolidated Net Income: (a) depreciation expense, (b) amortization expense, (c) the annual provision attributed to a management long-term incentive plan, and other FASB ASC 718 compensation expense, if applicable, (d) other non-cash deductions, losses or expenses that do not represent an accrual or reserve for potential cash items in any future period, (e) provision for LIFO and deferred variance adjustments for inventory valuations, (f) consolidated federal, state and local income tax expenses, (g) consolidated Interest Expense, (h) extraordinary losses, (i) any non-cash non-recurring charge or non-cash restructuring charges (to include, but not be limited to, write-downs to goodwill and other intangible assets as covered by FASB ASC 350, 360 and

840, barter credits, inventory and accounts receivable (including trade receivables and duty drawback receivables)) and also including, without duplication, any other non-cash restructuring costs as allowed under GAAP (including, but not limited to FASB ASC 420 Accounting for Costs Associated with Exit or Disposal Activities), (j) cash restructuring charges, fees and expenses as well as any professional fees; provided that the aggregate amount of all items added back pursuant to this clause (j) shall not exceed 12.5% of EBITDA for such Measurement Period calculated on a Pro Forma Basis after giving effect to all adjustments thereto, (k) costs under employee retention programs, (1) foreign currency translation gains or losses as shown on the consolidated statement of income of Parent and its Subsidiaries, (m) cash or non-cash charges constituting Transaction Costs, (n) any fees, indemnities and expenses paid to the MCP or its Affiliates pursuant to the Management Agreement (or accrued thereunder) for periods prior to the Closing Date, and any fees, indemnities and expenses paid to the members of the board of directors (or similar governing body, including members of committees or subcommittees thereof) of Parent and any of direct and indirect parent entities thereof for periods beginning on or after the Closing Date, (o) business interruption insurance proceeds, (p) any fees, costs or expenses incurred in connection with Permitted Acquisitions or potential Permitted Acquisitions (whether consummated or not), and (q) the amount of “run rate” cost savings, operating expense reductions and cost synergies projected by Parent in good faith to result from actions taken or committed to be taken no later than twelve (12) months after the end of such Measurement Period (calculated on a pro forma basis as though such cost savings, operating expense reductions and cost synergies had been realized on the first day of such Measurement Period for which EBITDA is being determined and as if such cost savings, operating expense reductions and cost synergies were realized during the entirety of such Measurement Period), net of the amount of actual benefits realized during such Measurement Period from such actions; provided that such cost savings and synergies are reasonably identifiable and factually supportable (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken or committed to be taken, net of the amount of actual benefits realized during such Measurement Period from such actions); provided that the aggregate amount of cost savings, operating expense reductions and cost synergies added back pursuant to this clause (q), and clause (C) in the definition of Pro Forma Basis, for any period shall not exceed 7.0% of EBITDA for such Measurement Period calculated on a Pro Forma Basis after giving effect to all adjustments thereto, and minus, without duplication, (i) any amount included in EBITDA for such Measurement Period in respect of cancellation of debt income arising as a result of the repurchase of Term Loans pursuant to the Term Loan Agreement, (ii) non-cash gains included in consolidated Net Income for Parent and its Subsidiaries for such Measurement Period (iii) any cash payments made in such period in respect of non-cash charges taken in any prior Measurement Period, (iv) to the extent not deducted in the calculation of net income, actual fees, costs and expenses associated with the proceeds of business interruption insurance to the extent such amounts are the basis of such recovery and (v) extraordinary gains.

For the purpose of the computations of financial tests and ratios hereunder, if there has occurred at any time after the Closing Date a Permitted Acquisition or disposition of assets during the relevant period, EBITDA shall be calculated on a Pro Forma Basis (as defined below).”

(c) Interpretation. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

2. Section 7.2 (Financial Information). Section 7.2 is hereby amended by inserting the following clause (l):

“Promptly after provision thereof to the Board of Directors (or any executive committee thereof) of any Loan Party or EveryWare Global, Inc., monthly operating financial reports, including all such operating financial information provided and flash reports by segment (which shall include gross sales, operating margins and similar information for such period).”

3. Section 10.2 (Distributions; Restricted Investments). Section 10.2(a) is hereby amended as follows:

(a) Clause (iii) is hereby deleted in its entirety and replaced with the following:

“(iii) dividend payments or other Distributions payable solely in the common stock or other Capital Stock of such Person other than Parent;”

(b) Clause (iv) is hereby deleted in its entirety and replaced with the following:

“(iv) purchase, redemption or acquisition of Capital Stock with the proceeds received from the substantially concurrent issue of new shares of their common stock or other common Capital Stock other than Parent;”

(c) Clause (vi) is hereby deleted in its entirety and replaced with “[Reserved]”.

4. Section 10.6 (Prepayment of Debt and Agreements). Clause (iv) of Section 10.6(a) is hereby amended by deleting such clause in its entirety and replacing it with the following:

“(iv) a Loan Party may make regularly scheduled payments of principal and interest as and when due under the Term Loan Agreement (as in effect on the Amendment No. 6 Effective Date after giving effect to the Term Loan Amendment No. 1) and mandatory payments of principal and accrued interest as and when due under the Term Loan Agreement pursuant to Section 2.03(b) of the Term Loan Agreement (as in effect on the Amendment No. 6 Effective Date after giving effect to the Term Loan Amendment No. 1) and any prepayment premiums required to be paid in accordance with the terms of Section 2.03(b) of the Term Loan Agreement (as in effect on the Amendment No. 6 Effective Date after giving effect to the Term Loan Amendment No. 1).”

5. Maximum Revolver Amounts and Commitment. On and after the Amendment No. 6 Effective Date, and subject to the provisions of the Loan Agreement, the parties agree that the “Maximum Revolver Amount” shall be increased to $60,000,000 and the Commitment of Wells Fargo shall be correspondingly increased to $60,000,000.

6. Events of Default. As of the date hereof, Administrative Agent has not waived, is not by this Amendment No. 6 waiving any Event of Default which may have occurred on or prior to the date hereof, whether or not continuing on the date hereof, or which may occur after the date hereof.

7. Consent. Agent and Lenders hereby consent to Borrowers and Guarantors entering into the Waiver and Amendment Number One to Term Loan Agreement in the form annexed hereto as Exhibit A.

8. Amendment Fee. In addition to all other fees, charges, interest and expenses payable by Borrowers to Agent and Lenders under the Loan Agreement and the other Financing Agreements, Borrowers shall pay to Agent an amendment fee equal to $37,500, which amount is fully earned and payable on the Amendment No. 6 Effective Date and may be charged directly to any loan account(s) of Borrowers maintained by Agent.

9. Conditions Precedent. This Amendment No. 6 shall become effective on the first date upon which each of the following conditions precedent has been satisfied:

(a) Administrative Agent shall have received this Amendment No. 6, duly executed, authorized and delivered by Borrowers, Guarantors and Lenders;

(b) Administrative Agent shall have received that certain Waiver and Amendment Number One to Term Loan Agreement, annexed hereto as Exhibit A, duly executed and delivered by the Borrowers and the Term Loan Agent, and the Required Lenders (as such term is defined in the Term Loan Agreement) and all other parties thereto;

(c) Administrative Agent shall have received the 2014 Equity Contribution Documents, duly executed and delivered by each of the parties thereto, each in form and substance satisfactory to the Administrative Agent; provided, that, for purposes of determining satisfaction or compliance with the conditions specified in this paragraph (c), the Administrative Agent, by its delivery an executed counterpart to this Amendment No. 6, shall be deemed to be satisfied with the form and substance of such documents;

(d) receipt of the net proceeds of the 2014 Equity Contribution in an amount not less than $14,500,000 have been received by Borrowers;

(e) no Default or Event of Default shall exist or shall have occurred and be continuing, both before and after giving effect to this Amendment No. 6; and

(f) Agent shall be in receipt in immediately available funds, or shall have charged a loan account of any Borrower, the fee referred to in Section 8 hereof.

10. Representations, Warranties and Covenants. Each Borrower and Guarantor hereby represents and warrants to the Lenders for itself and each of the other Loan Parties the following (which shall survive the execution and delivery of this Amendment No. 6), the truth and accuracy of which representations and warranties are a continuing condition of the making of Revolving Loans and providing Letters of Credit to Borrowers:

(a) as to each Loan Party, each Loan Party has the power and authority to execute, deliver and perform this Amendment No. 6, has taken all necessary action (including obtaining approval of its stockholders or members if necessary) to authorize the execution, delivery, and performance of this Amendment No. 6;

(b) as to each Loan Party, this Amendment No. 6 has been duly executed and delivered by such Loan Party, and constitute the legal, valid, and binding obligations of such Loan Party, enforceable against it in accordance with its terms without defense, set-off, or counterclaim, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and to the effect of general principles of equity whether applied by a court of law or equity;

(c) as to each Loan Party, the execution, delivery and performance by such Loan Party of this Amendment No. 6 does not and will not conflict with, or constitute a violation or breach of, or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any Loan Party by reason of the terms of (a) any material contract, mortgage, Lien, lease, agreement, indenture, document, or instrument to which such Loan Party is a party or which is binding upon it, (b) any Requirement of Law applicable to such Loan Party, or (c) the certificate or articles of incorporation, by laws, or other organizational or constituent documents, as the case may be, of such Loan Party.

(d) no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with this Amendment No. 6, except for those which have been duly obtained by the Loan Parties;

(e) the representations and warranties of the Loan Parties contained in the Loan Agreement and the other Loan Documents (after giving effect to Amendment No. 6) that are qualified as to materiality or Material Adverse Effect shall be true and correct, and the representations that are not so qualified shall be true and correct in all material respects on the Amendment No. 6 Effective Date, except to the extent such representations or warranties specifically relate to an earlier date, in which case such representations and warranties qualified as to materiality or Material Adverse Effect shall be true and correct, and the representations that are not so qualified, shall be true and correct in all material respects on and as of such earlier date; and

(f) no event exists, or would exist immediately after giving effect to this Amendment No. 6, which constitutes a Default or an Event of Default.

11. Acknowledgments by Guarantors. Each Guarantor, by its signature below, hereby acknowledges, confirms and agrees that after giving effect to this Amendment No. 6 and the transactions contemplated hereby, the Guaranty Agreement executed by Guarantors guaranteeing the payment and performance of all Obligations, is and shall continue in full force and effect.

12. Effect of this Agreement. Except as expressly amended pursuant hereto, no other changes, waivers or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified and confirmed by all parties hereto as of the date hereof. To the extent that any provision of the Loan Agreement or any of the other Loan Documents are inconsistent with the provisions of this Amendment No. 6, the provisions of this Amendment No. 6 shall control.

13. Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes hereof.

14. Governing Law. This Amendment No. 6 and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York.

15. Binding Effect. This Amendment No. 6 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns and the successors and permitted assigns of Lenders.

16. Reference to Loan Agreement. On and after the Amendment No. 6 Effective Date, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to the “Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended by this Amendment No. 6.

17. Counterparts. This Amendment No. 6 may be executed in any number of counterparts, and by each Agent, each Lender, and the Loan Parties in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document, and a telecopy or electronic mail in portable document format of any such executed signature page shall be valid as an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have entered into this Amendment No. 6 on the date first above written.

BORROWERS

ONEIDA LTD.

By:	/s/ Sam Solomon
	Name:	Sam Solomon
	Title:	Chief Executive Officer and President

ANCHOR HOCKING, LLC

By:	/s/ Sam Solomon
	Name:	Sam Solomon
	Title:	Chief Executive Officer and President

GUARANTORS

UNIVERSAL TABLETOP, INC.

By:	/s/ Sam Solomon
	Name:	Sam Solomon
	Title:	Chief Executive Officer and President

BUFFALO CHINA, INC. DELCO INTERNATIONAL, LTD. SAKURA, INC. THC SYSTEMS, INC. KENWOOD SILVER COMPANY, INC. ONEIDA SILVERSMITHS INC. ONEIDA INTERNATIONAL INC. ONEIDA FOOD SERVICE, INC.

By:	/s/ Sam Solomon
	Name:	Sam Solomon
	Title:	Chief Executive Officer and President

[Signatures Continue on Next Page]

[Signatures Continued from Previous Page]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent, Letter of Credit Issuer and, individually as a Lender

By:	/s/ Guido Cuomo
	Name:	Guido Cuomo
	Title:	Authorized Signatory

Exhibit A

Waiver and Amendment Number One to Term Loan Agreement

See attached.

EXHIBIT B

[See Annex C to this proxy statement]

EXHIBIT C

Certification for Receipt of EveryWare Warrants

* * * ATTENTION: ACTION REQUIRED * * *

AS A TERM LENDER, YOU ARE ENTITLED TO RECEIVE PENNY WARRANTS TO PURCHASE SHARES OF COMMON STOCK IN EVERYWARE GLOBAL, INC. YOU ARE ENTITLED TO RECEIVE THE WARRANTS FREE OF CHARGE IN ACCORDANCE WITH THE AMENDMENT REFERENCED BELOW.

HOWEVER, YOU MUST COMPLETE AND RETURN THIS CERTIFICATE BY NO LATER THAN SEPTEMBER 28, 2014. OTHERWISE YOU WILL LOSE THE RIGHT TO RECEIVE SUCH WARRANTS.

* * * ATTENTION: ACTION REQUIRED * * *

Reference is made to the Waiver and Amendment Number One to Term Loan Agreement (the “Amendment”), dated as of July 30, 2014, by and among ANCHOR HOCKING, LLC, a Delaware limited liability company (“Anchor”), ONEIDA LTD., a Delaware corporation (“Oneida” and together with Anchor, each individually, a “Borrower” and collectively “Borrowers”), UNIVERSAL TABLETOP, INC., a Delaware corporation (“Holdings”), the Lenders party to the Term Loan Agreement (defined below) listed on the signature pages thereto and constituting the Required Lenders, each other Subsidiary of Holdings party thereto (collectively, the “Guarantors”), DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (“Administrative Agent”), and EVERYWARE GLOBAL, INC., a Delaware corporation (“Parent”). Unless otherwise specified, capitalized terms used in this certificate have the meaning assigned to them in the Amendment or the Term Loan Agreement dated as of May 21, 2013 by and among Holdings, Borrowers, Guarantors and Administrative Agent (as amended, restated, supplemented, or otherwise modified from time to time, the “Term Loan Agreement”). This certificate is being delivered by the undersigned pursuant to Section 6(b) of the Amendment.

The undersigned hereby certifies that:

1. I accept delivery of the Warrants issued to me pursuant to the Amendment and the Warrant Agreement.

2. I represent and warrant as follows:

☐	I am an “accredited investor” within the meaning of Rule 501(a)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

☐	I am not an “accredited investor” within the meaning of Rule 501(a)(1) under the Securities Act.

3. By acceptance of this Warrant, I agree and represent that:

(i) I will not offer or sell the Warrants by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

(ii) I understand that the Warrants are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from Parent in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(iii) I understand that certificates evidencing the Warrants will bear any legend as required by the Blue Sky laws of any state and a restrictive legend in substantially the form set forth in the Warrant Agreement.

(iv) I agree to be bound by all of the terms and conditions contained in the Warrant Agreement.

(v) I am a resident of that jurisdiction specified below my address set forth on the signature page below.

(vi) I, either alone or together with my representatives, have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Warrants, and have so evaluated the merits and risks of such investment.

(vii) Prior to the date hereof, I have had an opportunity to review the Company’s Annual Report on Form 10-K, the Company’s Quarterly Report on Form 10-Q for the most recently completed fiscal quarter and a copy of the Warrant Agreement. I have had an opportunity to ask questions and receive answers concerning the terms of the Warrants.

This Certificate must be returned no later than September 28, 2014 to the following address or via email:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Attn: John Gunderson

john.gunderson@kirkland.com

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have the authority to sign this document on behalf of the Lender named below. Please sign a separate certificate for each Lender that is receiving Warrants.

Please insert name of Lender record holder

Name:
Title:

ADDRESS:

Dated:                     , 2014

Annex B

EXECUTION COPY

WARRANT AGREEMENT

THIS WARRANT AGREEMENT (this “Agreement”), dated as of July 30, 2014, is by and between EveryWare Global, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”).

WHEREAS, the Company has entered into that certain Waiver and Amendment Number One to the Term Loan Agreement, dated as of July 30, 2014, among the Company, Anchor Hocking, LLC, a Delaware limited liability company, Oneida Ltd., a Delaware corporation Universal Tabletop, Inc., a Delaware corporation, the Lenders party to the listed on the signature pages thereto and constituting the Required Lenders (as defined therein), each other subsidiary of Holdings party thereto and Deutsche Bank AG New York Branch, as Administrative Agent (the “Term Loan Agreement”), pursuant to which the Lenders (as defined therein) will be issued an aggregate of 2,958,670 warrants of the Company (the “Warrants”);

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts have been performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2. Warrants.

2.1 Form of Warrant. Each Warrant shall be issued in registered form only and shall be in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein and shall be signed by, or bear the facsimile signature of, the Chairman of the Board of Directors of the Company (the “Board”), President, Chief Executive Officer, Chief Financial Officer, Secretary or other principal officer of the Company. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.2 Effect of Countersignature. Unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3 Register.

2.3.1 Warrant Register. The Warrant Agent shall maintain a register for the Warrants in which the Warrant Agent shall record the name and address of each person or entity in whose name Warrants have been issued (including the name and address of each transferee) and the number of Warrants held by such person or entity (the “Warrant Register”), for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company. The Warrant Agent shall keep the register open and available at all times during business hours for inspection by any holder of Warrants hereunder or its legal representatives.

2.3.2 Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant is registered in the Warrant Register (the “Registered Holder” or “Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate (as defined below) made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

2.4 Restrictive Legend. Any Warrant issued pursuant to this Agreement, including upon transfer or replacement of any Warrant shall be imprinted with the following legend, in addition to any legend required under applicable state securities laws:

THIS SECURITY, AS WELL AS THE COMMON STOCK OF THE COMPANY UNDERLYING THIS SECURITY, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY, AS WELL AS THE COMMON STOCK OF THE COMPANY UNDERLYING THIS SECURITY, MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, (II) IN THE ABSENCE OF AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS, AS EVIDENCED (IF REQUIRED BY THE COMPANY) BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT, OR (III) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF A SELLER REPRESENTATION LETTER AND A BROKER REPRESENTATION LETTER, IN EITHER CASE AS MAY BE APPLICABLE) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE). NO REPRESENTATION IS MADE BY THE COMPANY AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THIS SECURITY, OR THE COMMON STOCK OF THE COMPANY UNDERLYING THIS SECURITY.

2.5 Shelf Registrations.

2.5.1 As promptly as practicable after the date hereof, the Company shall prepare and file with the United States Securities and Exchange Commission (the “SEC”), one or more Registration Statements (collectively, the “Shelf Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, and the rules and regulations of the SEC promulgated thereunder, as from time to time amended (the “Securities Act”) registering the resale from time to time of Common Stock (as defined below) issued or issuable under the Warrants by Holders (“Electing Holders”) of Warrants and/or shares of Common Stock so issued or issuable (such Common Stock, collectively, “Registrable Securities”) who have provided the Company with a Notice and Questionnaire in the Form of Exhibit B (the “Notice and Questionnaire”). The Company shall give written notice of the filing of each Shelf Registration Statement (and each amendment thereto) at least fifteen (15) days prior to filing each such Registration Statement to all Holders of Registrable Securities, together with a copy of such Notice and Questionnaire and a request to complete and return such Notice and

Questionnaire, and shall include in such Registration Statements all Registrable Securities of Electing Holders. The Shelf Registration Statement shall be on Form S-3 if the Company is eligible to use Form S-3 or another appropriate form permitting registration of such Common Stock for resale. The Company shall use reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as soon as possible after filing, and once effective, to keep the Shelf Registration Statement continuously effective under the Securities Act at all times until the earlier of (x) three months following the Expiration Date and (y) the date on which (i) all shares of Common Stock issued or issuable under the Warrants by persons who are not affiliates of the Company are or would upon issuance be freely tradable under United States federal securities laws subject only to the requirement in Rule 144(i)(2) that the Company have filed all required SEC reports (other than Form 8-K reports) in the preceding 12 months and (ii) the share certificates for such Common Stock that would be issued following transfer pursuant to Rule 144(i)(2) would be issued without any restrictive legends (the “Effectiveness Period”).

2.5.2 The Company shall at its expense:

(a) prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement continuously effective for the Effectiveness Period; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use reasonable efforts to comply with the provisions of the Securities Act applicable to it;

(b) use its reasonable best efforts to (i) register or qualify the Common Stock covered by the Shelf Registration Statement under such securities or “blue sky” laws of any applicable jurisdiction in the United States and (ii) take such action necessary to cause such Common Stock covered by the Shelf Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Registered Holders to consummate the disposition of such Common Stock in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

(c) cause all such Common Stock registered pursuant hereto to be listed on the principal Exchange (as defined below) on which similar securities issued by the Company are then listed;

(d) maintain a transfer agent and registrar for the Company’s Common Stock;

(e) as promptly as reasonably practicable, but within three (3) business days in any event, give notice to the Registered Holders (1) when any Prospectus, Prospectus supplement, Registration Statement or post-effective amendment to a Shelf Registration Statement has been filed with the SEC and, with respect to a Shelf Registration Statement or any post-effective amendment, when the same has been declared effective and (2) of any request, following the effectiveness of a Shelf Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to such Shelf Registration Statement or related Prospectus or for additional information;

(f) notify the Registered Holders in writing of the effectiveness of the Shelf Registration Statement and furnish to the Registered Holders, without charge, such number of copies of the Shelf Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and such other documents as the Registered Holders may reasonably request in order to facilitate the sale of the Common Stock in the manner described in the Shelf Registration Statement;

(g) promptly prepare and file with the SEC from time to time such amendments and supplements to the Shelf Registration Statement and Prospectus used in connection therewith (or file a new Shelf Registration Statement) as may be necessary to keep the Shelf Registration Statement effective, to ensure the information pertaining to the Electing Holders is current, and to comply with the provisions of the Securities Act with respect to the disposition of all such Common Stock during the Effectiveness Period;

(h) give notice to the Registered Holders as promptly as practicalbe (and in any event within three business days) following notice to the Company (1) of the issuance by the SEC or any other federal or state governmental authority of any stop order or injunction suspending or enjoining the use of any Prospectus or the effectiveness of a Shelf Registration Statement or the initiation or threatening of any proceedings for that purpose, (2) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (3) of the happening of any event that makes any statement made in a Shelf Registration Statement or the related Prospectus untrue in any material respect or that requires changes in order to make the statements therein not misleading;

(i) cooperate with each Registered Holder and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc., and use its reasonable best efforts to make or cause to be made any filings required to be made by an issuer with the Financial Industry Regulatory Authority, Inc. in connection with the filing of the Shelf Registration Statement;

(j) pay the filing fee covering all such Common Stock at the time an Shelf Registration Statement is filed;

(k) during the Effectiveness Period, if at any time the Company is required to re-evaluate its eligbility to utilize a form of registration statement and the Company determines that it is not eligible to use such form, use its reasonable best efforts to refile the Shelf Registration Statement on such form as it is eligible to use and keep such registration statement effective during the Effectiveness Period; and

(l) otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such registration.

2.5.3 Notwithstanding the above requirements, the Company shall not be required to amend or supplement any registration statement, any related prospectus or any document incorporated therein by reference for a period (the “Black Out Period”) not to exceed, for so long as this Agreement is in effect, an aggregate of 90 days in any calendar year, in the event that (A) an event occurs and is continuing as a result of which the registration statement, any related prospectus or any document incorporated therein by reference as then amended or supplemented would, in the Company’s good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B)(1) the Company determines in its good faith judgment that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Company or (2) the disclosure otherwise relates to a material business transaction which has not yet been publicly disclosed.

2.5.4 Each of the Electing Holders agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.5.2(h), such Electing Holder will forthwith discontinue the disposition of Common Stock pursuant to the registration statement until such Electing Holder receives copies of the supplemented or amended prospectus contemplated by such Section, and, if so directed by the Company, each Electing Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Electing Holder’s possession, of the prospectus covering such Common Stock current at the time of receipt of such notice. Each Electing Holder also agrees to notify the Company of any event relating to such Electing Holder that occurs that would require the preparation of a supplement or amendment to the prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. In accordance with the Notice and Questionnaire, the Company may require any holder of a Warrant or Common

Stock issued upon exercise of a Warrant to furnish to the Company such information regarding such holder and the intended distribution of the shares of Common Stock issuable upon exercise of the Warrant and such other information as the Company may from time to time reasonably request in writing in connection with the registration.

3. Terms and Exercise of Warrants.

3.1 Warrant Price. Each Warrant shall, when countersigned by the Warrant Agent, entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Agreement, to purchase from the Company the number of shares of common stock of the Company (“Common Stock”) stated therein or any portion thereof, at an exercise price of $0.01 per share (the “Warrant Price”), subject to the adjustments provided in Section 4 hereof. The term “Warrant Price” as used in this Warrant Agreement shall mean the price per share at which Common Stock may be purchased at the time a Warrant is exercised.

3.2 Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the date hereof and terminating at 5:00 p.m., New York City time on July 30, 2021 (the “Expiration Date”). Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m. New York City time on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, that the Company shall provide at least twenty (20) days’ prior written notice of any such extension to Registered Holders of the Warrants; provided, further, that any such extension shall be identical in duration among all the Warrants and the warrants issued by the Company (the “SPA Warrants”) pursuant to the Securities Purchase Agreement dated as of the date hereof among the Company and the Investors (as defined therein).

3.3 Exercise of Warrants.

3.3.1 Payment. Subject to the provisions of the Warrant and this Agreement, a Warrant, when countersigned by the Warrant Agent, may be exercised by the Registered Holder thereof by surrendering it at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, in the Borough of Manhattan, City and State of New York, with the subscription form, as set forth in the Warrant, duly executed, and by paying in full the Warrant Price for each full share of Common Stock as to which the Warrant is exercised, as follows:

(a) with respect to the exercise of any Warrant on a “cash basis”, by wire transfer of immediately available funds, in good certified check or good bank draft payable to the order of the Company; provided that the Registered Holder provides the information on the notice to purchase in the form attached to such Warrant (each, an “Exercise Notice”) that is reasonably necessary for the Company to issue the Common Stock as to which such Warrant is exercised in compliance with U.S. federal securities law; or

(b) with respect to the exercise of any Warrant on a “cashless basis”, by surrendering such Warrant for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying such Warrant or any portion thereof being exercised (at the election of the Registered Holder), multiplied by the difference between the Fair Market Value, and the Warrant Price by (y) the Fair Market Value. “Fair Market Value” means (i) at any time the Common Stock is listed or quoted for trading on the New York Stock Exchange, the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, OTC Bulletin Board or any other national securities exchange (each, an “Exchange”), the average last sale price of a share of Common Stock for the ten (10) trading days ending on the third trading day prior to the date on which notice of exercise of such Warrant is sent to the Warrant Agent; or (ii) at any time the Common Stock is not listed or quoted for trading on an Exchange, the fair market value of a share of Common Stock as shall be determined by the Board of Directors in its good faith judgment;

provided, however, that, notwithstanding the foregoing, the issuance of shares of Common Stock or other securities upon the exercise of any Warrant shall be made without charge to the Registered Holder for any issue or other tax in respect thereof; provided, further, that if at any time the Common Stock is not a “covered security” under Section 18(b) of the Securities Act, the Company may, at its option, require any exercise of Warrants to be made on a “cashless basis.”

3.3.2 Issuance of Common Stock on Exercise. As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price (if payment is on a “cash basis” pursuant to subsection 3.3.1(a)), the Company shall issue to the Registered Holder of such Warrant a certificate or certificates for the number of full shares of Common Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a new countersigned Warrant for the number of shares as to which such Warrant shall not have been exercised. The Company’s obligations to issue and deliver shares of Common Stock upon the exercise of any Warrants in accordance with the terms hereof are absolute and unconditional. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of any Warrant as required pursuant to the terms hereof.

3.3.3 Valid Issuance. All Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and nonassessable, and free and clear of all Liens. For purposes hereof, “Lien” means any mortgage, lien (statutory or otherwise), charge, pledge, hypothecation, conditional sales agreement, adverse claim, title retention agreement or other security interest, encumbrance or other title defect in or on any interest or title of any vendor, lessor, lender or other secured party to or of such person or entity under any conditional sale, trust receipt or other title retention agreement with respect to any property or asset of such person or entity. At any time that the Warrants are outstanding, the Company shall cause to be maintained all authorizations required for the issuance of a number of shares of Common Stock which the Company may be liable to issue upon exercise of the Warrants from time to time remaining outstanding, in accordance with the terms and conditions this Agreement and the Warrants. All shares of Common Stock delivered upon exercise of the Warrants shall be newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and non-assessable and free of any Lien and shall not be subject to any preemptive rights or similar rights and shall rank pari passu in all respects with other existing Common Stock.

3.3.4 Date of Issuance. Each person or entity in whose name any certificate for Common Stock is issued shall for all purposes be deemed to have become the holder of record of such Common Stock on the date on which the Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the share transfer books of the Company are closed, such person or entity shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books are open. The Warrant Agent shall, upon request of the Holder, use its reasonable best efforts to record the ownership of the Warrant Shares upon exercise in book entry form rather than through the issuance of physical stock certificates (provided that such book entry interests will continue to bear any required restrictive legends).

3.3.5 Closing of Books. The Company will at no time close its transfer books against the transfer of any Warrant in any manner which interferes with the timely exercise hereof.

3.3.6 Listing of Common Stock. In the time and manner required by any Exchange on which the Common Stock is listed or quoted for trading on the date in question (the “Trading Market”), the Company shall prepare and file with such Trading Market additional shares listing application covering all the Common Stock issuable upon exercise of the Warrants and shall use its reasonable best efforts to take all steps necessary to cause all of the Common Stock issuable upon exercise of the Warrants to be approved for listing on the Trading Market at all times.

4. Adjustments. The number of shares of Common Stock issuable upon exercise of any Warrant, as well as the Warrant Price, is subject to adjustment from time to time as set forth in this Section 4.

4.1 Share Dividends.

4.1.1 Split-Ups. If after the date hereof, the number of outstanding shares of Common Stock is increased by a stock dividend payable in Common Stock, or by a split-up or sub-division of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up, sub-division or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in the outstanding shares of Common Stock, subject to the provisions of Section 4.7 below.

4.1.2 Other Distributions. If after the date hereof the Company makes a distribution (a “Distribution”) to the holders of its Common Stock (other than in connection with the liquidation, dissolution or winding up of the Company) of any asset (including cash or evidence of its indebtedness) or security (including any subscription right) (the total value of the assets or securities so distributed, the “Distribution Amount”) other than a distribution referred to in Section 4.1.1, then the Company shall distribute to the holder of each Warrant the portion of the Distribution Amount which a holder of the number of shares of Common Stock for which such Warrant is exercisable immediately prior to the Distribution would have owned or received immediately after and as a result of such Distribution.

4.2 Aggregation of Shares. If after the date hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding Common Stock, subject to the provisions of Section 4.7 hereof.

4.3 Adjustments in Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in subsection 4.1.1 or Section 4.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

4.4 Replacement of Securities upon Reorganization, etc. In case of any recapitalization, reclassification or reorganization of the outstanding Common Stock (other than a change under subsections 4.1.1 or 4.1.2 or Section 4.2 hereof or that solely affects the par value of such Common Stock), or in the case of any amalgamation, conversion, merger or consolidation of the Company with or into another corporation or other entity (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any recapitalization, reclassification or reorganization of the outstanding Common Stock), or in the case of any sale, lease, license, transfer or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, liquidated or wound up, the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such recapitalization, reclassification, reorganization, amalgamation, conversion, merger or consolidation, or upon a dissolution, liquidation or winding up following any such sale, lease, license, transfer or conveyance, that the holder of the Warrants would have received if such holder had exercised his, her or its Warrant(s) immediately prior to such event (the “Alternative Issuance”); provided, however, that (i) if the holders of the Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such amalgamation, conversion, merger or consolidation, or upon a dissolution, liquidation or winding up following any such sale, lease, license, transfer or conveyance, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the Common Stock in such amalgamation, conversion, merger or consolidation, or upon a dissolution, liquidation or winding up following any such sale, lease, license, transfer or conveyance, that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the Common Stock under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding Common Stock, the holder of a Warrant shall be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 4. If any recapitalization, reclassification or reorganization also results in a change in Common Stock covered by both subsection 4.1.1 or Section 4.2 and this Section 4.4, then such adjustment shall be made pursuant to both subsection 4.1.1 or Section 4.2 and this Section 4.4. The provisions of this Section 4.4 shall similarly apply to successive recapitalizations, reclassifications, reorganizations, amalgamations, conversions, mergers or consolidations, sales, leases, licenses, transfers, conveyances and other similar transactions, and the Company shall not effect any such transaction unless, prior to the consummation thereof, the successor person or entity (if other than the Company) resulting from such transaction, shall assume, by written instrument substantially similar in form and substance to this Agreement and reasonably satisfactory to the majority in interest of the Registered Holders, the obligation to deliver to the Registered Holder such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Registered Holder shall be entitled to receive upon exercise of the Warrants held by them.

Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 4.4, each Registered Holder shall have the right to elect prior to the consummation of such event or transaction, to give effect to the exercise rights contained herein instead of giving effect to the provisions contained in this Section 4.4 with respect to Warrants held by such Registered Holder.

4.5 [INTENTIONALLY OMITTED.]

4.6 Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of shares issuable upon exercise of a Warrant, the Company shall give prompt written notice thereof to the Warrant Agent, which notice shall state the increase or decrease, if any, in Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at the Warrant Price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3 or 4.4, the Company shall give written notice of the occurrence of such event to each holder of a Warrant, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

In the event: (a) that the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; (b) of any recapitalization or reorganization of the Company, any reclassification of the Common Stock of the Company, any amalgamation, conversion, consolidation or merger of the Company with or into another person or entity, or sale, lease, license, transfer or conveyance of all or substantially all of the Company’s assets to another person or entity; or (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; then, and in each such case, the Company shall send or cause to be sent to the Registered Holders at least 20 days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (i) the record date for such dividend, distribution, or other right, and a description of such dividend, distribution or other right to be taken at such meeting or by written consent, or (ii) the effective date on which such reorganization, reclassification, amalgamation, conversion, consolidation, merger, sale, lease, license, transfer, conveyance, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such recapitalization, reorganization, reclassification, amalgamation, conversion, consolidation or merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Warrant and the shares of Common Stock issuable upon exercise of the Warrants. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.7 No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, at its option either (a) round up to the nearest whole number, the number of shares of Common Stock to be issued to such holder or (b) in lieu of such fractional share interests, pay to such holder an amount in cash equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled by (ii) the Fair Market Value on the exercise date.

4.8 Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement; provided, however, that the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

4.9 Other Events. If any event shall occur affecting the Company as to which none of the provisions of preceding subsections of this Section 4 are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (a) avoid an adverse impact on the Warrants, and (b) effectuate the intent and purpose of this Section 4, then the Board shall make an appropriate adjustment in the Warrant Price and the number of shares of Common Stock issuable upon exercise of the Warrants so as to protect the rights of the Registered Holder in a manner consistent with the provisions of this Section 4; provided, that no such adjustment pursuant to this Section 4.8 shall increase the Warrant Price or decrease the number of shares of Common Stock issuable as otherwise determined pursuant to this Section 4.

4.10 Other Warrants. In no event will any adjustment, comparable to those in this Section 4, be made to the SPA Warrants unless such adjustment is made pursuant to this Section 4 on the same terms to all outstanding Warrants. The immediately preceding sentence shall not be in limitation of, or otherwise affect, the other provisions of this Section 4.

5. Transfer and Exchange of Warrants.

5.1 Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. The Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request. In connection with any such transfer, upon reasonable request by the Company or the Warrant Agent to such transferring holder at the expense of such holder, such holder will give to the Company or the Warrant Agent, as applicable, an opinion of counsel (which may be in-house counsel or outside counsel to such holder or its investment adviser) in form and substance reasonably satisfactory to the Company or the Warrant Agent, as applicable, to the effect that the proposed transfer of such Warrant may be effected without registration or qualification of such Warrant under the Securities Act or any applicable state securities law.

5.2 Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants.

5.3 Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which shall result in the issuance of a warrant certificate for a fraction of a warrant.

5.4 Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

5.5 Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, shall supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

6. Other Provisions Relating to Rights of Holders of Warrants.

6.1 No Rights as Stockholder; Limitation on Liability. A Warrant does not entitle the Registered Holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends or other distributions (except as provided in Section 4), exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter. No provisions hereof, in the absence of affirmative action by the Registered Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of any Registered Holder, shall give rise to any liability of any Registered Holder for the Warrant Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

6.2 Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their reasonable discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

6.3 Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued Common Stock that shall be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

6.4 No Impairment. The Company will not, by amendment of its governing documents or through any recapitalization, reclassification, reorganization, amalgamation, conversion, merger, consolidation, or through any sale, lease, license, transfer, conveyance of its assets, or through any other similar transactions, or through any dissolution, liquidation, winding up of the Company or through issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holders against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of Common Stock issuable upon exercise of any Warrant above the amount payable therefor on such exercise, (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares Common Stock upon the exercise of this Warrant, and (c) will not close its stockholder books or records in any manner which interferes with the timely exercise of this Warrant.

7. Concerning the Warrant Agent and Other Matters.

7.1 Payment of Taxes. The Company shall from time to time promptly pay any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Common Stock to the registered holder thereof upon the exercise of the Warrants, including such taxes imposed pursuant to Section 3.3.1 hereof, but the Company shall not be obligated to pay any transfer taxes associated with transfers by any Registered Holder of the Warrants or the Common Stock issuable upon exercise of any Warrants.

7.2 Resignation, Consolidation, or Merger of Warrant Agent.

7.2.1 Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent; provided that any such successor Warrant Agent shall be a nationally recognized transfer agent that is registered as a “tranfer agent” with the SEC pursuant to Section 17A(c) of the Exchange Act. Any such properly appointed successor Warrant Agent shall be deemed the “Warrant Agent” for all purposes hereunder. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of a Warrant (who shall, with such notice, submit his, her or its Warrant(s) for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

7.2.2 Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

7.2.3 Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

7.3 Fees and Expenses of Warrant Agent.

7.3.1 Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and shall, pursuant to its obligations under this Agreement, reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

7.3.2 Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

7.4 Liability of Warrant Agent.

7.4.1 Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the President or Chairman of the Board and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

7.4.2 Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith.

7.4.3 Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof). The Warrant Agent shall not be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant. The Warrant Agent shall not be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any Common Stock shall, when issued, be valid and fully paid and nonassessable.

7.5 Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all monies received by the Warrant Agent for the purchase of Common Stock through the exercise of the Warrants.

8. Miscellaneous Provisions.

8.1 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns. The Company will not amalgamate, merge, convert or consolidate with or into, or sell, transfer, license or lease all or substantially all of its property or assets to, any other party unless the successor, transferee, licencee or lessee party, as the case may be (if not the Company), assumes (expressly or by operation of law) the due and punctual performance and observance of each and every covenant and condition of this Agreement and the Warrants to be performed and observed by the Company. Subject to the preceding sentence, nothing in this Agreement shall be construed to give to any person or entity other than the Company, each Registered Holder and each Electing Holder any legal or equitable right, remedy or cause of action under this Agreement.

8.2 Notices. All notices, statements or other documents which are required or contemplated by this Agreement or any Warrant (including, without limitation, the delivery of any Exercise Notice or notice of assignment (in the form attached to each Warrant), the surrender of any Warrant and the issuance of any new Warrant) to be given, delivered or made by the Company, the Warrant Agent or any Holder (each, a “Notice”) shall be in writing and shall be: (a) delivered personally or by commercial messenger; (b) sent via a recognized overnight courier service; (c) sent by registered or certified mail, postage pre-paid and return receipt requested; or (d) sent by facsimile transmission, provided confirmation of receipt is received by sender and the original Notice is sent or delivered contemporaneously by an additional method provided in this Section 8.2; in each case so long as such Notice is addressed to the intended recipient thereof as set forth below:

If to the Company:

EveryWare Global, Inc.

519 North Pierce Avenue

Lancaster, OH 43130

Attention: Chief Executive Officer

                 General Counsel

Facsimile: 740-681-6455

If to the Warrant Agent:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, NY 10004

Attention: Compliance Department

If to any Holder, at such address as is reflected in the records of the Warrant Agent for such Holder.

Any party may change its address specified above by giving each party Notice of such change in accordance with this Section 8.2. Any Notice shall be deemed given upon actual receipt (or refusal of receipt).

8.3 Applicable Law. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

8.4 Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders of the Warrants any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Warrants, each of whom are third party beneficiaries of this Agreement.

8.5 Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the Registered Holder of any Warrant. The Warrant Agent may require any such holder to submit his, her or its Warrant(s) for inspection by it.

8.6 Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8.7 Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

8.8 Amendments. This Agreement may be amended by the parties hereto without the consent of any Registered Holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein. All other modifications or amendments, including any amendment to increase the Warrant Price, change the number of shares of Common Stock issuable upon exercise of the Warrants or shorten the Exercise Period, shall require the written consent of the Registered Holders of then outstanding Warrants then exercisable into a majority of the shares of Common Stock issuable upon exercise of all then outstanding Warrants. Notwithstanding the foregoing, the Company may extend the duration of the Exercise Period pursuant to Section 3.2 without the consent of the Registered Holders; provided, however, that any such extension also shall be applicable on the same terms to all the SPA Warrants. Notwithstanding the foregoing, in the event that Monomoy Capital Partners, L.P. or any of its affiliates (including the Company and its subsidiaries) (the “Affiliated Holders”) holds any Warrants, for purposes of any amendment, waiver or modification of this Agreement, all such Affiliated Holders will not have the right to consent to any amendment, waiver or modification, but will be deemed to have consented in the same proportion as all other Registered Holders consenting on such matter.

8.9 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

8.10 Remedies. If the Company fails to perform, comply with or observe any covenant or agreement to be performed, complied with or observed by it under this Agreement or any Warrant, any Registered Holder may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or any Warrant or for an injunction against the breach or threatened breach of any such term or in aid of the exercise of any power granted in this Agreement or any Warrant or to enforce any other legal or equitable right, or to take any one or more of such actions. The Company hereby agrees that any Registered Holder shall not be required or otherwise obligated to, and hereby waives any right to demand that such Registered Holder, post any performance or other bond in connection with the enforcement of its rights and remedies hereunder. The Company agrees to pay all reasonable fees, costs, and expenses, including, without limitation, fees and expenses of attorneys, accountants and other experts retained by any such Registered Holder, and all reasonable fees, costs and expenses of appeals, incurred or expended by such Registered Holder in connection with the enforcement of this Agreement, any Warrant or the collection of any sums due hereunder, whether or not suit is commenced. None of the rights, powers or remedies conferred under this Agreement and any Warrant shall be mutually exclusive, and each right, power or remedy shall be cumulative and in addition to any other right, power or remedy whether conferred by this Agreement or any Warrant or now or hereafter available at law, in equity, by statute or otherwise.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

EVERYWARE GLOBAL, INC.

By:	/s/ Sam A. Solomon
Name: Sam A. Solomon Title: Chief Executive Officer

CONTINENTAL STOCK TRANSFER &
TRUST COMPANY, as Warrant Agent

By:	/s/ Michael G. Mullings
Name: Michael G. Mullings Title: Vice President

EXHIBIT A

Specimen Warrant Certificate

(See attached)

Exhibit A

THIS SECURITY, AS WELL AS THE COMMON STOCK OF THE COMPANY UNDERLYING THIS SECURITY, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY, AS WELL AS THE COMMON STOCK OF THE COMPANY UNDERLYING THIS SECURITY, MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, (II) IN THE ABSENCE OF AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS, AS EVIDENCED (IF REQUIRED BY THE COMPANY) BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT, OR (III) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF A SELLER REPRESENTATION LETTER AND A BROKER REPRESENTATION LETTER, IN EITHER CASE AS MAY BE APPLICABLE) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE). NO REPRESENTATION IS MADE BY THE COMPANY AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THIS SECURITY, OR THE COMMON STOCK OF THE COMPANY UNDERLYING THIS SECURITY

EVERYWARE GLOBAL, INC.

WARRANT

Warrant No.	Original Issue Dated: July 30, 2014

Re-issuance Date:                     , 20

EVERYWARE GLOBAL, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, [Name of Holder] or its registered assigns (the “Holder”), is the registered holder of warrants (the “Warrants”) to purchase [                ] shares of common stock, $0.0001 par value per share (the “Common Stock”), of the Company. Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and nonassessable shares of Common Stock as set forth below, at the exercise price (the “Exercise Price” ) of $0.01 per share of Common Stock, payable in lawful money of the United States of America (or through “cashless exercise” as permitted by the Warrant Agreement) upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement. In the event of a conflict between this Warrant and the Warrant Agreement, the terms of the Warrant Agreement shall prevail.

Each Warrant is initially exercisable for one fully paid and non-assessable share of Common Stock. The number of shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. The initial Exercise Price per share of Common Stock for any Warrant is equal to $0.01 per share. The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement. This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

IN WITNESS WHEREOF, the following parties have executed this Warrant as of the date first above written.

EVERYWARE GLOBAL, INC.	CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	By:
Name:	Name:
Its:	Its:

EVERYWARE GLOBAL, INC. (WARRANT)

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of Common Stock and are issued pursuant to a Warrant Agreement dated as of July 30, 2014 and as may be amended from time to time (the “Warrant Agreement”), duly executed and delivered by the Company to Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement (or through “cashless exercise” as permitted by the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless either (A) exercised through a “cashless exercise” as permitted by the Warrant Agreement or (B) if not exercised pursuant to a “cashless exercise,” at the time of exercise: either (i) a registration statement covering the shares of Common Stock to be issued upon exercise is effective under the Securities Act and a prospectus thereunder relating to the shares of Common Stock is current; or (ii) the issuance such shares is exempt from registration under the federal securities laws and the securities laws of the state of residence of the holder.

The Warrant Agreement provides that upon the occurrence of certain events the number of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in a share of Common Stock, the Company shall, upon exercise, at its option either (i) round up to the nearest whole number of shares of Common Stock to be issued to the holder of the Warrant or (ii) pay cash in lieu of such fractional interest.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation (i) for registration of transfer of this Warrant Certificate at the office of the Warrant Agent and (ii) of the assignment form set forth hereon properly completed and executed, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge, except for any transfer tax imposed in connection with the transfer by the Registered Holder thereof.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

ELECTION TO PURCHASE

(To Be Executed Upon Exercise of Warrants)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive                  shares of Common Stock and herewith tenders payment for such shares to the order of EveryWare Global, Inc. (the “Company”) in the amount of $         in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of:

whose address is

and that such shares be delivered to:

whose address is

If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of whose address is

and that such Warrant Certificate be delivered to:

whose address is

In the event that the Warrant is to be exercised on a “cashless basis” pursuant to the Warrant Agreement, (i) the number of shares that this Warrant is exercisable for shall be determined in accordance with the Warrant Agreement and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive shares of Common Stock. If said number of shares is less than all of the shares of Common Stock purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of                         .

whose address is

and that such Warrant Certificate be delivered to:

whose address is

In the event that the Warrant is to be exercised by paying the Warrant Price in cash pursuant to the Warrant Agreement, the undersigned confirms that (by checking each below):

It is an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), and hereby confirms to the Warrant Agent each of the following representations and agreements are true as of the date hereof (by checking each that applies to the undersigned):

     It either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Warrant, and has so evaluated the merits and risks of such investment;

     It will not offer or sell the Warrant by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act;

     It understands that the Warrant is characterized as “restricted security” under the U.S. federal securities laws inasmuch as it is being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances; and

     It is understood that certificates evidencing the Warrant will bear any legend as required by the Blue Sky laws of any state and a restrictive legend in substantially the form set forth in the Warrant Agreement (as defined in the Warrant Certificate).

Unless the foregoing items are checked, the Warrant Agent may refuse to permit the exercise of any Warrants evidenced by this certificate other than on a “cashless basis”; provided, however, that if the foregoing items are checked, the Company or the Warrant Agent may require, prior to permitting any such exercise of this Warrant on other than a “cashless basis”, in their reasonable discretion, such written legal opinions, certifications and other information as the Warrant Agent or the Company has reasonably requested to confirm that such exercise is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Dated: , 20 .	Signature(s)

(Address)

(Social Security or Taxpayer Identification Number(s))

Signature(s) Guaranteed

IN THE EVENT THE NUMBER OF SHARES FOR WHICH THIS WARRANT IS BEING EXERCISED IS LESS THAN ALL OF THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER, AND THE UNDERSIGNED HAS REQUESTED THAT A NEW WARRANT CERTIFICATE REPRESENTING THE REMAINING BALANCE OF SUCH SHARES BE REGISTERED IN THE NAME OF PERSON OTHER THAN THE RECORD HOLDER OF THIS WARRANT, THE SIGNATURE(S) ABOVE MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17AD-15).

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto                     , whose address is                             , all of the rights of the undersigned under the within Warrant, with respect to                  shares of Common Stock of EVERYWARE GLOBAL, INC. and, if such shares of Common Stock shall not include all the shares of Common Stock issuable as provided in the within Warrant, that a new Warrant of like tenor for the shares not being transferred hereunder be issued in the name of                                           and delivered to [choose one by circling the applicable letter] (a) the undersigned or (b)                     , whose address is                             , and does hereby irrevocably constitute and appoint Continental Stock Transfer & Trust Company as Attorney to register such transfer on the books of EVERYWARE GLOBAL, INC. maintained for the purpose, with full power of substitution in the premises.

Dated:		[ ]

By:
(Signature of Registered Holder)

Dated:	Signed:
(Sign exactly as name appears on the other side of this Warrant)

In connection with any transfer of this Warrant, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and is making the transfer pursuant to one of the following:

[Check One]

(1)	to the Company; or

(2)	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)) that has furnished to the Warrant Agent a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Warrant Agent); or

(3)	pursuant to the exemption from registration provided by Rule 144 under the Securities Act or pursuant to another exemption available under the Securities Act; or

(4)	Pursuant to an effective registration statement under the Securities Act.

and unless the box below is checked, the undersigned confirms that such Warrant is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”):

☐	The transferee is an Affiliate of the Company.

Unless one of the foregoing items (1) through (4) is checked, the Warrant Agent may refuse to register any Warrants evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (2) or (3) is checked, the Company or the Warrant Agent may require, prior to registering any such transfer of this Warrant, in their reasonable discretion, such written legal opinions, certifications (including an investment letter in the case of box (2) or (3)) and other information as the Warrant Agent or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Warrant)

Signature(s) Guaranteed

THE SIGNATURE(S) ABOVE MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17AD-15).

EXHIBIT B

Notice and Questionnaire

The undersigned beneficial holder of warrants (“Warrants”) to purchase common stock, par value $0.0001 (the “Common Stock”), of EveryWare Global, Inc. (the “Company”) understands that the Company intends to file or has filed with the Securities and Exchange Commission a registration statement (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Common Stock issuable under the Warrants (“Registrable Securities”), in accordance with the terms of the warrant agreement (the “Warrant Agreement”), among the Company and Continental Stock Transfer & Trust Company, as Warrant Agent. A copy of the Warrant Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Warrant Agreement.

In order to sell, or otherwise dispose of, any Registrable Securities pursuant to the Shelf Registration Statement, a holder of Warrants or Registrable Securities generally will be required to be named as a selling securityholder in the related prospectus, and deliver a prospectus to purchasers of Registrable Securities. Holders of Warrants or Registrable Securities that do not complete this Notice and Questionnaire and deliver it to the Company as provided below will not be named as selling securityholders in the prospectus and, therefore, will not be permitted to sell any Registrable Securities pursuant to the Shelf Registration Statement.

Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under such Item 3) pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire.

QUESTIONNAIRE

Please respond to every item, even if your response is “none.” If you need more space for any response, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the following questions.

If you have any questions about the contents of this Questionnaire or as to who should complete this Questionnaire, please contact the Erika Schoenberger of the Company at telephone number: (740) 681-6417 or Carol Anne Huff of Kirkland & Ellis LLP at (312) 862-2163.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

1.	Identity and Background as the holder of Warrants or Registrable Securities.

(a) Full legal name of holder of Warrants or Registrable Securities:

(b) Business address of holder of Warrants or Registrable Securities (including street address) (or residence if no business address), telephone number and facsimile number:

Address:

Telephone No.:

Fax No.:

(c) Are you a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐	Yes
☐	No

(d) If your response to Item 1(c) above is no, are you an “affiliate” of a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐	Yes
☐	No

For the purposes of this Item 1(d), an “affiliate” of a registered broker-dealer includes any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such broker-dealer, and does not include any individuals employed by such broker-dealer or its affiliates.

2.	Relationship with the Company.

(a) Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) held any position or office or have you had any other material relationship with the Company (or its predecessors or affiliates) within the past three years?

☐	Yes
☐	No

(b) If your response to Item 2(a) above is yes, please state the nature and duration of your relationship with the Company:

3.	Interest in the Registrable Securities.

(a) State whether you are a record holder of Warrants or Registrable Securities and the amount of each beneficially owned by you:

(b) Other than as set forth in your response to Item 3(a) above, do you beneficially own any other securities of the Company?

☐	Yes
☐	No

(c) If your answer to Item 3(b) above is yes, state the type, the aggregate amount and CUSIP No. of such other securities of the Company beneficially owned by you:

Type:

Aggregate amount:

CUSIP No.:

(d) Did you acquire the securities listed in Item 3(a) above in the ordinary course of business?

☐	Yes
☐	No

(e) At the time of your purchase of the securities listed in Item 3(a) above, did you have any agreements or understandings, direct or indirect, with any person to distribute the securities?

☐	Yes
☐	No

(f) If your response to Item 3(e) above is yes, please describe such agreements or understandings:

4.	Nature of your Beneficial Ownership.

(a) Check if the beneficial owner set forth in your response to Item 1(a) is any of the below:

(i) A reporting company under the Exchange Act. ☐

(ii) A majority-owned subsidiary of a reporting company under the Exchange Act. ☐

(iii) A registered investment fund under the 1940 Act. ☐

(b) If the beneficial owner of the Registrable Securities set forth in your response to Item 1(a) above is a limited partnership, state the names of the general partner(s) of such limited partnership:

(i) With respect to each general partner listed in Item 4(b) above who is not a natural person and is not publicly-held, name each shareholder (or holder of partnership interests, if applicable) of such general partner. If any of these named shareholders are not natural persons or publicly-held entities, please provide the same information. This process should be repeated until you reach natural persons or a publicly-held entity.

(c) Name your controlling shareholder(s) (the “Controlling Entity”). If the Controlling Entity is not a natural person and is not a publicly-held entity, name each shareholder of such Controlling Entity. If any of these named shareholders are not natural persons or publicly-held entities, please provide the same information. This process should be repeated until you reach natural persons or a publicly-held entity.

(i) (A) Full legal name of Controlling Entity(ies) or natural person(s) who has/have sole or shared voting or dispositive power over the Registrable Securities:

(B) Business address (including street address) (or residence if no business address), telephone number and facsimile number of such person(s):

Address:

Telephone No.:

Fax No.:

(C) Name of shareholders:

(ii) (A) Full legal name of Controlling Entity(ies):

(B) Business address (including street address) (or residence if no business address), telephone number and facsimile number of such person(s):

Address:

Telephone No.:

Fax No.:

(iii) Name of shareholders:

5.	Plan of Distribution.

Except as set forth below, the undersigned Selling Securityholder intends to distribute the Registrable Securities listed above in Item (3) only as follows (if at all): All or any portion of such Registrable Securities may be sold from time to time directly by the undersigned Selling Securityholder or, alternatively, through one or more underwriters, broker-dealers or agents. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options, whether such options are listed on an options exchange or otherwise, (v) ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers, (vi) block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (vii) purchases by a broker-dealer as principal and resale by the broker-dealer for its account, (viii) an exchange distribution in accordance with the rules of the applicable exchange, (ix) privately negotiated transactions, (x) short sales, (xi) sales pursuant to Rule 144, (xii) broker-dealers may agree with the selling securityholder to sell a specified number of shares at a stipulated price per share, (xiii) a combination of any such methods of sale, and (xiv) any other method permitted pursuant to applicable law. In connection with sales of the Registrable Securities or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging the positions they assume. The Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such Registrable Securities.

State any exceptions here:

Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior written agreement of the Company.

The undersigned acknowledges its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

In accordance with the undersigned’s obligation under the Warrant Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective and the undersigned still holds Registrable Securities.

The undersigned acknowledges the Company may require the undersigned to furnish to the Company, in addition to the information provided herein, such information regarding the undersigned and the intended distribution of the shares of Common Stock issuable upon exercise of the Warrant and such other information as the Company may from time to time reasonably request in writing in connection with the registration pursuant to the Shelf Registration Statement.

All notices to the beneficial owner hereunder and pursuant to the Warrant Agreement shall be made in writing to the undersigned at the address set forth in Item 1(b) of this Notice and Questionnaire.

By signing below, the undersigned acknowledges that it is the beneficial owner of the Registrable Securities set forth herein, represents that the information provided herein is accurate, and consents to the disclosure of the information contained in this Notice and Questionnaire and the inclusion of such information in the Shelf Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus.

Once this Notice and Questionnaire is executed by the undersigned beneficial owner and received by the Company, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Company and the undersigned beneficial owner. This Notice and Questionnaire shall be governed in all respects by the laws of the State of New York, without giving effect to rules governing the conflict of laws.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

RECORD OWNER OF WARRANTS OR REGISTRABLE SECURITIES:

(Please Print)

Signature:

Date:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE

TO EVERYWARE GLOBAL, INC. AS FOLLOWS:

EveryWare Global, Inc.

519 North Pierce Avenue

Lancaster, Ohio 43130

Telecopy: (740) 681-6455

Attention: General Counsel

This Notice and Questionnaire must be returned within fifteen (15) days after receipt of the Company’s notice with respect to the filing of a Shelf Registration Statement pursuant to Section 2.5 of the Warrant Agreement in order to include Warrants in such Shelf Registration Statement.

Annex C

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

among

EveryWare Global, Inc. and

the Investors identified on the signature pages hereto

Dated as of July 30, 2014

i

Exhibits

Exhibit A	Certificate of Designation

Exhibit B	Form of Warrant

Exhibit C	Company Certificate

Exhibit D	Company Secretary’s Certificate

Exhibit E	Investor Certificate

Schedules

Schedule 4.5	Capitalization

Schedule 4.11	Consents

Schedule 5.3	Broker-Dealer Affiliations

ii

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT dated as of July 30, 2014 (this “Agreement”), is among EveryWare Global, Inc., a Delaware corporation (the “Company”) and each investor identified on the signature pages hereto (individually, an “Investor” and collectively, the “Investors”). Unless otherwise defined, capitalized terms used in this Agreement are defined in Section 1(a).

WHEREAS, the Company and the Investors are each executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D as promulgated by the SEC under the Securities Act (“Regulation D”);

WHEREAS, the Company has authorized the creation of Series A Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), having the rights, restrictions, privileges and preferences set forth in the form of the Certificate of Designation of Series A Preferred Stock, attached as Exhibit A hereto (the “COD”);

WHEREAS, the Company has authorized the creation of warrants, in substantially the form attached hereto as Exhibit B (the “Warrants”), to purchase a number of shares (as exercised, the “Warrant Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which, at the time of the Closing, shall represent 15% of the total number of shares of Common Stock outstanding on the Closing Date (assuming the exercise of the Solomon Options, all the Warrants and all the warrants (the “Lender Warrants”) issued to the Company’s term lenders in connection with the Loan Amendments pursuant to the Warrant Agreement dated as of July 30, 2014, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Lender Warrant Agreement”);

WHEREAS, the Company desires to issue and sell to each Investor, and such Investor desires to purchase from the Company, upon the terms and subject to the conditions stated in this Agreement, that number of shares of Preferred Stock set forth on such Investor’s signature page to this Agreement (the “Preferred Shares”) and Warrants exercisable for that number of Warrant Shares set forth on such Investor’s signature page to this Agreement (such Warrants, the Preferred Shares and the Warrant Shares, collectively being called herein the “Securities”);

WHEREAS, prior to or contemporaneously with the execution and delivery of this Agreement, Waiver and Amendment No. 1 dated as of July 30, 2014, to the Term Loan Agreement dated as of May 21, 2013, among Anchor Hocking, LLC, Oneida Ltd., Universal Tabletop, Inc., Deutsche Bank Securities Inc., Jefferies Finance LLC Deutsche Bank AG, New York Branch and various lenders from time to time party thereto (the “Term Loan Amendment”), has been entered into;

WHEREAS, prior to or contemporaneously with the execution and delivery of this Agreement, Amendment No. 6 dated as of July 30, 2014, to the Second Amended and Restated Loan and Security Agreement dated as of May 21, 2013, among Oneida Ltd., Anchor Hocking, LLC, Universal Tabletop, Inc., Wells Fargo Bank, National Association and the other parties thereto (the “ABL Amendment” and, together with the Term Loan Amendment, the “Loan Amendments”), has been entered into; and

WHEREAS, prior to or contemporaneously with the execution and delivery of this Agreement, the Company, the Investors and the other parties thereto have executed and delivered an amendment to that certain Amended and Restated Registration Rights Agreement dated as of May 21, 2013, among the Company and the investors party thereto (as amended, the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Warrant Shares under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Company and each of the Investors respectively agree as follows:

1. Definitions; Rules of Construction.

(a) As used herein the following terms have the following respective meanings:

“ABL Amendment” has the meaning set forth in the recitals.

“Affiliate,” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. The term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble, as amended or supplemented from time to time, together with any exhibits, schedules, appendices or other attachments thereto.

“Associated Persons” means, with respect to any Person, (i) any Affiliate of such Person, (ii) each of the current and former officers, directors, managers, principals, stockholders, members, trustees, partners, other equity owners, employees, financial advisors, attorneys, consultants, representatives, agents, advisory board members, management companies, fund advisors and co-investment funds of such Person or any Affiliate of such Person, in each case, solely in its, his or her capacity as such, and (iii) with respect to each of the foregoing, each of their respective predecessors, successors, assigns, heirs, executors and estates.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday or other day in which banks are not required or authorized to be closed in New York City, New York.

“By-laws” means the by-laws of the Company, as amended to date and presently in effect.

“Charter” means the Third Amended and Restated Certificate of Incorporation of the Company, as amended to date and presently in effect.

“Charter Documents” has the meaning set forth in Section 4.1.

“Claims” means all proceedings, causes of action, investigations, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, specialties, controversies, agreements, promises, variances, trespasses, damages, judgments, obligations, suits, costs, rights, remedies, compensation, expenses, extents, executions, claims, liabilities (including claims for violations of federal or state securities laws and claims for recharacterization or subordination, gross negligence, fraudulent conveyance, torts, demands and other relief), and liabilities of every kind and nature whatsoever, whether known or unknown, past, present or future, foreseen or unforeseen, liquidated or unliquidated, fixed or contingent, matured or unmatured, accrued or unaccrued, whether direct, indirect or derivative, existing or hereafter arising, in law, equity or otherwise.

“Closing” has the meaning set forth in Section 2.3.

“Closing Date” means the date and time of the Closing of the purchase and sale of the Preferred Shares and the Warrants, which shall occur on the date hereof.

“COD” has the meaning set forth in the recitals.

“Code” means the Internal Revenue Code of 1986, as amended (or any successor statute).

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“Company Certificate” has the meaning set forth in Section 2.4(c).

“Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

“Company Parties” means the Company, Anchor Hocking, LLC, Oneida Ltd., Universal Tabletop, Inc., and any other Subsidiaries of the Company that are party to any of the Transaction Documents.

“Company Released Claims” means, with respect to any Company Released Party, any and all Claims against such Company Released Party that directly or indirectly relate to (i) any Investor Released Party, (ii) such Company Released Party’s relationship, responsibilities, actions or omissions with any Investor Released Party (whether as a stockholder, member, partner, other equity owner, manager, lender, agent for a lender, director, officer, employee or otherwise), or (iii) such Company Released Party’s operation of the business of (or payments, distributions or dividends previously made to or received from) the Investor Released Parties, in each case that arise out of, relate to or are otherwise based on, any acts, omissions, facts, matters, transactions or occurrences as of or prior to the Closing Date, regardless of whether such Company Released Claims are discovered after the Closing Date; provided, however, that Investor Released Claims will not include any rights of any Investor or any Investor Released Party under any of the Transaction Documents.

“Company Released Parties” means the Company and its Affiliates, and each of their respective predecessors, successors, assigns and Associated Persons; provided, however, that the definition of “Affiliate,” for the purposes of this definition (including in the definition of Associated Persons for purposes of this definition) shall not include any Investor or any of its Affiliates other than the Company, any of its Subsidiaries and its and any of their controlled Affiliates.

“Company Secretary’s Certificate” has the meaning set forth in Section 2.4(d).

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Convertible Securities” means (i) any rights, options or warrants to acquire Common Stock or any other capital stock of the Company or any Subsidiary of the Company (including the Warrants and the Lender Warrants), and (ii) any notes, debentures, shares of preferred stock or other securities or rights that are convertible or exercisable into, or exchangeable for, Common Stock or any capital stock of the Company or any Subsidiary of the Company.

“Disqualification Event” means a “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fees Due Upon Issuance” means $855,546.06.

“FINRA” has the meaning set forth in Section 5.3.

“GAAP” has the meaning set forth in Section 4.6(b).

“Illegal Transfer Notice” has the meaning set forth in Section 6.2.

“Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of any indebtedness or obligations of any third party of the kinds referred to in clauses (A) through (G) above.

“Insolvent” has the meaning set forth in Section 4.7.

“Investor” has the meaning set forth in the preamble.

“Investor Certificate” has the meaning set forth in Section 2.3(b).

“Investor Released Claims” means, with respect to any Investor Released Party, any and all Claims against such Investor Released Party that directly or indirectly relate to (i) any Company Party, (ii) such Investor Released Party’s relationship, responsibilities, actions or omissions (whether as a stockholder, member, partner, other equity owner, manager, lender, agent for a lender, director, officer, employee or otherwise) with any Company Party, or (iii) such Investor Released Party’s ownership and operation of the business of (or payments, distributions or dividends previously made to or received from) the Company Parties, in each case that arise out of, relate to or are otherwise based on, any acts, omissions, facts, matters, transactions or occurrences as of or prior to the Closing Date, regardless of whether such Investor Released Claims are discovered after the Closing Date; provided, however, that Investor Released Claims will not include any rights of any Company Party or any Company Released Party under any of the Transaction Documents.

“Investor Released Parties” means the Investors and their Affiliates (including their affiliated funds), and each of their respective predecessors, successors, assigns and Associated Persons; provided, however, that the definition of “Affiliate,” for the purposes of this definition (including in the definition of Associated Persons for purposes of this definition), none of the Company and its Subsidiaries shall be deemed to be an Affiliate of any Investor.

“Lender Warrants” has the meaning set forth in the recitals.

“Lender Warrant Agreement” has the meaning set forth in the recitals.

“Lien” means any mortgage, lien (statutory or otherwise), charge, pledge, hypothecation, conditional sales agreement, adverse claim, title retention agreement or other security interest, encumbrance or other title defect in or on any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale, trust receipt or other title retention agreement with respect to any Property or asset of such Person.

“Liquidation Value” has the meaning set forth in the COD.

“Loan Amendments” has the meaning set forth in the recitals.

“Losses” means any and all losses, Claims, damages, liabilities, settlement costs and expenses, including reasonable attorneys’ fees.

“Material Adverse Effect” means (i) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries taken as a whole on a consolidated basis, or (ii) any impairment of the Company’s ability to perform its obligations under any of the Transaction Documents; provided, however, that, none of the following alone shall be deemed, in and of itself, to constitute a Material Adverse Effect: (A) a change in the market price or trading volume of the Common Stock; (B) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company-specific changes) so long as such changes do not have a disproportionate effect on the Company and its Subsidiaries taken as a whole; (C) changes in, or effects arising from or relating to, national or international political or social conditions generally or the occurrence or the escalation of any military, cyber or terrorist attack upon the United States, (D) changes in, or effects arising from or relating to, the financial, banking or securities markets generally (including (1) any disruption of any of the foregoing markets, (2) any change in currency exchange rates, and (3) any decline or rise in the price of any security, commodity, contract or index), and (E) changes in, or effects arising from or relating to, any changes (after the date hereof in) in laws, rules, regulations orders.

“NASDAQ” means the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market, as applicable.

“Notice” has the meaning set forth in Section 9.5.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof and any other legal entity.

“Preferred Shares” has the meaning set forth in the recitals.

“Preferred Stock” has the meaning set forth in the recitals.

“Proceeding” means an action, claim, suit, investigation or proceeding (including a partial proceeding, such as a deposition or other discovery activity), in any judicial, administrative, arbitral or regulatory forum, whether commenced or threatened in writing.

“Prohibited Transaction” has the meaning set forth in Section 5.9.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Price” has the meaning set forth in Section 1.2(a).

“Registration Rights Agreement” has the meaning set forth in the recitals.

“Regulation D” has the meaning set forth in the recitals.

“Restricted Security” has the meaning set forth in Section 6.3.

“Rule 144,” “Rule 144A,” “Rule 415,” and “Rule 424” means Rule 144, Rule 144A, Rule 415 and Rule 424, respectively, promulgated by the SEC pursuant to the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 4.6(a).

“Section 14 Filing” has the meaning set forth in Section 7.3.

“Securities” has the meaning set forth in the recitals.

“Securities Act” means the Securities Act of 1933, and the rules and regulations of the SEC promulgated thereunder, as from time to time amended.

“Short Sales” has the meaning set forth in Section 5.9.

“Solomon Options” means 70,000 stock option grants to purchase shares of the Common Stock under the EveryWare, Global, Inc. 2013 Omnibus Incentive Compensation Plan made to Samie Solomon in connection with his entry into an Employment Agreement with the Company dated as of June 9, 2014.

“Stockholder Meeting” has the meaning set forth in Section 7.3.

“Subsidiary” means any entity in which the Company, directly or indirectly, owns a majority of the outstanding equity and/or control.

“Term Loan Amendment” has the meaning set forth in the recitals.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), (ii) if the Common Stock is not listed or quoted on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not listed or quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that, in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) above, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, NASDAQ or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means, collectively, this Agreement, the schedules and exhibits attached hereto, and any and all agreements, certificates, instruments and other documents of any Company Party required thereby or executed in connection hereto (including the Warrants, the Lender Warrant Agreement, the COD, the Loan Amendments and the Registration Rights Agreement).

“Warrants” has the meaning set forth in the recitals.

“Warrant Shares” has the meaning set forth in the recitals.

(b) Rules of Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning set forth in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “, but not limited to,”, whether or not they are in fact followed by those words or words of like import. Except as the context may otherwise require, references to any agreement or contract are to that agreement or contract as amended or supplemented from time to time in accordance with the terms hereof and thereof; provided, however, that with respect to any agreement or contract listed on any Schedules hereto, all such amendments or supplements must also be listed in the appropriate Schedule. References to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder; provided, however, that for the purposes of the representations and warranties set forth herein, with respect to any violation or alleged violation of any statute, the reference to such statute means such statute as in effect at the time of such violation or alleged violation. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

2. Preferred Shares and Warrants; Purchase Price; Closing.

2.1. At the Closing, on the terms and subject to the conditions of this Agreement, each Investor, severally and not jointly, will purchase from the Company, and the Company will issue and sell to each Investor, such number of Preferred Shares and Warrants set forth on such Investor’s signature page to this Agreement.

2.2. The purchase price in respect of all the Preferred Shares and Warrants shall be an aggregate of $20,000,000 (the “Purchase Price”).

2.3. The purchase and delivery of the Preferred Shares and Warrants to be purchased by the Investors shall take place at the offices of Proskauer Rose LLP, 11 Times Square, New York, NY 10036, at a closing (the “Closing”) on the Closing Date.

2.4. At the Closing, the Company will deliver or cause to be delivered to each Investor:

(a) one or more stock certificates free and clear of all restrictive and other legends (except as expressly provided in Section 6.1) and evidencing the number of Preferred Shares set forth on such Investor’s signature page to this Agreement, registered in the name of such Investor;

(b) one or more Warrants free and clear of all restrictive and other legends (except as expressly provided in Section 6.1), issued in the name of such Investor, pursuant to which such Investor shall have the right to acquire such number of Warrant Shares set forth on such Investor’s signature page to this Agreement, registered in the name of such Investor;

(c) a certificate of an officer of the Company, dated the Closing Date (the “Company Certificate”), in the form attached hereto as Exhibit C; and

(d) a certificate of the Secretary of the Company, dated the Closing Date (the “Company Secretary’s Certificate”), in the form attached hereto as Exhibit D.

2.5. At the Closing, each Investor shall deliver or cause to be delivered to the Company:

(a) such Investor’s respective portion of the Purchase Price in respect of the Preferred Shares and Warrants being purchased by such Investor at the Closing, as set forth on (or otherwise calculated in accordance with) such Investor’s signature page to this Agreement, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing to such Investor by the Company for such purpose at least one Business Day prior to such Closing; and

(b) a certificate of an officer of such Investor, dated the Closing Date (the “Investor Certificate”), in the form attached hereto as Exhibit E.

3. Additional Closing Deliverables. At or prior to the Closing:

3.1. Listing Approval. The Company will deliver to the Investors evidence that all the Warrant Shares shall have been approved for listing on NASDAQ, subject only to official notice of issuance.

3.2. Loan Amendments. The Company will deliver to the Investors copies of the Loan Amendments executed and delivered by the parties thereto.

3.3. COD. The Company will deliver evidence to the Investors that the COD has been filed with the Secretary of State of the State of Delaware and the COD has become effective.

3.4. Registration Rights Agreement. (a) The Company will deliver to the Investors a copy of the Registration Rights Agreement executed and delivered by the Company and the other parties thereto (other than the Investors); and (b) the Investors will deliver to the Company a copy of the Registration Rights Agreement executed and delivered by the Investors.

3.5. Fees and Expenses. The Company will pay to the Investors the Fees Due Upon Issuance.

3.6. Financial Projections. The Company will deliver to the Investors financial projections of the Company and its consolidated subsidiaries through December 31, 2016.

4. Representations and Warranties of the Company. Except as disclosed in the SEC Reports (excluding (1) any risk factor or similar disclosures contained in any such SEC report under the heading “Risk Factors” or any similar heading, (2) any disclosure of risks or other matters included in any “forward-looking statements” or any similar disclaimer, and (3) other statements that are cautionary, predictive or forward-looking in nature), the Company hereby represents and warrants as of the date hereof and as of the Closing Date to the Investors as follows:

4.1. Organization and Qualification. Each Company Party is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each Company Party is not in violation of any of the provisions of its certificate or articles of incorporation, by-laws or other organizational or charter documents (the “Charter Documents”). Each Company Party is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

4.2. Authorization; Enforcement. Each Company Party has the requisite power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by each Company Party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of such Company Party and no further consent or action is required by such Company Party, its board of directors (or similar governing body), members, managers, partners, stockholders or other equityholders (as applicable). Each of the Transaction Documents to which it is a party has been (or upon delivery will be) duly executed by each Company Party and constitutes, or when delivered in accordance with the terms hereof will constitute, the valid and binding obligation of such Company Party enforceable against such Company Party in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

4.3. No Conflicts. The execution, delivery and performance of the Transaction Documents to which each Company Party is a party and the consummation by such Company Party of the transactions contemplated hereby and thereby do not, and will not, (a) conflict with or violate any provision of the Charter Documents, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice or lapse of time or both) of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of such Company Party under the terms or conditions of, any agreement, credit facility, debt or other instrument (evidencing such Company Party’s debt or otherwise) to which such Company Party is a party or by which any property or asset of such Company Party is bound, or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right would not reasonably be expected to have a Material Adverse Effect, or (c) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such Company Party is subject (including, assuming the accuracy of the representations and warranties of the Investors set forth in Section 5, federal and state securities laws and regulations and the rules and regulations of any self regulatory organization to which such Company Party or its securities are subject, including all applicable Trading Markets), or by which any property or asset of such Company Party is bound or affected.

4.4. Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens and will not be subject to preemptive or similar rights of stockholders. The Company shall authorize and reserve for issuance such shares of Common Stock such that there shall be reserved from the Company’s capital stock not less than the maximum number of Warrant Shares issuable on exercise of the Warrants. No vote of any class or series of capital stock of or any equity interests in or other securities of the Company is necessary to approve the issuance of the Preferred Stock and the Warrants. No vote of any class or series of capital stock of or any equity interests in or other securities of the Company is necessary to approve the issuance of the Warrant Shares except for the stockholder approval the Company will seek to obtain at the Stockholder Meeting.

4.5. Capitalization. The authorized, issued and outstanding capital stock of the Company as of April 14, 2014 is as set forth in the Company’s Annual Report on Form 10-Q for the quarter ended March 31, 2014 and filed with the SEC on May 15, 2014. As of the date hereof, 22,120,023 shares of Common Stock are issued and outstanding. Other than in the categories, and in the aggregate amount of Common Shares issuable in respect of each such category, as set forth on Schedule 4.5 and, other than the Warrants and Lender Warrants, as of the date hereof, the Company does not have outstanding as of the date hereof any options, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible or exercisable into or exchangeable for, and the Company has not entered into any agreement giving any Person any right to subscribe for or acquire, any Securities, Common Stock or Convertible Securities, or securities, rights or obligations convertible or exercisable into or exchangeable for any Securities, Common Stock or Convertible Securities. The issuance and sale of any Securities will not obligate the Company to issue Securities or Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under any securities issued by the Company

(or in any agreement providing rights to security holders). To the knowledge of the Company, except as disclosed in the SEC Reports filed prior to the date hereof and any Schedules 13D or 13G filed with the SEC pursuant to Rule 13d-1 of the Exchange Act, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership in excess of 5% of the outstanding Common Stock, other than the Warrants and the Lender Warrants. As of the date hereof, the Warrant Shares represent 15% of the total number of shares of Common Stock outstanding (assuming the exercise of the Solomon Options, all the Warrants and all the Lender Warrants).

4.6. SEC Reports; Financial Statements.

(a) Other than the Company’s Current Report on Form 8-K dated as of February 28, 2104 and filed with the SEC on April 21, 2014, the Company has filed all reports required to be filed by it with the SEC under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since May 21, 2013, on a timely basis or has received a valid extension of such time of filing and has filed any such reports prior to the expiration of any such extension. Such reports filed by the Company with the SEC under the Exchange Act since May 21, 2013 and prior to the date hereof, including pursuant to Section 13(a) or 15(d) thereof, together with any materials filed or furnished by the Company under the Exchange Act, whether or not any such reports were required, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports.”

(b) As of their respective dates (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing), the SEC Reports filed by the Company complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing) by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified therein pursuant to the rules and regulations of the SEC.

(c) The financial statements of the Company included in the SEC Reports comply in all material respects with the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing). Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year end audit adjustments.

4.7. Solvency. On the Closing Date immediately after giving effect to the transactions contemplated hereby to occur at or prior to the Closing, including the Loan Amendments, the Company will not be, Insolvent (as defined below). For purposes of this Section 4.7, “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, or (iii) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted immediately following the Closing.

4.8. No General Solicitation; Placement Agent’s Fees. Neither the Company nor any of its officers or directors, nor, to the Company’s knowledge, any of its Affiliates or any Person acting on its or his, her or their behalf, has engaged in any form of general solicitation or general advertising (as defined in Regulation D) in connection with the offer or sale of the Securities; provided, however, that no representation is made pursuant to this sentence with respect to the Investors or any of their Affiliates (other than the Company and its Subsidiaries). The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commission (other than for persons engaged by any Investors or their respective investment advisors) relating to or arising out of the issuance of the Securities pursuant to this Agreement. The Company shall pay, and hold the Investors harmless against, any liability, loss or expense (including reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any such claim for fees arising out of the issuance of the Securities pursuant to this Agreement. The Company has not engaged any placement agent or other agent in connection with the offer, sale or issuance of the Securities.

4.9. Private Placement; Investment Company. Neither the Company nor any of its Affiliates nor any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (a) eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale by the Company of the Securities as contemplated hereby, or (b) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including under the rules and regulations of any Trading Market. Assuming the accuracy of the representations and warranties of the Investors set forth in Section 5, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors as contemplated hereby. The sale and issuance of the Securities hereunder does not contravene the rules and regulations of any Trading Market on which the Common Stock is listed or quoted. The Company is not required to be registered as, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.10. Bad Actor. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act, except for an event to which Rule 506(d)(2)(ii-iv) or (d)(3) is applicable (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person.

4.11. Consents. Except as set forth on Schedule 4.11, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations set forth in items 1 and 2 of Schedule 4.11 have been obtained or effected on or prior to the Closing Date.

4.12. Compliance. Except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (a) the Company is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (b) the Company is not in violation of any order of any court, arbitrator or governmental body, or (c) the Company is not and has not been in violation of any statute, rule or regulation of any governmental authority.

4.13. Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. During the 12 months prior to the date hereof, neither the Company nor any of its Subsidiaries have received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

4.14. Sarbanes-Oxley Act. The Company is in compliance in all material respects with any applicable requirements of the Sarbanes-Oxley Act of 2002 and any applicable rules and regulations promulgated by the SEC thereunder.

4.15. Reliance by the Investors. The Company acknowledges that the Investors will rely upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, covenants, agreements, acknowledgements and understandings of the Company set forth herein.

4.16. Subsidiary Rights. Other than pursuant the credit agreements of the Company and its Subsidiaries, neither the Company nor any of its Subsidiaries is party to any agreement that would reasonably be expected to materially impair the right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

4.17. Proceedings Related to Transactions. No action, suit or proceeding by or before any court or any governmental body or authority, against the Company or any Subsidiary or pertaining to the transactions contemplated by the Securities Purchase Agreement or their consummation, has been instituted on or before the Closing Date, which action, suit or proceeding would, if determined adversely, have a Material Adverse Effect.

5. Representations and Warranties of the Investors. Each Investor, severally and not jointly, hereby represents and warrants to the Company as follows:

5.1. Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each Transaction Document to which such Investor is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of such Investor and no further consent or action is required by such Investor, its board of directors (or similar governing body), members, managers, partners, stockholders or other equityholders (as applicable). Each of the Transaction Documents to which it is a party has been (or upon delivery will be) duly executed by such Investor and constitutes, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of such Investor, enforceable against it in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

5.2. No Public Sale or Distribution. Such Investor is acquiring the Securities in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and such Investor does not have a present arrangement to effect any distribution of Securities to or through any Person; provided, however, that by making the representations herein, such Investor does not agree to hold any of Securities for any minimum or other specific term and reserves the right to dispose of Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

5.3. Investor Status. At the time such Investor was offered the Securities, it was, and at the date hereof it is, a “qualified institutional buyer”, as defined in Rule 144A(a) under the Securities Act. Such Investor is not a registered broker-dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Regulatory Authority, Inc. (“FINRA”) or an entity engaged in the business of being a broker-dealer. Except as otherwise set forth on Schedule 5.3 hereto, such Investor is not affiliated with any broker-dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA or an entity engaged in the business of being a broker-dealer.

5.4. General Solicitation. Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media, broadcast over television or radio, disseminated over the Internet or presented at any seminar or any other general solicitation or general advertisement.

5.5. Experience of Each Investor. Such Investor, either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Investor understands that it must bear the economic risk of this investment in the Securities indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

5.6. Access to Information. Such Investor acknowledges that it has been afforded: (a) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the Company’s business, management and financial affairs and terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (b) access to information (including material nonpublic information) about the Company and its Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (c) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Investor has evaluated the risks of investing in the Securities, understands there are substantial risks of loss incidental to the investment and has determined that it is a suitable investment for such Investor.

5.7. No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

5.8. No Conflicts. The execution, delivery and performance by such Investor of each Transaction Document to which it is a party and the consummation by such Investor of the transactions contemplated hereby and thereby will not (a) conflict with or violate any provision of the organizational documents of such Investor, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice or lapse of time or both) of, any agreement, indenture or instrument to which such Investor is a party or by which any property or asset of such Investor is bound or affected, or (c) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such Investor is subject (including federal and state securities laws) or by which any property or asset of such Investor is bound or affected, except in the case of clauses (b) and (c) above, for such that are not material to the transactions contemplated by this Agreement and do not otherwise affect the ability of such Investor to consummate the transactions contemplated hereby.

5.9. Prohibited Transactions; Confidentiality. Such Investor has not, directly or indirectly, and no Person acting on behalf of or pursuant to any understanding with such Investor has, engaged in any purchases or sales in the securities, including derivatives, of the Company (including any Short Sales (a “Prohibited Transaction”) involving any of the Company’s securities) since the time that such Investor was first contacted by the Company, the Agent or any other Person regarding an investment in the Company. Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with such Investor will engage, directly or indirectly, in any Prohibited Transactions in the securities of the Company (including Short Sales) prior to the time the transactions contemplated by this Agreement are publicly disclosed. “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

5.10. Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

5.11. Legends. It is understood that, except as provided in Section 6.1, certificates evidencing the Securities will bear any legend as required by the Blue Sky laws of any state and a restrictive legend in substantially the form set forth in Section 6.1.

5.12. Residency. Such Investor is a resident of that jurisdiction specified below its address set forth on such Investor’s signature page to this Agreement.

5.13. Bad Actor. To the extent that any Investor is, prior to the Closing, a beneficial owner (as determined pursuant to Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s outstanding voting equity securities, neither such Investor nor, to the knowledge of such Investor, any Affiliate of such Investor who is also the beneficial owner (as determined pursuant to Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s outstanding voting equity securities is subject to any Disqualifying Event that would cause the exemption provided for in Rule 506 under the Securities Act to be unavailable with respect to the issuance of the Warrants and the Preferred Shares.

5.14. No Additional Representations or Warranties. Except for the representations and warranties contained in the Transaction Documents, the Investors acknowledge that the Company makes no other express or implied representation or warranty with respect to the Company or any of its Subsidiaries in connection with any of the Transaction Documents.

6. Restrictions on Transfer

6.1. Securities Restrictive Legends.

(a) Certificates representing the Securities issued will bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form until such time as they are permitted to be removed under this Section 6 or applicable law:

THIS SECURITY[, AS WELL AS THE COMMON STOCK OF THE COMPANY UNDERLYING THIS SECURITY,] HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY[, AS WELL AS THE COMMON STOCK OF THE COMPANY UNDERLYING THIS SECURITY,] MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, (II) IN THE ABSENCE OF AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS, AS EVIDENCED (IF REQUIRED BY THE COMPANY) BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT, OR (III) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF A SELLER REPRESENTATION LETTER AND A BROKER REPRESENTATION LETTER, IN EITHER CASE AS MAY BE APPLICABLE) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE). NO REPRESENTATION IS MADE BY THE COMPANY AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THIS SECURITY[, OR THE COMMON STOCK OF THE COMPANY UNDERLYING THIS SECURITY]

(b) The Company shall maintain a copy of this Agreement and any amendments thereto on file in its principal offices, and will make such copy available during normal business hours for inspection to any party thereto or will provide such copy to each Investor or any transferee upon its or their request.

(c) Whenever the legend imposed by this Section 6.1 may be removed, as provided in Section 6.2, the respective holders of Securities for which such legend requirements have terminated shall be entitled to receive from the Company, at the Company’s expense, certificates representing Securities without such legend as provided in Section 6.2.

6.2. Notice of Transfer; Opinions of Counsel. Each holder of Securities bearing the restrictive legend set forth in Section 6.1 (a “Restricted Security”), with respect to any transfer of such Restricted Security, will give to the Company (a) notice describing the transferee and the circumstances, if any, necessary to establish the availability of an exemption from the registration or qualification requirements of the Securities Act or any applicable state securities law, and (b) upon reasonable request by the Company to such transferring holder at the expense of such holder, an opinion of counsel (which may be in-house counsel or outside counsel to an Investor or its investment adviser) in form and substance reasonably satisfactory to the Company to the effect that the proposed transfer of such Restricted Security may be effected without registration or qualification of such Restricted Security under the Securities Act or any applicable state securities law. If for any reason the Company (after having been furnished with the opinion requested to be furnished pursuant to this Section 6.2), shall fail to notify such holder within ten Business Days after such holder shall have delivered such opinion to the Company that, in its counsel’s opinion, the transfer may not be legally effective (the “Illegal Transfer Notice”), such holder thereupon will be entitled to transfer the Restricted Security as proposed. If (i) the holder of the Restricted Security delivers to the Company an opinion of counsel (which may be in-house counsel or outside counsel to an Investor or its investment adviser) which is in form and substance reasonably satisfactory to the Company that subsequent transfers of such Restricted Security will not require registration under the Securities Act or any applicable state securities law, and (ii) the Company does not provide the holders with an Illegal Transfer Notice as set forth above, the Company promptly following such contemplated transfer (and in any event within three Business Days), at the expense of such holder, will deliver new certificates for such Restricted Security which do not bear the Securities Act legend set forth in Section 6.1(a). The restrictions imposed by this Section 6 upon the transferability of any particular Restricted Security shall cease and terminate when such Restricted Security has been sold pursuant to an effective registration statement under the Securities Act or transferred pursuant to Rule 144 promulgated under the Securities Act. The holder of any Restricted Security, as to which the restrictions imposed by this Section 6 shall have terminated, shall be entitled to receive from the Company, at the expense of the Company, a new security of the same type but not bearing the restrictive Securities Act legend set forth in Section 6.1 and not containing any other reference to the restrictions imposed by this Section 6. Notwithstanding any of the foregoing, no opinion of counsel will be required to be rendered pursuant to this Section 6.2 with respect to the transfer of any securities on which the restrictive legend has been removed in accordance with this Section 6.2. As used in this Section 6.2, the term “transfer” encompasses any sale, transfer or other disposition of any securities referred to herein.

7. Covenants and Other Agreements.

7.1. Shares Issuable Upon Exercise. At any time that the Warrants are outstanding, the Company shall cause to be maintained all authorizations required for the issuance of a number of shares of Common Stock which the Company may be liable to issue upon exercise of the Warrants from time to time remaining outstanding, in accordance with the terms and conditions of the Warrants. All shares of Common Stock delivered upon exercise of the Warrants shall be newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and non-assessable and free of any Lien and shall not be subject to any pre emptive rights or similar rights and shall rank pari passu in all respects with other existing Common Stock.

7.2. Issuance and Voting Limits. Unless and until the Company obtains any stockholder approval required by NASDAQ Listing Rule 5635 to permit full exercisability of the Warrants, the number of shares of

Common Stock for which the Warrants will be exercisable will be limited to the number of shares of Common Stock that, when taken to together with all shares of Common Stock issued or issuable upon exercise of the Lender Warrants, would be equal to 19.9% of the outstanding shares of Common Stock as of the date of this Agreement.

7.3. The Stockholder Meeting. Promptly and within 20 days following the date hereof, the Company prepare and file with the SEC a proxy statement, as applicable, meeting the requirements of Section 14 of the Exchange Act (the “Section 14 Filing”) soliciting each such stockholders’ affirmative vote at the Stockholder Meeting for approval of the Company’s issuance of the Warrant Shares and the shares issuable upon exercise of the Lender Warrants. The Company promptly will respond to any comments to the Section 14 Filing from the SEC. The Company will hold a special meeting of stockholders of the Company to approve the issuance of the Warrant Shares and the shares issuable upon exercise of the Lender Warrants (the “Stockholder Meeting”) promptly following completion of review of the Section 14 Filing by the SEC (or confirmation by the SEC that it will not review the Section 14 Filing). The Board of Directors will recommend that all stockholders entitled to vote at the Stockholder Meeting approve all matters on which such stockholders are entitled to vote. The Stockholder Meeting will be conducted, the Section 14 Filing will be prepared and all required mailings to stockholders will be made, in accordance with SEC rules and regulations, other applicable Federal and state law, the rules and regulations of the NASDAQ, the Charter and the By-laws. Each of the Investors hereby irrevocably and unconditionally agrees that it shall (a) appear at the Stockholder Meeting or otherwise cause all the shares of Common Stock held by it as of the record date of the Stockholder Meeting to be counted as present thereat for purposes of calculating a quorum, and (b) vote (or cause to be voted) such shares in favor of approving the Company’s issuance of the Warrant Shares and the shares of Common Stock issuable upon exercise of the Lender Warrants and all other applicable transactions contemplated in this Agreement.

7.4. No Commitment for Additional Financing. The Company acknowledges and agrees that none of the Investors has made any representation, warranty, undertaking, commitment, covenant or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Preferred Shares as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (a) no statements, whether written or oral, made by any of the Investors or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (b) the Company shall not rely on any such statement by any of the Investors or its representatives, and (c) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Investor and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Each Investor shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

7.5. Form D; Blue Sky laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Investor promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Investors at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Investors on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

7.6. Reporting Status. Without prior written consent of the Investors, until the date on which (a) the Investors shall have sold all the Warrant Shares, and (b) none of the Preferred Shares or Warrants is outstanding, the Company shall file all reports required to be filed with the SEC pursuant to the Exchange Act, and the

Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

7.7. Register of Preferred Shares and Warrants. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Preferred Shares and the Warrants in which the Company shall record the name and address of the Person in whose name the Preferred Shares and the Warrants have been issued (including the name and address of each transferee) and the number of Preferred Shares and Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Investor or its legal representatives.

7.8. No Amendment to Lender Warrant Agreement. The Company shall not consent to, or enter into, any amendment of or supplement to the Lender Warrant Agreement or any of the Lender Warrants without the prior written consent of the Investors, other than any amendment of the Lender Warrant Agreement not requiring the written consent of the majority of the registered holders of warrants thereunder in accordance with the first sentence of Section 8.8 of the Lender Warrant Agreement.

7.9. Listing of Warrant Shares. In the time and manner required by the Trading Market, the Company shall prepare and file with such Trading Market additional shares listing application covering all the Warrant Shares and shall use its best efforts to take all steps necessary to cause all of the Warrant Shares to be approved for listing on the Trading Market as promptly as possible thereafter.

7.10. Certain Transactions. The Company will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party, as the case may be (if not the Company), assumes (expressly or by operation of law) the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

7.11. Corporate Opportunities. The Company and the Investors acknowledge the provisions of Article IX of Charter, which provisions hereby are incorporated by reference in this Section 7.11.

8. Termination. This Agreement may be terminated by the Company or any Investor, by written notice to the other parties, if the Closing has not been consummated by the third Trading Day following the date of this Agreement; provided, however, that no termination may be made under this Section 8 if the failure to consummate the Closing by such date shall be caused by the breach or action or inaction of the party seeking to terminate this Agreement pursuant to this Section 8; provided further, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

9. Miscellaneous.

9.1. Public Communications. No press release or public announcement related to this Agreement or the transactions contemplated hereby shall be issued or made without the joint approval of the Investors and the Company, unless required by law, in which case the Investors and the Company, as applicable, shall have the right to review and comment on such press release or announcement prior to such issuance or making.

9.2. Fees and Expenses. The Company shall pay all fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities (including the issuance of the Warrant Shares). The Company shall reimburse the Investors for the reasonable fees and expenses Investor incurs in connection with the transactions contemplated hereby, including the investment in the Securities, the Stockholder Meeting, and the exercise of any registration rights under the Registration Rights Agreement. The amount to be reimbursed in connection with the investment in the Preferred Shares and Warrants is the amount of the Fees Due Upon Issuance. The Company and the Investors also acknowledge hereby that $1,2000,000 in Liquidation Value of the Preferred Shares is a fee for investing in the Preferred Shares, payable in additional Preferred Shares at Closing.

9.3. Indemnification.

(a) The Company Parties shall, notwithstanding any termination of this Agreement, indemnify and hold harmless, jointly and severally, each Investor, each Investor’s managers, members, stockholders, partners, other equity owners, officers, directors, successors, assigns, agents, attorneys and employees and each Person who controls such Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or based on (a) any misrepresentation or breach of any representation or warranty made by a Company Party in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any agreement or obligation by a Company Party of any Transaction Document, or (c) any Proceeding in connection with, arising out of, or related to, any of the transactions contemplated by any of the Transaction Documents (including in connection with, arising out of, or related to, any of the matters to be voted on or approved at the Stockholder Meeting).

(b) Each Investor shall, notwithstanding any termination of this Agreement, indemnify and hold harmless, severally and not jointly, the Company, the Company’s managers, members, stockholders, partners, other equity owners, officers, directors, successors, assigns, agents, attorneys and employees and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or based on (a) any misrepresentation or breach of any representation or warranty made by such Investor in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (b) any breach of any agreement or obligation by such Investor of any Transaction Document.

9.4. Releases.

(a) As of the Closing Date, the Company hereby fully, finally, irrevocably and indefeasibly releases, acquits and forever discharges the Investor Released Parties from any and all Investor Released Claims of the Company against each such Investor Released Party. The Company (i) knowingly grants the release contemplated by this Section 9.4(a), notwithstanding that the Company may hereafter discover facts in addition to, or different from, those which the Company now knows or believes to be true, without regard to the subsequent discovery or existence of such different or additional facts, and even if the Investor Released Claims are not known or suspected to exist, and (ii) expressly waives (A) any assertion that the release contemplated by this Section 9.4(a) does not extend to Claims arising from conduct that occurred prior to the Closing and relating in any manner to the Investor Released Claims that the Company did not know or suspect to exist in its favor as of the Closing, which if known by it, would have materially affected the release contemplated by this Section 9.4(a), and (B) any and all rights that the Company may have under any applicable law that would limit the effect of the release contemplated by this Section 9.4(a). The Company will not commence, aid, or participate in (except to the extent required by law or by order or legal process issued by a court or governmental agency of competent jurisdiction) any Proceeding to the extent in connection with, arising out of, or related to any of the Investor Released Claims.

(b) As of the Closing Date, each Investor hereby fully, finally, irrevocably and indefeasibly releases, acquits and forever discharges the Company Released Parties from any and all Company Released Claims. Each Investor (i) knowingly grants the release contemplated by this Section 9.4(b), notwithstanding that such Investor may hereafter discover facts in addition to, or different from, those which such Investor now knows or believes to be true, without regard to the subsequent discovery or existence of such different or additional facts, and even if the Company Released Claims are not known or suspected to exist, and (ii) expressly waives (A) any assertion that the release contemplated by this Section 9.4(b) does not extend to Claims arising from conduct that occurred prior to the Closing and relating in any manner to the Company Released Claims that such Investor did not know or suspect to exist in its favor as of the Closing, which if known by it, would have materially affected the release contemplated by this Section 9.4(b), and (B) any and all rights that such Investor may have under any applicable law that would limit the effect of the release contemplated by this Section 9.4(b). Each Investor agrees that it shall not commence, aid, or participate in (except to the extent required by law or by order or legal process issued by a court or governmental agency of competent jurisdiction) any Proceeding to the extent in connection with, arising out of, or related to any of the Company Released Claims.

9.5. Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and each Investor will execute and deliver such further documents as may be reasonably requested in order to give effect to the transactions contemplated by the Transaction Documents.

9.6. Notices. All notices, consents, approvals, waivers or other communications (each, a “Notice”) required or permitted hereunder, except as herein otherwise specifically provided, shall be in writing and shall be: (i) delivered personally or by commercial messenger; (ii) sent via a recognized overnight courier service; (iii) sent by registered or certified mail, postage pre-paid and return receipt requested; or (iv) sent by facsimile transmission, provided confirmation of receipt is received by sender and the original Notice is sent or delivered contemporaneously by an additional method provided in this Section 9.6; in each case so long as such Notice is addressed to the intended recipient thereof as set forth below:

If to the Company:

EveryWare Global, Inc.

519 North Pierce Avenue

Lancaster, OH 43130

Attention: Legal Counsel

Facsimile: (740) 681-6455

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, IL 60614

Attention:   Richard W. Porter, P.C.

                   Carol Anne Huff

Facsimile:  (312) 862-2200

If to any Investor:

At its address on the signature page hereto.

with copies (which shall not constitute notice) to:

Proskauer Rose LLP

11 Times Square

New York, NY 10036

Attention: James P. Gerkis

Facsimile: (212) 969-2900

Proskauer Rose LLP

Three First National Plaza

70 West Madison, Suite 3800

Chicago, IL 60602

Attention: Mark K. Thomas

Facsimile: (312) 962-3551

Any party may change its address specified above by giving each party Notice of such change in accordance with this Section 9.6. Any Notice shall be deemed given upon actual receipt (or refusal of receipt).

9.7. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Investors or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

9.8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Investor. Any Investor may assign its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided (i) such transferor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of the name and address of such transferee or assignee, and (iii) such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to an “Investor”.

9.9. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that (a) each party indemnified pursuant to Section 9.2 is an intended third-party beneficiary of Section 9.2 and (in each case) may enforce the provisions of Section 9.2 applicable to them directly against the parties with obligations thereunder, and (b) each Company Released Party and Investor Released Party is an intended third-party beneficiary of Section 9.4 and (in each case) may enforce the provisions of Section 9.4 applicable to them.

9.10. Governing Law; Venue; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND EACH OF THE INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY INVESTOR, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY, PARENT AND EACH OF THE INVESTORS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

9.11. Survival. The representations and warranties contained herein shall survive the Closing for a period of one year following the Closing Date. The covenants and agreements contained herein shall survive the Closing.

9.12. Execution. This Agreement may be executed with counterpart signature pages or in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterpart signature pages or counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart signature page or counterpart. If any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

9.13. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

9.14. Replacement of Stock Certificates. If any certificate or instrument evidencing any of the Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate or note affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement certificate or note.

9.15. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Investor and the Company will be entitled to specific performance under the Transaction Documents without the posting of any bond or other security. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

9.16. Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor hereunder or any Investor enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred and the Company shall remain liable for such payments.

9.17. Adjustments in Share Numbers and Prices. In the event of any stock split, reverse stock split, subdivision, combination, dividend, distribution, reorganization, recapitalization or other similar event affecting or relating to any of the Securities or Common Stock (or other securities or rights convertible or exercisable into or exchangeable for or entitling the holder thereof to receive directly or indirectly, Securities or Common Stock), occurring on or after the date hereof, each reference in any Transaction Document to a number of securities or a price per security shall be amended to appropriately account for such event.

9.18. Acknowledgement. The Company acknowledges that, notwithstanding anything in this Agreement to the contrary, the representations, warranties, covenants and agreements of the Company contained in this Agreement shall not be deemed waived by any investigation by Investor or any of its Associated Persons. The rights and remedies of the parties shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of any of the Transaction Documents, with respect to the accuracy or inaccuracy of or compliance with any representation, warranty, covenant, or agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Company:

EVERYWARE GLOBAL, INC.

By:	/s/ Sam A. Solomon
Name: Sam A. Solomon
Title: Chief Executive Officer

[Signature page to Securities Purchase Agreement]

Investors:

MONOMOY CAPITAL PARTNERS, L.P.

By:	Monomoy General Partner, L.P.
Its:	General Partner

By:	Monomoy Ultimate GP, LLC
Its:	General Partner

By:	/s/ Justin Hillenbrand
Name: Justin Hillenbrand
Its: Partner

Address: c/o Monomoy Capital Management, L.P.
142 West 57th Street, 17th floor
New York, NY 10019
Number of Preferred Shares: 13,071.354
Number of Warrant Shares: 2,736,354
Purchase Price: $12,331,466.04

MCP SUPPLEMENTAL FUND, L.P.

By:	Monomoy General Partner, L.P.
Its:	General Partner

By:	Monomoy Ultimate GP, LLC
Its:	General Partner

By:	/s/ Justin Hillenbrand
Name: Justin Hillenbrand
Its: Partner

Address: c/o Monomoy Capital Management, L.P
142 West 57th street, 17th floor
New York, NY 10019
Number of Preferred Shares: 406.361
Number of Warrant Shares: 85,067
Purchase Price: $383,359.43

[Signature page to Securities Purchase Agreement]

MCP EXECUTIVE CO-INVESTMENT FUND, L.P.

By:	Monomoy General Partner, L.P.
Its:	General Partner

By:	Monomoy Ultimate GP, LLC
Its:	General Partner

By:	/s/ Justin Hillenbrand
Name: Justin Hillenbrand
Its: Partner

Address: c/o Monomoy Capital Management, L.P
142 West 57th Street, 17th floor
New York, NY 10019
Number of Preferred Shares: 67.672
Number of Warrant Shares: 14,167
Purchase Price: $63,842.51

MONOMOY CAPITAL PARTNERS II, L.P.

By:	Monomoy General Partner II, L.P.
Its:	General Partner

By:	Monomoy Ultimate GP, LLC
Its:	General Partner

By:	/s/ Justin Hillenbrand
Name: Justin Hillenbrand
Its: Partner

Address: c/o Monomoy Capital Management, L.P
142 West 57th street, 17th floor
New York, NY 10019
Number of Preferred Shares: 7,419.617
Number of Warrant Shares: 1,553,221
Purchase Price: $6,999,638.98

[Signature page to Securities Purchase Agreement]

MCP SUPPLEMENTAL FUND II, L.P.

By:	Monomoy General Partner II, L.P.
Its:	General Partner

By:	Monomoy Ultimate GP, LLC
Its:	General Partner

By:	/s/ Justin Hillenbrand
Name: Justin Hillenbrand
Its: Partner

Address: c/o Monomoy Capital Management, L.P
142 West 57th Street, 17th floor
New York, NY 10019
Number of Preferred Shares: 234.996
Number of Warrant Shares: 49,194
Purchase Price: $221,694.34

[Signature page to Securities Purchase Agreement]

Exhibit A

Certificate of Designation of Series A Preferred Stock

Exhibit A

CERTIFICATE OF DESIGNATION

SERIES A SENIOR REDEEMABLE

PREFERRED STOCK

EVERYWARE GLOBAL, INC.

The undersigned, a duly authorized officer of EveryWare Global, Inc., a Delaware corporation (the “Corporation”), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) in accordance with Section 151 of the General Corporation Law of the State of Delaware and pursuant to the authority conferred upon the Board of Directors by the Third Amended and Restated Certificate of Incorporation of the Corporation dated May 21, 2013 (the “Certificate of Incorporation”):

RESOLVED, that the Corporation be, and it hereby is, authorized to issue a new series of preferred stock, par value $0.0001 per share, as Series A Senior Redeemable Preferred Stock, with an initial value upon liquidation (“Liquidation Value”) upon issuance on July 30, 2014 (the “Issue Date”), in the aggregate, of up to $21,200,000 and does hereby in this Certificate of Designation (this “Certificate of Designation”) establish and fix and herein state and express the following designations, powers, preferences and rights:

1. Designation and Number. A series of preferred stock of the Corporation, par value $0.0001 per share (“Preferred Stock”), designated the Series A Senior Redeemable Preferred Stock (the “Series A Preferred Stock”), hereby is established. The number of shares of Series A Preferred Stock shall be 21,200.

2. Rank. The Series A Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets in the event of a Liquidation Event (as defined in Section 4), senior to all classes or series of common stock, par value $0.0001 per share (the “Common Stock”), of the Corporation, and senior to all other equity securities of the Corporation.

3. Dividends.

a. Commencing on the Issue Date, whether or not declared by the Board of Directors and whether or not there are funds legally available for the payment of dividends, cumulative dividends on each share of Series A Preferred Stock shall accrue on a daily basis in arrears at the rate of 15% per annum, compounded quarterly, on the then existing Liquidation Value thereof as of the most recent Dividend Payment Date. Dividends shall be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (a “Dividend Payment Date”), beginning with August 1, 2014. Prior to the date (the “Repayment Date”) on which the Corporation has fully repaid or otherwise discharged all its payment obligations, subject to any Reinstatement (as defined below) but excluding any contingent indemnification obligations not yet due and payable, under that certain Term Loan Agreement dated as of May 21, 2013 (as amended from time to time and not including any amendment in the nature of an extension or any refinancing of the indebtedness thereunder or pursuant thereto, the “Term Loan Agreement”), among Anchor Hocking, LLC, Oneida Ltd., Universal Tabletop, Inc., Deutsche Bank Securities Inc., Jefferies Finance LLC, Deutsche Bank AG, New York Branch and various lenders from time to time, dividends shall not be paid in cash and all amounts due on a share of Series A Preferred Stock shall be added to the Liquidation Value thereof. From and after the Repayment Date, dividends accruing from and after the Repayment Date shall be declared and paid in cash on the applicable Dividend Payment Date; provided, however, that if any payments made under the Term Loan Agreement are required to be rescinded or otherwise restored, whether as a result of any proceedings in bankruptcy or reorganization or otherwise (each such event, a “Reinstatement”), then for so long as the amounts of any such payments remain unsatisfied to the lenders under the Term Loan Agreement, the Repayment Date will be deemed to be suspended and no dividends shall be declared and paid in cash. Any dividends not declared and paid in cash for any reason on the applicable Dividend Payment Date, whether before, on or after the Repayment Date and whether before or following any

Reinstatement, shall be added to the Liquidation Value on such Dividend Payment Date. Dividends payable for any period shall cumulate on a day-to-day basis and shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed.

b. Prior to the Repayment Date, no dividends will be declared and paid or declared and set apart for payment on any shares of Common Stock or other equity securities of the Corporation, including Preferred Stock, ranking junior to the Series A Preferred Stock as to dividends and as to the distribution of assets upon the occurrence of a Liquidation Event (“Junior Securities”).

c. From and after the Repayment Date, no dividends will be declared and paid or declared and set apart for payment on any Junior Securities for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is irrevocably set apart for such payment on the Series A Preferred Stock for all past dividend periods.

4. Liquidation Value.

a. On any date, the “Liquidation Value” per share of Series A Preferred Stock is an amount equal to the sum of (i) $1,000, plus (ii) all accrued and unpaid dividends thereon through such date, minus (iii) the amount of any dividends thereon actually declared and paid to the holders of Series A Preferred Stock in cash, which dividends previously increased the amount of such Liquidation Value pursuant to clause (ii) above.

b. Upon any voluntary or involuntary liquidation, dissolution, Change of Control or winding up of the affairs of the Corporation (a “Liquidation Event”), before any distribution or payment shall be made to the holders of Junior Securities, the holders of the Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, an amount in cash equal to the Liquidation Value. Such amount shall be payable on the date of such Liquidation Event.

c. “Change of Control” means the occurrence after the Issue Date of any of the following events: (i) the acquisition by any individual or “group” as defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Monomoy Capital Management, L.P. or its Affiliated Companies (as defined in the Certificate of Incorporation)), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Corporation entitling that individual or group to exercise more than 50% of the total voting power of all stock of the Corporation entitled to vote generally in the election of the Corporation’s directors (except that such individual or group will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); (ii) the amalgamation, consolidation, conversion or merger of the Corporation with or into any other corporation, company, business concern, firm, trust, other entity or person (each, a “Person”), other than any such amalgamation, consolidation, conversion or merger in which the stockholders of the Corporation immediately prior to such amalgamation, consolidation, conversion or merger continue to hold at least a majority of the voting power of such Person in substantially the same proportions immediately after such amalgamation, consolidation, conversion or merger; (iii) the sale, lease, transfer, license or conveyance of all or substantially all of the business or assets of the Corporation; or (iv) the recapitalization or reorganization of or otherwise involving the Corporation, other than any such recapitalization or reorganization in which the stockholders of the Corporation immediately prior to such recapitalization or reorganization continue to hold at least a majority of the voting power in the Corporation or any successor Person resulting from such recapitalization or reorganization in substantially the same proportions immediately after such recapitalization or reorganization.

d. If, upon any such Liquidation Event, the net assets of the Corporation distributable among the holders of all outstanding shares of the Series A Preferred Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the

Corporation shall be distributed among the holders of the Series A Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

5. Redemption.

a. Unless prohibited by Delaware law with respect to distributions to stockholders, the Corporation may, at its option, subject to the notice requirements below, redeem shares of Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to 105% of the Liquidation Value of such shares.

b. The written notice shall be sent by or on behalf of the Corporation, by first class mail, postage prepaid, to the holders of record of the shares of Series A Preferred Stock to be redeemed at their respective addresses as they shall appear on the records of the Corporation, not less than 60 days prior to the date of redemption (i) notifying such holders of the election of the Corporation to redeem such shares of Series A Preferred Stock and of the date of redemption, and (ii) stating the place or places at which the shares of Series A Preferred Stock called for redemption shall, upon presentation and surrender of the certificates evidencing such shares of Series A Preferred Stock, be redeemed, and the redemption price therefor.

6. Voting Rights.

a. Holders of the Series A Preferred Stock will not have any voting rights, except as set forth below in Section 6(b).

b. Without the prior consent of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding, given in writing or by vote at a meeting of stockholders called for such purpose, the Corporation will not:

(i) authorize, create or issue, or increase the number of authorized or issued shares of, any Series A Preferred Stock or any other class or series of Preferred Stock;

(ii) authorize, create or issue, or increase the number of authorized or issued shares of, any other capital stock of the Corporation of any class or series, except for Common Stock;

(iii) either (A) declare or pay (or declare and set aside for payment of) any dividend or make any distribution on or in respect of any class or series of stock of the Corporation, whether in cash, property or otherwise, or (B) purchase or redeem, or permit any subsidiary of the Company to purchase or redeem, any Junior Security, or pay or make available any monies for a sinking fund for the purchase or redemption of any Junior Security;

(iv) amend, alter or repeal any of the provisions of the Certificate of Incorporation, including the terms of the Series A Preferred Stock, the by-laws of the Corporation or the charter or by-laws of any subsidiary of the Corporation;

(v) enter into any transaction or series of transaction that would result in a Change of Control;

(vi) amalgamate, consolidate, convert or merge with another Person, or enter into or form any partnership or joint venture or acquire any shares of stock or other equity securities in any other Person; or

(vii) authorize or adopt any stock option, stock incentive or other equity incentive plan (each, an “Equity Plan”); increase the number of options or securities (including equity-like and phantom equity securities) available for grant or issuance under any Equity Plan; grant any allocation of options or securities (including equity-like and phantom equity securities) under any Equity Plan; amend or supplement any Equity Plan; or authorize or issue any options or securities (including equity-like and phantom equity securities) that are in the nature of incentive compensation outside of an Equity Plan.

provided, however, that during the continuance of an Event of Default (as defined in the Term Loan Agreement), which has not been either waived or cured, no such prior consent of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding shall be required for any the items set forth above in this Section 6(b).

7. Information Rights. For so long as any shares of Series A Preferred remain outstanding, the Corporation shall furnish to each holder of shares of Series A Preferred:

a. promptly after the same are available and in any event within 120 days after the end of each fiscal year of the Corporation, (i) the annual operating budget of the Corporation as approved by the Board of Directors, and (ii) audited financial statements for the Corporation, including, but not limited to, statements of income and stockholders’ equity and cash flow from the beginning of such fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail, and accompanied by an opinion thereon of an independent certified public accounting firm selected by the Corporation, which opinion shall state that such statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in accordance with GAAP; provided, however, that to the extent that the Corporation timely files the information required by clause (ii) of this Section 7.a. with the United States Securities and Exchange Commission in compliance with applicable securities laws, the Corporation shall be deemed to have satisfied the requirements of such clause (ii).

b. promptly after the same are available and in any event within 45 days after the end of each fiscal quarter of the Corporation, unaudited financial statements for the Corporation, including, but not limited to, (i) statements of income and stockholders’ equity and cash flow from the beginning of such fiscal quarter to the end of such fiscal quarter and from the beginning of the applicable fiscal year to the end of such fiscal quarter and (ii) the balance sheet as at the end of such fiscal quarter, all prepared in accordance with GAAP applicable to interim financial statements generally and applied on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year-end adjustments and recognizing that such statements need not contain footnotes similar in nature to the footnotes contained in any annual financial statement. Such quarterly financial statements shall set forth a comparison of the figures for the current fiscal period and the current year-to-date period, with the figures for the same fiscal period and year-to-date period of the immediately preceding fiscal year; provided, however, that to the extent that the Corporation timely files the information required by this Section 7.b. with the United States Securities and Exchange Commission in compliance with applicable securities laws, the Corporation shall be deemed to have satisfied the requirements of such Section 7.b..

c. promptly after the same are provided to the Board of Directors (or any executive committee thereof), (i) monthly operating financial reports of the Corporation, including without limitation all operating financial information provided and flash reports by segment (which shall include without limitation gross sales, operating margins and similar information for such period), and (ii) unaudited financial statements for the Corporation including, but not limited to, (A) statements of income and stockholders’ equity and cash flow for such month and from the beginning of the applicable fiscal year to the end of such month; and (B) the balance sheet as at the end of such month, all prepared in accordance with GAAP applicable to interim financial statements generally and applied on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year-end adjustments and recognizing that such statements need not contain footnotes similar in nature to the footnotes contained in any annual financial statement. Such monthly financial statements shall set forth a comparison of the figures for the current fiscal period and the current year-to-date period, with the figures for the same fiscal period and year-to-date period of the immediately preceding fiscal year; and

d. any additional information as may be reasonably requested by the holders of shares of Series A Preferred Stock.

8. Status of Redeemed and Reacquired Shares of Series A Preferred Stock. If any shares of Series A Preferred Stock shall be redeemed pursuant to Section 5, or otherwise reacquired by the Corporation, the shares so redeemed or reacquired shall become authorized but unissued shares of Preferred Stock, without designation as to series or class and available for future issuance and reclassification by the Corporation.

9. Short Sales. By acceptance of any shares of Series A Preferred Stock, each holder thereof agrees that, for so long as such holder remains a holder of Series A Preferred Stock, such holder shall not engage in any Short Sales of the Common Stock. “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

10. Severability. If any preference, voting power, restriction, limitation as to dividends or other distributions, qualification, term or condition of redemption or other term of the Series A Preferred Stock is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, then, to the fullest extent permitted by law, all other preferences, voting powers, restrictions, limitations as to dividends, qualifications, terms or conditions of redemption and other terms of the Series A Preferred Stock which can be given effect without the invalid, unlawful or unenforceable preference, voting power, restriction, limitation as to dividends or other distributions, qualification, term or condition of redemption or other term of the Series A Preferred Stock shall remain in full force and effect and shall not be deemed dependent upon any other such preference, voting power, restriction, limitation as to dividends or other distributions, qualification, term or condition of redemption or other term of the Series A Preferred Stock unless so expressed herein.

IN WITNESS WHEREOF, the undersigned, being duly authorized, does hereby affirm that this Certificate of Designation is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto set his hand as of this 30th day of July, 2014.

EVERYWARE GLOBAL, INC.

By:	/s/ Sam Solomon
Sam Solomon
Chief Executive Officer

Exhibit B

Form of Warrant

Exhibit B

FORM OF WARRANT

THIS SECURITY, AS WELL AS THE COMMON STOCK OF THE COMPANY UNDERLYING THIS SECURITY, HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY, AS WELL AS THE COMMON STOCK OF THE COMPANY UNDERLYING THIS SECURITY, MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, (II) IN THE ABSENCE OF AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS, AS EVIDENCED (IF REQUIRED BY THE COMPANY) BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT, OR (III) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF A SELLER REPRESENTATION LETTER AND A BROKER REPRESENTATION LETTER, IN EITHER CASE AS MAY BE APPLICABLE) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE). NO REPRESENTATION IS MADE BY THE COMPANY AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THIS SECURITY, OR THE COMMON STOCK OF THE COMPANY UNDERLYING THIS SECURITY

EVERYWARE GLOBAL, INC.

WARRANT

Warrant No. [ ]	Dated: July 30, 2014

EVERYWARE GLOBAL, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, [Name of Holder] or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of [                    ] shares of common stock, $0.0001 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an initial exercise price equal to $0.01 per share, at any time during the period (the “Exercise Period”) commencing on the date hereof and terminating at 5:00 p.m., New York City time on July 30, 2021 (the “Expiration Date”). This Warrant (this “Warrant”) is one of a series of similar warrants issued pursuant to that certain Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the Investors identified therein (the “Purchase Agreement”). All such warrants are referred to herein, collectively, as the “Warrants.” The term “Warrant Price” as used in this Warrant shall mean the exercise price per share at which Common Stock may be purchased at the time a Warrant is exercised. The Warrant Price and the number of Warrant Shares may be adjusted from time to time in accordance with Section 5.

1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the respective meanings given to such terms in the Purchase Agreement.

2. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Warrant Register also shall set forth the address of the record Holder, as provided by such record Holder to the Company. The Company may deem and treat the registered Holder of record of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. The Company shall register in the Warrant Register.the exercise (pursuant to Section 4) or the transfer (pursuant to Section 6) of all or any portion of this Warrant.

3. Duration of Warrants. This Warrant may be exercised only during the Exercise Period commencing on the date hereof and terminating at 5:00 p.m., New York City time on the Expiration Date. Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m. New York City time on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, that the Company shall provide at least 20 days’ prior written notice of any such extension to Registered Holders of the Warrants; provided further that any such extension shall be identical in duration among all the Warrants and the warrants issued to the lenders (the “Lender Warrants”) under the Company’s term loan pursuant to the Waiver and Amendment No. 1 dated as of July 30, 2014, to the Term Loan Agreement dated as of May 21, 2013, among Anchor Hocking, LLC, Oneida Ltd., Universal Tabletop, Inc., Deutsche Bank Securities Inc., Jefferies Finance LLC Deutsche Bank AG, New York Branch and various lenders from time to time party thereto entered into concurrently with the execution of the Purchase Agreement.

4. Exercise of Warrants and Issuance of Warrant Shares

(a) Exercise. This Warrant may be exercised by the Holder hereof by surrendering it to the Company, with an exercise notice, in the form attached hereto (the “Exercise Notice”), appropriately completed and duly executed, and by paying in full the Warrant Price for each full Warrant Share as to which this Warrant is exercised as follows:

(i) with respect to the exercise of any Warrant on a “cash basis”, by wire transfer of immediately available funds, in good certified check or good bank draft payable to the order of the Company; provided, that the Holder provides the information on the Exercise Notice that is reasonably necessary for the Company to issue the Warrant Shares in compliance with U.S. federal securities law; or

(ii) with respect to the exercise of any Warrant on a “cashless basis” by surrendering such Warrant for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying such Warrant or any portion thereof being exercised (at the election of the Holder), multiplied by the difference between the Fair Market Value and the Warrant Price by (y) the Fair Market Value. “Fair Market Value” means (A) at any time the Common Stock is listed or quoted for trading on the New York Stock Exchange, the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, OTC Bulletin Board or any other national securities exchange (each, an “Exchange”), the average last sale price of a share of Common Stock for the ten trading days ending on the third trading day prior to the date on which notice of exercise of such Warrant is sent to the Company (the “Exercise Date”); or (B) at any time the Common Stock is not listed or quoted for trading on an Exchange, the fair market value of a share of Common Stock as shall be determined by the Board of Directors of the Company (the “Board”) in its good faith judgment;

provided, however, that notwithstanding the foregoing, the issuance of shares of Common Stock or other securities upon the exercise of any Warrant shall be made without charge to the Holder for any issue or other tax in respect thereof; provided further, however if at any time the Common Stock is not a “covered security” under Section 18(b) of the Securities Act, the Company may, at its option, require any exercise of Warrants to be made on a “cashless basis.”

(b) Issuance of Common Stock on Exercise. As soon as practicable after the exercise of this Warrant and the clearance of the funds in payment of the Warrant Price (if payment is on a “cash basis” pursuant to Section 4(a)(i)), the Company shall issue to the Holder of such Warrant a certificate or certificates for the number of full shares of Common Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a new warrant to purchase Common Stock, of like tenor, having the same date and form as this Warrant and otherwise having the same terms and conditions as this Warrant (any such new warrant, a “New Warrant”), for the number of Warrant Shares as to which such Warrant shall not have been exercised. The Company’s obligations to issue and deliver

Warrant Shares in accordance with the terms hereof are absolute and unconditional. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of any Warrant as required pursuant to the terms hereof.

(c) Valid Issuance. All Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and nonassessable, and free and clear of all Liens. For purposes hereof, “Lien” means any mortgage, lien (statutory or otherwise), charge, pledge, hypothecation, conditional sales agreement, adverse claim, title retention agreement or other security interest, encumbrance or other title defect in or on any interest or title of any vendor, lessor, lender or other secured party to or of such person or entity under any conditional sale, trust receipt or other title retention agreement with respect to any property or asset of such person or entity. At any time that the Warrants are outstanding, the Company shall cause to be maintained all authorizations required for the issuance of a number of shares of Common Stock which the Company may be liable to issue upon exercise of the Warrants from time to time remaining outstanding, in accordance with the terms and conditions this Warrant. All shares of Common Stock delivered upon exercise of the Warrants shall be newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and non-assessable and free of any Lien and shall not be subject to any preemptive rights or similar rights and shall rank pari passu in all respects with other existing Common Stock.

(d) Date of Issuance. Each person or entity in whose name any certificate for Common Stock is issued shall for all purposes be deemed to have become the holder of record of such Common Stock on the date on which the Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the share transfer books of the Company are closed, such person or entity shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books are open. The Company shall, upon request of the Holder, use its reasonable best efforts to cause the ownership of the Warrant Shares to be recorded upon exercise in book entry form rather than through the issuance of physical stock certificates (provided that such book entry interests will continue to bear any required restrictive legends).

(e) Issuance Limits. Notwithstanding the foregoing, unless and until the Company obtains any stockholder approval required by NASDAQ Listing Rule 5635 to permit full exercisability of the Warrants, the number of shares of Common Stock for which the Warrants will be exercisable will be limited to the number of shares of Common Stock that, when taken to together with all shares of Common Stock issued or issuable upon exercise of the Lender Warrants, would be equal to 19.9% of the outstanding shares of the Common Stock as of the date of this Warrant.

(f) Listing of Warrant Shares. In the time and manner required by any Exchange on which the Common Stock is listed or quoted for trading on the date in question (the “Trading Market”), the Company shall prepare and file with such Trading Market additional shares listing application covering all the Common Stock issuable upon exercise of the Warrants and shall use its reasonable best efforts to take all steps necessary to cause all of the Common Stock issuable upon exercise of the Warrants to be approved for listing on the Trading Market at all times.

5. Certain Adjustments. The number of Warrant Shares issuable upon exercise of this Warrant, as well as the Warrant Price, is subject to adjustment from time to time as set forth in this Section 5.

(a) Split-Ups. If after the date hereof, the number of outstanding shares of Common Stock is increased by a stock dividend payable in Common Stock, or by a split-up or sub-division of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up, sub-division or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in the outstanding shares of Common Stock, subject to the provisions of Section 5(g).

(b) Other Distributions. If after the date hereof, the Company makes a distribution (a “Distribution”) to the holders of its Common Stock (other than in connection with the liquidation, dissolution or winding up of the Company) of any asset (including cash or evidence of its indebtedness) or security (including any subscription right) (the total value of the assets or securities so distributed, the “Distribution Amount”) other than a distribution referred to in Section 5(a), then the Company shall distribute to the holder of each Warrant the portion of the Distribution Amount which a holder of the number of shares of Common Stock for which such Warrant is exercisable immediately prior to the Distribution would have owned or received immediately after and as a result of such Distribution.

(c) Aggregation of Shares. If after the date hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding Common Stock, subject to the provisions of Section 5(g).

(d) Replacement of Securities upon Reorganization, etc. In case of any recapitalization, reclassification or reorganization of the outstanding Common Stock (other than a change under Section 5(a), Section 5(b) or Section 5(c) or that solely affects the par value of such Common Stock), or in the case of any amalgamation, conversion, merger or consolidation of the Company with or into another corporation or other entity (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any recapitalization, reclassification or reorganization of the outstanding Common Stock), or in the case of any sale, lease, license, transfer or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, liquidated or wound up, the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such recapitalization, reclassification, reorganization, amalgamation, conversion, merger or consolidation, or upon a dissolution, liquidation or winding up following any such sale, lease, license, transfer or conveyance, that the holder of the Warrants would have received if such holder had exercised his, her or its Warrant(s) immediately prior to such event (the “Alternative Issuance”); provided, however, that (i) if the holders of the Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such amalgamation, conversion, merger or consolidation, or upon a dissolution, liquidation or winding up following any such sale, lease, license, transfer or conveyance, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the Common Stock in such amalgamation, conversion, merger or consolidation, or upon a dissolution, liquidation or winding up following any such sale, lease, license, transfer or conveyance, that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the Common Stock under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding Common Stock, the holder of a Warrant shall be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 5. If any recapitalization, reclassification or reorganization also results in a change in Common Stock covered by both Section 5(a) or Section 5(c) and this Section 5(d), then such adjustment shall be made pursuant to both Section 5(a) or Section 5(c) and this Section 5(d). The provisions of this Section 5(d) shall similarly apply to successive recapitalizations, reclassifications, reorganizations, amalgamations, conversions, mergers or consolidations, sales, leases, licenses, transfers, conveyances and other similar transactions, and the Company shall not effect any such transaction unless, prior to the consummation thereof, the successor person or entity (if other than the Company) resulting from such transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant and reasonably satisfactory to the majority in interest of the Holders, the obligation to deliver to the Holder such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Registered Holder shall be entitled to receive upon exercise of the Warrants held by them. Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 5(d), the Holder shall have the right to elect prior to the consummation of such event or transaction, to give effect to the exercise rights contained herein instead of giving effect to the provisions contained in this Section 5(d) with respect to the Warrants.

(e) Warrant Price Adjustment. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in Section 5(a) or Section 5(c), the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and (ii) the denominator of which shall be the number of Warrant Shares so purchasable immediately thereafter.

(f) Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of Warrant Shares issuable upon exercise of this Warrant, the Company shall give prompt written notice thereof to the Holder, which notice shall state the increase or decrease, if any, in the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares purchasable at the Warrant Price, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 5(a), 5(b), 5(c) or 5(d), the Company shall give written notice of the occurrence of such event to each holder of a Warrant, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event. In the event: (i) that the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; (ii) of any recapitalization or reorganization of the Company, any reclassification of the Common Stock of the Company, any amalgamation, conversion, consolidation or merger of the Company with or into another person or entity, or sale, lease, license, transfer or conveyance of all or substantially all of the Company’s assets to another person or entity; or (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; then, and in each such case, the Company shall send or cause to be sent to the Holder at least 20 days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, or other right, and a description of such dividend, distribution or other right to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, amalgamation, conversion, consolidation, merger, sale, lease, license, transfer, conveyance, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such recapitalization, reorganization, reclassification, amalgamation, conversion, consolidation or merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to this Warrant and the Warrant Shares. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(g) No Fractional Shares. Notwithstanding any provision contained herein to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 5, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, at its option either (i) round up to the nearest whole number, the number of shares of Common Stock to be issued to such holder or (ii) in lieu of such fractional share interests, pay to such holder an amount in cash equal to the product obtained by multiplying (x) the fractional share interest to which such holder would otherwise be entitled by (y) the Fair Market Value on the exercise date.

(h) No Change to Warrant. This Warrant need not be changed because of any adjustment pursuant to Section 5.

(i) Other Events. If any event shall occur affecting the Company as to which none of the provisions of preceding subsections of this Section 5 are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (i) avoid an adverse impact on the Warrants and (ii) effectuate the intent and purpose of this Section 5, then the Board shall make an appropriate adjustment in the Warrant Price and the number of shares of Common Stock issuable upon exercise of this Warrant so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 5; provided, that no such adjustment pursuant to this Section 5(i) shall increase the Warrant Price or decrease the number of shares of Common Stock issuable as otherwise determined pursuant to this Section 5.

(j) Other Warrants. In no event will any adjustment, comparable to those in this Section 5, be made to the Lender Warrants unless such adjustment is made pursuant to this Section 5 on the same terms to all outstanding Warrants. The immediately preceding sentence shall not be in limitation of, or otherwise affect, the other provisions of this Section 5.

6. Transfers.

(a) Assignment Form; Registration. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, subject to Section 6(b). The Company shall register the transfer, from time to time, of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed (each, an “Assignment Form”), to the Company at its address specified herein. Upon any such registration of transfer, a New Warrant evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of any New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

(b) Opinion. In connection with any such transfer, upon reasonable request by the Company to such transferring Holder at the expense of such Holder, such Holder will give to the Company an opinion of counsel (which may be in-house counsel or outside counsel to such Holder or its investment adviser) in form and substance reasonably satisfactory to the Company to the effect that the proposed transfer of such Warrant may be effected without registration or qualification of such Warrant under the Securities Act or any applicable state securities law.

(c) Exchange of Warrants. This Warrant may be surrendered to the Company, together with a written request for exchange or transfer into different denominations, and thereupon the Company shall issue in exchange therefor one or more New Warrants as requested by the Holder of this Warrant so surrendered, representing an equal aggregate number of Warrant Shares, registered in the name of such surrendering holder.

(d) Fractional Warrants. The Company shall not be required to effect any registration of transfer or exchange which shall result in the issuance of a fraction of a warrant.

(e) Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

(f) Closing of Transfer Books. The Company will at no time close its transfer books against the transfer of any Warrant in any manner which interferes with the timely exercise hereof.

7. Other Provisions Relating to Rights of Holders of Warrants.

(a) No Rights as Stockholder; Limitation on Liability. A Warrant does not entitle the Holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends or other distributions (except as provided in Section 5), exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of any Holder, shall give rise to any liability of any Holder for the Warrant Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

(b) Lost, Stolen, Mutilated, or Destroyed Warrants. If this Warrant is lost, stolen, mutilated, or destroyed, the Company may on such terms as to indemnity or otherwise as it may in its reasonable discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a New Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such New Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

(c) Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued Common Stock that shall be sufficient to permit the exercise in full of all outstanding Warrants.

(d) No Impairment. The Company will not, by amendment of its governing documents or through any recapitalization, reclassification, reorganization, amalgamation, conversion, merger, consolidation, or through any sale, lease, license, transfer, conveyance of its assets, or through any other similar transactions, or through any dissolution, liquidation, winding up of the Company or through issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holders against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock issuable upon exercise of any Warrant above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares Common Stock upon the exercise of this Warrant, and (iii) will not close its stockholder books or records in any manner which interferes with the timely exercise of this Warrant.

8. Charges, Taxes and Expenses. The Company shall from time to time promptly pay any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense that may be imposed upon the Company in respect of the issuance or delivery of Common Stock to the registered holder thereof upon the exercise of the Warrants, including such taxes imposed pursuant to Section 4, but the Company shall not be obligated to pay any transfer taxes associated with transfers by the Holder of any Warrants or Warrant Shares.

9. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns. The Company will not amalgamate, merge, convert or consolidate with or into, or sell, transfer, license or lease all or substantially all of its property or assets to, any other party unless the successor, transferee, licencee or lessee party, as the case may be (if not the Company), assumes (expressly or by operation of law) the due and punctual performance and observance of each and every covenant and condition of this Agreement and the Warrants to be performed and observed by the Company. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any person or entity other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.

10. Notices. All notices, statements or other documents which are required or contemplated by this Warrant (including without limitation the delivery of any Exercise Notice or Assignment Form, the surrender of this Warrant and the issuance of any New Warrant) to be given, delivered or made by the Company or the hold of any Warrant to the other shall be in writing (each a “Notice”) and shall be: (a) delivered personally or by commercial messenger; (b) sent via a recognized overnight courier service; (c) sent by registered or certified mail, postage pre-paid and return receipt requested; or (d) sent by facsimile transmission, provided confirmation of receipt is received by sender and the original Notice is sent or delivered contemporaneously by an additional method provided in this Section 10; in each case so long as such Notice is addressed to the intended recipient thereof as set forth below:

If to the Company:

EveryWare Global, Inc.

519 North Pierce Avenue

Lancaster, OH 43130

Attention: Chief Executive Officer

                     General Counsel

Facsimile: 740-681-6455

If to the Holder:

At its address set forth in the Warrant Register.

Any party may change its address specified above by giving each party Notice of such change in accordance with this Section 10. Any Notice shall be deemed given upon actual receipt (or refusal of receipt).

11. Applicable Law. The validity, interpretation, and performance of this Warrant shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

12. Persons Having Rights under this Warrant. Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Holders of the Warrants any right, remedy, or claim under or by reason of this Warrant or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Holders of the Warrants, each of whom are third party beneficiaries of this Warrant.

13. Effect of Headings. The section headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

14. Amendment and Waiver. This Warrant may be amended by the Company without the consent of any Holder for the purpose of curing any immaterial ambiguity, or curing, correcting or supplementing any immaterial defective provision contained herein. All other modifications or amendments, including any amendment to increase the Warrant Price, change the number of shares of Common Stock issuable upon exercise of the Warrants or shorten the Exercise Period, shall require the written consent of the holders of then outstanding Warrants then exercisable into a majority of the shares of Common Stock issuable upon exercise of all then outstanding Warrants. Notwithstanding the foregoing, the Company may extend the duration of the Exercise Period pursuant to Section 3 without the consent of the majority of the shares of Common Stock issuable upon exercise of all then outstanding Warrants; provided, however, that any such extension also shall be applicable on the same terms to all the Warrants and the Lender Warrants.

15. Miscellaneous.

(a) This Warrant shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

(b) If the Company fails to perform, comply with or observe any covenant or agreement to be performed, complied with or observed by it under this Warrant, the Holder may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Warrant or for an injunction against the breach or threatened breach of any such term or in aid of the exercise of any power granted in this Warrant or to enforce any other legal or equitable right, or to take any one or more of such actions. The Company hereby agrees that the Holder shall not be required or otherwise obligated to, and hereby waives any right to demand that such Holder, post any performance or other bond in connection with the enforcement of its rights and remedies hereunder. The Company agrees to pay all reasonable fees, costs, and expenses, including, without limitation, fees and expenses of attorneys, accountants and other experts retained by the Holder, and all reasonable fees, costs and expenses of appeals, incurred or expended by the Holder in connection with the enforcement of this Warrant or the collection of any sums due hereunder, whether or not suit is commenced. None of the rights, powers or remedies conferred under this Warrant shall be mutually exclusive, and each right, power or remedy shall be cumulative and in addition to any other right, power or remedy whether conferred by this Warrant or now or hereafter available at law, in equity, by statute or otherwise.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

EVERYWARE GLOBAL, INC.

By:

Name:

Title:

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To EveryWare Global, Inc.:

The undersigned is the Holder of Warrant No.              (the “Warrant”) issued by EveryWare Global, Inc., a Delaware corporation (the “Company”), which accompanies this Exercise Notice. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1.	The Warrant is currently exercisable to purchase a total of Warrant Shares.

2.	The undersigned Holder hereby exercises its right to purchase Warrant Shares pursuant to the Warrant.

3.	The Holder intends that payment of the Warrant Price shall be made as (check one):

         “Cash Basis” under Section 4(a)(i)

         “Cashless Basis” under Section 4(a)(ii)

4.	If the holder has elected a Cash Exercise, the holder shall pay the sum of $ to the Company in accordance with the terms of the Warrant.

5.	To the extent that the Holder intends the payment of the Warrant Price to be made on a “Cash Basis” (pursuant to Item 3 above), the Holder confirms to the Company the following checked representations and agreements are true as of the date hereof:

     It is acquiring Warrant Shares whose issuance upon exercise of the Warrant has been registered on an effective registration statement under the Securities Act.

OR

     It (A) is an “accredited investor” within the meaning of Rule 501(a)(1) under the Securities Act OR (B) either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Warrant Shares, and has so evaluated the merits and risks of such investment; AND

     It is acquiring the Warrant Shares for itself and does not intend to re-offer or re-sell the Warrant Shares in connection with a distribution; AND

     It understands that each Warrant Share is characterized as “restricted security” under the U.S. federal securities laws inasmuch as it is being acquired from the Company in a transaction not involving a public offering and that under U.S. federal securities laws and applicable regulations the Warrant Shares may be resold without registration under the Securities Act only in certain limited circumstances; AND

     It is understood that certificates evidencing the Warrant Shares will bear any legend as required by the Blue Sky laws of any state and a restrictive legend in substantially the form set forth in the Purchase Agreement (as defined in the Warrant).

6.	Pursuant to this exercise, the Company shall deliver to the holder Warrant Shares in accordance with the terms of the Warrant.

7.	Following this exercise, the Warrant shall be exercisable to purchase a total of Warrant Shares.

Dated: ,	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

ACKNOWLEDGED AND AGREED TO this day of , 201 EVERYWARE GLOBAL, INC.

By:
Name:
Title:

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto              the right represented by the within Warrant to purchase                  shares of Common Stock of EveryWare Global, Inc. to which the within Warrant relates and appoints              attorney to transfer said right on the books of EveryWare Global, Inc. with full power of substitution in the premises.

In connection with any transfer of this Warrant, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and is making the transfer pursuant to one of the following:

[Check One]

(1)      to the Company; or

(2)      to an “accredited investor” (as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)); or

(3)      pursuant to the exemption from registration provided by Rule 144 under the Securities Act or pursuant to another exemption available under the Securities Act; or

(4)      Pursuant to an effective registration statement under the Securities Act.

and unless the box below is checked, the undersigned confirms that such Warrant is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”):

☐	The transferee is an Affiliate of the Company.

Dated:             ,

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

Exhibit C

EVERYWARE GLOBAL, INC.

OFFICER’S CERTIFICATE

In connection with the issuance and sale by EveryWare Global, Inc., a Delaware corporation (the “Company”) of an aggregate of 21,200 shares of the Company’s Series A Preferred Stock, par value $0.0001 per share and warrants to purchase 4,438,004 shares of the Company’s common stock, par value $0.0001 per share, pursuant to the Securities Purchase Agreement dated as of July 30, 2014 (the “Securities Purchase Agreement”), among the Company and the Investors named therein, the undersigned, Sam Solomon, in his capacity as Chief Executive Officer of the Company, hereby certifies to the Investors on behalf of the Company that:

1.	The representations and warranties of the Company set forth in Section 4 of the Securities Purchase Agreement are true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date.

2.	The Company has performed and complied with, in all material respects, all covenants and agreements, and satisfied all conditions, required by the Transaction Documents to be performed, complied with or satisfied by it at or prior to the Closing.

3.	Trading in the Common Stock has not been suspended by the SEC or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of the Securities Purchase Agreement, and the Common Stock has been at all times since such date listed for trading on a Trading Market.

Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Securities Purchase Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has affixed his signature hereto this 30th day of July, 2014.

EveryWare Global, Inc.

By:
Name: Sam Solomon
Title: Chief Executive Officer

[Signature page to Officer’s Certificate]

Exhibit D

EVERYWARE GLOBAL, INC.

SECRETARY’S CERTIFICATE

The undersigned, Erika Schoenberger, Secretary of EveryWare Global, Inc., a Delaware corporation (the “Company”), hereby certifies that she has been duly elected, qualified and is acting in such capacity and that, as such, she is familiar with the facts herein certified and is duly authorized to certify the same, and hereby further certifies, in connection with the issuance and sale of an aggregate of 21,200 shares (the “Preferred Shares”) of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Preferred Stock”) and warrants (the “Warrants”) to purchase 4,438,004 shares (the “Warrant Shares” and, together with this Preferred Shares and the Warrants, the “Securities”)) of the Company’s common stock, par value $0.0001 per share pursuant to the Securities Purchase Agreement dated July 30, 2014 (the “Securities Purchase Agreement”), among the Company and the Investors named therein, to the Investors, that:

1.	Attached hereto as Annex A is a true and correct copy of the Certificate of Incorporation of the Company as in full force and effect on the date hereof and as certified by the Secretary of State of the State of Delaware (the “Charter”). No amendment or other modification affecting the Charter has been filed, recorded or executed other than as shown in such Annex A, and no authorization for the filing, recording or execution of any such amendment or modification is outstanding, and no legally binding action has been taken or, to the knowledge of the undersigned, is pending or is contemplated for the merger of the Company into another company, or for the consolidation or sale of all or a material part of the assets or business of the Company, or for the dissolution, liquidation or winding up of the Company or threatening the existence of the Company.

2.	Attached hereto as Annex B is a true and correct copy of the By-Laws of the Company as in full force and effect on the date hereof (the “Bylaws”). To the knowledge of the undersigned, no proposal for any amendment to the Bylaws of the Company is currently pending before the Board of Directors of the Company (the “Board of Directors”).

3.	Attached hereto as Annex C are true and correct copies of resolutions adopted at a meeting of the Board of Directors on July 30, 2014 approving the transactions contemplated by the Securities Purchase Agreement, and the other Transaction Documents and the issuance of the Securities. The foregoing resolutions adopted in the actions taken by unanimous written consent were duly adopted in accordance with Delaware law and the Charter and Bylaws. The foregoing resolutions adopted in the actions taken by written consent have not been repealed or amended and are in full force and effect. No other resolutions or consents have been adopted by the Board of Directors or any committee of the Board of Directors relating to the transactions contemplated by the Securities Purchase Agreement. Each person executing each consent as a member of the Board of Directors was, and at all times since the date of such consent has been, a duly elected and incumbent member of the Board of Directors.

4.	The persons whose names appear on Annex D are duly qualified and acting officers of the Company, duly elected or appointed to the offices set forth opposite their respective names, and the signature set opposite the names of the officers are their authentic signatures.

Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Securities Purchase Agreement.

[Remainder of This Page Left Intentionally Blank]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 30th day of July, 2014.

Erika Schoenberger
Secretary

I, Sam Solomon, the Chief Executive Officer of the Company, hereby certify that Erika Schoenberger is the duly elected, qualified and acting Secretary of the Company and that the signature appearing above is his genuine signature.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 30th day of July, 2014.

Sam Solomon
Chief Executive Officer

[Signature page to Secretary’s Certificate]

CHARTER

BYLAWS

RESOLUTIONS OF THE BOARD OF DIRECTORS

Name	Office	Signature

Sam Solomon	Chief Executive Officer

Erika Schoenberger	Secretary

Bernard Peters	Chief Financial Officer

Exhibit E

Everyware Global, Inc.

Investor Officer’s Certificate

In connection with the issuance and sale by EveryWare Global, Inc., a Delaware corporation, (the “Company”) of an aggregate of 21,200 shares of the Company’s Series A Preferred Stock, par value $0.0001 per share and warrants to purchase 4,438,004 shares of the Company’s common stock, par value $0.0001 per share pursuant to the Securities Purchase Agreement dated as of July 30, 2014 (the “Securities Purchase Agreement”), among the Company and the Investors named therein, the undersigned, Andrea Cipriani, in her capacity as the Chief Financial Officer and Chief Compliance Officer of [INVESTOR] (the “Investor”), hereby certifies to the Company on behalf of the Investor that:

1.	The representations and warranties of the Investor set forth in Section 5 of the Securities Purchase Agreement are true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date.

2.	The Investor has performed and complied with, in all material respects, all agreements and conditions contained in the Securities Purchase Agreement required to be performed or complied with prior to or at the Closing.

Capitalized terms used herein and not defined herein shall have the respective meanings assigned to such terms in the Securities Purchase Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has affixed his signature hereto this 30th day of July, 2014.

[INVESTOR]

By
Name:
Title:

[Signature page to Investor Officer’s Certificate]

Schedule 4.5

Capitalization

Shares of Common Stock underlying outstanding options	234,563.00
Shares of Common Stock underlying outstanding warrants	5,838,334.00

Schedule 4.11

Consents

1.	The filing of the COD with the Secretary of State of the State of Delaware

2.	Approval of the Warrant Shares for listing on NASDAQ and upon official notice of issuance

3.	The stockholder approval contemplated by Section 7.3

4.	Consents, authorization, orders, filings and registrations in connection with the exercise of any registration rights set forth in the Registration Rights Agreement

Schedule 5.3

Broker-Dealer Affiliations

None.

ANNEX D

FORM OF SPONSOR WARRANT

THIS SECURITY, AS WELL AS THE COMMON STOCK OF THE COMPANY UNDERLYING THIS SECURITY, HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY, AS WELL AS THE COMMON STOCK OF THE COMPANY UNDERLYING THIS SECURITY, MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, (II) IN THE ABSENCE OF AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS, AS EVIDENCED (IF REQUIRED BY THE COMPANY) BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT, OR (III) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF A SELLER REPRESENTATION LETTER AND A BROKER REPRESENTATION LETTER, IN EITHER CASE AS MAY BE APPLICABLE) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE). NO REPRESENTATION IS MADE BY THE COMPANY AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THIS SECURITY, OR THE COMMON STOCK OF THE COMPANY UNDERLYING THIS SECURITY

EVERYWARE GLOBAL, INC.

WARRANT

Warrant No. [ ]	Dated: July 30, 2014

EVERYWARE GLOBAL, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, [Name of Holder] or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of [            ] shares of common stock, $0.0001 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an initial exercise price equal to $0.01 per share, at any time during the period (the “Exercise Period”) commencing on the date hereof and terminating at 5:00 p.m., New York City time on July 30, 2021 (the “Expiration Date”). This Warrant (this “Warrant”) is one of a series of similar warrants issued pursuant to that certain Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the Investors identified therein (the “Purchase Agreement”). All such warrants are referred to herein, collectively, as the “Warrants.” The term “Warrant Price” as used in this Warrant shall mean the exercise price per share at which Common Stock may be purchased at the time a Warrant is exercised. The Warrant Price and the number of Warrant Shares may be adjusted from time to time in accordance with Section 5.

1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the respective meanings given to such terms in the Purchase Agreement.

2. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Warrant Register also shall set forth the address of the record Holder, as provided by such record Holder to the Company. The Company may deem and treat the registered Holder of record of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. The Company shall register in the Warrant Register.the exercise (pursuant to Section 4) or the transfer (pursuant to Section 6) of all or any portion of this Warrant.

3. Duration of Warrants. This Warrant may be exercised only during the Exercise Period commencing on the date hereof and terminating at 5:00 p.m., New York City time on the Expiration Date. Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m. New York City time on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, that the Company shall provide at least 20 days’ prior written notice of any such extension to Registered Holders of the Warrants; provided further that any such extension shall be identical in duration among all the Warrants and the warrants issued to the lenders (the “Lender Warrants”) under the Company’s term loan pursuant to the Waiver and Amendment No. 1 dated as of July 30, 2014, to the Term Loan Agreement dated as of May 21, 2013, among Anchor Hocking, LLC, Oneida Ltd., Universal Tabletop, Inc., Deutsche Bank Securities Inc., Jefferies Finance LLC Deutsche Bank AG, New York Branch and various lenders from time to time party thereto entered into concurrently with the execution of the Purchase Agreement.

4. Exercise of Warrants and Issuance of Warrant Shares

(a) Exercise. This Warrant may be exercised by the Holder hereof by surrendering it to the Company, with an exercise notice, in the form attached hereto (the “Exercise Notice”), appropriately completed and duly executed, and by paying in full the Warrant Price for each full Warrant Share as to which this Warrant is exercised as follows:

(i) with respect to the exercise of any Warrant on a “cash basis”, by wire transfer of immediately available funds, in good certified check or good bank draft payable to the order of the Company; provided, that the Holder provides the information on the Exercise Notice that is reasonably necessary for the Company to issue the Warrant Shares in compliance with U.S. federal securities law; or

(ii) with respect to the exercise of any Warrant on a “cashless basis” by surrendering such Warrant for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying such Warrant or any portion thereof being exercised (at the election of the Holder), multiplied by the difference between the Fair Market Value and the Warrant Price by (y) the Fair Market Value. “Fair Market Value” means (A) at any time the Common Stock is listed or quoted for trading on the New York Stock Exchange, the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, OTC Bulletin Board or any other national securities exchange (each, an “Exchange”), the average last sale price of a share of Common Stock for the ten trading days ending on the third trading day prior to the date on which notice of exercise of such Warrant is sent to the Company (the “Exercise Date”); or (B) at any time the Common Stock is not listed or quoted for trading on an Exchange, the fair market value of a share of Common Stock as shall be determined by the Board of Directors of the Company (the “Board”) in its good faith judgment;

provided, however, that notwithstanding the foregoing, the issuance of shares of Common Stock or other securities upon the exercise of any Warrant shall be made without charge to the Holder for any issue or other tax in respect thereof; provided further, however if at any time the Common Stock is not a “covered security” under Section 18(b) of the Securities Act, the Company may, at its option, require any exercise of Warrants to be made on a “cashless basis.”

(b) Issuance of Common Stock on Exercise. As soon as practicable after the exercise of this Warrant and the clearance of the funds in payment of the Warrant Price (if payment is on a “cash basis” pursuant to Section 4(a)(i)), the Company shall issue to the Holder of such Warrant a certificate or certificates for the number of full shares of Common Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a new warrant to purchase Common Stock, of like tenor, having the same date and form as this Warrant and otherwise having the same terms and conditions as this Warrant (any such new warrant, a “New Warrant”), for the number of Warrant Shares as to which such Warrant shall not have been exercised. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional. Nothing herein shall limit a

Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of any Warrant as required pursuant to the terms hereof.

(c) Valid Issuance. All Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and nonassessable, and free and clear of all Liens. For purposes hereof, “Lien” means any mortgage, lien (statutory or otherwise), charge, pledge, hypothecation, conditional sales agreement, adverse claim, title retention agreement or other security interest, encumbrance or other title defect in or on any interest or title of any vendor, lessor, lender or other secured party to or of such person or entity under any conditional sale, trust receipt or other title retention agreement with respect to any property or asset of such person or entity. At any time that the Warrants are outstanding, the Company shall cause to be maintained all authorizations required for the issuance of a number of shares of Common Stock which the Company may be liable to issue upon exercise of the Warrants from time to time remaining outstanding, in accordance with the terms and conditions this Warrant. All shares of Common Stock delivered upon exercise of the Warrants shall be newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and non-assessable and free of any Lien and shall not be subject to any preemptive rights or similar rights and shall rank pari passu in all respects with other existing Common Stock.

(d) Date of Issuance. Each person or entity in whose name any certificate for Common Stock is issued shall for all purposes be deemed to have become the holder of record of such Common Stock on the date on which the Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the share transfer books of the Company are closed, such person or entity shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books are open. The Company shall, upon request of the Holder, use its reasonable best efforts to cause the ownership of the Warrant Shares to be recorded upon exercise in book entry form rather than through the issuance of physical stock certificates (provided that such book entry interests will continue to bear any required restrictive legends).

(e) Issuance Limits. Notwithstanding the foregoing, unless and until the Company obtains any stockholder approval required by NASDAQ Listing Rule 5635 to permit full exercisability of the Warrants, the number of shares of Common Stock for which the Warrants will be exercisable will be limited to the number of shares of Common Stock that, when taken to together with all shares of Common Stock issued or issuable upon exercise of the Lender Warrants, would be equal to 19.9% of the outstanding shares of the Common Stock as of the date of this Warrant.

(f) Listing of Warrant Shares. In the time and manner required by any Exchange on which the Common Stock is listed or quoted for trading on the date in question (the “Trading Market”), the Company shall prepare and file with such Trading Market additional shares listing application covering all the Common Stock issuable upon exercise of the Warrants and shall use its reasonable best efforts to take all steps necessary to cause all of the Common Stock issuable upon exercise of the Warrants to be approved for listing on the Trading Market at all times.

5. Certain Adjustments. The number of Warrant Shares issuable upon exercise of this Warrant, as well as the Warrant Price, is subject to adjustment from time to time as set forth in this Section 5.

(a) Split-Ups. If after the date hereof, the number of outstanding shares of Common Stock is increased by a stock dividend payable in Common Stock, or by a split-up or sub-division of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up, sub-division or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in the outstanding shares of Common Stock, subject to the provisions of Section 5(g).

(b) Other Distributions. If after the date hereof, the Company makes a distribution (a “Distribution”) to the holders of its Common Stock (other than in connection with the liquidation, dissolution or winding up of the Company) of any asset (including cash or evidence of its indebtedness) or security (including any subscription right) (the total value of the assets or securities so distributed, the “Distribution Amount”) other than a distribution referred to in Section 5(a), then the Company shall distribute to the holder of each Warrant the portion of the Distribution Amount which a holder of the number of shares of Common Stock for which such Warrant is exercisable immediately prior to the Distribution would have owned or received immediately after and as a result of such Distribution.

(c) Aggregation of Shares. If after the date hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding Common Stock, subject to the provisions of Section 5(g).

(d) Replacement of Securities upon Reorganization, etc. In case of any recapitalization, reclassification or reorganization of the outstanding Common Stock (other than a change under Section 5(a), Section 5(b) or Section 5(c) or that solely affects the par value of such Common Stock), or in the case of any amalgamation, conversion, merger or consolidation of the Company with or into another corporation or other entity (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any recapitalization, reclassification or reorganization of the outstanding Common Stock), or in the case of any sale, lease, license, transfer or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, liquidated or wound up, the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such recapitalization, reclassification, reorganization, amalgamation, conversion, merger or consolidation, or upon a dissolution, liquidation or winding up following any such sale, lease, license, transfer or conveyance, that the holder of the Warrants would have received if such holder had exercised his, her or its Warrant(s) immediately prior to such event (the “Alternative Issuance”); provided, however, that (i) if the holders of the Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such amalgamation, conversion, merger or consolidation, or upon a dissolution, liquidation or winding up following any such sale, lease, license, transfer or conveyance, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the Common Stock in such amalgamation, conversion, merger or consolidation, or upon a dissolution, liquidation or winding up following any such sale, lease, license, transfer or conveyance, that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the Common Stock under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding Common Stock, the holder of a Warrant shall be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 5. If any recapitalization, reclassification or reorganization also results in a change in Common Stock covered by both Section 5(a) or Section 5(c) and this Section 5(d), then such adjustment shall be made pursuant to both Section 5(a) or Section 5(c) and this Section 5(d). The provisions of this Section 5(d) shall similarly apply to successive recapitalizations, reclassifications, reorganizations, amalgamations, conversions, mergers or consolidations, sales, leases, licenses, transfers, conveyances and other similar transactions, and the Company shall not effect any such transaction unless, prior to the consummation thereof, the successor person or entity (if other than the Company) resulting from such transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant and reasonably satisfactory to the majority in interest of the Holders, the obligation to deliver to the Holder such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Registered Holder shall be entitled to receive upon exercise of the Warrants held by them. Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 5(d), the Holder shall have the right to elect prior to the consummation of such event or transaction, to give effect to the exercise rights contained herein instead of giving effect to the provisions contained in this Section 5(d) with respect to the Warrants.

(e) Warrant Price Adjustment. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in Section 5(a) or Section 5(c), the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and (ii) the denominator of which shall be the number of Warrant Shares so purchasable immediately thereafter.

(f) Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of Warrant Shares issuable upon exercise of this Warrant, the Company shall give prompt written notice thereof to the Holder, which notice shall state the increase or decrease, if any, in the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares purchasable at the Warrant Price, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 5(a), 5(b), 5(c) or 5(d), the Company shall give written notice of the occurrence of such event to each holder of a Warrant, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event. In the event: (i) that the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; (ii) of any recapitalization or reorganization of the Company, any reclassification of the Common Stock of the Company, any amalgamation, conversion, consolidation or merger of the Company with or into another person or entity, or sale, lease, license, transfer or conveyance of all or substantially all of the Company’s assets to another person or entity; or (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; then, and in each such case, the Company shall send or cause to be sent to the Holder at least 20 days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, or other right, and a description of such dividend, distribution or other right to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, amalgamation, conversion, consolidation, merger, sale, lease, license, transfer, conveyance, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such recapitalization, reorganization, reclassification, amalgamation, conversion, consolidation or merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to this Warrant and the Warrant Shares. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(g) No Fractional Shares. Notwithstanding any provision contained herein to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 5, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, at its option either (i) round up to the nearest whole number, the number of shares of Common Stock to be issued to such holder or (ii) in lieu of such fractional share interests, pay to such holder an amount in cash equal to the product obtained by multiplying (x) the fractional share interest to which such holder would otherwise be entitled by (y) the Fair Market Value on the exercise date.

(h) No Change to Warrant. This Warrant need not be changed because of any adjustment pursuant to Section 5.

(i) Other Events. If any event shall occur affecting the Company as to which none of the provisions of preceding subsections of this Section 5 are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (i) avoid an adverse impact on the Warrants and (ii) effectuate the intent and purpose of this Section 5, then the Board shall make an appropriate adjustment in the Warrant Price and the number of shares of Common Stock issuable upon exercise of this Warrant so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 5; provided, that no such adjustment pursuant to this Section 5(i) shall increase the Warrant Price or decrease the number of shares of Common Stock issuable as otherwise determined pursuant to this Section 5.

(j) Other Warrants. In no event will any adjustment, comparable to those in this Section 5, be made to the Lender Warrants unless such adjustment is made pursuant to this Section 5 on the same terms to all outstanding Warrants. The immediately preceding sentence shall not be in limitation of, or otherwise affect, the other provisions of this Section 5.

6. Transfers.

(a) Assignment Form; Registration. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, subject to Section 6(b). The Company shall register the transfer, from time to time, of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed (each, an “Assignment Form”), to the Company at its address specified herein. Upon any such registration of transfer, a New Warrant evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of any New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

(b) Opinion. In connection with any such transfer, upon reasonable request by the Company to such transferring Holder at the expense of such Holder, such Holder will give to the Company an opinion of counsel (which may be in-house counsel or outside counsel to such Holder or its investment adviser) in form and substance reasonably satisfactory to the Company to the effect that the proposed transfer of such Warrant may be effected without registration or qualification of such Warrant under the Securities Act or any applicable state securities law.

(c) Exchange of Warrants. This Warrant may be surrendered to the Company, together with a written request for exchange or transfer into different denominations, and thereupon the Company shall issue in exchange therefor one or more New Warrants as requested by the Holder of this Warrant so surrendered, representing an equal aggregate number of Warrant Shares, registered in the name of such surrendering holder.

(d) Fractional Warrants. The Company shall not be required to effect any registration of transfer or exchange which shall result in the issuance of a fraction of a warrant.

(e) Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

(f) Closing of Transfer Books. The Company will at no time close its transfer books against the transfer of any Warrant in any manner which interferes with the timely exercise hereof.

7. Other Provisions Relating to Rights of Holders of Warrants.

(a) No Rights as Stockholder; Limitation on Liability. A Warrant does not entitle the Holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends or other distributions (except as provided in Section 5), exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of any Holder, shall give rise to any liability of any Holder for the Warrant Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

(b) Lost, Stolen, Mutilated, or Destroyed Warrants. If this Warrant is lost, stolen, mutilated, or destroyed, the Company may on such terms as to indemnity or otherwise as it may in its reasonable discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a New Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such New Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

(c) Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued Common Stock that shall be sufficient to permit the exercise in full of all outstanding Warrants.

(d) No Impairment. The Company will not, by amendment of its governing documents or through any recapitalization, reclassification, reorganization, amalgamation, conversion, merger, consolidation, or through any sale, lease, license, transfer, conveyance of its assets, or through any other similar transactions, or through any dissolution, liquidation, winding up of the Company or through issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holders against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock issuable upon exercise of any Warrant above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares Common Stock upon the exercise of this Warrant, and (iii) will not close its stockholder books or records in any manner which interferes with the timely exercise of this Warrant.

8. Charges, Taxes and Expenses. The Company shall from time to time promptly pay any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense that may be imposed upon the Company in respect of the issuance or delivery of Common Stock to the registered holder thereof upon the exercise of the Warrants, including such taxes imposed pursuant to Section 4, but the Company shall not be obligated to pay any transfer taxes associated with transfers by the Holder of any Warrants or Warrant Shares.

9. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns. The Company will not amalgamate, merge, convert or consolidate with or into, or sell, transfer, license or lease all or substantially all of its property or assets to, any other party unless the successor, transferee, licencee or lessee party, as the case may be (if not the Company), assumes (expressly or by operation of law) the due and punctual performance and observance of each and every covenant and condition of this Agreement and the Warrants to be performed and observed by the Company. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any person or entity other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.

10. Notices. All notices, statements or other documents which are required or contemplated by this Warrant (including without limitation the delivery of any Exercise Notice or Assignment Form, the surrender of this Warrant and the issuance of any New Warrant) to be given, delivered or made by the Company or the hold of any Warrant to the other shall be in writing (each a “Notice”) and shall be: (a) delivered personally or by commercial messenger; (b) sent via a recognized overnight courier service; (c) sent by registered or certified mail, postage pre-paid and return receipt requested; or (d) sent by facsimile transmission, provided confirmation of receipt is received by sender and the original Notice is sent or delivered contemporaneously by an additional method provided in this Section 10; in each case so long as such Notice is addressed to the intended recipient thereof as set forth below:

If to the Company:

EveryWare Global, Inc.

519 North Pierce Avenue

Lancaster, OH 43130

Attention: Chief Executive Officer

                    General Counsel

Facsimile: 740-681-6455

If to the Holder:

At its address set forth in the Warrant Register.

Any party may change its address specified above by giving each party Notice of such change in accordance with this Section 10. Any Notice shall be deemed given upon actual receipt (or refusal of receipt).

11. Applicable Law. The validity, interpretation, and performance of this Warrant shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

12. Persons Having Rights under this Warrant. Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Holders of the Warrants any right, remedy, or claim under or by reason of this Warrant or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Holders of the Warrants, each of whom are third party beneficiaries of this Warrant.

13. Effect of Headings. The section headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

14. Amendment and Waiver. This Warrant may be amended by the Company without the consent of any Holder for the purpose of curing any immaterial ambiguity, or curing, correcting or supplementing any immaterial defective provision contained herein. All other modifications or amendments, including any amendment to increase the Warrant Price, change the number of shares of Common Stock issuable upon exercise of the Warrants or shorten the Exercise Period, shall require the written consent of the holders of then outstanding Warrants then exercisable into a majority of the shares of Common Stock issuable upon exercise of all then outstanding Warrants. Notwithstanding the foregoing, the Company may extend the duration of the Exercise Period pursuant to Section 3 without the consent of the majority of the shares of Common Stock issuable upon exercise of all then outstanding Warrants; provided, however, that any such extension also shall be applicable on the same terms to all the Warrants and the Lender Warrants.

15. Miscellaneous.

(a) This Warrant shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

(b) If the Company fails to perform, comply with or observe any covenant or agreement to be performed, complied with or observed by it under this Warrant, the Holder may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Warrant or for an injunction against the breach or threatened breach of any such term or in aid of the exercise of any power granted in this Warrant or to enforce any other legal or equitable right, or to take any one or more of such actions. The Company hereby agrees that the Holder shall not be required or otherwise obligated to, and hereby waives any right to demand that such Holder, post any performance or other bond in connection with the enforcement of its rights and remedies hereunder. The Company agrees to pay all reasonable fees, costs, and expenses, including, without limitation, fees and expenses of attorneys, accountants and other experts retained by the Holder, and all reasonable fees, costs and expenses of appeals, incurred or expended by the Holder in connection with the enforcement of this Warrant or the collection of any sums due hereunder, whether or not suit is commenced.

None of the rights, powers or remedies conferred under this Warrant shall be mutually exclusive, and each right, power or remedy shall be cumulative and in addition to any other right, power or remedy whether conferred by this Warrant or now or hereafter available at law, in equity, by statute or otherwise.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

EVERYWARE GLOBAL, INC.

By:

Name:

Title:

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To EveryWare Global, Inc.:

The undersigned is the Holder of Warrant No.      (the “Warrant”) issued by EveryWare Global, Inc., a Delaware corporation (the “Company”), which accompanies this Exercise Notice. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1.	The Warrant is currently exercisable to purchase a total of Warrant Shares.

2.	The undersigned Holder hereby exercises its right to purchase Warrant Shares pursuant to the Warrant.

3.	The Holder intends that payment of the Warrant Price shall be made as (check one):

             “Cash Basis” under Section 4(a)(i)

             “Cashless Basis” under Section 4(a)(ii)

4.	If the holder has elected a Cash Exercise, the holder shall pay the sum of $ to the Company in accordance with the terms of the Warrant.

5.	To the extent that the Holder intends the payment of the Warrant Price to be made on a “Cash Basis” (pursuant to Item 3 above), the Holder confirms to the Company the following checked representations and agreements are true as of the date hereof:

     It is acquiring Warrant Shares whose issuance upon exercise of the Warrant has been registered on an effective registration statement under the Securities Act.

OR

     It (A) is an “accredited investor” within the meaning of Rule 501(a)(1) under the Securities Act OR (B) either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Warrant Shares, and has so evaluated the merits and risks of such investment; AND

     It is acquiring the Warrant Shares for itself and does not intend to re-offer or re-sell the Warrant Shares in connection with a distribution; AND

     It understands that each Warrant Share is characterized as “restricted security” under the U.S. federal securities laws inasmuch as it is being acquired from the Company in a transaction not involving a public offering and that under U.S. federal securities laws and applicable regulations the Warrant Shares may be resold without registration under the Securities Act only in certain limited circumstances; AND

     It is understood that certificates evidencing the Warrant Shares will bear any legend as required by the Blue Sky laws of any state and a restrictive legend in substantially the form set forth in the Purchase Agreement (as defined in the Warrant).

6.	Pursuant to this exercise, the Company shall deliver to the holder Warrant Shares in accordance with the terms of the Warrant.

7.	Following this exercise, the Warrant shall be exercisable to purchase a total of Warrant Shares.

Dated: ,	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

ACKNOWLEDGED AND AGREED TO this day of , 201 EVERYWARE GLOBAL, INC.

By:
Name:
Title:

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                     the right represented by the within Warrant to purchase              shares of Common Stock of EveryWare Global, Inc. to which the within Warrant relates and appoints              attorney to transfer said right on the books of EveryWare Global, Inc. with full power of substitution in the premises.

In connection with any transfer of this Warrant, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and is making the transfer pursuant to one of the following:

[Check One]

(1)      to the Company; or

(2)      to an “accredited investor” (as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)); or

(3)      pursuant to the exemption from registration provided by Rule 144 under the Securities Act or pursuant to another exemption available under the Securities Act; or

(4)      Pursuant to an effective registration statement under the Securities Act.

and unless the box below is checked, the undersigned confirms that such Warrant is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”):

☐	The transferee is an Affiliate of the Company.

Dated:                     ,

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

Annex E

EVERYWARE GLOBAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in thousands, except per share amounts)

	Six Months Ended June 30,
	2014	2013
Revenues:
Net sales	$191,425	$196,967
License fees	3,211	3,222

Total revenues	194,636	200,189
Cost of sales	169,128	146,211

Gross margin	25,508	53,978

Operating expenses:
Selling, distribution and administrative expense	54,485	38,859
Restructuring expense	191	(120)
Loss (gain) on disposal of assets	180	(4)
Long-lived asset impairment	2,231	—
Goodwill, intangible asset impairment	3,216	—

Total operating expenses	60,303	38,735

(Loss) income from operations	(34,795)	15,243
Other (income) expense, net	(443)	218
Interest expense	11,168	16,788

Loss before income taxes	(45,520)	(1,763)
Income tax (benefit) expense	19,773	240

Net loss	(65,293)	(2,003)
Less: Non-controlling interest in subsidiary’s loss	(56)	—

Net loss earnings attributable to common stockholders	$(65,237)	$(2,003)

Loss per share:
Basic	$(3.17)	$(0.15)

Diluted	$(3.17)	$(0.15)

Weighted average shares outstanding:
Basic	20,554	13,473

Diluted	20,554	13,473

The accompanying notes are an integral part of these consolidated financial statements.

EVERYWARE GLOBAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(Amounts in thousands)

	Six Months Ended June 30,
	2014	2013
Net loss	$(65,293)	$(2,003)
Other comprehensive income (loss):
Foreign currency translation adjustments	118	(1,032)
Pension and other post-retirement benefit plans	—	—
Natural gas hedge adjustments	177	786

Other comprehensive income (loss)	295	(246)

Comprehensive loss	$(64,998)	$(2,249)

Less: Comprehensive loss attributed to noncontrolling interests	(56)	—

Comprehensive loss attributable to common stockholders	$(64,942)	$(2,249)

The accompanying notes are an integral part of these consolidated financial statements.

EVERYWARE GLOBAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share amounts)

	June 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash	$4,346	$3,240
Trade accounts receivable, net of allowances of $4,787 and $4,399, respectively	40,653	55,402
Other accounts and notes receivable	8,412	5,396
Inventories	101,518	126,473
Assets held for sale	425	2,000
Income taxes receivable	499	563
Deferred income tax asset	—	5,622
Other current assets	8,396	6,127

Total current assets	164,249	204,823

Property, plant and equipment, net of accumulated depreciation of $47,124 and $40,023, respectively	50,516	54,906
Goodwill	8,452	8,559
Intangible assets, net	43,658	48,913
Deferred income tax asset	—	14,717
Other assets	7,464	8,248

Total assets	$274,339	$340,166

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Short-term debt	$5,847	$7,802
Accounts payable	50,790	56,618
Accrued liabilities	27,570	28,043
Income taxes payable	45	155
Accrued pension	2,001	2,001
Long-term debt classified as current	2,841	2,972
Other current liabilities	—	104

Total current liabilities	89,094	97,695

Revolver	26,584	15,635
Long-term debt	245,299	246,849
Pension and other post-retirement benefits	2,323	2,746
Income taxes payable	454	454
Deferred income taxes	9,254	9,819
Deferred gain on sale / leaseback	14,936	15,496
Other liabilities	12,700	12,880

Total liabilities	400,644	401,574

Commitments and contingencies
Stockholders’ equity:
Preferred stock $.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding, respectfully	—	—
Common stock $.0001 par value; 100,000,000 shares authorized; 20,563,059 and 20,540,193 issued and outstanding, respectfully	2	2
Additional paid-in capital	742	641
Retained deficit	(128,998)	(63,761)
Accumulated other comprehensive income	2,022	1,727

Total EveryWare stockholders’ deficit	(126,232)	(61,391)

Non-controlling interest	(73)	(17)

Total stockholders’ deficit	(126,305)	(61,408)

Total liabilities and stockholders’ deficit	$274,339	$340,166

The accompanying notes are an integral part of these consolidated financial statements.

EVERYWARE GLOBAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Amounts in thousands)

	Six Months Ended June 30,
	2014	2013
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(65,293)	$(2,003)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation expense	101	78
Depreciation and amortization	9,298	7,871
Amortization of deferred gain on sale-leaseback	(560)	(560)
Noncash amortization of debt financing costs	756	917
Allowance for doubtful accounts	58	(27)
Allowance for inventory valuation	(845)	(571)
Loss on early extinguishment of debt	—	6,598
Pension and other post-retirement plan contributions	107	(98)
Loss (gain) on disposal of assets	180	(4)
Deferred income tax expense	19,759	(111)
Long-lived asset impairment	2,231	—
Goodwill and intangible asset impairment	3,216	—
Changes in other operating items:
Accounts receivable	12,056	(1,826)
Inventories	26,172	(24,842)
Other Assets	(2,139)	(10,241)
Accounts payable	(6,099)	378
Accrued liabilities	(672)	(2,474)
Other liabilities	(828)	(2,317)

Net cash used in operating activities	(2,502)	(29,232)

CASH FLOW FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(3,608)	(5,459)
Proceeds from disposal/sale of property, plant and equipment	110	—
Acquisition payments, net of cash received	—	(3,470)
Other investing activities, net	—	(377)

Net cash used in investing activities	(3,498)	(9,306)

CASH FLOW FROM FINANCING ACTIVITIES:
Net proceeds from (repayments) borrowings of short term debt	(2,168)	281
Net proceeds from borrowings (repayments) under revolving credit facility	10,950	(8,294)
Net proceeds from long term debt	—	250,000
Net repayments of long term debt	(1,550)	(145,249)
Cash paid to EveryWare stockholders	—	(90,000)
Redemption of warrants	—	(5,838)
Redemption of ROI shares	—	(46,741)
Cash from ROI trust	—	75,173
Proceeds from the issuance of common stock, net	—	16,500
Equity issuance costs	—	(9,137)

Net cash provided by financing activities	7,232	36,695

EFFECT OF CURRENCY EXCHANGE RATE CHANGES ON CASH	(126)	(270)
NET INCREASE (DECREASE) IN CASH	1,106	(2,113)

CASH:
Beginning of period	3,240	2,672

End of period	$4,346	$559

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for interest	$10,413	$8,140

Cash paid during the period for income taxes	$97	$106

The accompanying notes are an integral part of these consolidated financial statements.

EVERYWARE GLOBAL, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

EveryWare Global, Inc., a Delaware corporation formed in 2011, is a leading global marketer of tabletop and food preparation products for the consumer, foodservice and specialty markets. All references in this Quarterly Report on Form 10-Q to the “Company,” “EveryWare,” “we,” “us,” and “our” refer to EveryWare Global, Inc. and its consolidated subsidiaries (unless the context otherwise requires). ROI Acquisition Corp. (“ROI”) refers to the Company as it existed prior to the business combination in May 2013 (the “Business Combination”) involving ROI and the company formerly known as EveryWare Global, Inc. (“Former EveryWare”) and pursuant to which Former EveryWare was merged into a wholly-owned subsidiary of ROI and the name of ROI was changed to EveryWare Global, Inc.

We have prepared the condensed consolidated financial statements included herein, without audit, pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). The information furnished in the condensed consolidated financial statements includes normal recurring adjustments and reflects all adjustments, which are, in the opinion of management, necessary for a fair presentation of the results of operations and statements of financial position for the interim periods presented. Certain information and footnote disclosures normally included in the consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) have been condensed or omitted pursuant to such rules and regulations. We believe that the disclosures are adequate to make the information presented not misleading when read in conjunction with our fiscal 2013 consolidated financial statements and the notes thereto included in Part II, Item 8 of our Annual Report on Form 10-K as filed with the SEC on March 31, 2014. Unless otherwise indicated, all amounts are in thousands except per share amounts. Certain reclassifications have been made to prior year amounts to conform to current year presentation.

Operating results for the three and six months ended June 30, 2014 are not necessarily indicative of the results that may be expected for future operating quarters.

2. Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers”. This ASU outlines a single comprehensive model for entities to use in accounting for revenue from contracts with customers and supersedes most current revenue recognition guidance in FASB ASC 605, Revenue Recognition, including industry-specific guidance. The ASU is based on the principle that an entity should recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to fulfill a contract. The ASU becomes effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period; early adoption is not permitted. Entities have the option of using either a full retrospective or a modified retrospective approach for the adoption of the new standard. The Company is currently evaluating the impact that this standard will have on its consolidated financial statements and footnote disclosures.

In April 2014, the FASB issued ASU No. 2014-08, “Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity”. This ASU changes the definition of a discontinued operation to include only those disposals of components of an entity that represent a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. The provisions of this ASU are effective prospectively for fiscal years beginning after December 15, 2014. The Company is currently evaluating the impact of this new ASU.

In July 2013, the FASB issued ASU No. 2013-11, “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryfoward, a Similar Tax Loss, or a Tax Credit Carryforward Exists”. This ASU provides that an unrecognized tax benefit, or a portion thereof, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except to the extent that a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date to settle any additional income taxes that would result from disallowance of a tax position, or the tax law does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, then the unrecognized tax benefit should be presented as a liability. The provisions of this ASU are effective prospectively for fiscal years beginning after December 15, 2013. The adoption of this standard did not have a material impact on our consolidated financial statements.

In March 2013, the FASB issued ASU No. 2013-05, “Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity”. This ASU clarified that, when a reporting entity (parent) ceases to have a controlling financial interest in a subsidiary or group of assets that is a business within a foreign entity, the parent is required to release any related cumulative translation adjustment into net income. The cumulative translation adjustment should be released into net income only if the sale or transfer results in the complete or substantially complete liquidation of the foreign entity in which the subsidiary or group of assets had resided. The FASB also clarified that if a business combination is achieved in stages related to a previously held equity method investment (step-acquisition) that is a foreign entity, the amount of accumulated other comprehensive income that is reclassified and included in the calculation of gain or loss as of the acquisition date shall include any foreign currency translation adjustment related to that previously held investment. The amendments are effective prospectively for fiscal years beginning after December 15, 2013, with early adoption permitted. The adoption of this ASU did not have a material impact on our consolidated financial statements.

In February 2013, the FASB issued ASU No. 2013-02, “Comprehensive Income (Topic 220): Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income”. This ASU requires entities to disclose either in the notes or parenthetically on the face of the statement showing net income the impact to the affected net income line for items reclassified out of accumulated other comprehensive income (“AOCI”) and into net income in their entirety. Items not reclassified out of AOCI into net income in their entirety must be disclosed in the footnotes and not on the face of the financial statements. Items that may be reclassified out of AOCI and into net income include (1) unrealized gains or losses on available-for-sale securities; (2) deferred gains or losses on cash flow hedges; (3) cumulative translation adjustments on foreign operations; and (4) deferred items relating to pension and non-pension defined benefit post-retirement plans. The provisions of this ASU are effective prospectively for public companies for fiscal years beginning after December 15, 2012, including interim periods. The adoption of this ASU did not have a material impact on our consolidated financial statements.

3. Fair Value Measurement and Derivatives

Fair Value of Financial Instruments – The fair value framework requires the categorization of assets and liabilities into three levels based upon the assumptions (inputs) used to price the assets or liabilities. Level 1 provides the most reliable measure of fair value, whereas Level 3 generally requires significant management judgment. The three levels are defined as follows:

•	Level 1 – Unadjusted quoted prices in active markets for identical assets and liabilities.

•	Level 2 – Observable inputs other than those included in Level 1. For example, quoted prices for similar assets or liabilities in active markets or quoted prices for identical assets or liabilities in inactive markets.

•	Level 3 – Significant unobservable inputs reflecting management’s own assumptions about the inputs used in pricing the asset or liability.

The amounts of our financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, and our asset-based revolving facility (the “ABL Facility”) approximate fair value because of their short-term maturities. The carrying amounts of our long term debt approximate fair value based on interest rates currently available for instruments with similar terms. For intangible assets, we used a relief from royalty method to estimate the fair value. For goodwill, we used a combination of discounted cash flows and a market comparable analysis to estimate fair value.

The fair values of our assets and liabilities measured on a recurring basis are categorized as follows (in thousands):

	June 30, 2014				December 31, 2013
Asset (liability):	Total	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3
Natural gas futures	$244	$—	$244	$—	$67	$—	$67	$—

Derivatives Transactions – We account for derivatives in accordance with FASB ASC 815 Derivatives and Hedging (“ASC 815”). We utilize derivative financial instruments to hedge commodity price risks associated with natural gas requirements and foreign exchange rate risks associated with the effects of foreign currency fluctuations. If the derivative is designed and qualifies as a cash flow hedge, the changes in fair value of the derivative instrument may be recorded in comprehensive income. The natural gas commodity price hedges qualify for hedge accounting since the hedges are highly effective, and we have designated and documented contemporaneously the hedging relationship involving these derivative instruments. Any hedges that do not qualify as highly effective or if we do not believe that forecasted transactions would occur, the changes in the fair value of the derivatives used as hedges would be reflected in earnings.

Our derivative instruments consist of forward agreements related to certain forecasted usage of natural gas in production of finished goods. Our derivative contracts are valued using quoted market prices and significant observable and unobservable inputs. The fair value for the majority of our foreign currency derivative contracts are obtained by comparing our contract rate to a published forward price of the underlying market rate, which is based on market rates for comparable transactions and are classified within Level 2 of the fair value hierarchy.

The following table summarizes the notional amount of our open natural gas futures (in thousands):

	June 30, 2014		December 31, 2013
	U.S. $ Equivalent	U.S. Equivalent Fair Value	U.S. $ Equivalent	U.S. Equivalent Fair Value
Natural gas futures	$3,140	$3,384	$6,580	$6,647

We consider the impact of our credit risk on the fair value of the contracts, as well as the ability to execute obligations under the contract.

The following table summarizes the fair value and presentation in the consolidated balance sheets for derivatives designated as accounting hedges (in thousands):

		June 30, 2014		December 31, 2013
Derivatives designated as hedging instruments	Balance Sheet Location	Fair Value		Fair Value
		Assets	Liabilities	Assets	Liabilities
Natural gas futures	Other current assets	$244	$—	$67	$—

		$244	$—	$67	$—

The following table summarizes the effect of derivative instruments on the consolidated statements of income for derivatives designated as accounting hedges and those that are not (in thousands). See Note 14 for additional information about reclassifications out of Accumulated Other Comprehensive Income:

	Three Months Ended June 30,
Derivatives designated as hedging instruments	Amount of Gain or (Loss) Recognized in OCI on Derivatives (Effective Portion)		Location of Gain or (Loss) Reclassified from OCI into Income (Effective Portion)	Amount of Gain or (Loss) Reclassified from OCI into Income (Effective Portion)
	2014	2013		2014	2013
Natural gas futures	$211	$(630)	Cost of Revenues	$65	$(302)

	Six Months Ended June 30,
Derivatives designated as hedging instruments	Amount of Gain or (Loss) Recognized in OCI on Derivatives (Effective Portion)		Location of Gain or (Loss) Reclassified from OCI into Income (Effective Portion)	Amount of Gain or (Loss) Reclassified from OCI into Income (Effective Portion)
	2014	2013		2014	2013
Natural gas futures	$259	$153	Cost of Revenues	$82	$(1,104)

	Three Months Ended June 30,		Six Months Ended June 30,		Location of Gain or (Loss) Recognized in Income on Derivative
Derivatives not designated as hedging instruments	Amount of Gain or (Loss) Recognized in Income on Derivative		Amount of Gain or (Loss) Recognized in Income on Derivative
	2014	2013	2014	2013
Foreign exchange contracts	$—	$(65)	$—	$(65)	Other (Income) Expense

4. Business Combination and Acquisitions

On January 31, 2013, ROI, ROI Merger Sub Corp. (“Merger Sub Corp.”), ROI Merger Sub LLC (“Merger Sub LLC”), and Former EveryWare entered into a Business Combination Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger of Merger Sub Corp. with and into Former EveryWare (the “Business Combination”), with Former EveryWare surviving the merger as a wholly-owned subsidiary of ROI, immediately followed by the merger of Former EveryWare with and into Merger Sub LLC, with Merger Sub LLC surviving the merger as a wholly-owned subsidiary of ROI. On May 21, 2013, the stockholders of ROI approved the Business Combination, and the Business Combination was consummated. In connection with the closing of the Business Combination, ROI changed its name from ROI Acquisition Corp. to EveryWare Global, Inc. Former EveryWare was previously a private company. ROI was incorporated under the laws of the state of Delaware in 2011 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination involving ROI and one or more businesses.

On May 21, 2013 (the “Closing Date”), pursuant to the Merger Agreement, the Business Combination was consummated. In connection with the Business Combination, we redeemed 4,679,627 shares of our common stock pursuant to the terms of our second amended and restated certificate of incorporation, resulting in a total payment to redeeming stockholders of $46.7 million. In the Business Combination, we paid the following consideration to the former equity holders of Former EveryWare: (i) $90.0 million in aggregate cash consideration, (ii) 12,190,000 shares of the Company’s common stock and (iii) 3,500,000 additional shares which were subject to forfeiture in the event that the trading price of the Company’s common stock did not exceed certain price targets subsequent to the closing (the “Earnout Shares”).

As of the Closing Date the former equity holders of Former EveryWare owned approximately 71.2% of our outstanding common stock (including the Earnout Shares), the ROI founders and sponsors owned approximately 16.0% of our outstanding common stock, and the pre-closing ROI public stockholders owned approximately 12.8% of our outstanding common stock.

The number of shares of common stock issued and outstanding immediately following the consummation of the Business Combination is summarized as follows:

Number of Shares
ROI public shares outstanding prior to business combination	7,500,000
ROI founder shares	1,885,000

Total ROI shares outstanding prior to business combination	9,385,000
Less: redemption of ROI public shares	(4,679,627)

Total ROI shares outstanding immediately prior to the effective date of the business combination	4,705,373
Common shares issues as consideration to members of Former EveryWare	15,690,000
Common shares issued to sponsor of ROI	1,650,000

Total common shares outstanding at closing, May 21, 2013	22,045,373

As of the Closing Date, there were 22,045,373 shares of common stock of the Company outstanding and warrants exercisable for 5,838,334 shares of common stock were also outstanding. The 22,045,373 shares of common stock included 3,500,000 Earnout Shares and 551,471 shares held by the sponsors of ROI, that were subject to forfeiture until certain price targets were achieved. In the event the last sale price of our common stock does not equal or exceed certain price targets subsequent to the Closing Date (as adjusted for stock splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30 trading day period on or prior to the fifth anniversary of the Closing Date, each Former EveryWare stockholder would forfeit any and all rights to a pro rata portion of the shares which were issued at the closing as part of the Earnout Shares.

	Vesting Triggered at $11.00	Vesting Triggered at $12.50	Vesting Triggered at $15.00
Former EveryWare stockholders	1,000,000	1,250,000	1,250,000
Sponsors of ROI	—	267,380	284,091

Total Earnout Shares	1,000,000	1,517,380	1,534,091

During the three months ended September 30, 2013, the vesting triggers associated with $11.00 and $12.50 share prices were achieved; therefore 2,250,000 Earnout Shares and 267,380 of the shares held by sponsors of ROI vested.

Accounting Treatment of Business Combination

Former EveryWare is considered the acquirer of ROI for accounting purposes, and the Business Combination has been accounted for as a recapitalization of Former EveryWare because it obtained effective control of ROI. There was no change in control since Former EveryWare’s operations comprise the ongoing operations of the combined entity, its senior management became the senior management of the combined entity, and its former owners own a majority voting interest in the combined entity and are able to elect a majority of the combined entity’s board of directors. Accordingly, the Business Combination does not constitute the acquisition of a business for purposes of ASC 805. As a result, the assets and liabilities of Former EveryWare and ROI are carried at historical cost and therefore we have not recorded any step-up in basis or any intangible assets or goodwill as a result of the Business Combination. All direct costs of the Business Combination are offset to additional paid-in-capital. The financial statements presented herein are those of Former EveryWare for all periods prior to the Business Combination.

In the condensed consolidated financial statements, the recapitalization of the number of shares of common stock attributable to Former EveryWare stockholders is reflected retroactively to January 1, 2012. Accordingly, the number of shares of common stock presented as outstanding as of January 1, 2012, totaled 12,190,000, consisting of the number of shares of common stock issued to Former EveryWare stockholders. This number of shares was also used to calculate the Company’s earnings per share for all periods prior to the Business Combination.

The cash flows related to the Business Combination, are summarized as follows (in thousands):

2013
Cash in trust at ROI	$75,173
Add: proceeds from issuance of shares	16,500
Less: redemption of ROI public shares	(46,741)
Less: payment to warrant holders	(5,838)

Net cash received in the Business Combination	$39,094

We used the $39.1 million of cash received in the Business Combination, together with $69.9 million of proceeds from debt incurred in connection with the Business Combination, to fund the $90.0 million payment to Former EveryWare shareholders and pay fees and expenses of $19.0 million related to the Business Combination.

Metalrax Acquisition

On June 18, 2013, we completed the acquisition of the Samuel Groves and George Wilkinson business divisions of Metalrax Housewares Limited (“Metalrax”), a United Kingdom housewares manufacturer and distribution company, for approximately $3.5 million. We accounted for the Metalrax acquisition by the acquisition method of accounting. Under acquisition accounting, the total purchase price has been allocated to the tangible and intangible assets and liabilities of Metalrax based upon their respective fair values. Our preliminary valuations for the property, plant and equipment, inventory, and intangible assets were performed at the date of acquisition. Subsequent to the date of acquisition, we engaged a third party to perform a formal valuation of the intangible assets. As a result, it was determined that we had entered into a bargain purchase transaction, in which the fair value of the acquired assets exceeded the consideration transferred. Therefore, during the third quarter of 2013, we recorded a gain on the bargain purchase of the Metalrax business in the amount of approximately $1.2 million. The operating results of Metalrax have been included in our consolidated financial statements since the date of acquisition. This acquisition was deemed to be immaterial to our consolidated financial statements; therefore, we have not prepared pro forma financial information to reflect the impact of this acquisition.

Brazilian Joint Venture

On September 16, 2013, Universal Tabletop, Inc. (“Universal”) entered into a joint venture agreement with BT Partners, a Brazilian sociedade limitada, through a newly organized Brazilian limited liability company EveryWare Global Brasil Distribuidora, Ltda (“EveryWare Brasil”). This agreement allows EveryWare Brasil to focus on distributing Universal products within the Brazilian tabletop market. At the date of the joint venture, we held 60% ownership and BT Partners held 40% ownership in EveryWare Brasil, which we deemed a voting interest entity. As a result, we consolidate the joint venture in our consolidated financial statements according to the voting model. The Company accounts for this transaction as a non-controlling interest. During the fiscal quarter ending June 30, 2014, we decided to terminate our interest in our EveryWare Brasil joint venture, in an effort to preserve cash and focus on our core markets. We expect to complete the dissolution over the balance of 2014. In connection with the dissolution of the joint venture we recorded an $0.3 million charge to write down our investment in the joint venture and anticipate that we will liquidate the remaining working capital during the balance of 2014.

5. Restructuring Activities

In 2013, restructuring expenses included $0.5 million of employee-related costs associated with closing our Canadian offices and warehouse and severance costs related to the acquisition of Metalrax, which was partially offset by a change in estimate of $0.2 million for unused space in the Savannah, Georgia, distribution center. In 2014, we announced our plans to close our regional office in Oneida, New York, and a smaller satellite office in Melville, New York, as part of our ongoing integration of the Oneida business. Employee related severances of $0.2 million were recorded as restructuring expense. During the three months ended June 30, 2014 , we accepted an offer to sell our Oneida, New York office building at a price lower than our carrying value and therefore we recorded an impairment. See Note 7 – Goodwill, Intangibles, and Other Long-lived Assets for additional information.

A summary of the restructuring liability included in accrued liabilities within our consolidated balance sheet is as follows (in thousands):

	June 30, 2014				December 31, 2013
	Unoccupied Space	Facility Closing Costs	Metalrax Employee Costs	Total	Unoccupied Space	Facility Closing Costs	Metalrax Employee Costs	Total
Balance – Beginning of the period	$—	$81	$—	$81	$176	$251	$—	$427
Provisions	—	191	—	191	(164)	241	213	290
Utilizations	—	(115)	—	(115)	(12)	(411)	(213)	(636)
Currency	—	—	—	—	—	—	—	—

Balance – End of the period	$—	$157	$—	$157	$—	$81	$—	$81

6. Inventories

Inventories consisted of the following (in thousands):

	June 30, 2014	December 31, 2013
Raw materials	$6,043	$4,669
Work in progress	14,045	21,341
Finished goods and in-transit	86,737	104,664

Total	106,825	130,674
Less reserves	(5,307)	(4,201)

Total inventory, net	$101,518	$126,473

7. Goodwill, Intangibles, and Other Long-lived Assets

Goodwill and Indefinite-lived Intangible Assets – Goodwill and indefinite-lived intangible assets are reviewed for impairment annually, utilizing the two-step approach, in the fourth fiscal quarter and whenever events or changes in circumstances indicate the carrying value may not be recoverable. The first step requires the determination of the fair value of the reporting unit compared to the book value of that reporting unit. If the book value exceeds the fair value, a second step impairment test is required to measure the amount of impairment.

Implied fair value of goodwill is determined by considering both the income and market approach. Determining the fair value of a reporting unit is judgmental in nature and involves the use of significant estimates and assumptions. These estimates and assumptions include revenue growth rates and operating margins used to calculate projected future cash flows, risk-adjusted discount rates, future economic and market conditions, and determination of appropriate market comparables. We base our fair value estimates on assumptions we believe to be reasonable but that are inherently uncertain.

Intangible Assets – Definite-Lived – We review definite-lived intangible assets for recoverability whenever events or changes in circumstances indicate that carrying amounts may not be recoverable. If the estimated undiscounted cash flows are less than the carrying amount of such assets, we recognize an impairment loss in an amount necessary to write-down the assets to fair value as estimated from expected future discounted cash flows. Estimating the fair value of these assets is judgmental in nature and involves the use of significant estimates and assumptions. We base our fair value estimates on assumptions we believe to be reasonable, but that are inherently uncertain. Definite-lived intangible assets are amortized on a straight-line basis over the estimated life of the asset.

Long-lived Assets – We review long-lived assets for recoverability whenever events or changes in circumstances indicate that carrying amounts of an asset group may not be recoverable. Our asset groups are established by determining the lowest level of cash flows available. If the estimated undiscounted cash flows are less than the carrying amounts of such assets, we recognize an impairment loss in an amount necessary to write-down the assets to fair value as estimated from expected future discounted cash flows. Estimating the fair value of these assets is judgmental in nature and involves the use of significant estimates and assumptions. We base our fair value estimates on assumptions we believe to be reasonable, but that are inherently uncertain.

Impairment Indicators – Factors that may be considered a change in circumstances indicating that the carrying amount of our goodwill or intangible assets may not be recoverable include slower growth rates in our markets, reduced expected future cash flows and a decline in stock price and market capitalization. We consider available current information when calculating our impairment charge. If there are indicators of impairment, our long-term cash flow forecasts for our operations deteriorate or discount rates increase, we may be required to recognize additional impairment charges in later periods. In light of our higher than expected losses in the recent quarters, expected losses going forward, and recent cash flow deficits, we determined that an impairment indicator existed. Accordingly, based upon revised revenue assumptions and projected cash flows we recorded an impairment of approximately $0.1 million to our goodwill, approximately $3.0 million relating to our indefinite-lived ONEIDA® tradename in the Canadian consumer segment and Web business, and $0.1 million relating to definite-lived tradename licenses as the carrying value exceeded the fair value. During the three months ended June 30, 2014 we recorded an impairment of our long-lived assets of approximately $1.7 million relating to our Oneida, NY, Office building.

Our goodwill and intangible assets were comprised of the following (in thousands):

	June 30, 2014
	Weighted- Average Amortization Period	Gross Carrying Amount	Impairment	Accumulated Amortization	Net Carrying Amount
Goodwill	Indefinite	$8,558	$(106)	$—	$8,452
Other intangible assets:
Oneida/Viners trademark/tradenames	Indefinite	$21,655	$(3,000)	$—	$18,655
Other trademarks/tradenames	7.9 years	2,204	—	(669)	1,535
Tradename licenses	7.5 years	21,984	(110)	(8,174)	13,700
Customer relationships	13.1 years	12,229	—	(2,527)	9,702
Technology	14 years	126	—	(60)	66

		$58,198	$(3,110)	$(11,430)	$43,658

	December 31, 2013
	Weighted- Average Amortization Period	Gross Carrying Amount	Impairment	Accumulated Amortization	Net Carrying Amount
Goodwill	Indefinite	$8,559	$—	$—	$8,559
Other intangible assets:
Oneida/Viners trademark/tradenames	Indefinite	$21,948	$—	$—	$21,948
Other trademarks/tradenames	9.2 years	1,856	—	(422)	1,434
Tradename licenses	7.5 years	21,985	—	(6,695)	15,290
Customer relationships	13.1 years	12,229	—	(2,059)	10,170
Technology	14 years	126	—	(55)	71

		$58,144	$—	$(9,231)	$48,913

The changes in the gross carrying value of our intangible assets are attributable to foreign currency exchange rates used to translate the financial statements of foreign subsidiaries and reflect the reclassification of our Metalrax tradename from indefinite to definite lived.

The aggregate intangible asset amortization expense was approximately $1.1 million and $1.0 million for the three months ended June 30, 2014 and 2013, respectively and approximately $2.2 million and $2.0 million for the six months ended June 30, 2014 and 2013.

The changes in the carrying amounts of goodwill for the six months ended June 30, 2014, are as follows (in thousands):

	Consumer	Foodservice	International	Total
Balance – December 31, 2013	$3,110	$4,796	$653	$8,559

Additional acquisitions recorded	—	—	—	—
Goodwill impairment	—	—	(107)	(107)

Balance – June 30, 2014	$3,110	$4,796	$546	$8,452

8. Commitments and Contingencies

Leases – We lease numerous retail outlet stores, warehouses, and office facilities. All leases are recognized on a straight-line basis over the minimum lease term.

Litigation – We are involved in various routine legal proceedings incidental to the operation of our business. We do not believe that it is reasonably possible that any ongoing or pending litigation will have a material effect on our future financial position, net income, or cash flows. Notwithstanding the foregoing, legal proceedings involve an element of uncertainty. Future developments could cause these legal proceedings to have a material adverse effect on our future financial statements.

Our Buffalo China, Inc. subsidiary (“Buffalo China”) entered into a brownfield program clean up agreement in 2008 with the New York State Department of Environmental Conservation for the former Buffalo China manufacturing facility in Buffalo, New York. Buffalo China retained liability for the clean-up when it sold the facility to the Niagara Ceramics Corporation. In December 2012, we received a Certificate of Completion from New York State Department of Environmental Conservation. An accrual of approximately $0.5 million representing testing and other final site monitoring costs was reflected in accrued liabilities at June 30, 2014.

In June 2006, the Phase I and II studies of the Oneida knife facility located in Oneida, New York, prepared in connection with the sale of that facility, discovered a reportable event relative to the presence of asbestos, ancient petroleum and volatile organic compounds contamination. We entered into a brownfield program clean up agreement with the New York State Department of Environmental Conservation regarding this facility. A site remediation and cost plan has been developed and is being finalized. During the three months ended June 30, 2014, we increased the accrual for site demolition and clean-up by approximately $0.4 million. As of June 30, 2014 we had an accrual of approximately $1.0 million reflected in accrued liabilities.

Collective Bargaining Agreements – We are party to collective bargaining agreements for most of our manufacturing and distribution employees. On March 9, 2013, we signed a five-year collective bargaining agreement with the United Steelworkers covering our Monaca, Pennsylvania, manufacturing plant. This agreement covers the period from March 9, 2013, through September 30, 2017. On October 1, 2013, we signed a three-year collective bargaining agreement with the United Steelworkers covering our Lancaster, Ohio, manufacturing and distribution facilities. This agreement covers the period from October 1, 2013, through September 30, 2016. On October 16, 2013, we signed a three-year collective bargaining agreement with the United Steelworkers covering our Lancaster, Ohio, mold makers. This agreement covers the period from October 16, 2013 through September 30, 2016.

On July 30, 2014, we signed a Memorandum of Agreement (“MOA”) with the United Steelworkers covering our Lancaster, Ohio, manufacturing and distribution facilities, and a separate MOA with the United Steelworkers covering our Lancaster, Ohio, mold makers. This MOA amends the collective bargaining agreements dated October 1, 2013, and October 16, 2013 to provide changes for: (i) lower wage rates, (ii) an annual profit sharing, (iii) changes to health insurance and 401(k) benefit plans, (iv) certain expenditures at the Lancaster facility, and (iv) consultation and discussion related to certain transactions.

9. Debt

The following table is a summary of our debt outstanding (in thousands):

Short-Term Debt Instrument	Interest Rate	Maturity Date	June 30, 2014	December 31, 2013
U.K. short term borrowing	Variable	Annual renewal	$5,847	$7,802

Long-Term Debt Instrument	Interest Rate	Maturity Date	June 30, 2014	December 31, 2013
Term Loan	Variable	May 21, 2020	$247,499	$248,750
ABL Facility	Variable	May 21, 2018	26,584	15,635
Note payable – PBGC	4.50%	December 31, 2015	600	900
Capitalized leases	Various Fixed		41	171

Total Long-Term Debt			274,724	265,456
Less: Current Portion			(2,841)	(2,972)

Long-Term Debt			$271,883	$262,484

Term Loan Credit Agreement

The Term Loan, completed on May 21, 2013, refinanced the $150.0 million term loan facility (the “Old Term Loan”) and was syndicated by Deutsche Bank AG as administrative agent for the syndicated lenders. The principal amount of the Term Loan is $250.0 million, and it has a maturity date of May 21, 2020. Anchor Hocking and Oneida are co-borrowers (“Borrowers”) under the Term Loan. The Term Loan is guaranteed by Universal and its domestic subsidiaries. The Term Loan is secured on first-priority basis by the assets of Universal and its domestic subsidiaries, other than with respect to the assets securing the ABL Facility, which secure the Term Loan facility on a second-priority basis. Principal amortization is payable in consecutive quarterly installments beginning September 30, 2013, in the amount of 0.25% of the amount of the Term Loan outstanding on the Term Loan closing date until maturity. The Borrowers are also obligated to make mandatory prepayments upon the occurrence of certain events, including additional debt issuances, common and preferred stock issuances, certain asset sales, and excess cash flow generation.

As of June 30, 2014, at the Borrowers’ option, borrowings under the Term Loan bore interest at either: (i) Eurodollar Rate or (ii) the Base Rate (which means for any day, a rate per annum equal to the greatest of: (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%, and (c) the Eurodollar Rate for a one month interest period plus 1.00%; provided that the Base Rate will be deemed to be no less than 2.25%). The Term Loan had a Eurodollar Rate floor of 1.25%. For Eurodollar Rate and Base Rate borrowings, the applicable interest rate margin was a fixed 6.25% and 5.25%, respectively. In connection with the refinancing of the Term Loan, we capitalized deferred financing fees of $8.6 million and wrote off $6.2 million associated with the refinanced Old Term Loan. As of June 30, 2014, approximately $7.3 million in deferred fees relating to our term loan were being amortized over the remaining life of the agreement.

As of June 30, 2014, the Borrowers were in default under the Term Loan as a result of the failure to comply with the required maximum leverage and interest coverage ratios. On July 30, 2014, the Borrowers entered into a Waiver and Amendment No. 1 to Term Loan Agreement, which provided for, among other things, a waiver of the defaults existing under the Term Loan at March 31, 2014 and June 30, 2014, and an increase in the applicable interest rate margin of 2.00% for both Eurodollar Rate and Base Rate borrowings, of which 0.25% is payable in cash on a monthly basis and 1.75% is payable in kind on a quarterly basis. See Note 16 Subsequent Events for a description of the terms of the Waiver and Amendment No. 1 to the Term Loan Agreement.

Asset-Based Revolving Credit Facility

The second amendment and restatement of our ABL Facility (the “ABL Credit Agreement”), completed on May 21, 2013, provides borrowings for general corporate purposes having a maximum initial commitment of $50.0 million and a $20.0 million sub-limit for letters of credit and a swing line sub-limit equal to the greater of $5.0 million or 10% of the maximum credit. The facility matures on May 21, 2018. The Borrowers may request an increase in the commitment under the ABL Facility up to an additional $25.0 million in the aggregate, at the discretion of the lenders and subject to borrowing base limitations under the ABL Facility and compliance with a fixed charge coverage ratio financial covenant if adjusted availability under the ABL Facility is below a specified amount. On October 28, 2013, the Borrowers were granted an increase of the maximum commitment under the ABL Facility by $5.0 million to a total of $55.0 million. Availability under the ABL Facility is subject to an asset-based borrowing formula based on eligible accounts receivable and inventory. At June 30, 2014, we had outstanding ABL Facility borrowings of approximately $26.6 million subject to variable interest rates (average rate of 3.2%) and excess availability under the ABL Facility of $11.0 million to be drawn upon as needed (which includes a reduction of $10.5 million for outstanding standby letters of credit). The ABL Facility is guaranteed by Universal and its domestic subsidiaries. The ABL Facility is secured on a first-priority basis by certain current assets, such as accounts receivable, inventory, cash, securities, deposit accounts, and securities accounts.

Borrowings under the ABL Facility bear interest at either: (i) LIBO Rate or (ii) the Base Rate (which means for any day, a rate per annum equal to the greater of: (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%, and (c) the LIBO Rate plus 1.00%). In addition, the facilities have applicable interest rate margins. For LIBO Rate and Base Rate borrowings, the margin is determined according to an availability matrix. The margin at June 30, 2014, was 2.00% and 1.00% for LIBO and Base Rate, respectively. In connection with amending and restating the ABL revolving credit facility (the “Old ABL Facility”), which had a maximum availability of $85.0 million, we capitalized deferred financing fees of $0.2 million and wrote off $0.3 million. As of June 30, 2014, approximately $1.1 million in deferred fees relating to the ABL Facility were being amortized over the remaining life of the agreement.

On May 14, 2014, the Borrowers entered into Amendment No. 1 to the ABL Credit Agreement to include a larger percentage of suppressed borrowing base assets in the determination of adjusted availability from May 13, 2014 through May 30, 2014. This amendment allowed the Borrowers to borrow up to an additional $4.125 million under the ABL Facility during this period without triggering the requirement to satisfy the fixed charge ratio covenant under the ABL Facility.

On May 30, 2014, the Borrowers entered into Amendment No. 2 to the ABL Credit Agreement to extend the period during which the increase in availability, which was previously set to expire on May 30, 2014, to the earlier of (i) June 30, 2014 and (ii) the date on which the forbearance period under the Forbearance Agreement (as described below) with the Term Loan lenders terminates.

Amendment No. 2 to the ABL Credit Agreement increased the applicable margin for interest rates and lowered the thresholds for rate tiers 1 and 2 applicable to borrowings under the ABL Facility, so that the applicable margin is based upon the quarterly average availability for the immediately preceding three month period as follows:

Tier	Quarterly Average Availability	Applicable LIBO Rate Margin	Applicable Base Rate Margin
1	Greater than 30% of the maximum revolver amount	2.00%	1.00%
2	Greater than 15% of the maximum revolver amount but less than 30% of the maximum revolver amount	2.25%	1.25%
3	Less than 15% of the maximum revolver amount	2.50%	1.50%

Amendment No. 2 to the ABL Credit Agreement provided that the collateral agent under the ABL Credit Agreement may exercise cash dominion over certain of the Borrowers’ and guarantors’ deposit accounts whether or not an availability triggering event specified in the ABL Credit Agreement has occurred or is continuing. Amendment No. 2 to the ABL Credit Agreement also provided that the administrative agent under the ABL Credit Agreement is authorized to engage a financial advisor, at the Borrower’s expense, to review the Borrowers’ books and records, projections and budgets and information regarding the collateral.

On June 30, 2014, July 15, 2014 and July 22, 2014, the Borrowers entered into further amendments to the ABL Credit Agreement to extend the period of increased availability through July 29, 2014. On July 30, 2014, the Borrowers entered into Amendment No. 6 to the ABL Credit Agreement, which increased the maximum revolver commitment to $60.0 million. See Note 16 Subsequent Events for a description of the terms of Amendment No. 6 to the ABL Credit Agreement.

Terms, Covenants and Compliance Status

The ABL Facility and Term Loan each contain customary operating and financial conditions and covenants, including but not limited to restrictions on additional indebtedness, mergers and acquisitions, liens, investments, issuances of capital stock, and dividends. In addition, the Term Loan required that a maximum leverage ratio and minimum interest coverage ratio be maintained. The ABL Facility required that a certain minimum fixed charge coverage ratio be maintained if adjusted availability (as defined under the agreement) is below 12.5% of the Maximum Revolver Amount, or $6.9 million, at June 30, 2014. At June 30, 2014, the fixed charge coverage ratio covenant under the ABL Facility was not operative as availability was greater than $6.9 million. Failure to satisfy any of the covenants could result in an event of default that could result in an inability to access the funds necessary to fund our operations.

We were in default of the consolidated leverage ratio and the consolidated interest coverage ratio covenants under the Term Loan Agreement for the fiscal quarters ended March 31, 2014 and June 30, 2014, and as of June 30, 2014, we anticipated that we would be out of compliance with the consolidated leverage ratio and consolidated interest coverage ratio covenants for the balance of 2014. Because we anticipated that we would not be in compliance for the remainder of 2014, we pursued a waiver, forbearance or amendment from our lenders, and explored other potential sources of debt and equity financing. The board of directors formed a special committee comprised of certain independent directors unaffiliated with the Monomoy Funds to assist the board of directors in seeking a waiver or forbearance of the existing covenant breaches and an amendment to the Term Loan Agreement, as well as evaluating the Company’s alternatives with respect to equity and debt financing. The special committee retained Jefferies LLC and Schulte, Roth and Zabel LLP to assist it in reviewing these alternatives.

On May 30, 2014, the Borrowers, Universal and certain of the Company’s subsidiaries party thereto (the “Loan Parties”) entered into a Forbearance Agreement (the “Forbearance Agreement”) with Deutsche Bank AG New York Branch, as administrative agent under the Term Loan (the “Administrative Agent”), and the requisite lenders party thereto (the “Lenders”), relating to the Term Loan Agreement. Pursuant to the Forbearance Agreement, the Administrative Agent and the Lenders agreed to forbear, during a specified forbearance period, from exercising rights and remedies (including enforcement and collection actions) with respect to or arising out of the events of default that occurred as a result of the Borrowers’ failure to comply with (i) the maximum consolidated leverage ratio covenant and (ii) the minimum interest coverage ratio covenant, in each case for the fiscal quarter ended March 31, 2014 (the “Specified Defaults”). The forbearance period (the “Forbearance Period”) under the Forbearance Agreement was originally set to expire on June 30, 2014. Subsequent amendments to the Forbearance Agreement extended such agreement through July 29, 2014.

On July 30, 2014, in connection with the new equity investment from certain funds affiliated with Monomoy Capital Partners (the “Monomoy Funds”), the Loan Parties entered into a Waiver and Amendment No. 1 to Term Loan Agreement (the “Term Loan Amendment”), which provided for, among other things, a waiver of the events of default that occurred as a result of the Borrowers’ failure to comply with the consolidated leverage ratio and interest coverage ratio covenants for the fiscal quarter ended March 31, 2014 and certain amendments to the Term Loan Agreement. As a result of the Term Loan Amendment, we were no longer required to comply with consolidated leverage ratio and the consolidated interest coverage ratio covenants as of June 30, 2014. In connection with the Term Loan Amendment, the Borrowers paid an amendment fee of 0.5% of the Term Loan then outstanding. See Note 16 Subsequent Events for a description of the Term Loan Amendment.

Although the Term Loan Amendment gave us temporary relief from financial covenant compliance in the near future, we will be required to comply with a minimum EBITDA covenant in the quarters ending March 31, 2015 and June 30, 2015 and consolidated leverage ratio and the consolidated interest coverage ratio covenants beginning with the quarter ending September 30, 2015. Our ability to comply with these covenants, when applicable, depends on a number of factors, some of which are outside of our control. Based on our current forecast, we believe that we will be able to maintain compliance with these financial covenants when they apply; however, no assurances can be given that we will be able to comply. We base our forecasts on historical experience, industry forecasts and various other assumptions that we believe are reasonable under the circumstances. If actual revenue is less than our current forecast, or if we do not achieve operational improvements and cost savings, we could violate the financial covenants again in the future.

If we do not comply with the financial covenants in the future, and we do not obtain a waiver or forbearance and an amendment from our lenders or equity contributions sufficient to utilize the equity “cure” provision in the Term Loan Agreement, it will result in an uncured default under the Term Loan Agreement. If this default under the Term Loan Agreement is not cured or waived, the indebtedness under the Term Loan Agreement could be declared immediately due and payable and, upon acceleration of the outstanding indebtedness under the Term Loan, we would be in default under our ABL Facility and our U.K. Revolver and we would be precluded from borrowing under our ABL Facility and U.K. Revolver. If we are unable to borrow under the ABL Facility or the U.K. Revolver, we will need to meet our capital requirements using other sources. Alternative sources of liquidity may not be available on acceptable terms if at all. Even if we are able to obtain an amendment, forbearance agreement or waiver in the future, we may be required to agree to other changes in the Term Loan Agreement, including increased interest rates or premiums, more restrictive covenants and/or pay a fee for such amendment, forbearance agreement or waiver. Any of these events would have a material adverse effect on our business, financial condition and liquidity.

PBGC Promissory Note

On September 15, 2006, Oneida issued a $3.0 million promissory note to the Pension Benefit Guaranty Corporation payable in equal installments annually over 10 years. As of June 30, 2014, approximately $0.6 million was outstanding on the promissory note. Interest with respect to the promissory note is paid annually at a rate of 4.5%. The promissory note matures on December 31, 2015.

U.K. Short Term Borrowing

We maintain a borrowing facility to support working capital requirements at our United Kingdom subsidiary operations with Burdale Financial Limited, an affiliate of our U.S. lender, Wells Fargo (the “U.K. Revolver”). The borrowers under such facility are Oneida International Limited and Oneida U.K. Limited. The U.K. Revolver has a £7.0 million maximum collateral commitment based on eligible inventory and accounts receivable at our United Kingdom subsidiary. Borrowings under the U.K. Revolver are guaranteed by the Company. Our U.K. subsidiary is currently in default under the terms of the U.K. Revolver. On July 31, 2014, Burdale entered into a forbearance agreement with our U.K. subsidiary regarding specific events of default of the terms of the U.K. Revolver and as a result it is not currently precluded from borrowing under the U.K. Revolver. However, our lender may terminate the forbearance at any time and seek remedies as described more fully in Item 1A – Risk Factors. The events of default include (i) failure to deliver statutory accounts to our lender; (ii) over advances in May and July 2014; (iii) the amount of overdue accounts payable exceeding the limits specified in the agreement and (iv) cross default on the ABL Facility. While we have cured the over-advances and are not in default under the ABL Facility, and although we are in compliance with local statutory filing requirements, we have not yet delivered the required statutory accounts and we remain substantially over the allowed overdue payments limit. If Burdale were to terminate the forbearance agreement and accelerate our outstanding borrowings thereunder, we believe that we have sufficient liquidity to repay the borrowings and would seek to pursue other financing options.

10. Income Taxes

We account for taxes under the liability method of computing deferred income taxes. Under the liability method, deferred income taxes are based on the tax effect of temporary differences between the financial statement and tax basis of assets and liabilities and are adjusted for tax rate changes as they occur. Deferred tax assets are reduced by valuation allowances to the extent their realization is uncertain.

The following table summarizes our provision for income taxes and the related effective tax rates:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Loss before income taxes	$(27,818)	$(2,862)	$(45,520)	$(1,763)
Income tax expense (benefit)	(901)	(662)	19,773	240
Effective tax rate	3.2%	23.1%	(43.4)%	(13.6)%

For the three and six months ended June 30, 2014, we recorded a 3.2% and (43.4)% effective tax rate compared to 23.1% and (13.6)% for the three and six months ended June 30, 2013, respectively. The tax rate for the three and six months ended June 30, 2014 differs from the U.S. statutory tax rate of 34% mainly due to the recognition of a full valuation allowance associated with our U.S. net deferred tax assets during the quarter and the continued recognition of a full valuation allowance in certain of our foreign jurisdictions.

After taking into account the pre-tax loss incurred during the three months ended March 31, 2014, we determined that a full valuation allowance should be recorded against the entire net deferred tax asset that was recognized at December 31, 2013. Negative evidence in the form of a recent history of losses resulted in the determination that the realized net deferred tax asset of $20.7 million at March 31, 2014, should be fully reserved. In considering the need for the additional valuation allowance, we ignored netting a deferred tax liability of $9.3 million associated with indefinite long-lived intangibles because these liabilities cannot be used to offset our net deferred tax asset when determining the amount of valuation allowance required. In light of our higher than expected losses in the current quarter and expected losses going forward, we will continue to recognize a full valuation allowance for deferred taxes, net of the tax effects of the indefinite long-lived intangibles, until substantial positive evidence supports its reversal.

11. Employee Benefit Plans

Pension Benefit Plans – We sponsor various qualified and non-qualified pension plans in the United States and United Kingdom which cover all eligible employees, as defined. Our qualified pension liability relates to two defined benefit plans: one covering the former salaried and union employees of Buffalo China, which are frozen, and a defined benefit plan covering employees in the U.K. Our non-qualified pension plan liability relates to two unfunded plans designed to provide additional retirement benefits to former executives of Oneida; the Supplemental Executive Retirement Plan and the Restoration Plan. Our policy is to make annual contributions to the plans to fund the normal cost as required by local regulations. We anticipate contributing approximately $2.0 million to our pension plans for the full year 2014.

The components of net periodic benefit cost are as follows (in thousands):

	Three Months Ended June 30,						Six Months Ended June 30,
	Pension Benefits – Qualified Plans				Pension Benefits – Non-qualified Plans		Pension Benefits – Qualified Plans				Pension Benefits – Non-qualified Plans
	U.S. Plans		Non-U.S. Plans				U.S. Plans		Non-U.S. Plans
	2014	2013	2014	2013	2014	2013	2014	2013	2014	2013	2014	2013
Service cost	$—	$—	$3	$3	$—	$—	$—	$—	$6	$6	$—	$—
Interest cost	290	277	54	54	103	104	580	554	108	108	206	208
Expected return on plan assets	(371)	(338)	(119)	(87)	—	—	(742)	(677)	(238)	(174)	—	—

Net periodic benefit cost	(81)	(61)	(62)	(30)	103	104	(162)	(123)	(124)	(60)	206	208

Net benefit cost	$(81)	$(61)	$(62)	$(30)	$103	$104	$(162)	$(123)	$(124)	$(60)	$206	$208

Other Post-Retirement Benefit Plans – We sponsor various other post-retirement benefit plans of our Anchor Hocking and Oneida subsidiaries which provide certain healthcare and life insurance benefits. Based on the size and nature of the liability we have elected to perform an ASC 715-60 calculation of the post-retirement health benefits for our Oneida Canada (non-U.S. Plan) on a biennial basis. Therefore the liability for 2013 is based on the calculation done for December 31, 2012, and will be re-valued in 2014. Our policy is to make annual contributions to the plans to fund the normal cost as required by local regulations.

The components of net periodic benefit cost are as follows (in thousands):

	Three Months Ended June 30,				Six Months Ended June 30,
	Other Post-retirement Benefit Plans				Other Post-retirement Benefit Plans
	U.S. Plans		Non-U.S. Plans		U.S. Plans		Non-U.S. Plans
	2014	2013	2014	2013	2014	2013	2014	2013
Service cost	$7	$7	$—	$—	$14	$14	$—	$—
Interest cost	6	5	—	4	12	10	—	7
Expected return on plan assets	—	—	—	—	—	—	—	—
Recognized actuarial (gain) loss	(8)	(8)	—	3	(16)	(15)	—	5

Net periodic benefit cost	5	4	—	7	10	9	—	12

Net benefit cost	$5	$4	$—	$7	$10	$9	$—	$12

12. Stockholders’ Equity (Deficit)

Common Stock – Our authorized capital stock consists of 100,000,000 shares of common stock with a par value of $0.0001 per share, with 20,563,059 shares outstanding as of June 30, 2014.

Preferred Stock – Our authorized capital stock consists of 1,000,000 shares of preferred stock with a par value of $0.0001 per share, with no shares outstanding as of June 30, 2014.

Earnings Per Share – Basic earnings per share is determined by dividing net income by the weighted average number of common shares outstanding during the year. Diluted earnings per share, and all other diluted per share amounts presented, are determined by dividing net income by the weighted average number of common shares and potential common shares outstanding during the period as determined by the Treasury Stock Method. Under the treasury stock method, the tax-effected proceeds that hypothetically would be received from the exercise of all in-the-money options are assumed to be used to repurchase shares. Potential common shares are included in the diluted earnings per share calculation when dilutive. Diluted earnings per share for the three months ended June 30, 2014 and 2013, include the effects of potential common shares consisting of common stock issuable upon exercise of outstanding stock options and warrants when dilutive (in thousands, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net (loss) income attributable to common stockholders – basic and diluted	$(26,898)	$(2,200)	$(65,237)	$(2,003)

Weighted average number of common shares outstanding	20,559	14,741	20,554	13,473
Dilutive effect of outstanding stock options and warrants after application of the treasury stock method	—	—	—	—

Dilutive shares outstanding	20,559	14,741	20,554	13,473

Basic (loss) earnings per share attributable to common stockholders	$(1.31)	$(0.15)	$(3.17)	$(0.15)

Diluted (loss) earnings per share attributable to common stockholders	$(1.31)	$(0.15)	$(3.17)	$(0.15)

For the three months ended June 30, 2014, diluted earnings per share exclude approximately 304,563 shares issuable upon exercise of outstanding stock options and 5,838,334 shares underlying our warrants as the effect would have been anti-dilutive. Earnout Shares of 1,250,000 and 284,091 shares held by sponsors of ROI have not been considered in the basic or diluted per share calculation since they have not vested as of June 30, 2014.

As of June 30, 2014, there were 304,563 shares of common stock issuable upon exercise of outstanding options and 5,838,334 shares of common stock issuable upon exercise of outstanding warrants.

Common Stock Warrants – We issued 11,676,667 warrants, which are exercisable for 5,838,334 shares of common stock at $6.00 per half share which expire on May 21, 2018.

New Equity Investment – On July 30, 2014, the Company issued (i) Series A Senior Redeemable Preferred Stock and warrants, which are exercisable for 4,438,004 shares of common stock at $0.01 per share, to the Monomoy Funds, and (ii) warrants, which are exercisable for 2,958,670 shares of common stock at $0.01 per share, to the consenting lenders to the Term Loan Amendment (the “Lenders Warrants”). See Note 16 Subsequent Events.

Dividends – The terms of the Term Loan and ABL Facilities restrict the payment or distribution of our cash or other assets, including cash dividend payments.

13. Share-Based Compensation

Share-based compensation is accounted for in accordance with FASB ASC Topic 718, Compensation – Stock Compensation (“ASC 718”) and FASB ASC Topic 505-50, Equity – Equity Based Payment to Non-Employees (“ASC 505-50”), which requires companies to estimate the fair value of share-based awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the Company’s consolidated statements of operations over the requisite service periods. We use the straight-line method of expensing stock options to recognize compensation expense in its consolidated statements of operations for all share-based awards. Because share-based compensation expense is based on awards that are ultimately expected to vest, share-based compensation expense is reduced to account for estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. For stock options granted in 2013 and 2012, the compensation expense is based on the grant date fair value estimated in accordance with the provisions of ASC 718.

The following table summarizes our share-based compensation expense (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Share-based compensation expense	$161	$39	$101	$78

Stock Option Grants – In 2012, Former EveryWare adopted the EveryWare Global, Inc. 2012 Stock Option Plan (the “2012 Plan”). The provisions of the 2012 Plan allow the awarding of nonqualified stock options on our common stock to key employees and directors. Shares of Former EveryWare’s nonvoting common stock authorized and issued under the 2012 Plan were converted to equivalent shares of our common stock as a result of the Business Combination. The aggregate number of options on our common stock that may be granted under the 2012 Plan may not exceed 1,354,993 shares. In 2012, options to acquire 583,635 shares of nonvoting common stock were issued to certain senior executives and members of the Board of Directors. Of these, 233,454 are subject to non-performance time vesting conditions (time vested) and 350,181 are subject to performance vesting conditions.

Time vesting options vest ratably and become exercisable over a period of five years from the date of grant; however, time vesting options will accelerate and vest and become exercisable upon the consummation of certain change of control transactions. Performance vesting options vest on the achievement of certain net investment return thresholds of Former EveryWare stockholders and become exercisable only upon the achievement of these investment return thresholds and the consummation of certain change of control transactions. The Business Combination did not result in a change in control with regard to the time vested or performance options. Each of the options expires 10 years after its date of grant.

In 2013, we adopted the EveryWare Global, Inc. 2013 Omnibus Incentive Compensation Plan (the “2013 Plan”). The provisions of the 2013 Plan allow the awarding of a variety of stock award types to our employees and directors of the Company. The aggregate number of options of our common stock that may be granted under the 2013 Plan may not exceed 870,000 shares. During 2013, there were grants of 352,674 of stock options. During 2014, there were grants of 70,000 of stock options. All option grants have an exercise price equal to the fair market value of the underlying stock on the grant date. All of the options issued are subject to time vesting conditions and vest ratably and become exercisable over a period of two years to five years from the date of grant. Each of the options expires 10 years after its date of grant. Options granted under the 2013 Plan are not subject to accelerated vesting and do not become exercisable upon the consummation of any change of control transaction. There were no performance based options issued in 2013 or 2014 under the 2013 Plan.

A summary of the status of our Non-Performance stock options as of June 30, 2014 and changes during the six month period ending June 30, 2014 are presented below:

Non-Performance Stock Options	Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value (000’s)
Outstanding at December 31, 2013	568,516	$9.15	9.3	$476
Granted	70,000	1.33	9.9	—
Exercised	—	—	0	—
Forfeited	(333,953)	8.63	0	—

Outstanding at June 30, 2014	304,563	$7.96	8.8	$—

Exercisable at June 30, 2014	38,041	$11.83	8.8	$—

Nonvested at June 30, 2014, expected to vest	266,522	$7.40	8.3	$—

A summary of the changes for our Performance stock options for the period ended as follows:

Performance Stock Options	June 30, 2014	December 31, 2013
Balance – Beginning of the year	333,921	350,181
Granted	—	—
Vested	—	—
Forefeited	(288,613)	(16,260)

Balance – June 30, 2014	45,308	333,921

As of June 30, 2014, the total unrecognized compensation cost related to non-vested options granted was $0.9 million for the non-performance options and $0.1 million for the performance options. For the three months ended June 30, 2014, compensation expense related to the non-performance options was $0.2 million and for the six months ended June 30, 2014 compensation income was $0.1 million. For the three months ended June 30, 2014, compensation expense recorded related to the performance options was $0.0 million and $0.0 million, respectively.

Restricted Stock Awards – Restricted stock is a grant of shares of common stock that may not be sold, encumbered or disposed of, and that may be forfeited in the event of certain terminations of employment prior to the end of a restricted period set by the compensation committee of the board of directors. A participant granted restricted stock generally has all of the rights of a stockholder, unless the compensation committee determines otherwise.

In 2013, we awarded 28,911 shares of common stock to nonemployee members of our Board of Directors under the 2013 Plan with a grant date fair value of $0.2 million. The total compensation expense relating to awards of restricted stock was $0.2 million for the year ended December 31, 2013. In 2014, we awarded 45,739 shares of common stock to nonemployee members of our Board of Directors under the 2013 plan with a grant date fair value of $0.4 million. For the three and six ended June 30, 2014 compensation expense relating to awards of restricted stock was $0.1 million and 0.2 million, respectively.

Shares can no longer be issued under the 2012 Plan. As of June 30, 2014, a total of 520,992 shares were available from the 870,000 shares authorized for award under our 2013 Plan, including cumulative forfeitures.

Repurchase of Common Stock – We did not repurchase any of our common stock during 2014.

14. Comprehensive Income (Loss)

Comprehensive income (loss), in addition to net income (loss), includes as income or loss the following items, which if present are included in the equity section of the balance sheet: unrealized gains and losses on certain investments in debt and equity securities; foreign currency translation; gains and losses on derivative instruments designated as cash flow hedges; and pension and post-retirement liability adjustments. We disclose comprehensive loss in the consolidated statements of stockholders’ deficit. The following table summarizes the changes in accumulated other comprehensive loss for the six months ended June 30, 2014 (in thousands):

	Foreign Currency Translation	Pension and Other Post- retirement Benefit Plans	Natural Gas Hedges	Total Accumulated Other Comprehensive Loss
Balance at December 31, 2013	$(1,072)	$2,757	$42	$1,727

Other comprehensive income (loss) before reclassifications	118	—	259	377
Amounts reclassified from accumulated other comprehensive loss	—	—	(82)	(82)

Net period change	118	—	177	295
Tax effect	—	—	—	—

Balance at June 30, 2014	$(954)	$2,757	$219	$2,022

Amounts reclassified from accumulated in other comprehensive loss to (loss) earnings during the three and six months ended June 30, 2014 and 2013 were as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Natural gas hedge
Net (gain) loss reclassified to earnings	(65)	302	$(82)	$1,104

Total before tax	(65)	302	(82)	1,104
Tax provision (benefit)	—	(113)	—	(414)

Net of Tax	(65)	189	$(82)	$690

We recognize net periodic pension cost, which includes amortization of net actuarial gains and losses, in selling, distribution and administrative expense and cost of sales, depending on the functional area of the underlying employees included in the plans.

Our derivative instruments primarily include foreign currency forward agreements related to certain forecasted inventory purchases from suppliers and usage of natural gas in production of finished goods. We recognize the realized gains and losses on derivative instruments in the same line item as the hedged transaction, cost of sales, or other (income) and expense.

15. Segment Reporting

We operate our business in four segments: consumer, foodservice, specialty and international. The international segment includes all countries in which we operate other than the U.S. and Canada.

•

Consumer: Our consumer segment provides a broad array of tabletop, food preparation, and pantry products at a variety of price points to retail customers, primarily under the Anchor Hocking® and ONEIDA® brands and through licensing arrangements. Sales in our consumer segment are made to mass merchants, discount retailers, specialty stores, department stores, and grocery stores, as well as to consumers through our e-commerce site. We believe our consumer customers select us based on our breadth of category assortment, innovative products, brand recognition strength, consistent quality, and reliable service.

•	Foodservice: Our foodservice segment provides flatware, dinnerware, beverageware, barware, hollowware, and banquetware to the foodservice industry. Sales in our foodservice segment are made to equipment and supply dealers, broadline distributors, hotels, casinos, and chain restaurants, as well as airlines and cruiselines. We believe our foodservice customers rely on our broad product portfolio, superior design and innovation, reliable service, and brand recognition strength.

•	Specialty: Our specialty segment offers glassware products to candle and floral wholesalers, direct sellers, industrial lighting manufacturers and distillers, and distributors of premium spirits. We offer a variety of accessories for taper, pillar, votive and tealite candles, and floral vases in a broad range of styles, patterns, and colors. We also sell customized spirit bottles to domestic and international premium spirit distillers. We believe our specialty customers select us because of our reliability, operating flexibility and unique manufacturing capabilities, design and innovation, and strong customer service.

•	International: Our international segment serves customers in over 65 countries outside the U.S. and Canada, including customers in the European Union, Latin America, the Caribbean, Africa, the Middle East, and Asia. Our international segment includes all product categories in the consumer and foodservice markets in the countries in which we operate. We sell both our U.S. and United Kingdom manufactured glassware and bakeware and our sourced flatware, dinnerware, barware, hollowware, and banquetware internationally. We primarily market our products internationally under the Viners®, Anchor Hocking®, Sant’ Andrea®, Mermaid®, George Wilkinson®, Great British Bakeware®, Longlife®, Ana Maria Braga®, W.A. Rogers®, and ONEIDA® brands.

We evaluate the performance of our segments based on revenue, and measure segment performance based upon segment (loss) income before taxes before unallocated manufacturing costs, unallocated selling, distribution, and administrative costs, other expense (income) and interest expense (“segment contribution”). Given the nature of our operations, we do not categorize and manage assets by reportable segment but rather on a company-wide level.

The following table presents our segment information (in thousands):

	Three Months Ended June 30,				Six Months Ended June 30,
	2014		2013		2014		2013
	Revenues	%	Revenues	%	Revenues	%	Revenues	%
Net revenue
Consumer	$27,853	27.9%	$30,323	30.1%	$60,440	31.1%	$65,067	32.5%
Foodservice	29,386	29.4%	34,299	34.0%	54,712	28.1%	65,078	32.5%
Specialty	28,496	28.6%	25,424	25.2%	51,646	26.5%	48,826	24.4%
International	12,444	12.5%	9,190	9.1%	24,627	12.7%	17,996	9.0%

Total segment net revenue	98,179	98.4%	99,236	98.4%	191,425	98.4%	196,967	98.4%
License fees	1,615	1.6%	1,613	1.6%	3,211	1.6%	3,222	1.6%

Total revenue	$99,794	100.0%	$100,849	100.0%	$194,636	100.0%	$200,189	100.0%

Segment contribution and % before unallocated costs
Consumer	$5,150	18.5%	$3,748	12.4%	$9,359	15.5%	$7,170	11.0%
Foodservice	6,847	23.3%	9,017	26.3%	12,794	23.4%	16,833	25.9%
Specialty	5,546	19.5%	3,591	14.1%	8,741	16.9%	6,681	13.7%
International	(338)	(2.7)%	340	3.7%	(205)	(0.8)%	1,059	5.9%

Total segment contribution	$17,205		$16,696		$30,689		$31,743
Less:
Unallocated manufacturing costs	14,090		(2,554)		22,578		(4,357)
Unallocated selling, distribution and administrative expense	20,699		9,318		37,279		20,861
Loss (gain) on disposal of asset	180		(4)		180		(4)
Long-lived, intangible asset impairment	4,875		—		5,447		—
Other (income) expense	(428)		149		(443)		218
Interest expense	5,607		12,649		11,168		16,788

Loss before taxes	$(27,818)		$(2,862)		$(45,520)		$(1,763)

16. Subsequent Events

Facilities Update

During the three months ended June 30, 2014, we made the decision to shut down production for a period of time at our two U.S. manufacturing facilities to preserve cash and reduce inventory. As a result of the shut down, which began on approximately May 15, 2014, we furloughed approximately 1,200 employees; however distribution and shipping operations were uninterrupted during that time. We restarted two out of three furnaces at our Lancaster facility on July 14, 2014, with one of our furnaces indefinitely shut down. All production lines at our Monaca facility were restarted on July 21, 2014.

As a result of the production shut down and because certain of our manufacturing costs and a significant portion of our selling, general and administrative expenses are fixed, lower production levels had a negative impact on gross margin and cash flow for the three and six months ended June 30, 2014, due to lower overhead absorption which increased our cost of sales by approximately $9.1 million and $16.3 million, respectively. See “Results of Operations-Cost of Sales” below. In addition, because the shut down of our facilities discussed above impacted a significant portion of the month of July, there will be a negative impact on our operating income for fiscal quarter ending September 30, 2014, due to lower overhead absorption which will increase our cost of sales.

New Equity Investment and Credit Agreement Amendments

Securities Purchase Agreement

On July 30, 2014 (the “Closing Date”), the Company and the Monomoy Funds entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which the Monomoy Funds agreed to invest $20.0 million in return for Series A Senior Redeemable Preferred Stock (the “Preferred Stock”) and warrants to acquire 4,438,004 shares of the Company’s common stock (the “Sponsor Warrants”). Pursuant to the Certificate of Designation (the “Certificate of Designation”) authorizing the Preferred Stock, the Preferred Stock ranks senior to all other capital securities of the Company (any such security, a “Junior Security”). The Monomoy Funds received a fee of $1.2 million for investing in the Preferred Stock, which was paid in additional shares of the Preferred Stock. As a result, the initial liquidation value of the Preferred Stock is $21.2 million. The Preferred Stock will accrue a 15% cumulative annual dividend on the Liquidation Preference, payable quarterly in kind and compounded quarterly. The dividends will be added to the Liquidation Preference each quarter. Upon the repayment of the Company’s current Term Loan, the 15% annual dividend will be paid in cash. The Company may redeem the Preferred Stock for cash, upon 60 days’ prior notice, at a price equal to 105% of Liquidation Preference (including all accrued and unpaid dividends). Upon a liquidation event, including certain changes of control, the holders of the Preferred Stock will be entitled to a payment in cash equal to then liquidation value of the Preferred Stock.

The Preferred Stock is not entitled to any voting rights, except that without the prior consent of the holders of a majority of the shares of Preferred Stock outstanding, the Company will not (i) authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of preferred stock, (ii) authorize, create or issue, or increase the number of authorized or issued shares of, any other capital stock of any class or series, except for Common Stock, (iii) declare or pay dividends or make any distributions in respect of any class or series of stock or purchase or redeem any junior securities, (iv) amend, alter or repeal any provisions of the Company’s certificate of incorporation (including the Certificate of Designations) or bylaws, or the charter or bylaws of any subsidiary of the Company, (v) enter into any transaction that would result in a change of control, (vi) amalgamate, consolidate, convert or merge with any other person, or enter into or form any partnership or joint venture or acquire any securities in any other person or (vii) authorize or adopt any equity incentive plan, increase the number of options or securities available for grant or issuance under an equity incentive plan, grant any allocation of options or securities under any equity incentive plan, amend or supplement any equity incentive plan or authorize or issue any incentive compensation in the form of securities outside of an equity incentive plan.

Pursuant to the Purchase Agreement, the Monomoy Funds also received the Sponsor Warrants, which have an exercise price of $0.01 per share, and a term of seven years. The Sponsor Warrants contain customary adjustments to account for any stock splits, reorganizations, recapitalizations, mergers, combinations, asset sales and stock dividends and similar events. If the Company makes a distribution to the holders of its Common Stock of any asset, including cash, or any security, including subscription rights, other than a distribution in connection with a liquidation, distribution or winding up of the Company and other than a stock dividend payable in Common Stock, then the Company will distribute to the holder of each Sponsor Warrant the portion of the distribution that a holder of the number of shares of Common Stock issuable upon exercise of the Sponsor Warrant would have received.

Unless and until the Company obtains any stockholder approval required by Nasdaq Listing Rule 5635 to permit full exercisability of the Sponsor Warrants, the number of shares of Common Stock for which the Sponsor Warrants will be exercisable will be limited to the number of shares of Common Stock that, when taken to together with all shares of Common Stock issued or issuable upon exercise of the Lender Warrants, would be equal to 19.9% of the outstanding shares of the Common Stock as of the Closing Date.

Term Loan Amendment

On the Closing Date, the Borrowers and Universal entered into Waiver and Amendment No. 1 to Term Loan Agreement (the “Term Loan Amendment”) governing the Term Loan, which provides for among other things, a waiver of the events of default that occurred as a result of the Borrowers’ failure to comply with the consolidated leverage ratio and interest coverage ratio covenants for the fiscal quarters ended March 31, 2014 and June 30, 2014, and amendments to the Term Loan Agreement. As a result of the Term Loan Amendment, the Borrowers are no longer required to comply with consolidated leverage ratio and the consolidated interest coverage ratio covenants as of June 30, 2014. In connection with the Term Loan Amendment, the Borrowers paid an amendment fee of 0.5% of the Term Loan then outstanding.

Term Loan Amendment provides for an increase in the applicable interest rate margin of 2.00% for both Eurodollar rate and Base rate borrowings, of which 0.25% is payable in cash on a monthly basis and 1.75% is payable in kind on a quarterly basis.

The Term Loan Amendment gives the Borrowers relief under the consolidated leverage ratio covenant and the interest coverage ratio covenants by eliminating the requirement to comply with these covenants until the quarter ending September 30, 2015. As amended, the maximum consolidated leverage ratio financial covenant requires Universal to maintain a maximum consolidated leverage ratio (as calculated in accordance with the Term Loan Agreement) as of the last day of any fiscal quarter beginning with the quarter ending September 30, 2015 as follows:

Beginning with the quarter ending:	Maximum Consolidated Leverage Ratio
September 30, 2015	11.20 : 1.00
December 31, 2015	8.60 : 1.00
March 31, 2016	8.00 : 1.00
June 30, 2016	7.40 : 1.00
September 30, 2016	7.00 : 1.00
December 31, 2016 and thereafter	6.30 : 1.00

As amended, the minimum interest coverage ratio financial covenant requires Universal to maintain a consolidated interest coverage ratio (as calculated in accordance with the Term Loan Agreement) as of the last day of any fiscal quarter beginning with the quarter ending September 30, 2015, as follows:

Beginning with the quarter ending:	Minimum Interest Coverage Ratio
September 30, 2015	1.25 : 1.00
December 31, 2015	1.55 : 1.00
March 31, 2016	1.70 : 1.00
June 30, 2016	1.75 : 1.00
September 30, 2016	1.75 : 1.00
December 31, 2016 and thereafter	1.75 : 1.00

The Term Loan Amendment adds another financial covenant, which requires Universal to maintain a minimum consolidated Adjusted EBITDA for the two fiscal quarters ending March 31, 2015 of $10.9 million and a minimum consolidated Adjusted EBITDA for the three fiscal quarters ending June 30, 2015 of $15.7 million.

Pursuant to the Term Loan Amendment, the time period during which voluntary prepayments of amounts outstanding under the Term Loan are permitted was extended so that the Borrowers may make voluntary prepayments, subject to prepayment premiums of 2% if made on or prior to March 31, 2015 and 1% if made on or prior to March 31, 2016.

In addition, the Term Loan Amendment provided for the issuance to the lenders under the Term Loan of warrants (the “Lender Warrants”) to purchase an aggregate of 2,958,670 shares of the Company’s common stock with an exercise price of $0.01 per share and a term of seven years. The Lender Warrants have terms that are substantially the same as the Sponsor Warrants. The Lender Warrants provide for customary adjustments to account for any stock splits, recapitalizations, mergers, combinations, asset sales, stock dividends and similar events. The Company will be required to file a registration statement to register the resale of the shares of Common Stock issued upon exercise of the Lender Warrants.

The Term Loan Amendment replaced the prior consolidated adjusted EBITDA measure used in the calculation of covenant compliance with a new measure called consolidated adjusted EBITDA. Consolidated adjusted EBITDA is defined in the Term Loan Amendment as consolidated net income plus depreciation expense, amortization expense, interest expense, tax expense, certain long-term incentive plan and other compensation expense, provision for LIFO and deferred variance adjustments for inventory valuations (provided that any amounts added back for provisions for LIFO and deferred variance adjustments for inventory valuations shall not exceed $3.5 million in any measurement period), extraordinary losses, cash restructuring charges, fees and expenses, as well as any professional fees (provided that the aggregate amount of all cash restructuring charges, fees and expenses added back shall not exceed $2.5 million for measurement periods ending on or before June 30, 2015 and shall not exceed $5.0 million for measurement periods ending after June 30, 2015, and the restructuring charges, fees and expenses or professional fees related to the new equity investment that closed on July 30, 2014 will not be subject to such limit), foreign currency translation gains or losses, fees, indemnities and expenses paid to the members of the board of directors, business interruption insurance proceeds, fees, costs or expenses incurred in connection with acquisitions or dispositions, the amount of certain “run rate” cost savings, operating expense reductions and cost synergies projected by us that are reasonably identifiable and factually supportable (subject to the limitation discussed below) and further adjusted to subtract, without duplication, cancellation of debt income arising as a result of the repurchase of Term Loans permitted under the agreement, non-cash gains included in consolidated net income, cash payments made in the measurement period in respect of non-cash charges taken in any prior measurement period, to the extent not deducted in the calculation of net income, actual fees, costs and expenses associated with the proceeds of business interruption insurance to the extent such amounts are the basis of such recovery and extraordinary gains.

Solely for the purpose of the computations of the consolidated leverage ratio, the consolidated first lien leverage ratio and the consolidated interest coverage ratio, if a permitted acquisition or disposition has occurred during the relevant period, consolidated adjusted EBITDA shall be calculated on a pro forma basis (as defined in and subject to the limitations set forth in the Term Loan Agreement), including all income and expense associated with the assets or entity acquired in connection with a permitted acquisition for them most recently ended four fiscal quarter period for which such income and expense amounts are available shall be treated as being earned or incurred by us on a pro forma basis for the portion of the applicable period occurring prior to the date of the acquisition, giving effect to any cost savings, operating expense reductions and cost synergies that are reasonably identifiable and factually supportable, net of the amount of actual benefits realized during such period from such actions that are otherwise included in the calculation of consolidated adjusted EBITDA (provided that the aggregate amount of cost savings, operating expense reductions and cost synergies added back pursuant to this clause and the amount of “run rate” cost savings, operating expense reduction and cost synergies added back as described above for any period shall not exceed 7.0% of consolidated adjusted EBITDA for such period calculated on a pro forma basis after giving effect to all adjustments thereto).

ABL Amendment

On the Closing Date, the Borrowers and Universal entered into Amendment No. 6 to Second Amended and Restated Loan and Security Agreement (the “ABL Amendment No. 6”), which amended the ABL Facility to increase the maximum revolver amount available thereunder from $55.0 million to $60.0 million.

ABL Amendment No. 6 includes certain other amendments, including: (i) an agreement by Universal and the Borrowers to provide monthly operating financial reports to the administrative agent promptly after they are provided to the Company’s Board of Directors; (ii) an amendment to the covenant limiting distributions to eliminate the ability of Universal to pay dividends and make certain other distributions that they were previously entitled to make subject to certain conditions being met; and (iii) an amendment to the definition of EBITDA so that the add back for cash restructuring charges, fees and expenses and any professional fees was reduced from 15.0% to 12.5% of EBITDA for the applicable measurement period.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

EveryWare Global Inc.:

We have audited the accompanying consolidated balance sheets of EveryWare Global, Inc. and subsidiaries (the “Company”) as of December 31, 2013 and 2012 and the related consolidated statements of operations, comprehensive loss, stockholders’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2013 and 2012. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of EveryWare Global Inc. and subsidiaries at December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2013 and 2012, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

New York, New York

March 31, 2014

EVERYWARE GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31, 2013 and 2012

	2013	2012
	(In thousands, except per share amounts)
Revenues:
Net sales	$433,304	$414,782
License fees	6,505	6,907

Total revenues	439,809	421,689
Cost of sales	341,836	315,609

Gross margin	97,973	106,080
Selling, distribution and administrative expense	84,453	86,246
Restructuring expense	290	612
Loss on disposal of assets	36	114
Long-lived asset impairment	908	—

Income from operations	12,286	19,108
Other (income) expense, net	(10)	1,114
Gain on bargain purchase	(1,150)	—
Interest expense	28,322	22,536

Loss before income taxes	(14,876)	(4,542)
Income tax expense (benefit)	2,542	(585)

Net loss	(17,418)	(3,957)
Less: Non-controlling interest in subsidiary’s loss	(17)	—
Net loss attributable to common stockholders	$(17,401)	$(3,957)

Loss per common share:
Basic	$(1.03)	$(0.32)

Diluted	$(1.03)	$(0.32)

Weighted average shares outstanding:
Basic	16,832	12,190

Diluted	16,832	12,190

The accompanying notes are an integral part of these consolidated financial statements.

EVERYWARE GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

Years Ended December 31, 2013 and 2012

	2013	2012
	(In thousands)
Net loss	$(17,418)	$(3,957)

Other comprehensive (loss) income:
Foreign currency translation adjustments	167	26
Pension liability, net of tax of $57 and $35, respectively	5,791	(2,134)
Natural gas hedge adjustments, net of tax of $760 and ($1,073), respectively	1,267	1,786

Other comprehensive income (loss)	7,225	(322)

Comprehensive loss	$(10,193)	$(4,279)

Less: Comprehensive loss attributed to noncontrolling interests	(17)	—

Comprehensive loss attributable to common stockholders	$(10,176)	$(4,279)

The accompanying notes are an integral part of these consolidated financial statements.

EVERYWARE GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2013 and 2012

	2013	2012
	(In thousands, except share and per share amounts)
ASSETS
Current Assets:
Cash	$3,240	$2,672
Trade accounts receivable, net of allowances of $4,399 and $7,809, respectively	55,402	50,382
Other accounts and notes receivable	5,396	3,480
Inventories	126,473	107,979
Assets held for sale	2,000	2,324
Income tax receivable	563	795
Deferred income tax asset	5,622	6,689
Other current assets	6,127	4,738

Total current assets	204,823	179,059

Property, plant and equipment, net	54,906	49,336
Goodwill	8,559	8,559
Intangible assets, net	48,913	52,500
Deferred income tax asset	14,717	15,890
Other assets	8,248	7,230

Total Assets	$340,166	$312,574

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$7,802	$1,248
Accounts payable	56,618	36,319
Accrued liabilities	28,043	31,129
Income taxes payable	155	113
Accrued pension	2,001	1,823
Long-term debt classified as current	2,972	10,774
Other current liabilities	104	2,083

Total current liabilities	97,695	83,489

Revolver	15,635	35,175
Long-term debt	246,849	135,892
Pension and other post-retirement benefits	2,746	9,518
Income taxes payable	454	871
Deferred income tax liability	9,819	8,635
Deferred gain-sale/leaseback	15,496	16,617
Other long-term liabilities	12,880	13,684

Total liabilities	401,574	303,881

Commitments and contingencies (Note 10)
Stockholders’ equity:
Preferred stock $.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding, respectfully	—	—
Common stock $.0001 par value; 100,000,000 shares authorized; 20,540,193 and 12,190,000 issued and outstanding, respectfully	2	748
Additional paid-in capital	641	22,444
Retained deficit	(63,761)	(9,001)
Accumulated other comprehensive loss	1,727	(5,498)

Total EveryWare stockholders’ equity (deficit)	(61,391)	8,693
Non-controlling interest	(17)	—

Total stockholders’ equity (deficit)	(61,408)	8,693

Total liabilities and stockholders’ equity (deficit)	$340,166	$312,574

The accompanying notes are an integral part of these consolidated financial statements

EVERYWARE GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

Years Ended December 31, 2013 and 2012

	Common Stock		Additional Paid-In Capital	Retained Deficit	Accum. Other Comp. (Loss) Income	Total Stockholders’ Equity (Deficit)	Non- Controlling Interest	Total
	Shares	Amount
	(In thousands, except share data)
BALANCE – December 31, 2011	25,794	$—	$21,985	$5,988	$(5,176)	$22,797	$—	$22,797

Surrender of common stock by employees	(22)	—	(337)	—	—	(337)	—	(337)
Dividends paid	—	—	—	(10,284)	—	(10,284)	—	(10,284)
Accrued dividends	—	748	—	(748)	—	—	—	—
Share-based compensation expense	60	—	796	—	—	796	—	796
Comprehensive income:
Net income (loss)	—	—	—	(3,957)	—	(3,957)	—	(3,957)
Foreign currency translation adjustment	—	—	—	—	26	26	—	26
Pension liability adjustment, net of tax	—	—	—	—	(2,134)	(2,134)	—	(2,134)
Natural gas hedge adjustments	—	—	—	—	1,786	1,786	—	1,786

Total comprehensive income (loss)	—	—	—	—	—	(4,279)	—	(4,279)
Non-controlling interests	—	—	—	—	—	—	—	—

BALANCE – December 31, 2012	25,832	$748	$22,444	$(9,001)	$(5,498)	$8,693	$—	$8,693

Merger with parent stock exchange	12,164,168	(3,241)	(39,057)	(34,864)	—	(77,162)	—	(77,162)
Issuance of stock	8,350,193	—	16,500	—	—	16,500	—	16,500
Accrued dividends	—	2,495	—	(2,495)	—	—	—	—
Share-based compensation expense	—	—	754	—	—	754	—	754
Comprehensive income:
Net income (loss)	—	—	—	(17,401)	—	(17,401)	(17)	(17,418)
Foreign currency translation adjustment	—	—	—	—	167	167	—	167
Pension liability adjustment, net of tax	—	—	—	—	5,791	5,791	—	5,791
Natural gas hedge adjustments	—	—	—	—	1,267	1,267	—	1,267

Total comprehensive income (loss)	—	—	—	—	—	(10,176)	(17)	(10,193)
Non-controlling interests	—	—	—	—	—	—	—	—

BALANCE – December 31, 2013	20,540,193	$2	$641	$(63,761)	$1,727	$(61,391)	$(17)	$(61,408)

The accompanying notes are an integral part of these consolidated financial statements.

EVERYWARE GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2013 and 2012

	2013	2012
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(17,418)	(3,957)

Adjustments to reconcile net income to net cash provided by operating activities:
Shared-based compensation expense	754	459
Depreciation and amortization	16,205	14,597
Amortization of deferred gain on sale-leaseback	(1,120)	(1,120)
Noncash amortization of debt financing costs	1,837	1,765
Allowance for doubtful accounts	(3,410)	1,909
Allowance for inventory valuation	(1,086)	(246)
Loss on early extinguishment of debt	6,598	4,943
Pension and other post-retirement plan contributions	(824)	(731)
Loss on disposal of assets	36	114
Gain on bargain purchase	(1,150)	—
Deferred income tax expense	2,685	261
Long-lived asset impairment	908	—
Change in other operating items:
Accounts receivable	(537)	761
Inventories	(15,427)	(2,162)
Other Assets	(10,491)	(7,739)
Accounts payable	19,933	7,610
Accrued liabilities	(4,446)	(1,038)
Other liabilities	147	(305)

Net cash (used in) provided by operating activities	(6,806)	15,121

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(17,306)	(16,831)
Proceeds from disposal/sale of property, plant and equipment	—	278
Acquisition payments, net of cash received	(3,470)	—
Other investing activities, net	(834)	—

Net cash used in investing activities	(21,610)	(16,553)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from short term debt	6,119	1,139
Net repayments of borrowings under revolving credit facility	(19,540)	(17,909)
Net proceeds from long term debt	239,343	150,000
Net repayments of long term debt	(136,188)	(108,753)
Debt issuance costs	—	(9,871)
Cash paid to EveryWare stockholders	(90,000)	—
Redemption of warrants	(5,838)	—
Redemption of ROI shares	(46,741)	—
Cash from ROI trust	75,173	—
Proceeds from issuance of common stock, net	16,500	—
Equity issuance costs	(9,619)	—
Dividends paid	—	(10,284)
Payments on capital leases and other	—	(733)

Net cash provided by financing activities	29,209	3,589

EFFECT OF CURRENCY EXCHANGE RATE CHANGES ON CASH	(225)	(458)

NET INCREASE IN CASH	568	1,699
CASH:
Beginning of period	2,672	973

End of period	3,240	2,672

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	20,008	15,665

Cash paid (received) for income taxes, net	235	322

The accompanying notes are an integral part of these consolidated financial statements.

EVERYWARE GLOBAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2013 and 2012

1. Organization

EveryWare Global, Inc. and its subsidiaries, (“EveryWare” or the “Company”) is a leading global marketer of tabletop and food preparation products for the consumer, foodservice and specialty markets. We operate our business in four segments: consumer, foodservice, specialty and international. International includes all countries in which we operate other than the U.S. and Canada.

We offer a comprehensive line of tabletop and food preparation products, such as bakeware, beverageware, serveware, storageware, flatware, dinnerware, crystal, banquetware and hollowware; premium spirit bottles; cookware; gadgets; candle and floral glass containers; and other kitchen products. We market our products globally under the Anchor Hocking®, Anchor®, Anchor Home®, FireKing®, ONEIDA®, Buffalo China®, Delco® and Sant’ Andrea® brands; in Europe under the Viners®, MermaidTM, George WilkinsonTM, Great British Bakeware®, Longlife® and RTATM brands; and in Latin America under the Ana Maria Braga®, Anchor Hocking®, ONEIDA® and W.A. Rogers® brands. Our customers range from Fortune 500 companies to medium and small-sized companies in the consumer, foodservice, business-to-business and e-commerce channels. We own and operate two glass manufacturing plants in the U.S., in Lancaster, Ohio, and Monaca, Pennsylvania. We lease two metal bakeware manufacturing plants in Burnley and Oldbury, United Kingdom, and an assembly facility in Fakenberg, United Kingdom, and source a variety of tableware products from third parties, primarily in Asia and Europe.

2. Significant Accounting Policies

Principles of Consolidation – The accompanying consolidated financial statements include the accounts of our wholly-owned or controlled subsidiaries. The Company uses a calendar year ended December 31. All significant intercompany balances and transactions are eliminated in consolidation.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ materially from those estimates. Certain reclassifications have been made to prior year amounts to conform to current year presentation.

Foreign Currency Translation – Our functional currency is the local currency. Accordingly, all assets and liabilities of our foreign subsidiaries are translated using exchange rates in effect at the end of the period and revenue and costs are translated using average exchange rates for the period. The related translation adjustments are reported in accumulated other comprehensive loss in stockholders’ equity. Translation gains and losses arising from transactions denominated in a currency other than the functional currency of the entity involved are included in the results of operations.

Cash – Cash consists of deposits with high credit-quality financial institutions.

Accounts Receivable – Trade accounts receivable are stated at current value less allowances, which approximates fair value. We review our receivables on an ongoing basis to ensure that they are properly valued and collectible. This is accomplished through two contra-receivable accounts – returns and allowances and allowance for doubtful accounts.

Returns and allowances are used to record estimates of returns or other allowances resulting from quality, delivery, discounts or other issues affecting the value of receivables. This account is estimated based on historical experience, product sell-through performance by product and by customer, current and historical trends in the tableware industry and changes in demand for our products, with the offset to net sales. A returns reserve is accrued for the estimated sales value of the projected merchandise returns less the estimated related cost of sales. Our rebate allowances are estimated and deducted from revenue at the time that revenue is recognized.

The allowance for doubtful accounts is used to record the estimated risk of loss related to the customers’ inability to pay. This allowance is maintained at a level that we consider appropriate based on factors that affect collectability, such as the financial health of our customers, historical trends of charge-offs and recoveries and current economic market conditions. As we monitor our receivables, we identify customers that may have payment problems, and we adjust the allowance accordingly, with the offset to selling, general, and administrative expense. Account balances are charged off against the allowance when recovery is considered remote.

Concentrations of Credit Risk – Financial instruments that potentially subject us to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. We sell products to various companies throughout the world in the ordinary course of business. We routinely assess the financial strength of our customers and maintain allowances for anticipated losses. The Company has one customer that accounted for approximately 15% and 14% of invoiced sales for the years ended December 31, 2013 and 2012, respectively. This customer made up approximately 10% and 23% of the outstanding trade receivables balance at December 31, 2013 and 2012, respectively. No other customer accounted for more than 10% of our net sales during these periods.

Assets Held for Sale – Assets held for sale consist of the following for the years ended December 31 (in thousands):

	2013	2012
Oneida, New York office building	$2,000	$2,324

We recognized an impairment charge for the year ended December 31, 2013, relating to the write-down of our Oneida office building of $0.3 million.

Inventories – Manufactured or purchased inventories located at our Lancaster, Ohio, and Monaca, Pennsylvania, facilities are valued at the lower of cost or market on a first-in, first-out basis. Inventories at all other locations are valued at the lower of cost or market, as determined by the weighted-average cost method. Cost includes applicable material, labor, and overhead. Certain finished goods inventory is valued at standard cost that is periodically adjusted to approximate actual cost. Inventory quantities on-hand are regularly reviewed and, where necessary, provisions for excess and obsolete inventory are recorded based primarily on our estimated production requirements driven by expected market volumes. Excess and obsolete provisions may vary by product depending upon future potential use of the product. Our calculation of the factory manufacturing variance capitalized in inventory was based on historical experience. In the fourth quarter of 2013, we identified a deviation from historical experience resulting in an increase in the inventory revaluation reserve by $5.9 million, or $0.35 per diluted share, which was accounted for as a change in accounting estimate.

Deferred Gain – Sale/Leaseback – Anchor Hocking, LLC (“Anchor Hocking”) entered into a lease agreement whereby it acquired the rights to occupy and use a distribution center located in Lancaster, Ohio for a period of approximately 20 years beginning on October 5, 2007 and ending on October 1, 2027. The annual basic rent is approximately $2.3 million with 2% annual increases beginning in years two through ten, and 1.5% annual increases for the remaining ten years of the lease. The Company recognized a gain of approximately $22.5 million on the sale, which has been deferred and is being amortized over the life of the lease. The remaining gain to be amortized is approximately $15.5 million and $16.6 million at December 31, 2013 and 2012, respectively.

Property, Plant and Equipment – Property, plant and equipment are stated at cost, net of accumulated depreciation. For financial reporting purposes, depreciation is computed using the straight-line method over the following estimated useful lives:

Buildings and improvements	20 to 50 years
Machinery and equipment	3 to 20 years
Computer hardware and software	3 to 10 years
Tools and dies	3 to 8 years
Office furniture and fixtures	2 to 5 years
Vehicles	3 to 5 years

Expenditures for maintenance and repairs are charged to expense as incurred. Expenditures for major betterments and renewals that extend the useful lives of property, plant and equipment are capitalized and depreciated over the remaining useful lives of the asset. When assets are retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations. Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the improvements or the term of the lease, whichever is shorter. Internal and external costs incurred to develop internal-use computer software during the application development stage are capitalized at cost. The capitalized costs include direct costs of material and services consumed in developing or obtaining internal use software, and payroll and payroll-related costs for employees who are directly associated with and who devote time to the internal-use computer software project.

We review long-lived assets for recoverability whenever events or changes in circumstances indicate that carrying amounts of an asset group may not be recoverable. Our asset groups are established by determining the lowest level of cash flows available. If the estimated undiscounted cash flows are less than the carrying amounts of such assets, we recognize an impairment loss in an amount necessary to write-down the assets to fair value as estimated from expected future discounted cash flows. Estimating the fair value of these assets is judgmental in nature and involves the use of significant estimates and assumptions. We base our fair value estimates on assumptions we believe to be reasonable, but that are inherently uncertain.

Goodwill and Indefinite-lived Intangible Assets – Goodwill and indefinite-lived intangible assets are reviewed for impairment annually, utilizing the two-step approach, in the fourth fiscal quarter and whenever events or changes in circumstances indicate the carrying value may not be recoverable. The first step requires the determination of the fair value of the reporting unit compared to the book value of that reporting unit. If the book value exceeds the fair value, a second step impairment test is required to measure the amount of impairment.

Implied fair value of goodwill is determined by considering both the income and market approach. Determining the fair value of a reporting unit is judgmental in nature and involves the use of significant estimates and assumptions. These estimates and assumptions include revenue growth rates and operating margins used to calculate projected future cash flows, risk-adjusted discount rates, future economic and market conditions, and determination of appropriate market comparables. We base our fair value estimates on assumptions we believe to be reasonable but that are inherently uncertain.

Intangible Assets – Definite-Lived – We review definite-lived intangible assets for recoverability whenever events or changes in circumstances indicate that carrying amounts may not be recoverable. If the estimated undiscounted cash flows are less than the carrying amount of such assets, we recognize an impairment loss in an amount necessary to write-down the assets to fair value as estimated from expected future discounted cash flows. Estimating the fair value of these assets is judgmental in nature and involves the use of significant estimates and assumptions. We base our fair value estimates on assumptions we believe to be reasonable, but that are inherently uncertain. Definite-lived intangible assets are amortized on a straight-line basis over the estimated life of the asset.

See Note 8 for additional information on our goodwill and intangible assets.

Derivatives Transactions – We account for derivatives in accordance with FASB ASC 815 Derivatives and Hedging (“ASC 815”). We utilize derivative financial instruments to hedge commodity price risks associated with natural gas requirements, and foreign exchange rate risks associated with the effects of foreign currency fluctuations. If the derivative is designed and qualifies as a cash flow hedge, the changes in fair value of the derivative instrument may be recorded in comprehensive income. The natural gas commodity price hedges qualify for hedge accounting since the hedges are highly effective, and we have designated and documented contemporaneously the hedging relationship involving these derivative instruments. Any hedges that do not qualify as highly effective or if the Company does not believe that forecasted transactions would occur, the changes in the fair value of the derivatives used as hedges would be reflected in earnings. Cash flows from foreign exchange contracts do not meet hedge requirements and are classified as an operating activity.

Fair Value of Financial Instruments – The fair value framework requires the categorization of assets and liabilities into three levels based upon the assumptions (inputs) used to price the assets or liabilities. Level 1 provides the most reliable measure of fair value, whereas Level 3 generally requires significant management judgment. The three levels are defined as follows:

•	Level 1 – Unadjusted quoted prices in active markets for identical assets and liabilities.

•	Level 2 – Observable inputs other than those included in Level 1. For example, quoted prices for similar assets or liabilities in active markets or quoted prices for identical assets or liabilities in inactive markets.

•	Level 3 – Significant unobservable inputs reflecting management’s own assumptions about the inputs used in pricing the asset or liability.

The amounts of the our financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, and our ABL facility approximate fair value because of their short-term maturities. The carrying amounts of our long term debt approximate fair value based on interest rates currently available for instruments with similar terms.

See Note 3, as it relates to assets and liabilities that are measured at fair value on a recurring basis.

Self-Insurance – We maintain self-insurance coverage for certain of our casualty insurance programs, such as workers’ compensation and general liability, and employee healthcare benefits. For our U.S. based employees, prior to July 7, 2013, Oneida was fully insured for its U.S. medical benefits while Anchor Hocking was self-insured. Beginning July 7, 2013, both companies joined into a new self-insured medical plan. In May 2011 Oneida terminated its self-insured status for workers’ compensation in New York State and was fully insured for claims incurred post-termination. Self-insurance liabilities are calculated based on claims filed and an estimate of claims incurred but not yet reported.

Employee Benefit Plans – The actuarial determination of our obligations and expense for our sponsored pension and other post-retirement benefits is dependent on our selection of assumptions including the discount rate, expected long-term rate of return on plan assets, rates of compensation increase and health care cost trend rate. Significant differences between actual experience and significant changes in assumptions may materially affect pension and postretirement obligation expense.

Revenue Recognition – Revenues consist of sales to customers and license fees. We recognize revenue when (1) delivery has occurred or services have been rendered, (2) persuasive evidence of an arrangement exists, (3) there is a fixed or determinable price, and (4) collectability is reasonably assured. Our products are generally shipped from our facilities to our customers, which is when legal title passes to the customer for substantially all of our revenues. Retail store revenues are recognized at the time of sale. Amounts charged to customers for shipping are recognized in revenues. We establish an allowance for merchandise returns and rebates based on historical experience, product sell-through performance by product and by customer, current and historical trends in the tableware industry and changes in demand for our products. A returns reserve is accrued for the estimated sales value of the projected merchandise returns less the estimated related cost of sales. Rebate allowances are estimated and deducted from revenue at the time that revenue is recognized.

The Company licenses the ONEIDA®, VINERS®, and SANT’ANDREA® names for the use of third parties on products complementary to our own core tableware lines. In accordance with the terms of these license agreements, license fees are received quarterly and are based on a percentage of the licensee’s reported sales. Revenue is recognized monthly as fees are earned. Of the total $6.5 million and $6.9 million license fees received by the Company during the years ended December 31, 2013 and 2012, $6.0 million and $5.9 million, respectively, are concentrated with one licensee (Robinson Home Products, Inc.).

Cost of Revenue and Expenses – Cost of Revenue includes product costs such as products purchased for resale, material costs such as raw materials and supplies, direct and indirect labor and overhead, and freight costs. Purchasing, receiving, and inspection costs are considered cost of sales. Cost of sales also includes license fees paid to owners of intellectual property used in our products, and royalty payments or commissions paid to secure product design rights.

Operating expenses are period costs and include selling, distribution, and administrative expense, restructuring expense, (gain) loss on disposal of fixed assets, and long-lived asset impairments. Selling, distribution, and administrative expense includes salaries, employee benefits, travel expenses, promotional expenses, operating supplies in distribution, transaction expenses, management fees, warehousing costs, and professional fees. Warehousing and other distribution network costs are included in selling, distribution and administrative expenses.

Advertising Costs – We expense advertising costs as incurred during the year. Through December 31, 2013, the Company maintained cooperative advertising agreements with major customers. These agreements grant a customer an allowance for advertising the Company’s products in their various catalogs, promotional materials, and retail inserts.

U.S. GAAP requires cash consideration given by a vendor to a customer to be shown as advertising expense when the vendor receives an identifiable benefit and the fair value of such benefit can be reasonably estimated. In addition, we advertise our products through the web, and record the expenses within selling, distribution, and administrative expenses in the consolidated statement of operations. Product and cooperative advertising were reported in the statement of operations and amounted to approximately, $3.6 million and $3.4 million, for the years ended December 31, 2013 and 2012, respectively.

Freight Costs – Freight costs charged to customers are classified as revenues. Freight expenses of $12.6 million and $10.4 million are included in cost of sales for the years ended December 31, 2013 and 2012, respectively.

Income Taxes – We recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been included in our financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax laws and rates. In assessing the realization of deferred tax assets, we consider whether it is more likely than not that some, or a portion, of the deferred tax assets will not be recognized. We provide a valuation allowance for deferred tax assets when it is more likely than not that a portion of such deferred tax assets will not be realized. We recognize tax positions initially in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions are initially and subsequently measured as the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and all relevant facts.

Recently Issued Accounting Pronouncements – In March 2013, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2013-05, “Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity”. This ASU clarified that, when a reporting entity (parent) ceases to have a controlling financial interest in a subsidiary or group of assets that is a business within a foreign entity, the parent is required to release any related cumulative translation adjustment into net income. The cumulative translation adjustment should be released into net income only if the sale or transfer results in the complete or substantially complete liquidation of the foreign entity in which the subsidiary or group of assets had resided. The FASB also clarified that if a business combination is achieved in stages related to a previously held equity method investment (step-acquisition) that is a foreign entity, the amount of accumulated other comprehensive income that is reclassified and included in the calculation of gain or loss as of the acquisition date shall include any foreign currency translation adjustment related to that previously held investment. The amendments are effective prospectively for fiscal years beginning after December 15, 2013, with early adoption permitted. While we do not expect a material impact on our financial statements upon adoption, the effects on future periods will depend upon the nature and significance of future transactions subject to the amendments.

In February 2013, the FASB issued ASU No. 2013-02, “Comprehensive Income (Topic 220): Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income.” The ASU requires entities to disclose either in the notes or parenthetically on the face of the statement showing net income the impact to the affected net income line for items reclassified out of accumulated other comprehensive income (“AOCI”) and into net income in their entirety. Items not reclassified out of AOCI into net income in their entirety must be disclosed in the footnotes and not on the face of the financial statements. Items that may be reclassified out of AOCI and into net income include (1) unrealized gains or losses on available-for-sale securities; (2) deferred gains or losses on cash flow hedges; (3) cumulative translation adjustments on foreign operations; and (4) deferred items relating to pension and non-pension defined benefit postretirement plans. The provisions of this ASU are effective prospectively for public companies with fiscal years beginning after December 15, 2012, including interim periods. The adoption of this ASU did not have a material impact on our consolidated financial statements.

In July 2012, the FASB issued ASU No. 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment.” The ASU is intended to reduce the cost and complexity of the annual indefinite-lived intangible assets impairment testing by providing entities an option to perform a “qualitative” assessment to determine whether further impairment testing is necessary. As such, there is the possibility that quantitative assessments would not need to be performed if it is more likely than not that no impairment exists. The Company is required to adopt the provisions of ASU 2012-02, which is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. The adoption of this ASU did not have a material impact on our consolidated financial statements.

In December 2011, the FASB issued ASU No. 2011-12, “Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05.” This update defers the provisions within ASU 2011-05 requiring the presentation on the face of the financial statements of the effects of reclassifications out of accumulated other comprehensive income on the components of net income and other comprehensive income. The deferral will allow the FASB further time to deliberate operational concerns expressed by constituents. ASU 2011-12 was effective concurrently with the adoption of ASU 2011-05.

In September 2011, FASB issued ASU No. 2011-08, “Intangibles-Goodwill and Other: Testing Goodwill for Impairment, which amends FASB Topic ASC 350, Intangible Assets-Goodwill and Other”. Under this ASU an entity may elect the option to assess qualitative factors to determine whether it is necessary to perform the first step in the two-step impairment testing process. ASU No. 2011-08 was effective on January 1, 2012. The adoption of ASU No. 2011-08 did not have a material impact on our consolidated financial statements.

In May 2011, FASB issued ASU No. 2011-04, “Amendment to Achieve Common Fair Value Measurement and Disclosure Requirements, in U.S. GAAP and International Financial Reporting Standards (IFRS), which amends FASB Topic ASC 820, Fair value measurement”. This ASU modifies the existing standard to include disclosure of all transfers between Level 1 and Level 2 asset and liability fair value categories. In addition, ASU No. 2011-04 provides guidance on measuring the fair value of financial instruments managed within a portfolio and the application of premiums and discounts on fair value measurements. ASU No. 2011-04 requires additional disclosure for Level 3 measurements regarding the sensitivity of fair value to changes in unobservable inputs and any interrelationships between those inputs. ASU No. 2011-04 was effective on January 1, 2012. The adoption of this ASU did not have a material impact on our consolidated financial statements.

3. Fair Value Measurement

At December 31, 2013, our financial instruments consist of cash, accounts receivable, accounts payable, and accrued liabilities. The carrying value of these instruments approximates fair value as a result of the short duration of such instruments or due to the variability of the interest cost associated with such instruments. For intangible assets, we used a relief from royalty method to estimate the fair value. For goodwill, we used a combination of discounted cash flows and a market comparable analysis to estimate fair value. The carrying amounts of long term debt approximate fair value based on interest rates currently available for instruments with similar terms.

The fair values of our assets and liabilities measured on a recurring basis as of December 31 are categorized as follows (in thousands):

	2013				2012
Asset (liability):	Total	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3
Natural gas futures	$67	$—	$67	$—	$(1,960)	$—	$(1,960)	$—
Foreign exchange contracts	$—	$—	$—	$—	$65	$—	$65	$—

We account for derivatives in accordance with FASB ASC 815 Derivatives and Hedging (“ASC 815”). We utilize derivative financial instruments to hedge commodity price risks associated with natural gas requirements, and foreign exchange rate risks associated with the effects of foreign currency fluctuations. If the derivative is designed and qualifies as a cash flow hedge, the changes in fair value of the derivative instrument may be recorded in comprehensive income. The natural gas commodity price hedges qualify for hedge accounting since the hedges are highly effective, and we have designated and documented contemporaneously the hedging relationship involving these derivative instruments. With regard to any hedges that do not qualify as highly effective or if we do not believe that the forecasted transactions would occur, the changes in the fair value of the derivatives used as hedges would be reflected in earnings. Cash flows from foreign exchange contracts do not meet hedge requirements and are classified as an operating activity.

Our derivative instruments primarily include foreign currency forward agreements related to certain forecasted inventory purchases from suppliers and usage of natural gas in production of finished goods. Our derivative contracts are valued using quoted market prices and significant observable and unobservable inputs. The fair value for the majority of our foreign currency derivative contracts are obtained by comparing our contract rate to a published forward price of the underlying market rate, which is based on market rates for comparable transactions and are classified within Level 2 of the fair value hierarchy.

Foreign exchange contracts are based on quoted prices for similar assets and liabilities in active markets. Our assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of assets and liabilities and their placement within the fair value hierarchy.

The following table summarizes the notional amount of our open natural gas futures and foreign exchange contracts at December 31 (in thousands):

	2013		2012
	U.S. $ Equivalent	U.S. Equivalent Fair Value	U.S. $ Equivalent	U.S. Equivalent Fair Value
Natural gas futures	$6,580	$6,647	$10,900	$8,940
Foreign exchange contracts	$—	$—	$1,629	$1,694

We consider the impact of our credit risk on the fair value of the contracts, as well as the ability to execute obligations under the contract.

The following table summarizes the fair value and presentation in the consolidated balance sheets for derivatives designated as accounting hedges and those that are not at December 31 (in thousands):

		2013		2012
	Balance Sheet Location	Fair Value		Fair Value
Derivatives designated as hedging instruments		Assets	Liabilities	Assets	Liabilities
Natural gas futures	Other current assets	$67	$—	$—	$—
Natural gas futures	Accrued Liabilities	—	—	—	(1,960)

		$67	$—	$—	$(1,960)

		2013		2012
	Balance Sheet Location	Fair Value		Fair Value
Derivatives not designated as hedging instruments		Assets	Liabilities	Assets	Liabilities
Foreign exchange contracts	Other current assets	$—	$—	$65	$—

The following table summarizes the effect of derivative instruments on the consolidated statements of income for derivatives designated as accounting hedges and those that are not at December 31 (in thousands). See Note 16 for additional information about reclassifications out of Accumulated Other Comprehensive Income:

Derivatives designated as hedging instruments	Amount of Gain or (Loss) Recognized in OCI on Derivatives (Effective Portion)		Location of Gain or (Loss) Reclassified from OCI into Income (Effective Portion)	Amount of Gain or (Loss) Reclassified from OCI into Income (Effective Portion)
	2013	2012		2013	2012
Natural gas futures	$81	$(31)	Cost of Revenues	$(1,211)	$(1,082)

	Amount of Gain or (Loss) Recognized in Income on Derivatives		Location of Gain or (Loss) Recognized in Income on Derivatives
Derivatives not designated as hedging instruments	2013	2012
Foreign exchange contracts	$(65)	$(43)	Other (Income) Expense

4. Business Combination

On March 23, 2012, Anchor Holding Inc. (“Anchor Holdings”) merged into Former EveryWare (the “Anchor Merger”). An affiliate of MCP II owned approximately 93% of the outstanding Anchor Holdings equity interests at the time of the Anchor Merger. The Anchor Merger was considered a transaction between entities under common control of Monomoy Capital Management under ASC 805, Business Combinations. As a result, the Anchor Merger did not result in a new basis of accounting and the assets and liabilities of Anchor Holdings and Oneida, an indirect wholly-owned subsidiary of Former EveryWare, were reflected at historical cost. Although Anchor Holdings was not the legal acquirer, it was treated as the acquiring entity for accounting purposes. Former EveryWare’s audited 2012 financial statements reflect the combined activity from Oneida and Anchor Holdings for the full year ended December 31, 2012.

On January 31, 2013, ROI Acquisition Corp. (“ROI”), ROI Merger Sub Corp. (“Merger Sub Corp.”), ROI Merger Sub LLC (“Merger Sub LLC”), and Former EveryWare entered into a Business Combination Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger of Merger Sub Corp. with and into Former EveryWare (the “Business Combination”), with Former EveryWare surviving the merger as a wholly-owned subsidiary of ROI, immediately followed by the merger of Former EveryWare with and into Merger Sub LLC, with Merger Sub LLC surviving the merger as a wholly-owned subsidiary of ROI. On May 21, 2013, the stockholders of ROI approved the Business Combination, and the Business Combination was consummated. In connection with the closing of the Business Combination, ROI changed its name from ROI Acquisition Corp. to EveryWare Global, Inc. (“Company or EveryWare”). Former EveryWare was previously a private company.

On May 21, 2013 (the “Closing Date”), pursuant to the Merger Agreement, the Business Combination was consummated. In connection with the Business Combination, the Company redeemed 4,679,627 shares of its common stock pursuant to the terms of the Company’s second amended and restated certificate of incorporation, resulting in a total payment to redeeming stockholders of $46.7 million. In the Business Combination, the Company paid the following consideration to the former equity holders of Former EveryWare: (i) $90.0 million in aggregate cash consideration, (ii) 12,190,000 shares of the Company’s common stock and (iii) 3,500,000 additional shares which are subject to forfeiture in the event that the trading price of the Company’s common stock does not exceed certain price targets subsequent to the closing (the “Earnout Shares”).

As of the Closing Date the former equity holders of Former EveryWare owned approximately 71.2% of the outstanding common stock of the Company (including the Earnout Shares), the ROI founders and sponsors owned approximately 16.0% of the outstanding common stock of the Company, and the pre-closing ROI public stockholders owned approximately 12.8% of the outstanding common stock of the Company. ROI was incorporated under the laws of the state of Delaware in 2011 for effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination involving ROI and one or more businesses.

The number of shares of common stock of the Company issued and outstanding immediately following the consummation of the Business Combination is summarized as follows:

Number of Shares
ROI public shares outstanding prior to business combination	7,500,000
ROI founder shares	1,885,000

Total ROI shares outstanding prior to business combination	9,385,000
Less: redemption of ROI public shares	(4,679,627)

Total ROI shares outstanding immediately prior to the effective date of the business combination	4,705,373
Common shares issues as consideration to members of Former EveryWare	15,690,000
Common shares issued to sponsor of ROI	1,650,000

Total common shares outstanding at closing, May 21, 2013	22,045,373

As of the Closing Date, there were 22,045,373 shares of common stock of the Company outstanding and warrants exercisable for 5,838,334 shares of common stock were also outstanding. The 22,045,373 shares of common stock included 3,500,000 of Earnout Shares and 551,471 shares held by the sponsors of ROI, that were subject to forfeiture until certain price targets were achieved. In the event the last sale price of our common stock does not equal or exceed certain price targets subsequent to the Closing Date (as adjusted for stock splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30 trading day period on or prior to the fifth anniversary of the Closing Date, each Former EveryWare stockholder would forfeit any and all rights to a pro rata portion of the shares which were issued at the closing as part of the Earnout Shares.

	Vesting Triggered at $11.00	Vesting Triggered at $12.50	Vesting Triggered at $15.00
Former EveryWare stockholders	1,000,000	1,250,000	1,250,000
Sponsors of ROI	—	267,380	284,091

Total Earnout Shares	1,000,000	1,517,380	1,534,091

During the three months ended September 30, 2013, the vesting triggers associated with $11.00 and $12.50 share prices were achieved; therefore 2,250,000 of Earnout Shares and 267,380 of the shares held by sponsors of ROI vested.

Accounting Treatment of Business Combination

Former EveryWare is considered the acquirer of ROI for accounting purposes, and has accounted for the Business Combination as a recapitalization because it obtained effective control of ROI. There is no change in control since Former EveryWare’s operations comprises the ongoing operations of the combined entity, its senior management became the senior management of the combined entity, and its former owners own a majority voting interest in the combined entity and are able to elect a majority of the combined entity’s board of directors. Accordingly, the Business Combination does not constitute the acquisition of a business for purposes of ASC 805. As a result, the assets and liabilities of Former EveryWare and ROI are carried at historical cost and the Company has not recorded any step-up in basis or any intangible assets or goodwill as a result of the Business Combination. All direct costs of the Business Combination are offset to additional paid-in-capital. The financial statements presented herein are those of Former EveryWare for all periods prior to the Business Combination.

In the condensed consolidated financial statements, the recapitalization of the number of shares of common stock attributable to Former EveryWare stockholders is reflected retroactively to January 1, 2012. Accordingly, the number of shares of common stock presented as outstanding as of January 1, 2012, totaled 12,190,000, consisting of the number of shares of common stock issued to Former EveryWare stockholders. This number of shares was also used to calculate the Company’s earnings per share for all periods prior to the Business Combination.

The cash flows related to the Business Combination, as reported in the condensed statement of cash flow are summarized as follows (in thousands):

2012
Cash in trust at ROI	$75,173
Add: proceeds from issuance of shares	16,500
Less: redemption of ROI public shares	(46,741)
Less: payment to warrant holders	(5,838)

Net cash received from trust in the merger	$39,094

The Company used the $39.1 million of cash received from the ROI trust, together with $69.9 million of proceeds from debt incurred in connection with the Business Combination date, to fund the $90.0 million payment to Former EveryWare shareholders and pay fees and expenses of $19.0 million related to the Business Combination.

On June 18, 2013, the Company completed the acquisition of the Samuel Groves and George Wilkinson business divisions of Metalrax Housewares Limited (“Metalrax”), a U.K. housewares manufacturer and distribution company, for approximately $3.5 million. The acquisition of Metalrax significantly strengthens our United Kingdom presence and demonstrates our execution of our international growth strategy by enhancing our product portfolio and adding local manufacturing capabilities.

The Metalrax acquisition was accounted for by the acquisition method of accounting. Under acquisition accounting, the total purchase price has been allocated to the tangible and intangible assets and liabilities of Metalrax based upon their respective fair values. Our preliminary valuations for the property, plant and equipment, inventory, and intangible assets were performed at the date of acquisition. Subsequent to the date of acquisition, we engaged a third party to perform a formal valuation of the intangible assets. As a result, it was determined that we had entered into a bargain purchase transaction, in which the fair value of the acquired assets exceeded the consideration transferred. Therefore, during the third quarter of 2013, we recorded a gain on the bargain purchase of the Metalrax business in the amount of approximately $1.2 million. The operating results of Metalrax have been included in our consolidated financial statements since the date of acquisition. This acquisition was deemed to be immaterial to our consolidated financial statements; therefore, we have not prepared pro-forma financial information to reflect the impact of this acquisition.

On September 16, 2013, Universal entered into a joint venture agreement with BT Partners, a Brazilian sociedade limitada, through a newly organized Brazilian limited liability company EveryWare Global Brasil Distribuidora, Ltda (“EveryWare Brasil”). This agreement allows EveryWare Brasil to focus on distributing Universal products within the Brazilian tabletop market. At the date of the joint venture, we held 60% ownership and BT Partners held 40% ownership in EveryWare Brasil, which we deemed a voting interest entity. As a result, we consolidate the joint venture in our consolidated financial statements according to the voting model. The Company accounts for this transaction as a non-controlling interest.

5. Restructuring Activities

During 2012, we closed our Niagara Falls, Canada, distribution center and moved its inventory to a third-party warehouse. Costs, including the early termination of the lease and severances, of approximately $0.8 million were recorded as restructuring expense within the consolidated statement of operations for the year ended December 31, 2012. In addition, during 2012, a change in the estimate of unoccupied area in the Savannah, Georgia, distribution center that did not provide future economic benefit was determined. This change in estimate resulted in a reduction of approximately $0.2 million to the previous accrual. For the year ended December 31, 2013, restructuring expenses included $0.5 million of employee related costs associated with closing our Canadian offices and warehouse and severance costs related to the acquisition of Metalrax, which was partially offset by a change in estimate of $0.2 million for unused space in the Savannah, Georgia, distribution center. The total amount of restructuring charges for the years ended December 31, 2013 and 2012, were approximately $0.3 million and $0.6 million, respectively.

A summary of the restructuring liability included in accrued liabilities within our consolidated balance sheet for the years ended December 31 is as follows (in thousands):

	2013				2012
	Unoccupied Space	Facility Closing Costs	Metalrax Employee Costs	Total	Unoccupied Space	Facility Closing Costs	Total
Balance – Beginning of the year	$176	$251	$—	$427	$—	$792	$792
Provisions	(164)	241	213	290	612	—	612
Utilizations	(12)	(411)	(213)	(636)	(436)	(541)	(977)
Currency	—	—	—	—	—	—	—

Balance – End of the year	$—	$81	$—	$81	$176	$251	$427

6. Inventories

Inventories consisted of the following as of December 31 (in thousands):

	2013	2012
Raw materials	$4,669	$4,076
Work in process	21,341	21,376
Finished goods and in-transit	104,664	87,814

Total	130,674	113,266
Less reserves	(4,201)	(5,287)

	$126,473	$107,979

7. Property, Plant and Equipment

Property, plant and equipment by major classification as of December 31 (in thousands):

	2013	2012
Land and buildings	$1,605	$1,510
Machinery and equipment	86,559	70,972
Assets under capital lease	888	1,686
Construction in process	5,877	3,368

Total	94,929	77,536
Less accumulated depreciation	(40,023)	(28,200)

	$54,906	$49,336

Depreciation expense was approximately $12.1 million and $10.3 million for the years ended December 31, 2013 and 2012, respectively.

We review long-lived assets for recoverability whenever events or changes in circumstances indicate that carrying amounts of an asset group may not be recoverable. Our asset groups are established by determining the lowest level of cash flows available. If the estimated undiscounted cash flows are less than the carrying amounts of such assets, we recognize an impairment loss in an amount necessary to write-down the assets to fair value as estimated from expected future discounted cash flows. Estimating the fair value of these assets is judgmental in nature and involves the use of significant estimates and assumptions. We base our fair value estimates on assumptions we believe to be reasonable, but that are inherently uncertain. For the years ended December 31, 2013 and 2012, no impairment charges were recorded.

8. Goodwill and Intangible Assets

Our goodwill and intangible assets as of December 31 were comprised of the following (in thousands):

	December 31, 2013
	Weighted- Average Amortization Period	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Goodwill	Indefinite	$8,559	$—	$8,559
Other intangible assets:
Oneida/Viners/Metalrax trademark/tradenames	Indefinite	$21,948	$—	$21,948
Other trademarks/tradenames	9.2 years	1,856	(422)	1,434
Tradename licenses	7.5 years	21,985	(6,695)	15,290
Customer relationships	13.1 years	12,229	(2,059)	10,170
Technology	14 years	126	(55)	71

		$58,144	$(9,231)	$48,913

	December 31, 2012
	Weighted- Average Amortization Period	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Goodwill	Indefinite	$8,559	$—	$8,559
Other intangible assets:
Oneida and Viners trademark/tradenames	Indefinite	$21,595	$—	$21,595
Other trademarks/tradenames	10 years	1,662	(194)	1,468
Tradename licenses	7.5 years	21,985	(3,736)	18,249
Customer relationships	13 years	12,229	(1,121)	11,108
Technology	14 years	126	(46)	80

		$57,597	$(5,097)	$52,500

The changes in trademarks with indefinite lives are attributable to foreign currency exchange rates used to translate the financial statements of foreign subsidiaries and approximately $0.3 million relating to our Metalrax acquisition. The changes in the gross carrying value of our other trademark / tradenames are attributable to our Bon Chef patent of $0.2 million and foreign currency exchange rates used to translate the financial statements of foreign subsidiaries.

The aggregate intangible asset amortization expense was approximately $4.1 million and $4.3 million for the fiscal years ended December 31, 2013 and 2012, respectively.

The estimated intangible asset amortization expense for the five succeeding fiscal years ending after December 31, 2013, is as follows (in thousands):

2014	$4,200
2015	3,756
2016	3,756
2017	3,756
2018	3,756
Thereafter	7,741

Total	$26,965

The changes in the carrying amounts of goodwill for the years ended December 31 are as follows (in thousands):

	Consumer	Foodservice	International	Total
Balance – 2012	$3,110	$4,796	$653	$8,559

Additional acquisitions recorded	—	—	—	—
Currency translation adjustment	—	—	—	—

Balance – 2013	$3,110	$4,796	$653	$8,559

9. Accrued and Other Liabilities

Accrued and other liabilities consisted of the following as of December 31 (in thousands):

	2013	2012
Compensation and benefits	$15,220	$17,278
Legal and professional fees	426	1,994
Environmental liabilities	1,117	1,984
Rebates and allowances	4,155	2,476
Customer bill-backs	749	651
Other non-income taxes	1,710	2,407
Interest payable	501	86
Other	4,165	4,253

	$28,043	$31,129

10. Commitments and Contingencies

Leases – The Company leases numerous retail outlet stores, warehouses, and office facilities. Lease expense charged to operations was approximately $10.2 million and $10.0 million for the reporting periods ended December 31, 2013 and 2012, respectively. All leases are recognized on a straight-line basis over the minimum lease term. Future minimum payments for all non-cancelable operating leases having a remaining term in excess of one year at December 31, 2013, are as follows (in thousands):

Year Ending December 31,
2014	$6,731
2015	4,680
2016	4,098
2017	3,805
2018	3,499
Thereafter	28,587

Total	$51,400

Under the provisions of some leases, the Company pays taxes, maintenance, insurance and other operating expenses related to leased premises. These amounts are not included in the minimum lease payments above.

Litigation – We are involved in various routine legal proceedings incidental to the operation of its business. We do not believe that it is reasonably possible that any ongoing or pending litigation will have a material effect on the future financial position, net income, or cash flows of the Company. Notwithstanding the foregoing, legal proceedings involve an element of uncertainty. Future developments could cause these legal proceedings to have a material adverse effect on the Company’s future financial statements.

The Company’s Buffalo China, Inc. subsidiary (“Buffalo China”) entered into a Brownfield Program clean up agreement in 2008 with the New York State Department of Environmental Conservation for the former Buffalo China manufacturing facility in Buffalo, New York. Buffalo China retained liability for the clean-up when it sold the facility to the Niagara Ceramics Corporation. In December 2012, the Company received the Certificate of Completion from New York State Department of Environmental Conservation. An accrual of approximately $0.5 million representing testing and other final site monitoring costs was reflected in accrued liabilities at December 31, 2013.

In June 2006, the Phase I and II studies of the Company’s Oneida Knife Plant facility located in Oneida, New York, prepared in connection with the sale of that facility, discovered a reportable event relative to the presence of asbestos, ancient petroleum and volatile organic compounds contamination. The Company entered into a Brownfield Program agreement with the New York State Department of Environmental Conservation regarding the cleanup of this facility. A site remediation and cost plan has been developed and is being finalized. An accrual of approximately $0.6 million representing an update to the estimate, less any costs paid in connection with remediation services, was reflected in accrued liabilities at December 31, 2013.

We are party to collective bargaining agreements for most of our manufacturing and distribution employees. On March 9, 2013, the company signed a five-year collective bargaining agreement with the United Steelworkers covering our Monaca, Pennsylvania, manufacturing plant. This agreement covers the period from March 9, 2013, through September 30, 2017. On October 1, 2013, the Company signed a three-year collective bargaining agreement with the United Steelworkers covering our Lancaster, Ohio, manufacturing and distribution facilities. This agreement covers the period from October 1, 2013, through September 30, 2016. On October 16, 2013, the Company signed a three-year collective bargaining agreement with the United Steelworkers covering our Lancaster, Ohio, mold makers. This agreement covers the period from October 16, 2013 through September 30, 2016.

11. Debt

The following table is a summary of our debt outstanding as of December 31 (in thousands):

Short-Term Debt Instrument	Interest Rate	Maturity Date	2013	2012
U.K. short term borrowing	Variable	Annual renewal	$7,802	$1,248

Long-Term Debt Instrument	Interest Rate	Maturity Date	2013	2012
Term Loan	Variable	May 21, 2020	$248,750	$—
ABL Facility	Variable	May 21, 2018	15,635	—
Old Term Loan	Variable	Refinanced on May 21, 2013	—	145,000
Old ABL Facility	Variable	Refinanced on May 21, 2013	—	35,175
Note payable – PBGC	4.50%	December 31, 2015	900	1,200
Capitalized leases	Various Fixed		171	466

Total Long-Term Debt			265,456	181,841
Less: Current Portion			(2,972)	(10,774)

Long-Term Debt			$262,484	$171,067

Future maturities of debt as of December 31, 2013 are as follows (in thousands):

2014	$2,972
2015	10,602
2016	2,800
2017	2,500
2018	2,500
Thereafter	251,884

Total	$273,258

Term Loan Credit Agreement

The Term Loan facility completed on May 21, 2013, refinanced the $150.0 million term loan facility (the “Old Term Loan”) and was syndicated by Deutsche Bank AG as administrative agent for the syndicated lenders. The principal amount of the Term Loan is $250.0 million and it has a maturity date of May 21, 2020. The Term Loan is guaranteed by Universal and its domestic subsidiaries. The Term Loan is secured on first-priority basis by the assets of Universal and its domestic subsidiaries, other than with respect to the assets securing the ABL facility, which secure the Term Loan facility on a second-priority basis. Principal amortization is payable in consecutive quarterly installments beginning September 30, 2013, in the amount of 0.25% of the amount of the Term Loan outstanding on the Term Loan Closing Date until maturity. The Company is also obligated to make mandatory prepayments upon the occurrence of certain events, including additional debt issuances, common and preferred stock issuances, certain asset sales, and excess cash flow generation. The Term Loan agreement permits the Company to raise one or more incremental term loan facilities in an aggregate amount of up to $50.0 million if the consolidated first lien net leverage ratio, after giving effect to such incremental term loan facility, does not exceed 3.50:1.00, subject to certain other limitations and conditions.

At the Company’s option, borrowings under the Term Loan bear interest at either: (i) Eurodollar Rate or (ii) the Base Rate (which means for any day, a rate per annum equal to the greatest of: (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%, and (c) the Eurodollar Rate for a one month interest period plus 1.00%; provided that the Base Rate will be deemed to be no less than 2.25%). The Term Loan has a Eurodollar Rate floor of 1.25%. For Eurodollar Rate and Base Rate borrowings, the applicable interest rate margin is a fixed 6.25% and 5.25%, respectively. In connection with the refinancing of the Term Loan, the Company capitalized deferred financing fees of $8.6 million and wrote off $6.2 million associated with the refinanced Old Term Loan. As of December 31, 2013, approximately $7.9 million in deferred fees relating to our term loan were being amortized over the remaining life of the agreement.

Asset-Based Revolving Credit Facility

The second amendment to our ABL revolving credit facility completed on May 21, 2013, (the “ABL Facility”) provides borrowings for general corporate purposes having a maximum initial commitment of $50.0 million and a $20.0 million sub-limit for letters of credit and a swing line sub-limit equal to the greater of $5.0 million or 10% of the maximum credit. The facility matures on May 21, 2018. The Company may request an increase in the commitment under the ABL Facility up to an additional $25.0 million in the aggregate, at the discretion of the lenders and subject to borrowing base limitations under the ABL Facility. On October 28, 2013, the Company was granted an increase of the maximum commitment under the ABL Facility by $5.0 million to a total of $55.0 million. Availability under the ABL Facility is subject to an asset borrowing formula based on eligible accounts receivable and inventory. At December 31, 2013, the Company had excess availability under the ABL Facility of $29.9 million to be drawn upon as needed (which includes a reduction of $9.5 million for outstanding standby letters of credit) with a blended interest rate of 2.24%. The ABL Facility is guaranteed by Universal and its domestic subsidiaries. The ABL Facility is secured on a first-priority basis by certain current assets, such as accounts receivable, inventory, cash, securities, deposit accounts and securities accounts.

Borrowings under the ABL Facility bear interest at either: (i) LIBO Rate or (ii) the Base Rate (which means for any day, a rate per annum equal to the greater of: (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%, and (c) the LIBO Rate plus 1.00%). In addition, the facilities have applicable interest rate margins. For LIBO Rate and Base Rate borrowings, the margin is determined according to an availability matrix. The margin at December 31, 2013, was 2.00% and 1.00% for LIBO and Base Rate, respectively. In connection with amending the Old ABL Facility, the Company capitalized deferred financing fees of $0.2 million and wrote off $0.3 million. As of December 31, 2013, approximately $1.2 million in deferred fees relating to the ABL Facility were being amortized over the remaining life of the agreement.

Terms, Covenants and Compliance Status

The ABL Facility and Term Loan each contain customary operating and financial conditions and covenants, including but not limited to restrictions on additional indebtedness, mergers and acquisitions, liens, investments, issuances of capital stock and dividends. In addition, the Term Loan requires that a maximum leverage ratio and minimum interest coverage ratio be maintained. The ABL Facility requires that a certain minimum fixed charge coverage ratio be maintained if adjusted availability (as defined under the agreement) is below 12.5% of the Maximum Revolver Amount, or $6.9 million, at December 31, 2013. At December 31, 2013, the fixed charge coverage ratio covenant under the ABL Facility was not operative as availability was greater than $6.9 million. Failure to satisfy any of the covenants could result in an event of default that could result in an inability to access the funds necessary to fund the Company’s operations. We were in compliance with all legal and financial covenants at December 31, 2013.

Prior Credit Facilities

On March 23, 2012, in connection with the Anchor Merger, Universal refinanced substantially all of the existing long term debt obligations of Anchor Hocking and Oneida into a new $150.0 million term loan facility (the “Old Term Loan”) and amended and restated the ABL revolving credit facility (the “Old ABL facility”) which had a maximum availability of $85.0 million. We repaid the Old ABL Facility and the Old Term Loan on May 21, 2013, in connection with the Business Combination.

In September 2011, Anchor executed a term note in the amount of $45.0 million. Repayment terms commenced on the first quarter ended December 31, 2011, and for the subsequent three quarters Anchor was required to make payments of 75% of excess cash flow, or if the leverage ratio was less than 2.5x, 50% of excess cash flow. At December 31, 2011, the outstanding balance on the term note was $40.0 million. This term note was refinanced on March 23, 2012, in connection with the Anchor Merger.

In November 2011, in connection with its acquisition by Universal, Oneida entered into a third amendment to its existing asset based credit facility, providing for a facility with maximum availability of $50.0 million (and an option to increase such facility to $60.0 million in the aggregate upon written request to the agent), and refinanced its existing term loan facility by executing a Term Loan and Security Agreement (related party term loan) with MCP II for loans in the amount of $52.5 million. The principal balance of the loan was to be paid in graduated quarterly amounts, starting at 1.25% of the principal amount for each quarter in 2012, and increasing annually in 2013 and 2014 to 1.875% and 2.5%, respectively, of such principal amount per quarter. The related party term loan was refinanced on March 23, 2012.

We accounted for the refinancing as an extinguishment of debt and wrote off $4.9 million of previous deferred financing fees, which are included in interest expense within the consolidated statement of operations for the year ended December 31, 2012. In addition, we incurred payoff penalties of $2.0 million related to the pre-payment of previous Anchor Hocking loans, which are included in other expense within the consolidated statement of operations for the year ended December 31, 2012.

PBGC Promissory Note

On September 15, 2006, Oneida issued a $3.0 million promissory note to the Pension Benefit Guaranty Corporation payable in equal installments annually over 10 years. As of December 31, 2013, approximately $0.9 million was outstanding on the promissory note. Interest with respect to the promissory note is paid annually at a rate of 4.5%. The promissory note matures on December 31, 2015.

U.K. Short Term Borrowing

We maintain a borrowing facility to support working capital requirements at our U.K. subsidiary operations. Subsequent to September 30, 2013, we refinanced the existing Barclays Bank Sterling-denominated borrowing facility with Burdale Bank, an affiliate of our U.S. lender Wells Fargo. The new borrowing facility has a £7.0 million maximum collateral commitment based on eligible inventory and accounts receivable at our U.K. subsidiary. The Burdale Bank facility matures on October 15, 2015.

12. Income Taxes

The Company accounts for taxes under the liability method of computing deferred income taxes. Under the liability method, deferred income taxes are based on the tax effect of temporary differences between the financial statement and tax basis of assets and liabilities and are adjusted for tax rate changes as they occur. Deferred tax assets are reduced by valuation allowances to the extent their realization is uncertain.

The computed provisions (benefits) for income taxes were based on the following U.S. and non-U.S. components of income (loss) before income taxes for the years ended December 31 (in thousands):

	2013	2012
United States loss	$(10,945)	$(3,455)
Non-U.S. loss	(3,931)	(1,087)

Total	$(14,876)	$(4,542)

The provision (benefit) for income taxes for the years ended December 31 is as follows (in thousands):

	2013	2012
Current:
U.S. Federal	$(292)	$(492)
Foreign	71	198
State	78	(30)
Deferred:
U.S. Federal and State	2,685	(225)
Foreign	—	(36)

Total income tax provision (benefit)	$2,542	$(585)

A reconciliation of income taxes computed at the statutory rates to the reported income tax provision (benefit) for the years ended December 31 is as follows (in thousands):

	2013	2012
Statutory U.S. Federal tax (benefit) provision	$(5,058)	$(1,590)
Difference due to:
Foreign taxes (foreign valuation allowance)	1,407	185
Permanent Differences	(1,169)	(1,199)
U.S. state and local income taxes	(791)	48
Change in reserve for uncertain tax provisions	(421)	(329)
Increase in U.S. valuation allowance, net	8,379	17,353
Decrease in foreign valuation allowance, net	—	(14,636)
Refundable credits	—	(145)
Other	195	(272)

Income tax provision (benefit)	$2,542	$(585)

A summary of deferred income tax assets and liabilities as of December 31 is as follows (in thousands):

	2013	2012
Deferred income tax assets:
Post Retirement	$94	$336
Employee Benefits	10,077	11,720
Inventory	6,711	4,750
Accounts receivable	1,657	3,404
Fixed asset basis difference	4,122	5,875
Net operating loss carryforward	22,771	13,229
Goodwill	—	435
Natural gas hedge	—	759
Other	3,273	3,672

Total deferred income tax asset	$48,705	$44,180

Deferred income tax liabilities:
Other indefinite lived intangibles	$(8,635)	$(8,635)
Natural gas hedge	(25)	—
Goodwill	(1,184)	—
Other definite lived intangibles	(10,658)	(12,298)

Total deferred income tax liability	$(20,502)	$(20,933)
Net deferred income tax asset before valuation allowance	$28,203	$23,247
Valuation allowance	(17,683)	(9,303)

Net deferred income tax asset	$10,520	$13,944

Current deferred income tax asset, net	5,622	6,689
Noncurrent deferred income tax asset, net	14,717	15,890
Noncurrent deferred income tax (liability)	(9,819)	(8,635)

Net deferred income tax asset	$10,520	$13,944

As a result of the 2012 Anchor Merger, Anchor Hocking and Oneida (with the Company as parent) formed a new U.S. tax group. Prior to the Merger, Anchor fully recognized its net deferred tax assets while Oneida provided a full valuation allowance against its net deferred tax assets in the U.S. and certain foreign jurisdictions. In the U.S., the Company has recorded a deferred tax liability related to indefinite-lived intangibles which is not considered when assessing the amount of valuation allowance needed.

Due to the availability of positive evidence provided by the formation of the new U.S. tax group, management must consider whether it is more-likely-than-not that some portion or all of the combined deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. For the year ended December 31, 2013, management considered the projected future taxable income of the combined U.S. tax group in making a year-end assessment and concluded that an additional $8.4 million of valuation allowance against the U.S. net deferred tax assets was needed while an incremental $2.7 million was needed as of December 31, 2012. The Company continues to record a full valuation allowance against the net deferred tax assets of the United Kingdom and other foreign jurisdictions, except Canada, where the net deferred tax asset is fully realized. We intend to maintain these allowances until it is more-likely-than-not that those deferred income tax assets will be realized.

In connection with the Business Combination, the Company underwent a change in ownership within the definition of Internal Revenue Code Sec. 382 (“Sec. 382”). As a result, U.S. consolidated tax losses incurred prior to the change date are subject to an annual limit against future use under Sec. 382. In connection with the

Anchor Merger, the Company underwent a change in ownership within the definition of Sec. 382 with regard to our Oneida sub-group. Existing tax losses carried forward at that time are subject to a separate limitation for future use under Sec. 382. As a result of that ownership change, in 2012 the Company estimated that an additional $17.4 million of its Oneida sub-group net operating loss (“NOL”) carry-forward is no longer utilizable. A full valuation allowance was released against the amount of tax loss carry-forward extinguished. The tax NOL carry-forward will begin to expire in 2022.

As of December 31, 2013, cash of approximately $1.6 million was held by foreign subsidiaries. If we were to repatriate any portion of these funds back to the U.S., we would need to accrue and pay the appropriate withholding and income taxes on amounts repatriated. We do not intend to repatriate funds held by our foreign affiliates, but intend to use the cash to fund the growth of our foreign operations. As of December 31, 2013, undistributed earnings from our foreign affiliates were approximately $3.4 million. We do not intend to repatriate these funds and consider these funds to be permanently reinvested in accordance with ASC 740-30. Deferred taxes have not been provided on these unremitted earnings as determination of the liability is not practical because the liability would be dependent on circumstances existing if and when remittance occurs.

We operate in multiple jurisdictions and are routinely under audit by federal, state, and international tax authorities. Exposures exist related to various filing positions which may require an extended period of time to resolve and may result in income tax adjustments by the taxing authorities. Reserves for these potential exposures have been established which represent management’s best estimate of the probable adjustments. On a quarterly basis, management evaluates the reserve amounts in light of any additional information and adjusts the reserve balances as necessary to reflect the best estimate of the probable outcomes. However, actual results may differ from these estimates. The resolution of these matters in a particular future period could have an impact on our consolidated statement of operations and provision for income taxes.

We file income tax returns in the U.S. federal jurisdiction, and various states and foreign jurisdictions. With limited exceptions, we are no longer subject to state and local, or non-U.S., income tax examinations by tax authorities for tax years before 2006. For the U.S. federal jurisdiction, all tax years through 2008 have been examined and closed.

A reconciliation of the beginning and ending amount of unrecognized tax benefits (including interest and penalties) at December 31 is as follows (in thousands):

	2013	2012
Balance – Beginning of the year	$871	$1,184
Increases for tax positions related to current year	54	97
Increases for tax positions of prior year	5	—
Decreases for expiring statute of limitations	(33)	(116)
Decreases for tax positions resolved	(424)	(294)
Change in interest	(19)	—

Balance – End of the year	$454	$871

The total amount of the uncertain tax position recorded inclusive of $0.1 million of interest, would affect the effective tax rate if we were to recognize the tax benefit. We recognize interest accrued and penalties related to unrecognized tax benefits within the provision for income taxes. We are not anticipating any material increase or decrease to the accrual over the next twelve months.

Significant judgment is required in evaluating our tax positions and determining the provision for income taxes. During the ordinary course of business, there are transactions and calculations as to which the ultimate tax determination is uncertain. The reserves established are based on estimates of whether, and the extent to which, additional taxes, penalties and interest will be due. These reserves are adjusted in light of changing facts and circumstances, such as the closing of a tax audit and the expiration of a statute of limitation.

13. Employee Benefit Plans

Pension Benefit Plans – We sponsor various qualified and non-qualified pension plans in the United States and United Kingdom which cover all eligible employees, as defined. Our qualified pension liability relates to two defined benefit plans: one covering the former salaried and union employees of Buffalo China, which are frozen, and a defined benefit plan covering employees in the U.K. Our non-qualified pension plan liability relates to two unfunded plans designed to provide additional retirement benefits to former executives of Oneida; the Supplemental Executive Retirement Plan and the Restoration Plan. Our policy is to make annual contributions to the plans to fund the normal cost as required by local regulations. We expect to contribute approximately $2.0 million to our pension plans in 2014.

The components of net periodic benefit cost for the years ended December 31 are as follows (in thousands):

	Pension Benefits – Qualified Plans				Pension Benefits – Non-qualified Plans
	U.S. Plans		Non-U.S. Plans
	2013	2012	2013	2012	2013	2012
Service cost	$—	$—	$13	$16	$—	$—
Interest cost	1,083	1,116	221	237	404	433
Expected return on plan assets	(1,353)	(1,250)	(354)	(335)	—	—

Net periodic benefit cost	(270)	(134)	(120)	(82)	404	433

Net benefit cost	$(270)	$(134)	$(120)	$(82)	$404	$433

The change in benefit obligation, plan assets and funded status as of December 31 consisted of the following (in thousands):

	Pension Benefits – Qualified Plans				Pension Benefits – Non-qualified Plans
	U.S. Plans		Non-U.S. Plans
	2013	2012	2013	2012	2013	2012
Change in benefit obligation:
Benefit obligation – Beginning of year	$26,005	$24,242	$5,514	$5,047	$9,880	$9,572
Service cost	—	—	13	16	—	—
Interest cost	1,083	1,116	221	237	404	433
Participant contributions	—	—	2	2	—	—
Benefits paid	(951)	(932)	(230)	(279)	(771)	(771)
Actuarial (gain) loss	(2,308)	1,579	(1,061)	258	(458)	646
Exchange rate changes	—	—	44	233	—	—

Benefit obligation at end of year	23,829	26,005	4,503	5,514	9,055	9,880
Change in plan assets:
Fair value of plan assets – Beginning of year	17,243	15,970	4,620	4,100	—	—
Actual return on plan assets	3,009	1,675	608	400	—	—
Employer contributions	628	530	196	204	—	—
Participant contributions	—	—	2	2	—	—
Benefits paid	(951)	(932)	(230)	(279)	—	—
Exchange rate changes	—	—	121	193	—	—

Fair value of plan assets at end of year	19,929	17,243	5,317	4,620	—	—

Funded status	$(3,900)	$(8,762)	$814	$(894)	$(9,055)	$(9,880)

Amounts recognized in the consolidated balance sheets at December 31 consist of (in thousands):

	Pension Benefits – Qualified Plans				Pension Benefits – Non-qualified Plans
	U.S. Plans		Non-U.S. Plans
	2013	2012	2013	2012	2013	2012
Accrued pension	$993	$873	$238	$186	$770	$764
Pension and Other Post-retirement benefits	2,907	7,889	(1,052)	708	—	—
Other long-term liabilities	—	—	—	—	8,285	9,116

Net amount recognized	$3,900	$8,762	$(814)	$894	$9,055	$9,880

Amounts Recognized in Accumulated Other Comprehensive Income (Loss) – Pre-tax amounts recognized in accumulated other comprehensive income (loss) at December 31 are as follows (in thousands):

	Pension Benefits – Qualified Plans				Pension Benefits – Non-qualified Plans
	U.S. Plans		Non-U.S. Plans
	2013	2012	2013	2012	2013	2012
Net actuarial gain (loss)	$1,940	$(2,026)	$1,007	$(341)	$(277)	$(735)

Other Changes in Plan Assets and Benefit Obligations Recognized in Other Comprehensive Income (Loss) – Pre-tax amounts recognized as other changes in plan assets and benefit obligations in other comprehensive income at December 31 are as follows (in thousands):

	Pension Benefits – Qualified Plans				Pension Benefits – Non-qualified Plans
	U.S. Plans		Non-U.S. Plans
	2013	2012	2013	2012	2013	2012
Actuarial gain (loss)	$3,966	$(1,149)	$1,348	$(212)	$458	$(646)

Total recognized in other comprehensive income (loss)	$3,966	$(1,149)	$1,348	$(212)	$458	$(646)

There is no estimated actuarial gain for the defined benefit pension plans that will be amortized from accumulated other comprehensive income into net periodic benefit cost over the next fiscal year.

Weighted-average assumptions used to determine benefit obligations at December 31 are as follows:

	Pension Benefits – Qualified Plans				Pension Benefits – Non-qualified Plans
	U.S. Plans		Non-U.S. Plans
	2013	2012	2013	2012	2013	2012
Discount rate	4.95%	4.25%	4.90%	4.70%	4.95%	4.25%

Weighted-average assumptions used to determine net periodic benefit cost at December 31 are as follows:

	Pension Benefits – Qualified Plans				Pension Benefits – Non-qualified Plans
	U.S. Plans		Non-U.S. Plans
	2013	2012	2013	2012	2013	2012
Discount rate	4.25%	4.70%	4.25%	4.70%	4.25%	4.70%
Rate of salary increase	N/A	N/A	4.45%	4.45%	N/A	N/A
Expected return on plan assets	8.00%	8.00%	8.00%	8.00%	N/A	N/A

The rate of return assumptions are based on projected long-term market returns for the various asset classes in which the plans are invested, weighted by the target asset allocations. An incremental amount for active plan asset management and diversification, where appropriate, is included in the rate of return assumption. Our pension plan investment strategy is reviewed annually.

We employ a total return investment approach whereby a mix of equities and fixed income investments are used to maximize the long-term return of plan assets for a prudent level of risk. The intent of this strategy is to minimize plan expenses by outperforming plan liabilities over the long run. Risk tolerance is established through careful consideration of plan liabilities, plan funded status, and corporate financial condition. The investment portfolio contains a diversified blend of equity, balanced, fixed income and real estate investments. Furthermore, equity investments are diversified across U.S. and non-U.S. stocks, as well as growth, value, and small and large capitalizations. Other assets such as real estate are used judiciously to enhance long-term returns while improving portfolio diversification. Derivatives may be used to gain market exposure in an efficient and timely manner; however, derivatives may not be used to leverage the portfolio beyond the market value of the underlying investments. Investment risk is measured and monitored on an ongoing basis through annual liability measurements, periodic asset/liability studies, and quarterly investment portfolio reviews.

Our current investment allocation target for our pension plans for 2013 and our weighted-average asset allocations of our pension assets for the years ended December 31, by asset category, are as follows:

	Target Allocation				Actual Allocation
	U.S. Plans		Non-U.S. Plans		U.S. Plans		Non-U.S. Plans
	2013	2012	2013	2012	2013	2012	2013	2012
Equity securities	40%-80%	40%-80%	55%	55%	73%	67%	67%	63%
Debt securities	20%-60%	20%-60%	27%	27%	26%	32%	13%	19%
Real estate	0%	0%	18%	18%	0%	0%	14%	13%
Money market funds	0%-5%	0%-5%	0%	0%	1%	1%	6%	5%

					100%	100%	100%	100%

The fair values of our pension plan assets by asset category and by level as described in Note 2 for the years ended December 31, 2013 and 2012 are as follows (in thousands):

	December 31, 2013
	U.S. Plans				Non-U.S. Plans
	Total	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3
Equities	$14,422	$14,422	$—	$—	$3,546	$—	$3,546	$—
Fixed income securities	5,238	4,023	1,215	—	675	—	675	—
Real Estate	—	—	—	—	760	—	760	—
Money market funds	269	—	269	—	336	—	336	—

Total pension fund assets	$19,929	$18,445	$1,484	$—	$5,317	$—	$5,317	$—

	December 31, 2012
	U.S. Plans				Non-U.S. Plans
	Total	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3
Equities	$11,489	$11,489	$—	$—	$2,901	$—	$2,901	$—
Fixed income securities	5,473	2,707	2,766	—	878	—	878	—
Real Estate	—	—	—	—	610	—	610	—
Money market funds	281	—	281	—	231	—	231	—

Total pension fund assets	$17,243	$14,196	$3,047	$—	$4,620	$—	$4,620	$—

The following table summarizes our expected future benefit payments of our pension benefit plans (in thousands):

	Pension Benefits
Year	U.S. Plans	Non-U.S. Plans	Non-qualified Plans	Total
2014	$993	$238	$770	$2,001
2015	$1,010	$230	$771	$2,011
2016	$1,040	$228	$771	$2,039
2017	$1,134	$232	$771	$2,137
2018	$1,175	$414	$771	$2,360
2019 to 2023	$7,138	$1,722	$3,824	$12,684

Other Post-Retirement Benefit Plans – We sponsor various other post-retirement benefit plans of our Anchor Hocking and Oneida subsidiaries which provide certain healthcare and life insurance benefits. Based on the size and nature of the liability we have elected to perform an ASC 715-60 calculation of the post-retirement health benefits for our Oneida Canada (non-U.S. Plan) on a biennial basis, therefore the liability for 2013 is based on the calculation done for December 31, 2012, and will be re-valued in 2014. Our policy is to make annual contributions to the plans to fund the normal cost as required by local regulations.

The components of net periodic benefit cost for the years ended December 31 are as follows (in thousands):

	Other Post-retirement Benefit Plans
	U.S. Plans		Non-U.S. Plans
	2013	2012	2013	2012
Service cost	$30	$28	$—	$—
Interest cost	18	20	—	14
Recognized actuarial (gain) loss	(28)	(31)	—	10

Net periodic benefit cost	20	17	—	24

Net benefit cost	$20	$17	$—	$24

The change in benefit obligation, plan assets and funded status as of December 31 consisted of the following (in thousands):

	Other Post-retirement Benefit Plans
	U.S. Plans		Non-U.S. Plans
	2013	2012	2013	2012
Change in benefit obligation:
Benefit obligation – Beginning of year	$595	$549	$326	$193
Service cost	30	28	—	—
Interest cost	18	20	—	14
Participant contributions	—	—	—	—
Benefits paid	(9)	—	—	(31)
Actuarial (gain) loss	(47)	(2)	—	142
Exchange rate changes	—	—	(22)	8

Benefit obligation at end of year	587	595	304	326

Funded status	$(587)	$(595)	$(304)	$(326)

Amounts recognized in the consolidated balance sheets at December 31 consist of (in thousands):

	Other Post-retirement Benefit Plans
	U.S. Plans		Non-U.S. Plans
	2013	2012	2013	2012
Pension and Other Post-retirement benefits	$587	$595	$304	$326

Net amount recognized	$587	$595	$304	$326

Amounts Recognized in Accumulated Other Comprehensive Income (Loss) – Pre-tax amounts recognized in accumulated other comprehensive income (loss) at December 31 are as follows (in thousands):

	Other Post-retirement Benefit Plans
	U.S. Plans		Non-U.S. Plans
	2013	2012	2013	2012
Net actuarial gain (loss)	$200	$181	$(113)	$(113)

	$200	$181	$(113)	$(113)

Other Changes in Plan Assets and Benefit Obligations Recognized in Other Comprehensive Income (Loss) – Pre-tax amounts recognized as other changes in plan assets and benefit obligations in other comprehensive income at December 31 are as follows (in thousands):

	Other Post-retirement Benefit Plans
	U.S. Plans		Non-U.S. Plans
	2013	2012	2013	2012
Actuarial gain (loss)	$19	$(29)	$—	$(98)

Total recognized in other comprehensive income (loss)	$19	$(29)	$—	$(98)

There is no estimated actuarial gain for the other post-retirement benefit plans that will be amortized from accumulated other comprehensive income into net periodic benefit cost over the next fiscal year.

Weighted-average assumptions used to determine benefit obligations at December 31 are as follows:

	Other Post-retirement Benefit Plans
	U.S. Plans		Non-U.S. Plans
	2013	2012	2013	2012
Discount rate	3.90%	3.00%	3.75%	3.75%

Weighted-average assumptions used to determine net periodic benefit cost at December 31 are as follows:

	Other Post-retirement Benefit Plans
	U.S. Plans		Non-U.S. Plans
	2013	2012	2013	2012
Discount rate	3.00%	3.70%	3.75%	4.70%
Rate of salary increase	N/A	N/A	N/A	N/A
Expected return on plan assets	N/A	N/A	N/A	N/A

Health Care Cost Trend Rates – The health care cost trend rates represent the annual rates of change in the cost of health care benefits based on estimates of health care inflation, changes in health care utilization or delivery patterns, technological advances, and changes in the health status of the plan participants. For measurement purposes, we did not assume an annual rate of increase in the per capita cost of covered health care benefits for 2013 and 2012, respectively. A one percent increase or decrease in the health care cost trend rate would not have a material impact upon our other post-retirement benefit expense.

The following table summarizes our expected future benefit payments of our other post-retirement benefit plans (in thousands):

	Other Post-retirement Benefit Plans
Year	U.S. Plans	Non-U.S. Plans	Total
2014	$38	$28	$66
2015	$42	$27	$69
2016	$49	$25	$74
2017	$68	$24	$92
2018	$63	$23	$86
2019 to 2023	$272	$99	$371

Defined Contribution Plans – We sponsor various defined contribution and 401(k) employee savings plans covering all eligible employees, as defined. Eligible employees can contribute on a pre-tax basis to the plan. In accordance with the terms of the 401(k) plans, we elect to match a certain percentage of the participants’ contributions to the plans, as defined. We made matching contributions of approximately $0.7 million and $0.5 million for the years ended December 31, 2013 and 2012, respectively.

Anchor Hocking has collective bargaining agreements at our Lancaster, Ohio, and Monaca, Pennsylvania facilities. For Anchor’s bargaining unit employees at the Monaca facility, the collective bargaining agreement specifies a non-elective contribution of 1% of defined compensation for 2012. For Anchor’s bargaining unit employees at the Lancaster facility, there is an additional 401(k) plan (the “USW Industry 401(k) Plan”). The collective bargaining agreement specifies a non-elective contribution of 1% of defined compensation for 2010 contributed to the USW Industry 401(k) Plan. Contributions related to these agreements for the years ended December 31, 2013 and 2012, were $0.9 million and $1.0 million, respectively.

In addition the non-elective base contributions, we provide a variable contribution for collective bargaining participants based upon profitability. Contributions to eligible participants are calculated from Anchor Hocking’s percentage of pre-tax income to invoiced sales and credited on a percentage basis on a sliding scale that increases with the level of percentage of pre-tax income to invoiced sales. No variable contributions were made for the years ended December 31, 2013 and 2012.

We also maintain defined contribution plans for employees of our Canadian and United Kingdom subsidiaries. Our contributions to Non-U.S. defined contribution plans were approximately $0.2 million for the years ended December 31, 2013 and 2012, respectively.

Deferred Compensation Plan – We maintain a deferred compensation plan for select employees who elect to defer a certain percentage of annual salary. Deferrals to the plan have been suspended. The company does not match any contributions. Each participant earns interest based upon the Moody’s Baa corporate bond rate, adjusted quarterly, on their respective deferred compensation balance. Upon retirement or termination, participants are generally paid out in monthly installments over 10 years. As of December 31, 2013 and 2012, the Company recorded a liability as part of other liabilities of approximately $2.8 million and $3.0 million, of which $0.3 million and $0.3 million was classified as current in accrued liabilities, respectively.

14. Stockholders’ Equity (Deficit)

Common Stock – Our authorized capital stock consists of 100,000,000 shares of common stock with a par value of $.0001 per share.

Preferred Stock – Our authorized capital stock consists of 1,000,000 shares of preferred stock with a par value of $0.0001 per share, with no shares outstanding as of December 31, 2013.

Earnings Per Share – Basic earnings per share is determined by dividing net income by the weighted average number of common shares outstanding during the year. Diluted earnings per share, and all other diluted per share amounts presented, are determined by dividing net income by the weighted average number of common shares and potential common shares outstanding during the period as determined by the Treasury Stock Method. Under the treasury stock method, the tax-effected proceeds that hypothetically would be received from the exercise of all in-the-money options are assumed to be used to repurchase shares. Potential common shares are included in the diluted earnings per share calculation when dilutive. Diluted earnings per share for years ended December 31, 2013 and 2012, include the effects of potential common shares consisting of common stock issuable upon exercise of outstanding stock options and warrants when dilutive (in thousands, except per share amounts):

	2013	2012
Net loss attributable to common stockholders – basic and diluted	$(17,401)	$(3,957)

Weighted average number of common shares outstanding	16,832	12,190
Dilutive effect of outstanding stock options and warrants after application of the treasury stock method	—	—

Dilutive shares outstanding	16,832	12,190

Basic loss per share attributable to common stockholders	$(1.03)	$(0.32)

Diluted loss per share attributable to common stockholders	$(1.03)	$(0.32)

As of December 31, 2013, diluted earnings per share exclude approximately 76,523 shares of outstanding stock options and 5,838,334 shares of our warrants as the effect would have been anti-dilutive. Earnout Shares of 1,250,000 and 284,091 shares held by sponsors of ROI have not been considered in the basic or diluted per share calculation since they have not vested as of December 31, 2013.

As of December 31, 2013, there were 568,516 shares of common stock issuable upon exercise of outstanding options and 5,838,334 shares of common stock issuable upon exercise of outstanding warrants.

Common Stock Warrants – We issued 11,676,667 warrants, which are exercisable for 5,838,334 shares of common stock at $6.00 per half share.

Dividends – The terms of the Term Loan and ABL Facilities restricts the payment or distribution of our cash or other assets, including cash dividend payments.

15. Share-Based Compensation

Share-based compensation is accounted for in accordance with FASB ASC Topic 718, Compensation – Stock Compensation (“ASC 718”) and FASB ASC Topic 505-50, Equity – Equity Based Payment to Non-Employees (“ASC 505-50”), which requires companies to estimate the fair value of share-based awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the Company’s consolidated statements of operations over the requisite service periods. The Company uses the straight-line method of expensing stock options to recognize compensation expense in its consolidated statements of operations for all share-based awards. Because share-based compensation expense is based on awards that are ultimately expected to vest, share-based compensation expense is reduced to account for estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. For stock options granted in 2013 and 2012, the compensation expense is based on the grant date fair value estimated in accordance with the provisions of ASC 718.

Our 2013 non-qualified options granted were valued for ASC 718 purposes using the Black-Scholes option-pricing model, while our 2012 non-qualified options granted, used the Monte Carlo simulation model to estimate the grant-date fair value for options granted with no vesting conditions. The following table summarizes the non-qualified stock option disclosures for 2013 and 2012:

	2013	2012
Stock options granted	352,674	233,454
Weighted-average grant-date fair value	$5.79	$3.34
Weighted-average assumptions for stock grants
Risk-free interest	1.50%	0.32%
Expected term	6.5 years	2 years
Expected volatility	50.82%	48.41%
Dividend yield	0.00%	0.00%

We estimate our pre-tax share-based compensation expense, net of anticipated forfeitures, to be approximately $0.6 million in 2014 based on our current share-based compensation arrangements. In connection with the Company’s March 23, 2012 refinancing certain stock options became fully vested. This resulted in a compensation charge of approximately $0.5 million for the year ended December 31, 2012.

The following table summarizes our share-based compensation expense at December 31 (in thousands):

	2013	2012
Share-based compensation expense	$754	$796

Stock Option Grants – In 2012, the Company adopted the EveryWare Global, Inc. 2012 Stock Option Plan (the “2012 Plan”). The provisions of the 2012 Plan allow the awarding of nonqualified stock options on the Company’s common stock to key employees and directors. Shares of Former EveryWare’s nonvoting common stock authorized and issued under the 2012 Plan were converted to equivalent shares of the Company’s common stock as a result of the Business Combination. The aggregate number of options on the Company’s common stock that may be granted under the 2012 Plan may not exceed 1,354,993 shares. In 2012, options to acquire 583,635 shares of nonvoting common stock were issued to certain senior executives and members of the Board of Directors. Of these, 233,454 are subject to non-performance time vesting conditions (time vested) and 350,181 are subject to performance vesting conditions.

Time vesting options vest ratably and become exercisable over a period of five years from the date of grant; however, time vesting options will accelerate and vest and become exercisable upon the consummation of certain change of control transactions. Performance vesting options vest on the achievement of certain net investment return thresholds of Former EveryWare stockholders and become exercisable only upon the achievement of these investment return thresholds and the consummation of certain change of control transactions. The Business Combination did not result in a change in control with regard to the time vested or performance options. Each of the options expires 10 years after its date of grant.

In 2013, the Company adopted the EveryWare Global, Inc. 2013 Omnibus Incentive Compensation Plan (the “2013 Plan”). The provisions of the 2013 Plan allow the awarding of a variety of stock award types to employees and directors of the Company. The aggregate number of options of Company common stock that may be granted under the 2013 Plan may not exceed 870,000 shares. During 2013, there were grants of 352,674 of stock options. All option grants have an exercise price equal to the fair market value of the underlying stock on the grant date. All of the options issued are subject to time vesting conditions and vest ratably and become exercisable over a period of five years from the date of grant. Each of the options expires 10 years after its date of grant. Options granted under the 2013 Plan are not subject to accelerated vesting or become exercisable upon the consummation of any change of control transaction. There were no performance based options issued in 2013 as part of this plan.

A summary of the status of our Non-Performance stock options as of December 31, 2013 and changes during the twelve-month period ending December 31, 2013 are presented below:

Non-Performance Stock Options	Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value (000’s)
Outstanding at December 31, 2012	233,454	$5.61	10.0	$—
Granted	352,674	11.45	—	—
Exercised	—	—	—	—
Forfeited	(17,612)	—	—	—

Outstanding at December 31, 2013	568,516	$9.15	9.3	$476

Exercisable at December 31, 2013	76,523	$8.70	0.0	$—

Nonvested at December 31, 2013, expected to vest	491,993	$9.47	—	$—

A summary of the changes for our Performance stock options for the years ended December 31:

Performance Stock Options	2013	2012
Balance – Beginning of the year	350,181	—
Granted	—	350,181
Vested	—	—
Forefeited	(16,260)	—

Balance – End of the year	333,921	350,181

As of December 31, 2013, the total unrecognized compensation cost related to non-vested options granted was $2.2 million for the non-performance options and $1.0 million for the performance options. Fair value of the non-performance restricted options was based on an independent valuation of the Company’s stock utilizing discounted cash flow and market approaches and the fair value of the performance-vesting options was based on an option pricing model utilizing the fair value of the stock subjected to the probability of a change in control. Compensation expense recorded was $0.6 million related to the non-performance options and $0.0 million related to the performance options. The aggregate intrinsic value at December 31, 2013, for the non-performance options was $0.5 million.

Restricted Stock Awards – Restricted stock is a grant of shares of common stock that may not be sold, encumbered or disposed of, and that may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period set by the compensation committee of the board of directors. A participant granted restricted stock generally has all of the rights of a stockholder, unless the compensation committee determines otherwise.

In 2013, we awarded 28,911 shares of common stock to certain members of our Board of Directors under the 2013 Plan with a grant date fair value of $0.2 million. The total compensation expense relating to awards of restricted stock was $0.2 million for the year ended December 31, 2013.

Shares can no longer be issued under the 2012 Plan. As of December 31, 2013, a total of 478,359 shares were available from the 870,000 shares authorized for award under our 2013 Plan, including cumulative forfeitures.

Repurchase of Common Stock – We did not repurchase any of our common stock during 2013.

16. Comprehensive Income (Loss)

Comprehensive income (loss), in addition to net income (loss), includes as income or loss, the following items, which if present are included in the equity section of the balance sheet: unrealized gains and losses on certain investments in debt and equity securities; foreign currency translation; gains and losses on derivative instruments designated as cash flow hedges; and pension and post-retirement liability adjustments. We disclose comprehensive loss in the consolidated statements of stockholders’ deficit. The components of accumulated other comprehensive loss consisted of the following as of December 31 (in thousands):

	2013	2012
Foreign currency translation adjustment	$(1,072)	$(1,239)
Pension and post-retirement adjustment (net of tax of $103 and $160)	2,757	(3,034)
Natural gas hedge losses (net of tax of ($25) and $735)	42	(1,225)

	$1,727	$(5,498)

The following table summarizes the changes in accumulated other comprehensive loss for the years ended December 31 (in thousands):

	Foreign Currency Translation	Pension and Other Post- retirement Benefit Plans	Natural Gas Hedges	Total Accumulated Other Comprehensive Loss
Balance at December 31, 2011	$(1,265)	$(900)	$(3,011)	$(5,176)

Other comprehensive income (loss) before reclassifications	26	(2,294)	(31)	(2,299)
Amounts reclassified from accumulated other comprehensive loss	—	—	1,082	1,082

Net period change	26	(2,294)	1,051	(1,217)
Tax effect	—	160	735	895

Balance at December 31, 2012	$(1,239)	$(3,034)	$(1,225)	$(5,498)

Other comprehensive income (loss) before reclassifications	167	5,688	81	5,936
Amounts reclassified from accumulated other comprehensive loss	—	—	1,211	1,211

Net period change	167	5,688	1,292	7,147
Tax effect	—	103	(25)	78

Balance at December 31, 2013	$(1,072)	$2,757	$42	$1,727

17. Other Income (Expense)

Other income (expense) in the consolidated statement of operations consisted of the following as of December 31 (in thousands):

	2013	2012
Foreign exchange gains	$(1,470)	$(1,573)
Foreign exchange losses	2,297	1,450
Deferred gain on sale-leaseback	(917)	(868)
Debt early payment penalty	—	1,989
Debt refinancing costs	—	176
Other	80	(60)

Total	$(10)	$1,114

18. Related Party Transactions

On November 1, 2011, the date of the Oneida Merger, we entered into a Term Loan with an affiliate of MCP II., and paid $3.0 million in transaction fees. The Term Loan was refinanced on March 23, 2012 (See Note 11). We also entered into an advisory agreement with Monomoy for certain management services provided. For the reporting periods ended December 31, 2013 and 2012, we paid approximately $1.1 million and $2.5 million, respectively, for management services, which are included within selling, distribution, and administrative expenses in the consolidated statement of operations.

19. Segment Reporting and Geographic Locations

We operate our business in four segments: consumer, foodservice, specialty, and international. The International segment includes all countries in which we operate other than the U.S. and Canada.

We evaluate the performance of our segments based on revenue, and measure segment performance based upon segment (loss) income before taxes before unallocated manufacturing costs, unallocated selling, distribution, and administrative costs, other expense (income) and interest expense (“segment contribution”). Given the nature of our operations, we do not categorize and manage assets by reportable segment but rather on a company-wide level.

The following table presents our segment information (in thousands):

	Years Ended December 31,
	2013		2012
	Revenues	%	Revenues	%
Net revenue
Consumer	$155,663	35.3%	$156,651	37.2%
Foodservice	126,510	28.8%	128,345	30.4%
Specialty	101,429	23.1%	97,897	23.2%
International	49,702	11.3%	31,889	7.6%

Total segment net revenue	433,304	98.5%	414,782	98.4%
License fees	6,505	1.5%	6,907	1.6%

Total revenue	$439,809	100.0%	$421,689	100.0%

Segment contribution before unallocated costs
Consumer	16,745	10.8%	20,361	13.0%
Foodservice	31,233	24.7%	30,535	23.8%
Specialty	13,338	13.2%	13,455	13.7%
International	6,208	12.5%	4,903	15.4%

Total segment contribution	$67,524		$69,254
Less:
Unallocated manufacturing costs	6,047		(1,623)
Unallocated selling, distribution and administrative expense	49,155		51,655
Loss on disposal of asset	36		114
Other (income) expense	(10)		1,114
Gain on bargain purchase	(1,150)		—
Interest expense	28,322		22,536

Loss before taxes	$(14,876)		$(4,542)

The following table presents revenues and long-lived assets for each of the geographic areas in which we operate (in thousands):

	Years Ended December 31,
	2013		2012
	Revenues	Long-lived Assets	Revenues	Long-lived Assets
United States	$400,114	$53,297	$398,313	$48,662
United Kingdom	32,250	1,296	17,048	481
All other countries	7,445	313	6,328	193

	$439,809	$54,906	$421,689	$49,336

Geographic revenues and property, plant and equipment are attributed to the geographic regions based on their location of origin. U.S. external sales include export sales to customers outside the U.S. Long-lived assets are net fixed assets attributed to the specific geographic regions. Included in all other countries are intercompany sales eliminations.

The following is a summary composition by product category of our segment revenues (dollars in thousands):

	Years Ended December 31,
	2013		2012
	Revenues	%	Revenues	%
Consumer	$155,663	37	$156,651	37
Foodservice	126,510	29	128,345	31
Specialty	101,429	23	97,897	24
International	49,702	11	31,889	8

	$433,304	100	$414,782	100

20. Quarterly Financial Data (Unaudited)

The following is a condensed summary of actual quarterly results of operations for 2013 and 2012 (in thousands, except per share amounts):

	Revenues	Gross Margin	Operating Income (Loss)	Net Income (Loss)	Net Income (Loss) Attributable to Common Stockholders	Basic Earnings (Loss) Per Share	Diluted Earnings (Loss) Per Share Attributable to Common Stockholders(1)
2013:
First	$99,340	$25,835	$5,307	$197	$197	$0.02	$0.02
Second	$100,849	$28,143	$9,936	$(2,200)	$(2,200)	$(0.15)	$(0.15)
Third	$110,316	$22,727	$2,265	$(1,106)	$(1,106)	$(0.06)	$(0.06)
Fourth (2)	$129,304	$21,268	$(5,222)	$(14,309)	$(14,292)	$(0.70)	$(0.70)

2012:
First	$96,395	$25,042	$2,279	$(6,283)	$(6,283)	$(0.52)	$(0.52)
Second	$98,365	$30,408	$9,637	$2,582	$2,582	$0.21	$0.21
Third	$103,370	$22,766	$2,173	$(1,397)	$(1,397)	$(0.11)	$(0.11)
Fourth	$123,559	$27,864	$5,019	$1,141	$1,141	$0.09	$0.09

1	See Note 14 for discussion on the computation of diluted shares outstanding.
2	The Company’s calculation of the factory manufacturing variance capitalized in inventory was based on historical experience. In the fourth quarter 2013, the Company identified a deviation from historical experience and accordingly resulted in a change in estimate of $5.9 million, or $0.35 per diluted share for 2013.

The sum of the per share amounts for the quarters does not equal the total for the year due to the application of the treasury stock methods.

21. Subsequent Events

We believe we would not be in compliance with the consolidated leverage ratio requirement under the Term Loan agreement as of March 31, 2014, and, as a result, we would be in violation under this covenant. On March 31, 2014, Monomoy Capital Partners, L.P., Monomoy Capital Partners II, L.P. and their affiliated funds (the “Monomoy Funds”) provided us with an equity commitment letter pursuant to which the Monomoy Funds committed to offer to purchase securities (which may include preferred stock, convertible preferred stock, debt or convertible debt) from us having an aggregate purchase price in an amount sufficient to exercise our right under the Term Loan agreement to “cure” this violation, but no more than $12.0 million in the aggregate, which amount will be reduced by the amount of any other equity raised to fund a Cure Contribution. The equity commitment letter will expire on December 31, 2014, or earlier if we amend the terms of the financial maintenance covenants, if we obtain a waiver of the financial maintenance covenants or if the lenders agree to forbear from exercising any remedies with respect to a default or an event of default with respect to the financial maintenance covenants.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our Condensed Consolidated Financial Statements and the related notes thereto included in this Annex E to this proxy statement and our audited financial statements and the related notes included in this Annex E to this proxy statement. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ from those anticipated in these forward-looking statements as a result of many factors. See Item 1A – Risk Factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014 and June 30, 2014, for additional information regarding risk factors that may impact our estimates.

Company Overview

We are a leading marketer of tabletop and food preparation products for the consumer, foodservice, and specialty markets. We operate our business in four segments: consumer, foodservice, specialty, and international. International includes all countries in which we operate other than the U.S. and Canada.

We offer a comprehensive line of tabletop and food preparation products, such as bakeware, beverageware, serveware, storageware, flatware, dinnerware, crystal, banquetware, and hollowware; premium spirit bottles; cookware; gadgets; candle and floral glass containers; and other kitchen products. We market our products globally under the Anchor Hocking®, Anchor®, Anchor Home®, FireKing®, ONEIDA®, Buffalo China®, Delco® and Sant’ Andrea® brands; in Europe under the Viners®, MermaidTM, George WilkinsonTM, Great British Bakeware®, Longlife® and RTATM brands; Anchor Hocking®, ONEIDA® and W.A. Rogers® brands. Our customers range from Fortune 500 companies to medium and small-sized companies in the consumer, foodservice, business-to-business, and e-commerce channels. We own and operate two glass manufacturing plants in the U.S., in Lancaster, Ohio, and Monaca, Pennsylvania. We also source a variety of tableware products from third parties, primarily in Asia and Europe.

Special Note Regarding Smaller Reporting Company Status

We are considered a “smaller reporting company” under applicable regulations of the SEC and are therefore eligible for relief from certain disclosure requirements. In accordance with such provisions, we have elected to provide our audited consolidated statements of operations and comprehensive (loss), cash flows and changes in stockholders’ equity for two, rather than three, years. As a result, we provided a discussion of changes in results of operations and cash flows for two, rather than three, years in this Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Basis of Presentation

Oneida Acquisition

On November 1, 2011, Universal Tabletop, Inc. (“Universal”), a subsidiary of EveryWare LLC (f/k/a EveryWare Global, Inc.) (“Former EveryWare”), acquired 100% of the capital stock of Oneida, Ltd. (“Oneida”) in a reverse subsidiary merger transaction (the “Oneida Merger”). At the time of the Oneida Merger, Monomoy Capital Partners II, L.P. (“MCP II”) owned all of the outstanding equity of Former EveryWare. The Oneida Merger was accounted for as a business combination using the purchase method of accounting, with the purchase price allocated to the net assets acquired (assets acquired less liabilities assumed) based on estimated acquisition date fair values. The purchase price paid by Universal to acquire Oneida and related purchase accounting adjustments resulted in a new basis of accounting for the successor entity.

Combination of Anchor and Oneida

On March 23, 2012, Anchor Holding Inc. (“Anchor Holdings”) merged into Former EveryWare (the “Anchor Merger”). An affiliate of MCP II owned approximately 93% of the outstanding Anchor equity interests at the time of the Anchor Merger. The Anchor Merger was considered a transaction between entities under common control of Monomoy Capital Management under ASC 805, Business Combinations. As a result, the Anchor Merger did not result in a new basis of accounting and the assets and liabilities of Anchor Holdings, and Oneida were reflected at historical cost. Although Anchor Holdings was not the legal acquirer, it was treated as the acquiring entity for accounting purposes. Former EveryWare’s audited 2012 financial statements reflect the combined activity from Oneida and Anchor Hocking for the full year ended December 31, 2012.

Business Combination with ROI Acquisition Corp.

On May 21, 2013, we completed a business combination ( the “Business Combination”) between ROI Acquisition Corp. (“ROI”) and Former EveryWare. As part of the Business Combination, Former EveryWare became a wholly-owned subsidiary of ROI and then converted to a limited liability company, and ROI changed its name to EveryWare Global, Inc. In connection with the closing, we redeemed a total of 4,679,627 shares of common stock pursuant to the terms of our pre-merger charter, resulting in a total payment to redeeming stockholders of $46.7 million. In the Business Combination, we paid the following consideration to the former equity holders of Former EveryWare: (i) $90.0 million in aggregate cash consideration, (ii) 12,190,000 shares of common stock and (iii) 3,500,000 additional shares of common stock that are subject to forfeiture in the event that the trading price of our common stock does not exceed certain price targets subsequent to the closing (the “Earnout Shares”). Additionally, the sponsors of ROI hold 267,380 and 284,091 shares that vest at $12.50 and $15.00, respectively, under the same conditions as the Earnout Shares issued to the Former EveryWare stockholders. Subsequently, on July 15, 2013, 1,000,000 of the Earnout Shares vested due to the trading price of the Company’s common stock exceeding $11.00 per share for the required period. On August 5, 2013, 1,500,000 of the Earnout Shares and 17,380 shares held by sponsors of ROI vested due to the trading price of the Company’s common stock exceeding $12.50 per share for the required period.

Management has concluded that Former EveryWare was the accounting acquirer based on its evaluation of the facts and circumstances of the acquisition, and has accounted for the Business Combination as a recapitalization. See Note 4 to our audited consolidated financial statements included in this Annex E to this proxy statement.

In connection with the closing of the Business Combination, we entered into an amendment to our Warrant Agreement, dated as of February 22, 2012, with Continental Stock Transfer & Trust Company, as warranty agent, which reduced by 50% the number of shares of common stock for which the warrants are exercisable (so that each warrant is exercisable for one-half share instead of one share), with the warrant price being reduced proportionately to $6.00 per half share, provided that each warrant would be entitled to receive a cash distribution of $0.50 per warrant as soon as reasonably practicable following the closing of the Business Combination, and made certain other amendments. In addition, we issued as aggregate of 1,650,000 shares of common stock at a price of $10.00 per share to Clinton Magnolia Master Fund, Ltd. and Clinton Spotlight Master Fund, L.P.

Recent Events and Outlook

During the three months ended June 30, 2014, we made the decision to shut down production for a period of time at our two U.S. manufacturing facilities to preserve cash and reduce inventory. As a result of the shut down, which began on approximately May 15, 2014, we furloughed approximately 1,200 employees; however distribution and shipping operations were uninterrupted during that time. We restarted two out of three furnaces at our Lancaster facility on July 14, 2014, with one of our furnaces indefinitely shut down. All production lines at our Monaca facility were restarted on July 21, 2014.

As a result of the production shut down and because certain of our manufacturing costs and a significant portion of our selling, general and administrative expenses are fixed, lower production levels had a negative impact on gross margin and cash flow for the three and six months ended June 30, 2014, due to lower overhead absorption which increased our cost of sales by approximately $9.1 million and $16.3 million, respectively. See “Results of Operations – Cost of Sales” below. In addition, because the shut down of our facilities discussed above impacted a significant portion of the month of July, there will be a negative impact on our operating income for fiscal quarter ending September 30, 2014, due to lower overhead absorption which will increase our cost of sales.

In addition, as a result of the factory shut down, total net inventory decreased $23.4 million and $32.1 million from the period ended March 31, 2014, and June 30, 2013, respectively. Going into the fall holiday season, our inventory levels are below historic levels, and we anticipate running our furnaces at capacity to fulfill our orders in the second half of the year.

Our current key operational initiatives include (i) improving product margins (ii) realigning manufacturing capacity with demand, and (iii) reducing out cost structure. We have recently implemented initiatives including workforce, salary and benefit reductions, reduction in facility expenses, improved vendor payment terms and elimination of negative margin business. Going forward we will also focus on improving our customer service levels and restoring customer confidence.

In January 2014, we announced our plans to close our regional office in Oneida, New York, and a smaller satellite office in Melville, New York, as part of our ongoing integration of the Oneida business.

We are also in the process of evaluating our international operations. As a result of this process, on August 21, 2014, we sold our indirect, wholly owned subsidiary, Oneida International Limited, which comprised our U.K. operations. In addition, during the fiscal quarter ending June 30, 2014, we decided to terminate our interest in our EveryWare Global Brasil Distribuidora, Ltda joint venture, in an effort to preserve cash and focus on our core markets. We expect to complete the dissolution over the balance of 2014. In connection with the dissolution of the joint venture we recorded an $0.3 million charge to write down our investment in the joint venture and anticipate that we will liquidate the remaining working capital during the balance of 2014.

Trends

Market conditions in North America gradually improved during the first half of 2013; however, the macroeconomic business environment in North America became more challenging during the third and fourth quarters of 2013 as consumer sentiment declined and the threat of a federal government shut down slowed consumer and business spending. In Western Europe, stagnant economic conditions continue to present challenges to achieving our international segment growth goals. Volume growth in our specialty and international segments, offset the challenging macroeconomic business environment for our consumer and foodservice segments, principally in North America. We continue to manage our cost structure and leverage our global footprint in an effort to improve our overall profitability.

In the second quarter of this year, market conditions gradually improved after a difficult first quarter during which consumer sentiment and major retailer and restaurant demand declined as adverse weather conditions impacted store and restaurant traffic. Specifically in the foodservice segment, same store sales were marginally up from the first quarter of 2014 with an expected acceleration in the second half of the year. Retail sales also increased by single digits in the second quarter as improving consumer confidence positively impacted store traffic.

In addition, as part of our initiatives to improve profitability and preserve cash, we made the decision to no longer pursue some lower margin business and instituted a temporary plant shut down. As a result of these factors, our net sales were down 1.0%.

New Equity Investment and Credit Agreement Amendments

On July 30, 2014, we received a new equity investment from Monomoy Capital Partners, L.P., Monomoy Capital Partners II, L.P. and certain of their affiliated funds (the “Monomoy Funds”) to provide us with additional liquidity to operate our business and entered into amendments to our Term Loan Agreement and ABL

Agreement. In connection with these transactions, (i) Monomoy invested $20.0 million in return for our Series A Senior Redeemable Preferred Stock (the “Sponsor Preferred”) and warrants to purchase 4,438,004 shares of our common stock at a purchase price of $0.01 per share (the “Sponsor Warrants”), and (ii) the lenders under the Term Loan agreed to certain waivers and amendments to our Term Loan Agreement and (iii) we issued warrants (the “Lender Warrants”) to purchase an aggregate of 2,958,670 shares of our common stock at an exercise price of $0.01 per share, to the lenders under the Term Loan. See “-Liquidity and Capital Resources.”

We are currently evaluating the accounting impact of the equity investment and credit agreement amendments on our consolidated financial statements and footnote disclosures, including the treatment of deferred financing fees and other third party costs as a result of the new equity investment and credit agreement amendments that closed on July 30, 2014.

Factors that Impact Operating Results

Macroeconomic Factors Impacting Revenue

Our operations and financial performance are directly impacted by changes in the retail and foodservice industries, which in turn are impacted by changes in the global economy. The retail and foodservice industries are directly affected by general economic factors including recession, inflation, deflation, new home sales and housing starts, levels of disposable income, consumer credit availability, consumer debt levels, unemployment trends, and other matters that influence consumer spending. Any significant downturn in the global economy may significantly lower consumer discretionary spending, which may in turn lower the demand for our products, particularly in our consumer segment.

In particular, demand for our consumer products is correlated to the strength of the housing industry because consumers are more likely to purchase tabletop, food preparation, and pantry products in connection with purchasing a new home. When home sales and housing starts are weak, demand for our products can be adversely affected.

Expenditures in the foodservice industry are also affected by discretionary spending levels and may decline during a general economic downturn. Hotels, airlines, and restaurants are less likely to invest in new flatware, dinnerware, barware, hollowware, and banquetware when there is a slowdown in their industry. For example, demand for our products in both the retail and foodservice businesses, which are critical to our success, was significantly impacted by the global economic recession in 2008 and 2009.

Demand for our products is also impacted by seasonality, primarily in the consumer segment. Second half consumer sales typically account for 60% of the full year sales (with approximately a third of total year sales occurring in the fourth quarter). Historically, we have increased inventory levels during the summer months in preparation for the late third and fourth quarter consumer sales. However, as discussed above, as part of our efforts to realign manufacturing capacity with demand, we temporarily shut down operations for a portion of the second and third quarter of 2014 and anticipate that we will run our furnaces at capacity for the balance of the year to fill customer orders. Consumer seasonality is driven primarily by baking and dining product lines sold during the autumn as customers prepare for heavy consumer sales coinciding with the holidays. Specialty sales are typically slightly heavier in the second half of the year, versus the first half. Seasonality in our specialty segment is primarily driven by the Candle/Floral product lines.

Key Components of our Consolidated Statements of Operations

Revenues

We derive our revenue from the sale of tabletop and food preparation products and license fees. Net sales represent total charges to customers, excluding rebates, allowances, charge-backs, and other credits and includes freight charged to customers as applicable. Our license revenue results from royalty payments from licensing our

ONEIDA® brand to third-parties, with the majority of our license revenue coming from one licensee, Robinson Home Products, Inc. See Note 2 to the consolidated financial statements included in this Annex E to this proxy statement, for a description of our revenue recognition policies.

Revenue “excluding currency fluctuations” in this Management’s Discussion and Analysis of Financial Condition and Results of Operations is calculated by translating current period results in local currency using the comparable prior year period’s currency conversion rate. This approach is used for countries where the functional currency is the local country currency. This information is provided so that certain financial results can be viewed without the impact of fluctuations in foreign currency rates, thereby facilitating period-to-period comparisons of business performance.

Costs of Sales and Expenses

Cost of sales includes product costs such as products purchased for resale, material costs such as raw materials and supplies, direct and indirect labor and overhead, and freight costs. Purchasing, receiving, and inspection costs are considered cost of sales. Cost of sales also includes license fees paid to owners of intellectual property used in our products and royalty payments or commissions paid to secure product design rights. Gross margin is defined as total revenues less cost of sales.

Operating expenses include selling, distribution, and administrative expense, which includes selling, distribution, and administrative salaries and expenses, as well as related employee benefits and travel expenses, promotional expenses, operating supplies in distribution, warehousing costs, advertising costs, professional fees, transaction costs, and management fees.

Results of Operations

The table below sets forth our results of operations for the periods indicated.

	Fiscal Year				Six Months Ended June 30,
	2012	%	2013	%	2013	%	2014	%
Total revenues	$421,689	100.0	$439,809	100.0	$200,189	100.0	$194,636	100.0
Cost of sales	315,609	74.8	341,836	77.7	146,211	73.0	169,128	86.9

Gross margin	106,080	25.2%	97,973	22.3%	53,978	27.0%	25,508	13.1%
Operating expenses:
Selling, distribution and administrative expenses	86,246	20.5	84,453	19.2	38,859	19.4	54,485	28.0
Restructuring expense	612	0.1	290	0.1	(120)	(0.1)	191	0.1
Loss (gain) on disposal of assets	114	—	36	—	(4)	—	180	0.1
Long-lived asset impairment	—	—	908	0.2	—	—	2,231	1.1
Goodwill, intangible asset impairment	—	—	—	—	—	—	3,216	1.7

Total operating expenses	86,972	20.6%	85,687	19.5%	38,735	19.3%	60,303	31.0

Income (loss) from operations	19,108	4.5	12,286	2.8	15,243	7.6	(34,795)	(17.9)
Other expense (income), net	1,114	0.3	(10)	—	218	0.1	(443)	(0.2)
Gain on bargain purchase	—	—	(1,150)	(0.3)	—	—	—	—
Interest expense	22,536	5.3	28,322	6.4	16,788	8.4	11,168	5.7

Loss before income taxes	(4,542)	(1.1)%	(14,876)	(3.3)%	(1,763)	(0.9)%	(45,520)	(23.4)%
Income tax (benefit) expense	(585)	(0.1)	2,542	0.6	240	0.1	19,773	10.2

Net loss	(3,957)	(1.0)	(17,418)	(3.9)	(2,003)	(1.0)	(65,293)	(33.6)
Less: Non-controlling interest in subsidiary’s loss	—	—	(17)	—	—	—	(56)	—

Net loss attributable to common stockholders	$(3,957)	(1.0)%	$(17,401)	(3.9)%	$(2,003)	(1.0)%	$(65,237)	(33.6)%

EBITDA (1)	$32,591	7.7	$29,668	6.7	$22,896	11.4	$(24,998)	(12.8)
Adjusted EBITDA (1)	$43,890	10.4	$47,551	10.8	$26,218	13.1	$(6,194)	(3.2)

(1)	For a reconciliation from our net loss attributable to common stockholders to EBITDA and Adjusted EBITDA, see “– Reconciliation of Non-GAAP Financial Measures to GAAP Measures” following the discussion of our results of operations.

Year Ended December 31, 2013 Compared to Year Ended December 31, 2012

Total Revenues. Net sales by segment, as a percentage of total revenues, and net sales change in dollars and percentage for the year ended December 31, 2013, compared to the year ended December 31, 2012 were as follows:

	2012	%	2013	%	Change	%
Net Sales
Consumer	$156,651	37.2%	$155,663	35.3%	$(988)	(0.6)%
Foodservice	128,345	30.4	126,510	28.8	(1,835)	(1.4)
Specialty	97,897	23.2	101,429	23.1	3,532	3.6
International	31,889	7.6	49,702	11.3	17,813	55.9

Total segment net sales	414,782	98.4	433,304	98.5	18,522	4.5
License fees	6,907	1.6	6,505	1.5	(402)	(5.8)

Total revenues	$421,689	100.0%	$439,809	100.0%	$18,120	4.3%

Total revenue increased $18.1 million, or 4.3%, from $421.7 million for the year ended December 31, 2012 to $439.8 million for the year ended December 31, 2013. The increase in total revenue was driven by increases in net sales in our Specialty and International segments partially offset by a decrease in revenues in our Consumer and Foodservice segments. Within our business segments, revenues for 2013 as compared to 2012 were as follows:

•	Consumer – Consumer segment revenues decreased $1.0 million, or 0.6%, from $156.7 million for the year ended December 31, 2012 to $155.7 million for the year ended December 31, 2013. The change in net sales was primarily driven by lower sales to our customers in Canada, as the retail market in Canada has experienced significant change and disruption due to chain store closings and new entrants in 2013, which was partially offset by growth in our beverageware, storage, and dinnerware sales, particularly to our largest customer.

•	Foodservice – Foodservice segment revenues decreased $1.8 million, or 1.4%, from $128.3 million for the year ended December 31, 2012, to $126.5 million for the year ended December 31, 2013. The change in net sales was primarily driven by a decrease in sales to our distribution customers and consolidation within the airline industry. Partially offsetting the decrease was an increase in net sales to our restaurant customers that was driven by our expanded beverageware offerings in this segment.

•	Specialty – Specialty segment revenues increased $3.5 million, or 3.6%, from $97.9 million for the year ended December 31, 2012, to $101.4 million for the year ended December 31, 2013, primarily due to continued growth in our spirits bottle offerings and a large custom order for specialty storage products.

•	International – International segment revenues increased $17.8 million, or 55.9%, from $31.9 million for the year ended December 31, 2012, to $49.7 million for the year ended December 31, 2013. The increase was in part driven by our U.K. Metalrax acquisition and by growth in our traditional U.K. operations through strong performance in all of our channels, most notably in the consumer and foodservice portions of the business.

License fees decreased $0.4 million, or 5.8%, from $6.9 million for the year ended December 31, 2012, to $6.5 million for the year ended December 31, 2013, due to the discontinuation of the licensing of the consumer business in Mexico.

Cost of Sales. Cost of sales includes product costs such as products purchased for resale, material costs such as raw materials and supplies, direct and indirect labor and overhead, and freight costs. Cost of sales increased $26.2 million, or 8.3%, from $315.6 million for the year ended December 31, 2012, to $341.8 million for the year ended December 31, 2013. The increase is primarily due to a shift in product mix in our consumer and foodservice segments, the impact of our Metalrax acquisition and an adjustment to our inventory balances resulting in a charge to our cost of sales. The calculation of the factory manufacturing variance capitalized in inventory was based on historical experience. In the fourth quarter 2013, we identified a deviation from historical experience resulting in a change in estimate of $5.9 million, or $0.35 per diluted share.

Gross Margin. Gross margin as percentage of total revenue was 22.3% for the year ended December, 31, 2013 as compared to 25.2% for the year ended December, 31, 2012. The change in gross margin rate was primarily due to the mix of sales by segment for the year. Net sales grew in our Specialty and International segments, which typically generate lower margin rates than our foodservice segment. In addition, we experienced net sales growth in our beverageware and dinnerware offerings, which is generally a lower margin product category, in our Consumer segment. Also contributing to the decrease in the gross margin rate compared to 2012 was the additional depreciation expense in 2013 resulting from our Monaca furnace rebuild that took place in the third quarter of 2012. Additionally, the adjustment to our inventory balances as discussed above negatively impacted our gross margin rate. Lastly, our gross margin rate was negatively impacted by the conversion of our Mexican consumer business from a pure licensing model to internal sales model for marketing and distributing our products in Mexico in our international segment.

Segment Contribution. Segment contribution is defined as segment income before taxes and before unallocated manufacturing costs, unallocated selling, distribution and administrative costs, other income (expense), and interest income. See Note 19 to our audited consolidated financial statements included in this Annex E to this proxy statement for a reconciliation of total segment contribution to (loss) income before taxes. Segment contribution by segment, as a percentage of segment net sales, and segment contribution change in dollars and percentage for the year ended December 31, 2013, compared to the year ended December 31, 2012, were as follows:

	2012	%	2013	%	Change	%
Consumer	20,361	13.0%	16,745	10.8%	(3,616)	(17.8)%
Foodservice	30,535	23.8	31,233	24.7	698	2.3
Specialty	13,455	13.7	13,338	13.2	(117)	(0.9)%
International	4,903	15.4	6,208	12.5	1,305	26.6

Segment Contribution	69,254		67,524		(1,730)	(2.5)%

•	Consumer – The Consumer segment contribution as a percentage of segment sales was 10.8% for the year ended December 31, 2013, as compared to 13.0% for the year ended December 31, 2012. Excluding Consumer related license fee income of approximately $6.5 million for the years ended December 31, 2013 and 2012, respectively, the Consumer segment contribution as a percentage of segment sales was 6.6% and 6.5% for the years ended December 31, 2013 and 2012. The change in contribution margin rate in the comparative years was the byproduct of license fees representing a higher proportion of our consumer segment contribution in 2012, partially offset by a higher proportion of our net sales occurring in our beverageware and dinnerware products, which typically generate a lower margin rate.

•	Foodservice – The Foodservice segment contribution as a percentage of segment sales increased for the year ended December 31, 2013, as compared to the year ended December 31, 2012, increasing from 23.8% to 24.7% primarily due to higher pricing and lower operating and selling expenses.

•	Specialty – The Specialty segment contribution as a percentage of segment sales decreased from 13.7% for the year ended December 31, 2012, to 13.2% for the year ended December 31, 2013. The decrease was primarily due to product mix as we produced a higher proportion of net sales of specialty storage product, which tend to generate lower margin rates.

•	International – The International segment contribution decreased from 15.4% for the year ended December 31, 2012, to 12.5% for the year ended December 31, 2013. The change in contribution dollars was primarily driven by the increased sales in our U.K. operations. The decrease in segment contribution as a percentage of segment sales was primarily driven by promotional activities, in both our commercial accounts and our direct-to-consumer business, in our traditional U.K. operations. Additionally, we generated a higher proportion of sales through our beverageware offerings, which is a lower margin product category. Lastly, our contribution margin rate was impacted by the conversion of our Mexican consumer business from a pure licensing model to internal sales model for marketing and distributing our products in Mexico.

Total Operating Expenses. Total operating expenses decreased $1.3 million from $87.0 million for the year ended December 31, 2012, to $85.7 million for the year ended December 31, 2013. Total operating expenses as a percentage of total revenues decreased 1.1% from 20.6% for the year ended December 31, 2012, to 19.5% for the year ended December 31, 2013. The changes in operating expenses were primarily due to the following:

•	Selling, Distribution, and Administrative Expenses. – Selling, Distribution, and Administrative expenses decreased $1.8 million, or 2.1%, from $86.3 million for the year ended December 31, 2012 to $84.5 million for the year ended December 31, 2013. The decrease is primarily due to synergies and cost savings resulting from the merger of Oneida and Anchor Hocking and a decrease of sponsor related fees, professional fees, and employee related costs, which was partially offset by increased distribution costs relating to our acquisition of Metalrax in our U.K. operations during the second quarter of 2013 and increased selling expenses to support our international growth.

•	Restructuring Expense. For the year ended December 31, 2013, restructuring expenses included $0.5 million of employee related costs associated with closing our Canadian offices and warehouse and severance related to the acquisition of Metalrax, which was partially offset by a change in estimate of $0.2 million for unused space in the Savannah, Georgia, distribution center. For the year ended December 31, 2012, restructuring expenses included $0.8 million of costs associated with severances and the early termination of the lease on our Niagara Falls, Canada distribution center which was partially offset by a restructuring reserve reversal of $0.2 million for unused space in the Savannah, Georgia distribution center.

•	Loss on disposal of Assets. We recognized a loss of $0.1 million for the year ended December 31, 2013, on the disposal of assets relating to our Canadian office closure. In 2012, we recognized a loss of $0.1 million on the sale of a vacant parcel of land.

•	Long-lived asset impairment. We recognized an impairment charge for the year ended December 31, 2013, relating to the $0.3 million write-down of our Oneida office building, and the $0.6 million note receivable write-down. We did not record any impairment charges for the year ended December 31, 2012.

Other (Income) Expense. Other expense was $1.1 million for the year ended December 31, 2012, as compared to other income of $10 thousand for the year ended December 31, 2013. For the year ended December 31, 2013, other income included the amortization of deferred revenue related to Anchor Hocking’s sale-leaseback of $0.9 million which was partially offset by foreign exchange losses. For the year ended December 31, 2012, other expense included $2.0 million of an early repayment penalty related to refinancing of the Anchor Hocking and Oneida debt in March 2012, which was partially offset by the amortization of deferred revenue related to Anchor Hocking’s sale-leaseback of $0.9 million.

Gain on bargain purchase. We recorded a gain for the year ended December 31, 2013 relating to our Metalrax acquisition of approximately $1.2 million as it was determined that the fair value of acquired assets exceeded the consideration transferred.

Interest Expense. Interest expense increased $5.8 million from $22.5 million for the year ended December 31, 2012 to $28.3 million for the year ended December 31, 2013. In connection with the Business Combination, we refinanced our prior credit facilities, resulting in the write-off of $6.6 million of deferred financing fees and payment of a prepayment premium of $1.3 million. In comparison, in connection with refinancing of the Anchor Hocking and Oneida debt in March 2012, we wrote off $4.9 million of deferred financing fees. The remainder of the increase in interest expense for the year ended December 31, 2013, as compared to the year ended December 31, 2012, is attributable to higher average debt balances following the Business Combination of $4.7 million, which was partially offset by the impact of an improvement in interest rates of $1.9 million.

Income Tax Expense (Benefit). Income tax expense increased $3.1 million from a benefit of $0.6 million for the year ended December 31, 2012, to an expense of $2.5 million for year ended December 31, 2013. The overall tax expense for 2013 was primarily driven by the recognition of incremental valuation allowance against our U.S. net deferred tax assets and a continued provision for a full valuation allowance against certain foreign jurisdictions. We maintain a partial valuation allowance against our U.S. net deferred tax assets and a full valuation allowance against certain of our foreign subsidiaries’ net deferred tax assets. We intend to maintain these valuation allowances until positive evidence suggests the removal of part or all of the valuation allowance.

Net Loss. Net loss increased $13.4 million from net loss of $4.0 million in 2012 to a net loss of $17.4 million in 2013, primarily as a result of the factors discussed above.

Non-controlling Interest in Subsidiary’s Loss. Included in net loss is a loss of approximately $17 thousand for the year ended December 31, 2013 representing the non-controlling interest of our joint venture in Brazil.

Net Loss Attributable to Common Stockholders. Net loss attributable to common stockholders increased $13.4 million to $17.4 million compared to $4.0 million for the year ended December 31, 2013, primarily as a result of the factors discussed above.

EBITDA. EBITDA decreased $2.9 million, from $32.6 million for the year ended December 31, 2012 to $29.7 million for the year ended December 31, 2013. The decrease in EBITDA was primarily due to the mix of sales by segment for the year and an adjustment to our inventory balances resulting from the change in estimate as discussed above which were partially offset by decreases in operating expenses and the gain on the bargain purchase of Metalrax as discussed above. As a percentage of total revenue, EBITDA decreased from 7.7% for the year ended December 31, 2012 to 6.7% for the year ended December 31, 2013.

Adjusted EBITDA. Adjusted EBITDA increased $3.7 million from $43.9 million for the year ended December 31, 2012 to $47.6 million for the year ended December 31, 2013. As a percentage of total revenue, Adjusted EBITDA increased from 10.4% for the year ended December 31, 2012 to 10.8% for the year ended December 31, 2013.

Six Months Ended June 30, 2014, Compared to Six Months Ended June 30, 2013

Total Revenues. Net sales by segment, as a percentage of total revenues, and net sales change in dollars and percentage, for the six months ended June 30, 2014, compared to the six months ended June 30, 2013 were as follows:

	2013	%	2014	%	Change	%
Net Sales
Consumer	$65,067	32.5%	$60,440	31.1%	$(4,627)	(7.1)%
Foodservice	65,078	32.5	54,712	28.1	10,366)	(15.9)
Specialty	48,826	24.4	51,646	26.5	2,820	5.8
International	17,996	9.0	24,627	12.7	6,631	36.8

Total segment net sales	196.967	98.4	191,425	98.4	(5,542)	(2.8)
License fees	3,222	1.6	3,211	1.6	(11)	(0.3)

Total revenues	$200,189	100.0%	$194,636	100.0%	$(5,553)	(2.8)%

Total revenue decreased $5.6 million, or 2.8% to $194.6 million for the six months ended June 30, 2014. The decrease in total revenue was driven by decreases in net sales in our foodservice and consumer segments , which was partially offset by higher sales in our specialty and international segment, where revenues were up primarily as a result of our Metalrax Housewares Limited (“Metalrax”) acquisition. Within our business segments, revenues for 2014 as compared to 2013 were as follows:

•	Consumer – Consumer segment revenues decreased $4.6 million, or 7.1% to $60.4 million for the six months ended June 30, 2014. The change in net sales was primarily driven by lower promotional activity and our decision to move away from lower margin business in our Department and Specialty store channels.

•	Foodservice – Foodservice segment revenues decreased $10.4 million, or 15.9% to $54.7 million for the six months ended June 30, 2014. The change in net sales was primarily driven by a decrease in sales to our distribution and chain restaurant customers resulting from lower inventory fulfillment rates, general uncertainty about the state of the business and the effect of adverse weather conditions in the south and along the east coast on store and restaurant traffic.

•	Specialty – Specialty segment revenues increased $2.8 million, or 5.8% to $51.6 million for the six months ended June 30, 2014, primarily due to higher specialty storage products and Candle/Floral sales which were offset by lower sales in our Direct Sell channel.

•	International – International segment revenues increased $6.6 million, or 36.8%, to $24.6 million for the six months ended June 30, 2014. The increase was primarily driven by our Metalrax acquisition that took place at the end of June 2013.

License fees decreased $11 thousand, or 0.3% to $3.2 million for the six months ended June 30, 2014.

Cost of Sales. Cost of sales includes product costs such as products purchased for resale, material costs such as raw materials and supplies, direct and indirect labor and overhead, and freight costs. Cost of sales increased $22.9 million, or 15.7% to $169.1 million for the six months ended June 30, 2014. The increase is primarily due to $16.3 million of unfavorable changes in cost absorption resulting from substantially lower production levels as a result of our decision to temporarily close our two U.S. manufacturing facilities, and to a lesser degree, higher utility costs resulting from the colder than normal winter, higher freight and packaging costs, higher inventory write-downs, higher employee benefit costs and the impact of our Metalrax acquisition.

Gross Margin. Gross margin as percentage of total revenue was 13.1% for the six months ended June 30, 2014, as compared to 27.0% for the six months ended June 30, 2013. The change in gross margin rate was primarily due to the unfavorable changes in cost absorption resulting from substantially lower production levels as a result of our decision to temporarily close our two U.S. manufacturing facilities, higher factory costs, and the mix of sales by segment for the year. Net sales grew in our international and specialty segments, which typically generate lower margin rates than our foodservice segment.

Segment Contribution. Segment contribution is defined as segment income before taxes and before unallocated manufacturing costs, unallocated selling, distribution and administrative costs, other income (expense), and interest income. See Note 15 to our unaudited consolidated financial statements included in this Annex E to this proxy statement for a reconciliation of total segment contribution to (loss) income before taxes. Segment contribution by segment, as a percentage of segment net sales, and segment contribution change in dollars and percentage, for the period ended June 30, 2014, compared to the period ended June 30, 2013, were as follows:

	2013	%	2014	%	Change	%
Consumer	$7,170	11.0%	$9,359	15.5%	$2,189	30.5%
Foodservice	16,833	25.9%	12,794	23.4%	(4,039)	(24.0)%
Specialty	6,681	13.7%	8,741	16.9%	2,060	30.8%
International	1,059	5.9%	(205)	(0.8)%	(1,264)	(119.4)%

Segment Contribution	$31,743		$30,689		$(1,054)	(3.3)%

•	Consumer – The consumer segment contribution as a percentage of segment sales was 15.5% for the six months ended June 30, 2014, as compared to 11.0% for the six months ended June 30, 2013. The change in contribution margin rate in the comparative years is due to higher pricing and a higher proportion of our net sales occurring in bakeware products than beverageware, which typically generate a higher margin rate.

•	Foodservice – The foodservice segment contribution as a percentage of segment sales was 23.4% for the six months ended June 30, 2014, as compared to 25.9% for the six months ended June 30, 2013. The change in contribution margin rate was primarily due to lower volumes to higher margin distribution customers and a shift in product mix with lower flatware and dinnerware sales.

•	Specialty – The specialty segment contribution as a percentage of segment sales increased from 13.7% for the six months ended June 30, 2013, to 16.9% for the six months ended June 30, 2014. The change in contribution margin rate was primarily due to improved margins in Candle/Floral and favorable mix in our specialty storage and spirit bottle business, which was partially offset by lower Direct Sell volume.

•	International – The international segment contribution decreased from 5.9% for the six months ended June 30, 2013, to 0.8% for the six months ended June 30, 2014. The change in contribution margin rate was primarily due to our Metalrax acquisition which has lower margins than other parts of the international segment and promotional activities in our commercial accounts and our direct-to-consumer business within our traditional U.K. operations and the impact on the sale of excess and obsolete inventory. Additionally, we generated a higher proportion of sales through our beverageware offerings, which is a lower margin product category.

Total Operating Expenses. Total operating expenses increased $21.6 million to $60.3 million for the six months ended June 30, 2014. Total operating expenses as a percentage of total revenues increased 11.7% from 19.3% or the six months ended June 30, 2013, to 31.0% for the six months ended June 30, 2014. The changes in operating expenses were primarily due to the following:

•	Selling, Distribution, and Administrative Expenses. Selling, distribution, and administrative expenses increased $15.6 million, or 40.2% to $54.5 million for the six months ended June 30, 2014. The increase was primarily the result of $2.0 million of employee separation expenses related to organizational changes, $6.5 million of consulting fees to assist in the development of cost savings and restructuring initiatives, and $3.4 million of costs associated with Metalrax’s operations, which was acquired during the second quarter of 2013.

•	Restructuring Expense. For the period ended June 30, 2014, restructuring expenses included $0.1 million of employee related costs associated with the closing our regional office in Oneida, New York, and a smaller satellite office in Melville, New York, as part of our ongoing integration of the Oneida business. We did not record any restructuring charges for the period ended June 30, 2013.

•	Loss (gain) on disposal of assets. For the period ended June 30, 2014, we recorded a loss of $0.2 million related the sale of Oneida owned land.

•	Long-lived asset impairment. We recognized an impairment charge of $2.2 million for the period ended June 30, 2014, relating to write-down of our Oneida, New York, office building and the write-down of manufacturing equipment no longer in use. We did not record any impairment charges for the period ended June 30, 2013.

•	Goodwill, intangible asset impairment. We recognized an impairment charge of $3.2 million for the period ended June 30, 2014, relating to write-down of certain goodwill and intangible tradename and tradename liscenses. See Note 7 to our unaudited consolidated financial statements included in this Annex E to this proxy statement. We did not record an impairment charge for the period ended June 30, 2013.

Other (Income) Expense. Other expense was $0.2 million for the six months ended June 30, 2013, as compared to other income of $0.4 million for the six months ended June 30, 2014. For the six months ended June 30, 2014, other income included the amortization of deferred revenue related to Anchor Hocking’s sale-leaseback of $0.6 million, and the net impact of foreign exchange losses. For the six months ended June 30, 2013, other expense included the amortization of deferred revenue related to Anchor Hocking’s sale-leaseback of $0.6 million, which was offset by foreign exchange losses.

Interest Expense. Interest expense decreased $5.6 million to $11.2 million for the six months ended June 30, 2014. The decrease in interest expense is attributable to the write-down of deferred financing fees of $6.5 million and $1.3 million in prepayment premium in May 2013 as a result of our debt refinancing, which was partially offset by higher average debt balances.

Income Tax Expense. Income tax expense increased $19.5 million to $19.8 million for the six months ended June 30, 2014. We did not recognize a tax benefit from consolidated pre-tax losses generated for the six months ended June 30, 2014, since we have determined that the resulting deferred tax assets should not receive any benefit and a full tax valuation allowance should be recorded for the quarter. After taking into account the pre-tax loss incurred during the three and six months ended June 30, 2014, we determined that a full valuation allowance should be recorded against the entire net deferred tax asset that was recognized at December 31, 2013. Negative evidence in the form of a recent history of losses resulted in the determination that the realized net deferred tax asset of $20.7 million at March 31, 2014, should be fully reserved. In considering the need for the additional valuation allowance, we ignored netting a deferred tax liability of $9.3 million associated with indefinite long-lived intangibles because these liabilities cannot be used to offset our net deferred tax asset when determining the amount of valuation allowance required. In light of our higher than expected losses in the current quarter and expected losses going forward, we will continue to recognize a full valuation allowance until substantial positive evidence supports its reversal.

Net Loss. Net loss increased $63.3 million to a net loss of $65.3 million for the six months ended June 30, 2014, primarily as a result of the factors discussed above.

Non-controlling Interest in Subsidiary’s Loss. Included in net loss is a loss of approximately $56 thousand for the six months ended June 30, 2014, representing the non-controlling interest of our joint venture in Brazil.

Net Loss Attributable to Common Stockholders. Net loss attributable to common stockholders increased $63.2 million to $65.2 million for the six months ended June 30, 2014, primarily as a result of the factors discussed above.

EBITDA. EBITDA decreased $47.9 million, to a loss of $25.0 million for the six months ended June 30, 2014. The decrease in EBITDA was primarily due to the unfavorable changes in cost absorption resulting from substantially lower production levels, higher factory costs, the mix of sales by segment for the year, and higher operating expenses resulting from employee separation expenses and consulting and restructuring activities as discussed above. As a percentage of total revenue, EBITDA decreased from 11.4% for the six months ended June 30, 2013, to (12.8%) for the six months ended June 30, 2014.

Adjusted EBITDA. Adjusted EBITDA decreased $32.4 million to a loss of $6.2 million for the six months ended June 30, 2014. As a percentage of total revenue, Adjusted EBITDA was (3.2%) and 13.1% for the six months ended June 30, 2014 and 2013, respectively.

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

EBITDA is defined as net income (loss) attributable to common stockholders before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus:

•	certain restructuring expenses including severance and termination-related payments;

•	certain acquisition/merger-related transaction fees;

•	inventory adjustments;

•	certain other adjustments for non-recurring asset impairments and other items that management believes are not representative of our core operating performance.

We believe that EBITDA and Adjusted EBITDA provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. We use EBITDA and Adjusted EBITDA to compare our performance to that of prior periods for trend analyses, for purposes of determining management incentive compensation, and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and our board of directors. We believe that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other consumer products companies, many of which present similar non-GAAP financial measures to investors. We do not consider EBITDA or Adjusted EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of EBITDA and Adjusted EBITDA is that they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. In addition, Adjusted EBITDA is subject to inherent limitations as it reflects the exercise of judgments by management about which expenses and income are excluded or included in determining Adjusted EBITDA. In order to compensate for these limitations, management presents EBITDA and Adjusted EBITDA in connection with GAAP results. A reconciliation of net loss attributable to common stockholders to EBITDA and Adjusted EBITDA is below.

	Fiscal Year		Six Months Ended June 30,
	2012	2013	2013	2014
Net loss attributable to common stockholders	$(3,957)	$(17,401)	$(2,003)	$(65,237)
Interest expense	22,536	28,322	16,788	11,168
Income tax (benefit) expense	(585)	2,542	240	19,773
Depreciation and amortization	14,597	16,205	7,871	9,298

EBITDA	32,591	29,668	22,896	(24,998)
Restructuring charges/severance & termination payments (a)	4,522	3,654	645	9,643
Acquisition/merger-related transaction fees (b)	3,583	2,897	1,232	177
Inventory write-down (c)	2,498	9,992	657	3,409
Long-lived and intangible asset impairments (d)	—	908	—	5,447
Other (e)	696	432	788	128

Adjusted EBITDA	$43,890	$47,551	$26,218	$(6,194)

(a)	Includes restructuring expenses and various professional, consulting and business advisory services in connection with the identification and implementation of synergies and cost improvements. In 2012, restructuring expenses were driven primarily by the Oneida Merger and the Anchor Merger and consisted primarily of (i) severances of $2.4 million, (ii) third-party professional fees related primarily to the Oneida Merger and accompanying value creation plan of $1.4 million, (iii) restructuring expenses of $0.8 million relating to the closure of our Niagara Falls, Canada distribution center, offset by a change in the estimate of unoccupied area in the Savannah, Georgia distribution center that resulted in a reduction of $0.2 million to the previous accrual, and (iv) fees related to distribution center consolidation projects of $0.1 million. In 2013, restructuring expenses included (i) $1.1 million of various professional and consulting services in connection with the identification and implementation of synergies and cost improvements; (ii) $2.3 million of severance costs; and (iii) $0.5 million of restructuring costs related to the U.K. and Canada, which was partially offset by a change in estimate of $0.2 million for unused space in the Savannah, Georgia distribution center. For the six months ended June 30, 2013, adjustments consisted of $0.6 million related to severance costs. In the six months ended June 30, 2014, adjustments consisted of (i) $ 2.6 million of severance and termination-related payments, (ii) $0.5 million of restructuring costs related to the closure of our regional office in Oneida, New York, and a smaller satellite office in Melville, New York, and (iii) $6.5 million in professional, consulting and business advisory services in connection with the development of cost savings and restructuring initiatives, including the negotiation of the amendment of our Term Loan and ABL Facility.
(b)	Represents fees, costs, and expenses incurred in connection with permitted acquisitions or potential permitted acquisitions. In 2012, acquisition/merger-related transaction fees and expenses related to the Oneida Merger in 2011 and the Anchor Merger in March 2012 and consisted of (i) $1.6 million of merger-related expenses, employee sales bonuses and severance expense related to the Oneida Merger in 2011 and the Anchor Merger in March 2012 and (ii) a $2.0 million prepayment fee to retire certain Anchor Hocking debt in connection with the Anchor Merger. In 2013, acquisition/merger-related transaction fees of $2.9 million related to the Business Combination with ROI.
(c)	Represents adjustments for FIFO inventory valuations, lower-of-cost-or-market valuations and changes in the obsolete inventory reserve, which is a component of cost of sales. The calculation of the factory manufacturing variance capitalized in inventory was based on historical experience. In the fourth quarter 2013, we identified a deviation from historical experience resulting in a change in estimate of $5.9 million.
(d)	Represents non-recurring asset impairments. In 2013, included $0.9 million of long-lived asset impairments. In the six months ended June 30, 2014, we recorded impairments consisting of (i) $0.6 million in long-lived asset impairment relating to the write-down of manufacturing equipment no longer in use, (ii) $1.7 million impairment relating to the write-down of our Oneida, New York office building, and (iii) $3.2 million relating to write-down of certain goodwill and intangible tradename and tradename licenses.
(e)	Primarily represents foreign exchange gains and losses, non-cash compensation expense and gain on bargain purchase. In 2012, other adjustments included (i) $0.1 million of net foreign exchange gain and (ii) $0.8 million of non-cash compensation expense. In 2013, other adjustments included (i) $0.8 million of non-cash compensation expense, (ii) $0.8 million of net foreign exchange losses, and (iii) $1.2 million gain on the bargain purchase of Metalrax. For the six months ended June 30, 2013 and 2014 primarily represents foreign exchange gain and losses and non-cash compensation expense.

Liquidity and Capital Resources

Historically, our primary sources of liquidity were cash flows from operations and borrowing availability under our ABL Facility (as defined below) and our U.K. borrowing facility. Currently, because we have experienced a recent history of negative cash flows from operations, our primary source of liquidity is borrowings under the ABL facility. Our primary uses of cash are working capital requirements, capital expenditures, and debt service requirements. At June 30, 2014, we had cash of approximately $4.3 million and approximately $11.0 million and $0.0 million of unused availability remaining under our ABL Facility and U.K. borrowing facility, respectively.

At June 30, 2014, we had outstanding ABL Facility borrowings of approximately $26.6 million subject to variable interest rates and outstanding letters of credit issued under the facility of approximately $10.5 million. As of June 30, 2014, our ABL Facility had a maximum commitment from our lenders of $55.0 million (including a $5.0 million increase we obtained on October 28, 2013). Subsequent to June 30, 2014, we obtained a $5.0 million increase in the commitment from our lenders to $60.0 million, which is subject to borrowing base limitations and compliance with a fixed charge coverage ratio financial covenant if adjusted availability under the ABL Facility is below a specified amount. We may request an increase in the commitments under our ABL Facility of up to an additional $15.0 million in the aggregate, at the discretion of our lenders and subject to borrowing base limitations under the ABL Facility, which would provide additional liquidity if obtained.

We have experienced a recent history of negative cash flows from operations. As part of our efforts to conserve cash and reduce glassware inventory, we temporarily shut down our two U.S. manufacturing facilities while serving customer demand out of existing inventory as well as through purchased product. During the shut down, approximately 1,200 employees were furloughed without pay. In addition, we took actions to defer capital expenditures.

On July 30, 2014 (the “Closing Date”), we received a new equity investment of $20.0 million through the issuance of Preferred Stock (the “Sponsor Preferred”) and warrants to purchase shares of our common stock (the “Sponsor Warrants”) to Monomoy. We used approximately $5.1 million of the proceeds of the new equity investment to pay fees and expenses in connection with the new equity investment and concurrent credit agreement amendments. We used the remaining $14.9 million of the proceeds to repay borrowings on our ABL Facility and intend to fund future working capital needs, including past due vendor payment through borrowings on our ABL Facility. Concurrently with the new equity investment, we entered into a Waiver and Amendment No. 1 to Term Loan Agreement (the “Term Loan Amendment”), which provided for, among other things, a waiver of the events of default that occurred as a result of the failure to comply with the consolidated leverage ratio and interest coverage ratio covenants for the fiscal quarter ended March 31, 2014 and certain amendments to the Term Loan Agreement. As a result of the Term Loan Amendment, we will not be required to comply with consolidated leverage ratio and the consolidated interest coverage ratio covenants until September 30, 2015. See “– Covenant Compliance.” We do not currently anticipate paying dividends.

Concurrently with the new equity investment, we entered into an amendment to the ABL agreement to increase the maximum revolver amount available thereunder from $55.0 million to $60.0 million, which is subject to borrowing base limitations and compliance with a fixed charge coverage ratio financial covenant if adjusted availability under the ABL Facility is below a specified amount. If adjusted availability (plus certain qualified cash) under the ABL Facility is below 12.5% of the maximum amount at such time, we would be required to comply with a minimum fixed charge coverage ratio of 1.0:1.0. As of June 30, 2014, we had borrowings of $26.6 million and availability of $11.0 million million under the ABL Facility (which includes a reduction of $10.5 million for outstanding standby letters of credit). On July 31, 2014, upon completion of the new equity investment and credit agreement amendments, we had borrowings of $14.6 million and availability of $22.3 million under the ABL Facility (which includes a reduction of $10.5 million for outstanding standby letters of credit).

As of the filing of our Quarterly Report on Form 10-Q for the period ended June 30, 2014, our U.K. subsidiary was in default under the terms of the U.K. Revolver. On August 21, 2014, we sold our indirect, wholly owned subsidiary, Oneida International Limited, which comprised our U.K. operations, repaid our borrowings under the U.K. Revolver and terminated the facility.

Based on our operating plans and current forecast for the remainder of 2014 and for 2015, we anticipate that the cash we received in the new equity investment, together with cash flows from operations and borrowing capacity under our ABL Facility, will provide sufficient funds to meet our ongoing liquidity needs for the next twelve months. No assurance can be given, however, that this will be the case, because there are many factors which could affect our liquidity, including some which are beyond our control. Factors that could affect the our future liquidity to vary materially from expectations include, but are not limited to, demand for our products, loss of customers, unforeseen costs and expenses and our ability to maintain compliance with the covenants and restrictions in our Term Loan Agreement (or obtain waivers from our lender in the event of non-compliance). See “– Covenant Compliance.” If we encounter circumstances that place unforeseen constraints on our capital resources, we will be required to take even stronger measures to conserve liquidity, which may include, but are not limited to, additional plant closures and/or reduced capital expenditures. We may have to curtail business development activities and suspend the pursuit of our business plan. At some point in the future we may require additional funds for operating purposes and may seek to raise the additional funds through debt or equity financing. If we ever need to seek additional financing, there is no assurance that this additional financing will be available, or if available, will be on reasonable terms. If our liquidity and capital resources are insufficient to meet our working capital requirements or fund our debt service obligations, we could face substantial liquidity problems and may not be able to generate sufficient cash to service all our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful. In the event we are not able to fund our working capital, we will not be able to implement or may be required to delay all or part of our business plan, and our ability to improve our operations, generate positive cash flows from operating activities and expand the business will be materially adversely affected.

As of June 30, 2014, cash held by foreign subsidiaries was approximately $1.6 million. If we were to repatriate any portion of these funds back to the U.S., we would accrue and pay the appropriate withholding and income taxes on amounts repatriated. We do not intend to repatriate funds held by our foreign affiliates, but intend to use the cash to fund the growth of our foreign operations.

Debt and Credit Facilities

On May 21, 2013 in connection with the Business Combination, Universal refinanced the $150.0 million term loan facility obligations (the “Old Term Loan”) of Anchor Hocking and Oneida into a new $250.0 million term loan facility (the “Term Loan”) and amended and restated the agreement that underlies our existing ABL revolving credit facility (the “ABL Facility”), which has a maximum initial commitment of $50.0 million. We may request an increase in the commitments under our ABL Facility to up to an additional $25.0 million in the aggregate, at the discretion of our lenders and subject to borrowing base limitation under the ABL Facility and compliance with a fixed charge coverage ratio financial covenant if adjusted availability under the ABL Facility is below a specified amount. We requested and were granted an increase of the maximum commitment under the ABL Facility by $5.0 million, to a total of $55.0 million, which was effective as of October 28, 2013.

The following table is a summary of our debt outstanding (in thousands):

Short-Term Debt Instrument	Interest Rate	Maturity Date	December 31, 2013	June 30, 2014
U.K. short term borrowing	Variable	Annual renewal	$7,802	$5,847

Long-Term Debt Instrument	Interest Rate	Maturity Date	December 31, 2013	June 30, 2014
Term Loan	Variable	May 21, 2020	$248,750	$247,499
ABL Facility	Variable	May 21, 2018	15,635	26,584
Note payable – PBGC	4.50%	December 31, 2015	900	600
Capitalized leases	Various Fixed		171	41

Total Long-Term Debt			265,456	274,724
Less: Current Portion			(2,972)	(2,841)

Long-Term Debt			$262,484	$271,883

Term Loan Credit Agreement

On May 21, 2013 (the “Term Loan Closing Date”), Anchor Hocking and Oneida (together, the “Borrowers”), entered into a Term Loan Agreement, by and among the Borrowers, Universal, as a guarantor, each lender from time to time party thereto and Deutsche Bank AG New York Branch, as administrative agent. The Term Loan Agreement provides for a seven-year $250.0 million term loan. The Term Loan Agreement also permits the Borrowers to raise one or more incremental term loan facilities in an aggregate amount of up to $50.0 million if the consolidated first lien net leverage ratio, after giving effect to such incremental term loan facility, does not exceed 3.50:1.00, subject to certain other limitations and conditions.

Anchor Hocking and Oneida are co-borrowers under the Term Loan. Pursuant to a guarantee and collateral agreement, dated as of May 21, 2013, borrowings under the Term Loan are guaranteed, subject to certain customary exceptions and limitations, by Universal and by Anchor Hocking’s and Oneida’s wholly-owned domestic subsidiaries and are secured by substantially all of Anchor Hocking’s and Oneida’s and such guarantors’ assets on a first-priority basis, other than those assets that secure the ABL Facility (as described below), as to which the term loan lenders have a second-priority security interest.

As of June 30, 2014, borrowings under the Term Loan bore interest at a rate equal to (i) in the case of base rate loans, a base rate equal to the greatest of (a) the prime rate in effect on such day, (b) the federal funds effective rate in effect on such day plus 0.50% and (c) the Eurodollar rate for a one-month interest period plus 1.00% (provided that the base rate will be deemed to be not less than 2.25%), plus a margin of 5.25%, or (ii) in the case of Eurodollar loans, a Eurodollar rate equal to (a) LIBOR divided by (b) one minus an applicable reserve requirement (subject to a LIBOR floor of 1.25% per annum), plus a margin of 6.25%. Principal amortization is payable in consecutive quarterly installments beginning September 30, 2013, in the amount of 0.25% of the amount of the Term Loan outstanding on the Term Loan Closing Date until maturity.

As of June 30, 2014, the Borrowers were in default under the Term Loan as a result of the failure to comply with the required maximum leverage and interest coverage ratios. On July 30, 2014, the Borrowers entered into a Waiver and Amendment No. 1 to Term Loan Agreement, which provided for, among other things, a waiver of the defaults existing under the Term Loan at March 31, 2014 and June 30, 2014, and an increase in the applicable interest rate margin of 2.00% for both Eurodollar Rate and Base Rate borrowings, of which 0.25% is payable in cash on a monthly basis and 1.75% is payable in kind on a quarterly basis.

The Term Loan Agreement contains, among other terms, covenants and events of default customary for similar transactions. These covenants include limitations on the following: (i) incurrence of indebtedness; (ii) liens; (iii) restricted junior payments (including dividends, redemptions, and voluntary payments on certain debt); (iv) restrictions on subsidiary distributions; (v) investments, mergers, and acquisitions; (vi) sales of assets (including subsidiary interests); (vii) transactions affiliates; and (viii) changes in control.

In addition, the Term Loan Agreement contains a maximum consolidated leverage ratio financial covenant and a minimum interest coverage ratio financial covenant. As of June 30, 2014, the maximum consolidated leverage ratio financial covenant required Universal to maintain a maximum consolidated leverage ratio (as calculated in accordance with the Term Loan Agreement) as of the last day of any fiscal quarter beginning with the quarter ending September 30, 2013 as follows:

Beginning with the quarter ending:	Maximum Consolidated Leverage Ratio
September 30, 2013	5.25 : 1.00
December 31, 2013	5.25 : 1.00
March 31, 2014	5.00 : 1.00
June 30, 2014	5.00 : 1.00
September 30, 2014	5.00 : 1.00
December 31, 2014	4.75 : 1.00
March 31, 2015	4.75 : 1.00
June 30, 2015	4.50 : 1.00
September 30, 2015	4.50 : 1.00
December 31, 2015	4.25 : 1.00
March 31, 2016	4.25 : 1.00
June 30, 2016	4.00 : 1.00
September 30, 2016	4.00 : 1.00
December 31, 2016 and thereafter	3.75 : 1.00

As of June 30, 2014, the minimum interest coverage ratio financial covenant required Universal to maintain a consolidated interest coverage ratio (as calculated in accordance with the Term Loan Agreement) beginning with the quarter ended September 30, 2013, of not less than 2.25:1.00.

We were not in compliance with the consolidated leverage ratio and the consolidated interest coverage ratio covenants in the Term Loan Agreement as of June 30, 2014.

On July 30, 2014, the Borrowers entered into the Term Loan Amendment, which, among other things, gave us relief under the consolidated leverage ratio covenant and the interest coverage ratio covenant by eliminating the requirement to comply with these covenants until the quarter ending September 30, 2015. As amended, the maximum consolidated leverage ratio financial covenant requires Universal to maintain a maximum consolidated leverage ratio (as calculated in accordance with the Term Loan Agreement) as of the last day of any fiscal quarter beginning with the quarter ending September 30, 2015 as follows:

Beginning with the quarter ending:	Maximum Consolidated Leverage Ratio
September 30, 2015	11.20 : 1.00
December 31, 2015	8.60 : 1.00
March 31, 2016	8.00 : 1.00
June 30, 2016	7.40 : 1.00
September 30, 2016	7.00 : 1.00
December 31, 2016 and thereafter	6.30 : 1.00

As amended, the minimum interest coverage ratio financial covenant requires Universal to maintain a consolidated interest coverage ratio (as calculated in accordance with the Term Loan Agreement) as of the last day of any fiscal quarter beginning with the quarter ending September 30, 2015, as follows:

Beginning with the quarter ending:	Minimum Interest Coverage Ratio
September 30, 2015	1.25 : 1.00
December 31, 2015	1.55 : 1.00
March 31, 2016	1.70 : 1.00
June 30, 2016	1.75 : 1.00
September 30, 2016	1.75 : 1.00
December 31, 2016 and thereafter	1.75 : 1.00

The Term Loan Amendment adds another financial covenant, which requires Universal to maintain a minimum consolidated Adjusted EBITDA for the two fiscal quarters ending March 31, 2015 of $10.9 million and a minimum consolidated Adjusted EBITDA for the three fiscal quarters ending June 30, 2015 of $15.7 million.

The Term Loan Amendment replaced the prior consolidated adjusted EBITDA measure used in the calculation of covenant compliance with a new measure called consolidated adjusted EBITDA. Consolidated adjusted EBITDA is defined in the Term Loan Amendment as consolidated net income plus depreciation expense, amortization expense, interest expense, tax expense, certain long-term incentive plan and other compensation expense, provision for LIFO and deferred variance adjustments for inventory valuations (provided that any amounts added back for provisions for LIFO and deferred variance adjustments for inventory valuations shall not exceed $3.5 million in any measurement period), extraordinary losses, cash restructuring charges, fees and expenses, as well as any professional fees (provided that the aggregate amount of all cash restructuring charges, fees and expenses added back shall not exceed $2.5 million for measurement periods ending on or before June 30, 2015 and shall not exceed $5.0 million for measurement periods ending after June 30, 2015, and the restructuring charges, fees and expenses or professional fees related to the new equity investment that closed on July 30, 2014 will not be subject to such limit), foreign currency translation gains or losses, fees, indemnities and expenses paid to the members of the board of directors, business interruption insurance proceeds, fees, costs or expenses incurred in connection with acquisitions or dispositions, the amount of certain “run rate” cost savings, operating expense reductions and cost synergies projected by us that are reasonably identifiable and factually supportable (subject to the limitation discussed below) and further adjusted to subtract, without duplication, cancellation of debt income arising as a result of the repurchase of Term Loans permitted under the agreement, non-cash gains included in consolidated net income, cash payments made in the measurement period in respect of non-cash charges taken in any prior measurement period, to the extent not deducted in the calculation of net income, actual fees, costs and expenses associated with the proceeds of business interruption insurance to the extent such amounts are the basis of such recovery and extraordinary gains.

Solely for the purpose of the computations of the consolidated leverage ratio, the consolidated first lien leverage ratio and the consolidated interest coverage ratio, if a permitted acquisition or disposition has occurred during the relevant period, consolidated adjusted EBITDA shall be calculated on a pro forma basis (as defined in and subject to the limitations set forth in the Term Loan Agreement), including all income and expense associated with the assets or entity acquired in connection with a permitted acquisition for them most recently ended four fiscal quarter period for which such income and expense amounts are available shall be treated as being earned or incurred by us on a pro forma basis for the portion of the applicable period occurring prior to the date of the acquisition, giving effect to any cost savings, operating expense reductions and cost synergies that are reasonably identifiable and factually supportable, net of the amount of actual benefits realized during such period from such actions that are otherwise included in the calculation of consolidated adjusted EBITDA (provided that the aggregate amount of cost savings, operating expense reductions and cost synergies added back pursuant to this clause and the amount of “run rate” cost savings, operating expense reduction and cost synergies added back as described above for any period shall not exceed 7.0% of consolidated adjusted EBITDA for such period calculated on a pro forma basis after giving effect to all adjustments thereto).

As amended by the Term Loan Amendment, voluntary prepayments of amounts outstanding under the Term Loan are permitted at any time, subject to prepayment premiums of 2.0% if made on or prior to March 31, 2015 and 1.0% if made on or prior to March 31, 2016. The Term Loan Agreement requires the Borrowers to make mandatory prepayments with the proceeds of certain asset dispositions or the receipt of certain insurance or condemnation awards to the extent the Borrowers do not use the proceeds for the purchase of assets useful in the Borrowers’ businesses. The Term Loan requires the Borrowers to make annual principal amortization payments equal to 1.0% of the amount then outstanding. The Borrowers are also required to make mandatory prepayments with 50% (which percentage will be reduced upon the achievement of certain leverage ratios) of Universal’s annual consolidated excess cash flow, subject to certain exceptions (provided that for 2013, excess cash flow will only be calculated from May 21, 2013, through December 31, 2013). To date there have been no such payments.

Covenant Compliance

We were in default of the consolidated leverage ratio and the consolidated interest coverage ratio covenants under the Term Loan Agreement for the fiscal quarters ended March 31, 2014 and June 30, 2014. The Term Loan Agreement allows us to “cure” such covenant violations if we make a “Cure Contribution” by the date that is 10 business days after the date on which financial statements are required to be delivered with respect to such fiscal quarter.

On March 31, 2014, the Monomoy Funds provided us with an equity commitment letter pursuant to which the Monomoy Funds committed to offer to purchase securities (which may include preferred stock, convertible preferred stock, debt or convertible debt) from us having an aggregate purchase price in an amount sufficient to fund a Cure Contribution, but no more than $12.0 million in the aggregate, which amount will be reduced by the amount of any other equity raised to fund a Cure Contribution. Subsequent to March 31, 2014, we determined that the $12.0 million maximum commitment contemplated by the equity commitment letter would be insufficient to “cure” the covenant violations for the quarter ended March 31, 2014, and we determined that the amount needed to successfully make a Cure Contribution for the quarter ended March 31, 2014, was approximately $18.7 million. The amount required for a Cure Contribution for the quarter ended March 31, 2014, was higher than originally estimated primarily because Consolidated EBITDA (calculated on a basis consistent with the Term Loan) at March 31, 2014, was lower than originally estimated. The increase in the amount of equity required to “cure” the default was primarily due to the decision to extend the shut down period of one of our glass furnaces at least through the end of 2014, which resulted in changes to management’s assumptions used in certain adjustments to the calculation of Consolidated EBITDA, and, to a lesser extent, management’s determination, after discussion and review with the Company’s external advisors, that certain changes to the calculation of Consolidated EBITDA were required under the Term Loan Agreement. Additionally, actual

EBITDA (which forms the basis for the initial measurement of Consolidated EBITDA) was lower than anticipated due to weaker than expected operational performance during the quarter ended March 31, 2014.

We continue to be out of compliance with the consolidated leverage ratio and the consolidated interest coverage ratio covenants under the Term Loan for the fiscal quarter ended June 30, 2014, and as of June 30, 2014, we anticipated that we would be out of compliance with the consolidated leverage ratio and interest coverage ratio covenants for the balance of 2014. Because we anticipated that we would not be in compliance for the remainder of 2014, we pursued a waiver, forbearance or amendment from our lenders, and explored other potential sources of debt and equity financing. The board of directors formed a special committee comprised of certain independent directors unaffiliated with the Monomoy Funds to assist the board of directors in seeking a waiver or forbearance of the existing covenant breaches and an amendment to the Term Loan Agreement, as well as evaluating the Company’s alternatives with respect to equity and debt financing. The special committee retained Jefferies LLC and Schulte, Roth and Zabel LLP to assist it in reviewing these alternatives.

On May 30, 2014, the Borrowers, Universal and certain of the Company’s subsidiaries party thereto (the “Loan Parties”) entered into a Forbearance Agreement (the “Forbearance Agreement”) with Deutsche Bank AG New York Branch, as administrative agent under the Term Loan (the “Administrative Agent”), and the requisite lenders party thereto (the “Lenders”), relating to the Term Loan Agreement. Pursuant to the Forbearance Agreement, the Administrative Agent and the Lenders agreed to forbear, during a specified forbearance period, from exercising rights and remedies (including enforcement and collection actions) with respect to or arising out of the events of default that occurred as a result of the Borrowers’ failure to comply with (i) the maximum consolidated leverage ratio covenant and (ii) the minimum interest coverage ratio covenant, in each case for the fiscal quarter ended March 31, 2014 (the “Specified Defaults”). The forbearance period (the “Forbearance Period”) under the Forbearance Agreement was originally set to expire on June 30, 2014. Subsequent amendments to the Forbearance Agreement extended such agreement through July 29, 2014.

On July 30, 2014, in connection with the new equity investment from certain funds affiliated with Monomoy Capital Partners (the “Monomoy Funds”), the Loan Parties entered into a Waiver and Amendment No. 1 to Term Loan Agreement (the “Term Loan Amendment”), which provided for, among other things, a waiver of the events of default that occurred as a result of the Borrowers’ failure to comply with the consolidated leverage ratio and interest coverage ratio covenants for the fiscal quarter ended March 31, 2014 and certain amendments to the Term Loan Agreement. As a result of the Term Loan Amendment, we were no longer required to comply with consolidated leverage ratio and the consolidated interest coverage ratio covenants as of June 30, 2014. In connection with the Term Loan Amendment, the Borrowers paid an amendment fee of 0.5% of the Term Loan then outstanding. See Note 16 Subsequent Events for a description of the Term Loan Amendment.

Although the Term Loan Amendment gave us temporary relief from financial covenant compliance in the near future, we will be required to comply with a minimum EBITDA covenant in the quarters ending March 31, 2015 and June 30, 2015 and consolidated leverage ratio and the consolidated interest coverage ratio covenants beginning with the quarter ending September 30, 2015. Our ability to comply with these covenants, when applicable, depends on a number of factors, some of which are outside of our control. Based on our current forecast, we believe that we will be able to maintain compliance with these financial covenants when they apply; however, no assurance can be given that we will be able to comply. We base our forecasts on historical experience, industry forecasts and various other assumptions that we believe are reasonable under the circumstances. If actual revenue is less than our current forecast, or if we do not achieve operational improvements and cost savings, we could violate the financial covenants again in the future.

If we do not comply with the financial covenants in the future, and we do not obtain a waiver or forbearance and an amendment from our lenders or equity contributions sufficient to utilize the equity “cure” provision in the Term Loan Agreement, it will result in an uncured default under the Term Loan Agreement. If this default under the Term Loan Agreement is not cured or waived, the indebtedness under the Term Loan Agreement could be declared immediately due and payable and, upon acceleration of the outstanding indebtedness under the Term

Loan, we would be in default under our ABL Facility and our U.K. Revolver and we would be precluded from borrowing under our ABL Facility and U.K. Revolver. If we are unable to borrow under the ABL Facility or the U.K. Revolver, we will need to meet our capital requirements using other sources. Alternative sources of liquidity may not be available on acceptable terms if at all. Even if we are able to obtain an amendment, forbearance agreement or waiver in the future, we may be required to agree to other changes in the Term Loan Agreement, including increased interest rates or premiums, more restrictive covenants and/or pay a fee for such amendment, forbearance agreement or waiver. Any of these events would have a material adverse effect on our business, financial condition and liquidity.

Asset-Based Revolving Credit Facility

On May 21, 2013, the Borrowers entered into a second amended and restated loan and security agreement (hereinafter the “ABL Facility”) by and among the Borrowers, Universal, as a guarantor, each wholly-owned domestic subsidiary of the Borrowers party thereto, as guarantors (together with Universal, the “Guarantors”), each lender from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent for the lenders. The ABL Agreement provides for the ABL Facility, a five-year asset-based revolving credit facility in an initial aggregate principal amount of up to $50.0 million (as may be increased from time to time, the “maximum revolver amount”), subject to the borrowing base limitation and compliance with a fixed charge coverage ratio financial covenant if adjusted availability under the ABL Facility is below a specified amount, as described below. Up to an aggregate of $20.0 million will be available to the Borrowers for the issuance of letters of credit, which reduce availability under the ABL Facility. The ABL Agreement also provides for borrowings on same-day notice, referred to as “swingline loans.” Borrowing of a swingline loan will reduce availability under the ABL Facility. The Borrowers may request to increase the maximum revolver amount in increments of not less than $5.0 million not more than three times during the term of the ABL Agreement, so long as the maximum size of the ABL Facility does not exceed $75.0 million. Any such increase in the maximum revolver amount will be at the discretion of the lenders and certain other eligible lenders and will be subject to the borrowing base limitation described below. On October 28, 2013, we were granted an increase of the maximum commitment under the ABL Facility by $5.0 million to a total of $55.0 million commitment at June 30, 2014, subject to the borrowing base limitation described below. At June 30, 2014, we had $26.6 million of borrowings under the ABL Facility and availability under the ABL Facility of $11.0 million to be drawn upon as needed (which includes a reduction of $10.5 million for outstanding standby letters of credit).

Anchor Hocking and Oneida are co-borrowers under the ABL Facility. Borrowings under the ABL Facility are guaranteed, subject to certain customary exceptions and limitations, by Universal and Anchor Hocking’s and Oneida’s wholly-owned domestic subsidiaries and are secured by certain of Anchor Hocking’s and Oneida’s and such guarantors’ assets on a first-priority basis, other than those assets that secure the term loan.

The aggregate amount of revolving loans permitted to be made to the Borrowers under the ABL Facility may not exceed a borrowing base consisting of: (a) the lesser of (i) the maximum revolver amount, and (ii) the sum of certain eligible accounts receivable and certain eligible inventory (which eligible inventory shall not exceed 70% of the maximum revolver amount), minus (b) certain availability reserves which the administrative agent or the collateral agent deems necessary, including reserves for any amounts which either agent or any lender may be obligated to pay in the future for the account of any Borrower and, if and when availability is less than $10.0 million, reserves determined by the agents in respect of certain cash management and/or hedging obligations then outstanding.

Borrowings under the ABL Facility bear interest at a rate equal to (i) in the case of base rate loans, a rate equal to the greatest of (a) the prime rate in effect on such day, (b) the federal funds effective rate in effect on such day plus 0.50% and (c) the LIBO rate for a one-month interest period plus 1.00%, plus the applicable margin, or (ii) in the case of LIBO rate loans, a LIBO rate equal to (a) LIBOR divided by (b) one minus an applicable reserve requirement, plus the applicable margin. As amended by Amendment No. 2 to the ABL Agreement, the applicable margin is based upon the quarterly average availability under the ABL Facility for the immediately preceding three-month period as follows:

Tier	Quarterly Average Availability	Applicable LIBO Rate Margin	Applicable Base Rate Margin
1	Greater than 30% of the maximum revolver amount	2.00%	1.00%
2	Greater than 15% of the maximum revolver amount but less than 30% of the maximum revolver amount	2.25%	1.25%
3	Less than 15% of the maximum revolver amount	2.50%	1.50%

The ABL Facility contains, among other terms, covenants and events of default customary for similar transactions. These covenants include limitations on the following: (i) incurrence of indebtedness; (ii) liens; (iii) restricted junior payments (including dividends, redemptions, and voluntary payments on certain debt); (iv) restrictions on subsidiary distributions; (v) investments, mergers, and acquisitions; (vi) sales of assets (including subsidiary interests); (vii) transactions with affiliates and (viii) changes in control. In addition, the ABL Facility contains a springing fixed charge coverage ratio financial covenant. If adjusted availability (plus certain qualified cash) under the ABL Facility is below 12.5% of the maximum amount at such time, Universal and its subsidiaries will be required to comply with a minimum fixed charge coverage ratio of 1.0:1.0. At June 30, 2014, the fixed charge coverage ratio covenant under the ABL Facility was not operative as availability was greater than $6.9 million. Failure to satisfy any of the covenants could result in an event of default that could result in an inability to access the funds necessary to fund our operations.

On May 14, 2014, we entered into Amendment No. 1 to the ABL Agreement to include a larger percentage of suppressed borrowing base assets in the determination of adjusted availability from May 13, 2014 through May 30, 2014. This amendment will allow us to borrow up to an additional $4.125 million under our ABL Facility during this period without triggering the requirement to satisfy the fixed charge ratio covenant under the ABL Facility.

On May 30, 2014, we entered into Amendment No. 2 to the ABL Agreement to extend the period during which the increase in availability, which was previously set to expire on May 30, 2014, to the earlier of (i) June 30, 2014 and (ii) the date on which the forbearance period under the Forbearance Agreement with the Term Loan lenders terminates.

Amendment No. 2 to the ABL Agreement increased the applicable margin for interest rates and lowered the thresholds for rate tiers 1 and 2 applicable to borrowings under the ABL Facility, so that the applicable margin is based upon the quarterly average availability for the immediately preceding three month period described above.

Amendment No. 2 to the ABL Agreement provided that the collateral agent under the ABL Agreement may exercise cash dominion over certain of the Borrowers’ and guarantors’ deposit accounts whether or not an availability triggering event specified in the ABL Agreement has occurred or is continuing. Amendment No. 2 to the ABL Agreement also provided that the administrative agent under the ABL Agreement is authorized to engage a financial advisor, at the Borrowers’ expense, to review the Borrowers’ books and records, projections and budgets and information regarding the collateral.

On June 30, 2014, July 15, 2014 and July 22, 2014, the Borrowers entered into further amendments to the ABL Credit Agreement to extend the period of increased availability through July 29, 2014. On July 30, 2014, the Borrowers entered into an Amendment No. 6 to the ABL Credit Agreement, which increased the maximum revolver commitment to $60.0 million. See Note 16 Subsequent Events for a description of the terms of Amendment No. 6 to the ABL Credit Agreement.

On July 30, 2014, we entered into Amendment No. 6 to the ABL Agreement to increase the maximum revolver amount available thereunder from $55.0 million to $60.0 million.

ABL Amendment No. 6 includes certain other amendments, including: (i) an agreement by Holdings and the Borrowers to provide monthly operating financial reports to the administrative agent promptly after they are provided to our Board of Directors; (ii) an amendment to the covenant limiting distributions to eliminate the ability of Holdings to pay dividends and make certain other distributions that they were previously entitled to make subject to certain conditions being met; and (iii) an amendment to the definition of EBITDA so that the add back for cash restructuring charges, fees and expenses and any professional fees was reduced from 15.0% to 12.5% of EBITDA for the applicable measurement period.

The Borrowers will pay an unused line fee to the lenders under the ABL Facility equal to 0.3125% per annum times the amount by which the maximum revolver amount exceeds the average daily outstanding amount of loans and the average daily undrawn face amount of outstanding letters of credit under the ABL Facility.

The Borrowers will pay a letter of credit fee to the lenders under the ABL Facility equal to the applicable margin on LIBO rate loans multiplied by the undrawn face amount of each letter of credit, and a fronting fee equal to 0.125% per annum on the dollar equivalent of the amount of each letter of credit outstanding during the previous quarter.

Voluntary prepayments of amounts outstanding under the ABL Facility are permitted at any time, without premium or penalty. The ABL Facility requires the Borrowers to make mandatory prepayments with the proceeds of certain asset dispositions to the extent the Borrowers do not use the proceeds for the purchase of assets useful in the Borrowers’ businesses.

Restrictions on Dividends

Restrictions imposed by our subsidiary’s debt facilities significantly restrict us from paying dividends with cash generated from our operations. Under the agreements governing the Term Loan and ABL Facility, Universal is restricted from paying dividends or making distributions to us, subject to certain exceptions. Accordingly, our ability to obtain cash to pay dividends is generally subject to the same limitations.

Prior Credit Facilities

On March 23, 2012, in connection with the Anchor Merger, Universal refinanced substantially all of the existing long term debt obligations of Anchor Hocking and Oneida into a new $150.0 million term loan facility (the “Old Term Loan”) and amended and restated the ABL revolving credit facility (the “Old ABL facility”) which had a maximum availability of $85.0 million. We terminated the Old ABL Facility and repaid the Old Term Loan on May 21, 2013, in connection with the Business Combination.

PBGC Promissory Note

On September 15, 2006, Oneida issued a $3.0 million promissory note to the Pension Benefit Guaranty Corporation (“PBGC”) payable in equal installments annually over 10 years. As of June 30, 2014, approximately $0.6 million was outstanding on the promissory note. Interest with respect to the promissory note is paid annually at a rate of 4.5%. The promissory note matures on December 31, 2015.

Cash Flows

The table below sets forth our cash flow from operating, investing and financing activities in the periods presented:

	Fiscal Year		Six Months Ended June 30,
	2012	2013	2013	2014
Cash flows from operating activities	$15,121	$(6,806)	$(29,232)	$(2,502)
Cash flows from investing activities	(16,553)	(21,610)	(9,306	(3,498)
Cash flows from financing activities	3,589	29,209	36,695	7,232
Effect of exchange rate changes	(458)	(225)	(270)	(126)

Total	$1,699	$568	$(2,113)	$1,106

Discussion of 2013 vs. 2012 Cash Flow

Net cash used in operating activities was approximately $6.8 million for 2013, compared to cash provided by operating activities of approximately $15.1 million for 2012. The decrease in cash provided by operating activities when compared to the prior year is primarily due to the decrease in net income, net of non-cash items, and the increase in inventory, net of the increase in accounts payable. We invested in higher inventory levels in anticipation of the growth in our business that we were expecting, specifically in our International segment, and as part of our planning activities in preparation for the idling of production on one of our furnaces in our Lancaster, Ohio manufacturing facility.

Net cash used in investing activities was approximately $21.6 million for 2013, compared to net cash used of approximately $16.6 million for 2012. The additional cash used in investing activities versus the prior year was attributed to our acquisition of Metalrax for approximately $3.5 million and capital projects, primarily at our Anchor Hocking manufacturing facilities.

Net cash provided by financing activities was approximately $29.2 million for 2013, compared to net cash provided by financing activities of approximately $3.6 million in 2012. The increase in cash provided by financing activities compared to the prior year was related to the net cash received from the ROI trust and incremental debt to fund the $90.0 million payment to Former EveryWare shareholders, the redemption of ROI shares and expenses incurred in connection with the Business Combination. Cash provided by financing activities for the year ended December 31, 2012, included (i) refinancing of our indebtedness in connection with the Anchor Merger, including borrowings of $150.0 million and repayment of $108.8 million of indebtedness; (ii) a dividend to equityholders of $10.3 million; (iii) net borrowings under our short term debt and revolving credit facility of $16.8 million; and (iv) expenses incurred in connection with the debt refinancing.

Discussion of Cash Flow in the Six Months Ended June 30, 2014 vs. Cash Flow in the Six Months Ended June 30, 2013

Net cash used in operating activities was approximately $2.5 million for the six months ended June 30, 2014, compared to cash used in operating activities of approximately $29.2 million for the six months ended June 30, 2013. For the six months ended June 30, 2014, net cash used in operating activities was primarily due to our net operating loss, which was partially offset by a $32.2 million decrease in working capital, consisting of a decrease of $26.2 million in inventory and $12.1 million of accounts receivable and lower accounts payable of $6.1 million and the non-cash impact of the valuation allowance on our deferred tax expense. For the six months ended June 30, 2013, net cash used in operating activities was primarily due to an increase of $26.2 million in working capital, including an increase of $24.8 million in inventory and $1.8 million of accounts receivable and an increase in accounts payable of $0.4 million.

Net cash used in investing activities was approximately $3.5 million for the six months ended June 30, 2014, compared to net cash used of approximately $9.3 million for the six months ended June 30, 2013. The net cash used in investing activities primarily reflect capital expenditures made during that period.

Net cash provided by financing activities was approximately $7.2 million for the six months ended June 30, 2014, compared to net cash provided by financing activities of approximately $36.7 million in the six months ended June 30, 2013. Net cash provided by financing activities in the six months ended June 30, 2014 relate to net borrowings under our ABL Facility needed to fund working capital requirements. Net cash provided by financing activities in the six months ended June 30, 2013 included the following activities in connection with the Business Combination: (i) borrowings of $250.0 million under our new term loan; (ii) receipt of $16.5 million from the issuance of common stock; (iii) repayment of $145.2 million of long-term debt, (iv) redemption of $46.7 million of shares of common stock; and (v) the payment of $90.0 million of cash consideration to the equityholders of Former EveryWare.

Contractual Obligations and Commercial Commitments

The following table reflects our contractual obligations as of December 31, 2013:

	Payments Due by Period
	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
	(In thousands)
Long-term debt obligations	$273,258	$2,972	$13,402	$5,000	$251,884
Estimated interest payments	119,272	19,126	37,747	36,965	25,434
Operating lease obligations	51,400	6,731	8,778	7,304	28,587
Pension and other post-retirement funding	23,990	2,067	4,193	4,675	13,055

Total	$467,920	$30,896	$64,120	$53,944	$318,960

We have recorded a liability of approximately $0.5 million of unrecognized tax benefits, inclusive of $0.1 million of interest, and we are uncertain as to if or when such amounts may be settled.

On July 30, 2014, we entered into the Term Loan Amendment, which provided for an increase in the applicable interest rate margin of 2.00%, of which 0.25% is payable in cash on a monthly basis and 1.75% is payable in kind on a quarterly basis. See Note 16 to our Unaudited Financial Statements for a description of the Term Loan Amendment.

Off-balance Sheet Transactions

As of June 30, 2014, we did not have any “off-balance sheet arrangements” (as such term is defined in Item 303 of Regulation S-K) that could have a current or future effect on our financial condition, changes in financial condition, net sales or expenses, results of operations, liquidity, capital expenditures, or capital resources.

We use standby letters of credit to guarantee our performance under various contracts and arrangements, principally in connection with our workers’ compensation liabilities and for leases on equipment and facilities. These letter of credit contracts are usually extended on a year-to-year basis. As of June 30, 2014, we had outstanding letters of credit of $10.5 million. We do not believe that these letters of credit will be required to be drawn.

Critical Accounting Estimates

Our consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). For a comprehensive discussion of our significant accounting policies, see Note 2 to our consolidated financial statements included in this Annex E to this proxy statement.

The preparation of our consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. We evaluate our estimates and assumptions on an ongoing basis, particularly relating to allowance for doubtful accounts, inventory reserves, goodwill, intangible and long-lived assets, self-insurance reserves, employee benefit plans, income taxes, derivatives and hedging, and share-based compensation. We base our estimates on historical experience and various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets, liabilities, and equity that are not readily apparent from other sources. Actual results and outcomes could differ materially from these estimates and assumptions. See Item 1A - Risk Factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, in our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2014 and June 30, 2014, for additional information regarding risk factors that may impact our estimates. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Note 2 to the consolidated financial statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, describe the significant accounting policies and estimates used in preparation of the consolidated financial statements. There have been no significant changes in our critical accounting estimates during the three months ended June 30, 2014.

Revenue Recognition – Revenues consist of sales to customers and license fees. We recognize revenue when (1) delivery has occurred or services have been rendered, (2) persuasive evidence of an arrangement exists, (3) there is a fixed or determinable price and (4) collectability is reasonably assured. Our products are generally shipped from our facilities to our customers, which is when legal title passes to the customer for substantially all of our revenues. Retail store revenues are recognized at the time of sale. Amounts charged to customers for shipping are recognized in revenues. We establish an allowance for merchandise returns and rebates based on historical experience, product sell-through performance by product and by customer, current and historical trends in the tableware industry, and changes in demand for our products. A returns reserve is accrued for the estimated sales value of the projected merchandise returns less the estimated related cost of sales. Rebate allowances are estimated and deducted from revenue at the time that revenue is recognized.

Allowance for Doubtful Accounts – The allowance for doubtful accounts is used to record the estimated risk of loss related to the customers’ inability to pay. This allowance is maintained at a level that we consider appropriate based on factors that affect collectability, such as the financial health of our customers, historical trends of charge-offs and recoveries, and current economic market conditions. As we monitor our receivables, we identify customers that may have payment problems, and we adjust the allowance accordingly, with the offset to selling, general, and administrative expense. Account balances are charged off against the allowance when recovery is considered remote.

Inventory Reserves – We reduce our inventory value for the estimated obsolete and slow moving inventory in an amount equal to the difference between the cost of the inventory and the net realizable value based upon assumptions about future demand and market conditions. In addition, we maintain a revaluation reserve to adjust the value of our finished goods inventory to approximate actual cost. Our calculation of the factory manufacturing variance capitalized in inventory was based on historical experience. In the fourth quarter 2013, we identified a deviation from historical experience resulting in an increase in the inventory revaluation reserve of $5.9 million, or $0.35 per diluted share, which was accounted for as a change in accounting estimate.

Goodwill, Intangible and Long-Lived Assets – Goodwill and indefinite-lived intangible assets are reviewed for impairment annually, utilizing the two-step approach, in the fourth fiscal quarter and whenever events or changes in circumstances indicate the carrying value may not be recoverable. The first step requires the determination of the fair value of the reporting unit compared to the book value of that reporting unit. If the book value exceeds the fair value, a second step impairment test is required to measure the amount of impairment

Implied fair value of goodwill is determined by considering both the income and market approach. Determining the fair value of a reporting unit is judgmental in nature and involves the use of significant estimates and assumptions. These estimates and assumptions include revenue growth rates and operating margins used to calculate projected future cash flows, risk-adjusted discount rates, future economic and market conditions, and determination of appropriate market comparables. We base our fair value estimates on assumptions we believe to be reasonable but that are inherently uncertain.

We review definite-lived intangible and long-lived assets for recoverability whenever events or changes in circumstances indicate that carrying amounts may not be recoverable. If an indicator exists, a determination is made by management to ascertain whether property and equipment and certain definite-lived intangibles are recoverable based on the sum of expected future undiscounted cash flows from operating activities. Determining the fair value of these assets is judgmental in nature and involves the use of significant estimates and assumptions. If the estimated undiscounted net cash flows are less than the carrying amount of such assets, we will recognize an impairment loss in an amount necessary to write- down the assets to fair value as determined from expected discounted future cash flows. We base our fair value estimates on assumptions we believe to be reasonable, but that are inherently uncertain.

For further information on our goodwill and intangible assets, see Notes 2 and 8 to our consolidated financial statements included in this Annex E to this proxy statement.

Self-Insurance Reserves – We maintain self-insurance coverage for certain of our casualty insurance programs, such as workers’ compensation and general liability, and employee healthcare benefits. For our U.S. based employees, prior to July 7, 2013 Oneida was fully insured for its U.S. medical benefits while Anchor Hocking was self-insured. Beginning July 7, 2013, both companies joined into a new self-insured medical plan. In May 2011, Oneida terminated its self-insured status for workers’ compensation in New York State and was fully insured for claims incurred post-termination.

Although we believe that the estimated liabilities for self-insurance are adequate, the estimates described above may not be indicative of current and future losses. In addition, the actuarial calculations used to estimate self-insurance liabilities are based on numerous assumptions, some of which are subjective. We will continue to adjust our estimated liabilities for self-insurance, as necessary, in the event that future loss experience differs from historical loss patterns.

Employee Benefit Plans – We sponsor various qualified and non-qualified pension plans in the United States and United Kingdom that cover all eligible employees, as defined. Our qualified pension liability relates to two defined benefit plans: one covering the former salaried and union employees of Buffalo China, Inc., a subsidiary located in the U.S., which are frozen, and a defined benefit plan covering employees in the U.K. Our non-qualified pension plan liability relates to two unfunded plans designed to provide additional retirement benefits to former executives of our Oneida subsidiary; the Supplemental Executive Retirement Plan and the Restoration Plan. We also sponsor various other post-retirement benefit plans of our Anchor Hocking and Oneida subsidiaries which provide certain healthcare and life insurance benefits. Our policy is to make annual contributions to the plans to fund the normal cost as required by local regulations.

Our Assumptions

The determination of pension and other post-retirement benefit plan obligations and related expenses requires the use of assumptions to estimate the amount of the benefits that employees earn while working, as well as the present value of those benefits. Our assumptions are determined based on current market conditions, historical information and consultation with and input from third-party actuaries. Due to the significant management judgment involved, our assumptions could have a material impact on the measurement of our pension and other post-retirement benefit expenses and obligations.

Significant assumptions used to measure our annual pension and other post-retirement benefit expenses include:

•	discount rate;

•	expected return on plan assets;

•	rate of compensation increases; and

•	health care cost trend rates.

Discount Rate – The discount rate represents the interest rate that should be used to determine the present value of future cash flows currently expected to be required to settle the pension and other post-retirement benefit obligations. In estimating this rate, we consider rates of return on high quality fixed-income investments included in various published bond indexes. We consider the Citigroup Pension Discount Curve and the Barclay’s Capital Non-Gilt AA Rated Sterling Bond Index in the determination of the appropriate discount rate assumptions. The discount rate enables us to estimate the present value of expected future cash flows on the measurement date. The discount rate at December 31, 2013 is used to measure the year-end benefit obligations and the earnings effects for the subsequent year. A higher discount rate decreases the present value of benefit obligations and decreases pension expense. The weighted average rate we used to measure our pension obligation as of December 31, 2013 and our 2014 net periodic pension cost was 4.95% for the U.S. and 4.90% for the non-U.S pension plans.

Expected Long-Term Rate of Return – The expected return on pension plan assets is based on our historical experience, our pension plan investment strategy, and our expectations for long-term rates of return. Our pension plan investment strategy is reviewed annually and is established based upon plan liabilities, an evaluation of market conditions, tolerance for risk, and cash requirements for benefit payments. We use a third-party advisor to assist us in determining our investment allocation and modeling our long-term rate of return assumptions. For 2013 and 2012, we assumed an expected long-term rate of return on plan assets of 8.0% for our U.S. and non-U.S. pension plans, respectively.

Rate of Compensation Increases – The rate of salary increase is based on our historical experience and expectations. For 2013 and 2012, we assumed salary rate increases of 4.45% for the non-U.S. pension plans, respectively.

We are exposed to market risks associated with changes in the various capital markets. Changes in long-term interest rates affect the discount rate that is used to measure our benefit obligations and related expense. Changes in the equity and debt securities markets affect the performance of our pension plans’ asset performance and related pension expense. Sensitivity to these key market risk factors is as follows:

•	A change of one percent in the discount rate would change our total annual pension expense by approximately $0.2 million.

•	A change of one percent in the expected long-term rate of return on plan assets would change our total annual pension expense by approximately $0.2 million.

Health Care Cost Trend Rates – The health care cost trend rates represent the annual rates of change in the cost of health care benefits based on estimates of health care inflation, changes in health care utilization or delivery patterns, technological advances, and changes in the health status of the plan participants. For measurement purposes, we did not assume an annual rate of increase in the per capita cost of covered health care benefits for 2013 and 2012, respectively. A one percent increase or decrease in the health care cost trend rate would not have a material impact upon our other post-retirement benefit expense.

Income Taxes – We are subject to income taxes in the U.S. and various foreign jurisdictions. Management judgment is required in evaluating our tax positions and determining our provision for income taxes. Throughout the course of business, there are numerous transactions and calculations for which the ultimate tax determination is uncertain. When management believes certain tax positions may be challenged despite our belief that the tax return positions are supportable, we establish reserves for tax uncertainties based on estimates of whether additional taxes will be due. We adjust these reserves taking into consideration changing facts and circumstances such as an outcome of a tax audit. The income tax provision includes the impact of reserve provisions and changes to reserves that are considered appropriate. Accruals for tax contingencies are provided for in accordance with the requirements of FASB ASC Topic 740 “Income Taxes” (“ASC 740”).

Income taxes are accounted for under the asset and liability method. Deferred income tax assets and liabilities are recognized for estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax attribute carry-forwards. Deferred income tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. ASC 740 requires that a valuation allowance be recorded when it is more likely than not that some portion or all of the deferred income tax assets will not be realized. Deferred income tax assets and liabilities are determined separately for each tax jurisdiction in which we conduct our operations or otherwise incur taxable income or losses. In the United States, United Kingdom, Mexico and China, we have recorded a full or partial valuation allowance against our deferred income tax assets.

The Anchor Merger resulted in the formation of a new U.S. consolidated federal tax group. As such, the net deferred tax assets of the Company were assessed for future realization and the need for a valuation allowance related to the deferred tax asset. As a result of this assessment, during 2012 we recorded an additional $2.7 million valuation allowance, and for the year ended December 31, 2013, we recorded $8.4 million of additional valuation allowance based on a scheduling methodology used in 2012. This excludes deferred income tax liability associated with indefinite life intangible assets, which cannot be used to offset deferred tax assets when assessing the need or amount of a valuation allowance. The deferred income tax liability represents the book to tax difference on indefinite lived Oneida trade names and goodwill, which totaled approximately $9.8 million and $8.6 million at December 31, 2013 and 2012, respectively.

Derivatives and Hedging – We use various derivative contracts to manage a variety of our risks, including risks related to changes in commodity prices and foreign currency rates. The requirements necessary to apply hedge accounting to these contracts are well defined and must be documented at the inception as well as throughout the term of the contract. If we would fail to accurately document these requirements, the contract would not be eligible for hedge accounting treatment and any changes to the fair market value of the contract would be recorded directly to earnings. The accompanying financial statements reflect immaterial consequences of hedge accounting for certain contracts. We continuously monitor all foreign exchange rates and energy rates relevant to us in order to be able to initiate appropriate hedging activities immediately if the current market situation changes.

One of the requirements that we must evaluate when determining whether a contract qualifies for hedge accounting treatments is whether or not the contract is deemed effective. A contract is deemed effective if the change in the fair value of the derivative contract offsets, within a specified range, the change in the fair value of the hedged item. At the inception of the contract, we first determine if the critical terms of the derivative contract exactly match the critical terms of the hedged item. If the relationship does not meet this criterion, then we must test the effectiveness at the inception of the contract and continually thereafter. If the relationship fails this test at any time, we are required to discontinue hedge accounting treatment prospectively. The natural gas commodity price hedges qualify for hedge accounting since the hedges are highly effective, and we have designated and documented contemporaneously the hedging relationship involving these derivative instruments.

Share-Based Compensation – Share-based compensation is accounted for in accordance with FASB ASC Topic 718, Compensation – Stock Compensation (“ASC 718”) and FASB ASC Topic 505-50, Equity – Equity Based Payment to Non-Employees (“ASC 505-50”), which requires companies to estimate the fair value of share-based awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the Company’s consolidated statements of operations over the requisite service periods. The Company uses the straight line method of expensing stock options to recognize compensation expense in its consolidated statements of operations for all share-based awards. Because share-based compensation expense is based on awards that are ultimately expected to vest, share-based compensation expense is reduced to account for estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. For stock options granted in 2013 and 2012, the compensation expense is based on the grant date fair value estimated in accordance with the provisions of ASC 718.

As of December 31, 2013, the total unrecognized compensation cost related to unvested options was approximately $2.2 million for the non-performance options and approximately $1.0 million for the performance options. Fair value of the non-performance options was based on an independent valuation of our stock utilizing discounted cash flow and market approaches and the fair value of the performance-vesting options was based on an option pricing model utilizing the fair value of the stock subjected to the probability of a change in control.

Quantitative and Qualitative Disclosures About Market Risk

Not applicable.

Forward-Looking Information

This Proxy Statement contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For this purpose, any statements contained herein that are not statements of historical fact, including without limitation, certain statements under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and located elsewhere herein regarding industry outlook, financial covenant compliance, anticipated effects of acquisitions, production of new products, plans for capital expenditures, and our results of operations or financial position and liquidity, may be deemed to be forward-looking statements. Without limiting the foregoing, the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements represent management’s current expectations and are inherently uncertain. Investors are warned that actual results may differ from management’s expectations. Additionally, various economic and competitive factors could cause actual results to differ materially from those discussed in such forward-looking statements, including, but not limited to, such risks relating to (i) general economic or business conditions affecting the markets we serve; (ii) our ability to comply with the financial covenants in our debt agreements; (iii) our ability to attract and retain key managers; (iv) our ability to develop or successfully introduce new products; (v) risks associated with conducting business in foreign countries and currencies; (vi) increased competition in our markets; (vii) our failure to complete or successfully integrate additional strategic acquisitions; (viii) the impact of changes in governmental regulations on our customers or on our business; (ix) the loss of business from a major customer; and (x) our ability to obtain future financing due to changes in the lending markets or our financial position. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements.

Unaudited Pro Forma Condensed Consolidated Financial Information

On August 21, 2014, Oneida UK Limited (the “Seller”), an indirect, wholly owned subsidiary of EveryWare Global, Inc. (“EveryWare” or the “Company”), sold the share capital of Oneida International Limited (“Oneida”) pursuant to an Agreement (the “Share Purchase Agreement”) with HUK 54 Limited (the “Buyer”), a subsidiary of Hilco Capital Limited, for consideration of an aggregate of £3.7 million consisting of indebtedness repaid by Buyer at closing, including amounts due to the Company and the repayment of Oneida’s revolving credit facility (the “U.K. Revolver”) with Burdale Financial Limited (the “Sale”). Oneida comprised the Company’s business in the United Kingdom. The Sale did not include the right to license the ONEIDA ®, Anchor Hocking® or Sant’ Andrea® brands, which are retained by the Company, subject to a four month exclusive European and Middle East license and subsequent sell off right.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2014, reflects the pro forma effect as if the Share Purchase Agreement had been consumated on that date. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2014, the year ended December 31, 2013, and the year ended December 31, 2012, include EveryWare’s historical statements of operations, adjusted to reflect the pro forma effect as if the Share Purchase Agreement had been consummated on January 1, 2012 (the first day of our 2012 fiscal year). The historical consolidated financial statements referred to above for EveryWare were included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, and Annual Report on Form 10-K for the year ended December 31, 2013. The accompanying unaudited pro forma condensed consolidated financial information and the historical consolidated financial information presented herein should be read in conjunction with the historical consolidated financial statements and notes thereto for EveryWare.

The unaudited pro forma financial statement information is based upon available information and assumptions that the Company believes are reasonable and has been provided for informational purposes only. The pro forma information is not necessarily indicative of what the Company’s financial position or results of operations actually would have been had the sale occurred as of the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the Company.

EveryWare Global, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(dollars in thousands)

	June 30, 2014
	As Reported	Adjustments	Pro Forma
ASSETS
Current assets:
Cash	$4,346	$(503)	$3,843
Trade accounts receivable, net	40,653	(6,647)	34,006
Other accounts and notes receivable	8,412	(3,820)	4,592
Inventories	101,518	(11,049)	90,469
Assets held for sale	425	—	425
Income taxes receivable	499	—	499
Deferred tax asset	—	—	—
Other current assets	8,396	(2,832)	5,564

Total current assets	164,249	(24,851)	139,398
Property, plant and equipment, net	50,516	(1,226)	49,290
Goodwill	8,452	—	8,452
Other intangible assets	43,658	(1,563)	42,095
Deferred tax asset	—	—	—
Other assets	7,464	(118)	7,346

Total assets	$274,339	$(27,758)	$246,581

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Short-term debt	$5,847	$(5,847)	$—
Accounts payable	50,790	(4,485)	46,305
Accrued liabilities	27,570	(5,009)	22,561
Income taxes payable	45	4	49
Accrued pension	2,001	(238)	1,763
Current portion of long-term debt	2,841	—	2,841
Other current liabilities	—	—	—

Total current liabilities	89,094	(15,575)	73,519
Revolver	26,584	—	26,584
Long-term debt	245,299	—	245,299
Pension and other post-retirement benefits	2,323	1,065	3,388
Income taxes payable	454	—	454
Deferred income taxes	9,254	—	9,254
Deferred gain on sale / leaseback	14,936	—	14,936
Other liabilities	12,700	—	12,700

Total liabilities	400,644	(14,510)	386,134

Stockholders’ equity:
Total EveryWare stockholders’ deficit	(126,232)	(13,248)	(139,480)

Non-controlling interest	(73)	—	(73)

Total stockholders’ deficit	(126,305)	(13,248)	(139,553)

Total liabilities and stockholders’ deficit	$274,339	$(27,758)	$246,581

EveryWare Global, Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

(dollars in thousands, except per share amounts)

	Six months ended June 30, 2014
	As Reported	Adjustments	Pro Forma
Revenues:
Net sales	$191,425	$(18,037)	$173,388
Licensing fees	3,211	—	3,211

Total revenues	194,636	(18,037)	176,599
Cost of sales	169,128	(14,214)	154,914

Gross margin	25,508	(3,823)	21,685
Operating expenses:
Selling, distribution and administrative expenses	54,485	(9,380)	45,105
Restructuring expense (income)	191	(385)	(194)
Loss on disposal of assets	180	33	213
Long-lived asset impairment	2,231	—	2,231
Goodwill, intangible asset impairment	3,216	—	3,216

Total operating expenses	60,303	(9,732)	50,571

Loss from operations	(34,795)	5,909	(28,886)
Other (income) expense, net	(443)	162	(281)
Interest expense	11,168	(429)	10,739

Loss before income taxes	(45,520)	6,176	(39,344)
Income tax expense	19,773	—	19,773

Net loss	(65,293)	6,176	(59,117)

Less: Non-controlling interest in subsidiary’s loss	(56)	—	(56)

Net loss attributable to common stockholders	$(65,237)	$6,176	$(59,061)

Loss per common share:
Basic	$(3.17)		$(2.87)

Diluted	$(3.17)		$(2.87)

Weighted average shares outstanding:
Basic	20,554		20,554

Diluted	20,554		20,554

EveryWare Global, Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

(dollars in thousands, except per share amounts)

	Year Ended December 31, 2013
	As Reported	Adjustments	Pro Forma
Revenues:
Net sales	$433,304	$(32,265)	$401,039
Licensing fees	6,505	—	6,505

Total revenues	439,809	(32,265)	407,544
Cost of sales	341,836	(20,831)	321,005

Gross margin	97,973	(11,434)	86,539
Operating expenses:
Selling, distribution and administrative expenses	84,453	(12,530)	71,923
Restructuring expense	290	(1,355)	(1,065)
Loss on disposal of assets	36	2	38
Long-lived asset impairment	908	—	908
Goodwill, intangible asset impairment	—	—	—

Total operating expenses	85,687	(13,883)	71,804

Income from operations	12,286	2,449	14,735
Other (income) expense, net	(10)	12	2
Gain on bargain purchase	(1,150)	1,150	—
Interest expense	28,322	(596)	27,726

Loss before income taxes	(14,876)	1,883	(12,993)
Income tax expense	2,542	(16)	2,526

Net loss	(17,418)	1,899	(15,519)

Less: Non-controlling interest in subsidiary’s loss	(17)	—	(17)

Net loss attributable to common stockholders	$(17,401)	$1,899	$(15,502)

Loss per common share:
Basic	$(1.03)		$(0.92)

Diluted	$(1.03)		$(0.92)

Weighted average shares outstanding:
Basic	16,832		16,832

Diluted	16,832		16,832

EveryWare Global, Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

(dollars in thousands, except per share amounts)

	Year Ended December 31, 2012
	As Reported	Adjustments	Pro Forma
Revenues:
Net sales	$414,782	$(17,065)	$397,717
Licensing fees	6,907	—	6,907

Total revenues	421,689	(17,065)	404,624
Cost of sales	315,609	(9,910)	305,699

Gross margin	106,080	(7,155)	98,925
Operating expenses:
Selling, distribution and administrative expenses	86,246	(7,975)	78,271
Restructuring expense	612	(280)	332
Loss on disposal of assets	114	(1)	113

Total operating expenses	86,972	(8,256)	78,716

Income from operations	19,108	1,101	20,209
Other (income) expense, net	1,114	30	1,144
Interest expense	22,536	(100)	22,436

Loss before income taxes	(4,542)	1,171	(3,371)
Income tax benefit	(585)	3	(582)

Net loss	(3,957)	1,168	(2,789)

Less: Non-controlling interest in subsidiary’s loss	—	—	—

Net loss attributable to common stockholders	$(3,957)	$1,168	$(2,789)

Loss per common share:
Basic	$(0.32)		$(0.23)

Diluted	$(0.32)		$(0.23)

Weighted average shares outstanding:
Basic	12,190		12,190

Diluted	12,190		12,190

EVERYWARE GLOBAL, INC. ATTN: ERIKA SCHOENBERGER 519 N. PIERCE AVEUE LANCASTER, OH 43130

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The	Board of Directors recommends you vote FOR the following proposal:

1	The Board of Directors recommends a vote FOR the issuance of up to 7,396,674 shares of Common Stock upon the exercise of warrants in accordance with NASDAQ Marketplace Rule 5635(d).

☐        For         ☐        Against        ☐         Abstain

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

EVERYWARE GLOBAL, INC.
Special Meeting of Shareholders
October 7, 2014
This proxy is solicited by the Board of Directors

The undersigned stockholder of EveryWare Global, Inc. (the “Company”) hereby appoints Sam A. Solomon, and Erika Schoenberger, and each of them, as attorneys-in-fact and proxies, each with full power of substitution, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held on October 7, 2014, and at any adjournment thereof, with authority to vote at such meeting all shares of Common Stock of the Company owned by the undersigned on September 9, 2014, in accordance with the directions indicated herein:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ISSUANCE OF 7,396,674 SHARES OF COMMON STOCK UPON THE EXERCISE OF WARRANTS IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(d).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ISSUANCE OF UP TO 7,396,674 SHARES OF COMMON STOCK UPON THE EXERCISE OF WARRANTS IN ACCORDANCE WITH THE NASDAQ MARKETPLACE RULE 5635(d).

Continued and to be signed on reverse side